Exhibit 10.5

LOAN, SECURITY AND GUARANTEE AGREEMENT

Dated as of December 20, 2012

among

EDGEN MURRAY CORPORATION
and
BOURLAND & LEVERICH SUPPLY CO. LLC,
as U.S. Borrowers and Guarantors,

EDGEN GROUP INC.,
EDG HOLDCO LLC,
and
EM HOLDINGS LLC,
as Guarantors,

EDGEN MURRAY CANADA INC.,
as Canadian Borrower,

EDGEN MURRAY PTE. LTD.,
as Singapore Borrower,

EDGEN MURRAY EUROPE LIMITED,
HSP GROUP LIMITED,
HS PIPEQUIPMENT (HOLDINGS) LIMITED,
H.S. PIPEQUIPMENT LIMITED,
H.S. PIPEQUIPMENT (ABERDEEN) LIMITED,
H.S. PIPEQUIPMENT (NORTHERN) LIMITED,
and
HSP VALVES LIMITED,
as UK Borrowers,

any other Borrowers party hereto from time to time

and

certain Persons party hereto from time to time as Guarantors,

CERTAIN FINANCIAL INSTITUTIONS,
as Lenders,

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent and Security Trustee

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Lead Arranger and Book Manager,

and

HSBC BANK USA, NATIONAL ASSOCIATION
and
REGIONS BANK,

as Joint Lead Arrangers, Joint Book Managers and Co-Syndication Agents

and

UNION BANK, N.A.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Documentation Agents

TABLE OF CONTENTS
Page

Section 1.	DEFINITIONS; RULES OF CONSTRUCTION	1
1.1.	Definitions	1
1.2.	Accounting Terms	80
1.3.	Uniform Commercial Code/PPSA	81
1.4.	Certain Matters of Construction	81
1.5.	Currency Calculations	82
1.6.	Interpretation (Quebec)	82

Section 2.	CREDIT FACILITIES	83
2.1.	Commitment	83
2.2.	Canadian Letters of Credit	94
2.3.	Singapore Letters of Credit	96
2.4.	UK Letters of Credit	99
2.5.	U.S. Letters of Credit	102
2.6.	Resignation of Fronting Banks	105
2.7.	Applicable Foreign Borrower Sublimits	105

Section 3.	INTEREST, FEES AND CHARGES	105
3.1.	Interest	105
3.2.	Fees	108
3.3.	Computation of Interest, Fees, Yield Protection	110
3.4.	Reimbursement Obligations	110
3.5.	Illegality	111
3.6.	Inability to Determine Rates	111
3.7.	Increased Costs; Capital Adequacy	112
3.8.	Additional Reserve Costs	113
3.9.	Mitigation	113
3.10.	Funding Losses	113
3.11.	Maximum Interest	114

Section 4.	LOAN ADMINISTRATION	114
4.1.	Manner of Borrowing and Funding Loans	114
4.2.	Defaulting Lender	118
4.3.	Number and Amount of Interest Period Loans; Determination of Rate	118
4.4.	Loan Party Agents	118
4.5.	One Obligation	119
4.6.	Effect of Termination	120

Section 5.	PAYMENTS	120
5.1.	General Payment Provisions	120
5.2.	Repayment of Obligations	120
5.3.	Payment of Other Obligations	121
5.4.	Marshaling; Payments Set Aside	121
5.5.	Post-Default Allocation of Payments	121
5.6.	Application of Payments	125
5.7.	Loan Account; Account Stated	125
5.8.	Taxes	126
5.9.	Lender Tax Information	136

i

5.10.	Guarantees	138
5.11.	Currency Matters	142

Section 6.	CONDITIONS PRECEDENT	143
6.1.	Conditions Precedent to Initial Loans	143
6.2.	Conditions Precedent to All Credit Extensions	146

Section 7.	COLLATERAL	147
7.1.	Grant of Security Interest	147
7.2.	Lien on Deposit Accounts; Cash Collateral	148
7.3.	Other Collateral	149
7.4.	No Assumption of Liability	150
7.5.	Further Assurances	150

Section 8.	COLLATERAL ADMINISTRATION	150
8.1.	Borrowing Base Certificates	150
8.2.	Administration of Accounts	151
8.3.	Administration of Inventory	152
8.4.	Administration of Deposit Accounts	152
8.5.	General Provisions	153
8.6.	Power of Attorney	154

Section 9.	REPRESENTATIONS AND WARRANTIES	155
9.1.	General Representations and Warranties	155
9.2.	Complete Disclosure	161

Section 10.	COVENANTS AND CONTINUING AGREEMENTS	162
10.1.	Affirmative Covenants	162
10.2.	Negative Covenants	170
10.3.	Financial Covenants	183

Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	183
11.1.	Events of Default	183
11.2.	Remedies upon Default	185
11.3.	License	186
11.4.	Setoff	186
11.5.	Remedies Cumulative; No Waiver	187
11.6.	Judgment Currency	187

Section 12.	AGENT AND SECURITY TRUSTEES	188
12.1.	Appointment, Authority and Duties of Agent	188
12.2.	Security Trustees	189
12.3.	Agreements Regarding Collateral and Field Examination Reports	193
12.4.	Reliance By Agent	195
12.5.	Action Upon Default	196
12.6.	Ratable Sharing	196
12.7.	Indemnification	196
12.8.	Limitation on Responsibilities of Agent	196
12.9.	Successor Agent and Co-Agents	197
12.10.	Due Diligence and Non-Reliance	197
12.11.	Remittance of Payments and Collections	198

12.12.	Agent in its Individual Capacity	198
12.13.	Agent Titles	198
12.14.	Bank Product Providers	199
12.15.	Withholding Taxes	199
12.16.	No Third Party Beneficiaries	199

Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	199
13.1.	Successors and Assigns	199
13.2.	Participations	200
13.3.	Assignments	201

Section 14.	MISCELLANEOUS	202
14.1.	Consents, Amendments and Waivers	202
14.2.	Indemnity	204
14.3.	Notices and Communications	204
14.4.	Performance of Loan Parties’ Obligations	205
14.5.	Credit Inquiries	205
14.6.	Severability	205
14.7.	Cumulative Effect; Conflict of Terms	205
14.8.	Counterparts	206
14.9.	Entire Agreement	206
14.10.	Relationship with Lenders	206
14.11.	No Advisory or Fiduciary Responsibility	206
14.12.	Confidentiality	206
14.13.	Certifications Regarding Senior Secured Notes Indenture and B&L Seller Note	207
14.14.	GOVERNING LAW	207
14.15.	Consent to Forum	207
14.16.	Patriot Act Notice	208
14.17.	Canadian Anti-Money Laundering Legislation	208
14.18.	Know Your Customer	209
14.19.	Reinstatement	209
14.20.	Nonliability of Lenders	209
14.21.	NO ORAL AGREEMENTS	209

LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance

Exhibit A-2	Form of Assignment Notice

Exhibit B-1	Form of Canadian Borrowing Base Certificate

Exhibit B-2	Form of Singapore Borrowing Base Certificate

Exhibit B-3	Form of UK Borrowing Base Certificate

Exhibit B-4	Form of U.S. Borrowing Base Certificate

Exhibit B-5	Form of Indenture Borrowing Base Certificate

Exhibit C-1	Form of Canadian Revolver Note

Exhibit C-2	Form of Singapore Revolver Note

Exhibit C-3	Form of UK Revolver Note

Exhibit C-4	Form of U.S. Revolver Note

Exhibit D	Form of Compliance Certificate

Exhibit E-1	Form of Notice of Borrowing (excluding Singapore)

Exhibit E-2	Form of Notice of Borrowing (Singapore Base Rate Loans)

Exhibit E-3	Form of Notice of Borrowing (Singapore LIBOR/SIBOR Loans)

Exhibit F-1	Form of Notice of Conversion/Continuation (excluding Singapore)

Exhibit F-2	Form of Notice of Conversion/Continuation (Singapore)

Exhibit G	Form of Joinder Agreement

Exhibit H-1	Form of U.S. Tax Certificate for Foreign Lenders that are not Partnerships

Exhibit H-2	Form of U.S. Tax Certificate for Foreign Participants that are not Partnerships

Exhibit H-3	Form of U.S. Tax Certificate for Foreign Participants that are Partnerships

Exhibit H-4	Form of U.S. Tax Certificate for Foreign Lenders that are Partnerships

Schedule 1.2	Permitted Investors

Schedule 2.1.1(a)	Canadian Revolver Commitment

Schedule 2.1.1(b)	Singapore Revolver Commitment

Schedule 2.1.1(c)	UK Revolver Commitment

Schedule 2.1.1(d)	U.S. Revolver Commitment

Schedule 3.8	Mandatory Costs Rate

Schedule 8.4	Deposit Accounts

Schedule 8.5.1	Location of Collateral

Schedule 9.1.4	Subsidiaries; Capital Structure

Schedule 9.1.10	Intellectual Property

Schedule 9.1.13	Compliance with Environmental Laws

Schedule 9.1.14	Restrictive Agreements

Schedule 9.1.15	Commercial Tort Claims; Litigation

Schedule 9.1.16	Insurance

Schedule 9.1.19	Labor Relations

Schedule 10.1.19	Post-Closing Matters

Schedule 10.2.1	Existing Debt

Schedule 10.2.2	Existing Liens

Schedule 10.2.4	Existing Investments

v

LOAN, SECURITY AND GUARANTEE AGREEMENT

THIS LOAN, SECURITY AND GUARANTEE AGREEMENT is dated as of December 20, 2012, among EDGEN GROUP INC., a Delaware corporation (“Parent”), EDG HOLDCO LLC, a Delaware limited liability company (“EDG Holdco”), EM HOLDINGS LLC, a Delaware limited liability company (“EM Holdings”), EDGEN MURRAY CORPORATION, a Nevada corporation (“EMC”), BOURLAND & LEVERICH SUPPLY CO. LLC, a Delaware limited liability company (“B&L”, and together with EMC, the “Initial U.S. Borrowers”), EDGEN MURRAY CANADA INC., a corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), EDGEN MURRAY PTE. LTD., a limited company organized under the laws of Singapore (the “Initial Singapore Borrower”), EDGEN MURRAY EUROPE LIMITED, a company incorporated in England and Wales (“EMEL”), HSP GROUP LIMITED, a company incorporated in England and Wales (“HSP Group”), HS PIPEQUIPMENT (HOLDINGS) LIMITED, a company incorporated in England and Wales (“HSP Holdings”), H.S. PIPEQUIPMENT LIMITED, a company incorporated in England and Wales (HSP Limited), H.S. PIPEQUIPMENT (ABERDEEN) LIMITED, a company incorporated in England and Wales (“HSP Aberdeen”), H.S. PIPEQUIPMENT (NORTHERN) LIMITED, a company incorporated in England and Wales (“HSP Northern”), HSP VALVES LIMITED , a company incorporated in England and Wales (“HSP Valves”, and together with EMEL, HSP Group, HSP Holdings, HSP Limited, HSP Aberdeen and HSP Northern, the “Initial UK Borrowers”, and collectively with the Canadian Borrowers (as defined below), the Singapore Borrowers (as defined below), the U.S. Borrowers (as defined below) and any other UK Borrowers (as defined below), the “Borrowers” and each, a “Borrower”), the other Persons  from time to time party to this Agreement as Guarantors (as defined herein), the financial institutions from time to time party to this Agreement as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent, administrative agent and security trustee for itself and the other Secured Parties (as defined herein) (together with any successor agent appointed pursuant to Section 12.9, the “Agent”).

R E C I T A L S:

The Borrowers have requested that Lenders provide senior secured revolving credit facilities to the Borrowers to finance their mutual and collective business enterprise consisting of a Canadian revolving credit facility in the initial maximum facility amount of $10,000,000, a Singapore revolving credit facility in the initial maximum facility amount of $35,000,000, a UK revolving credit facility in the initial maximum facility amount of $45,000,000 and a U.S. revolving credit facility in the initial maximum facility amount of $285,000,000.  Lenders are willing to provide the senior secured revolving credit facilities on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.                DEFINITIONS; RULES OF CONSTRUCTION

1.1.    Definitions.  As used herein, the following terms have the meanings set forth below:

Account:  as defined in the UCC or the PPSA, as applicable, in each case including all rights to payment for goods sold or leased, or for services rendered, whether or not they have been earned by performance.

Account Debtor:  any Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounting Changes:  as defined in Section 1.2.

Acquisition:  a transaction or series of transactions resulting in (a) acquisition of a business, division, or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of Parent or any Restricted Subsidiary with another Person (other than any other Restricted Subsidiary).

Additional Canadian Lender:  as defined in Section 2.1.7(a).

Additional Lenders:  as defined in Section 2.1.7(d).

Additional Singapore Lender:  as defined in Section 2.1.7(b).

Additional UK Lender:  as defined in Section 2.1.7(c).

Additional U.S. Lender:  as defined in Section 2.1.7(d).

Affiliate:  with respect to any Person, any branch of such Person or any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  For purpose of this definition, (a) “Control” means the possession, directly or indirectly, of the power (i) to vote 20% or more of the Equity Interests having ordinary voting power for the election of directors, in the case of a corporation, or equivalent governing body, in the case of any other type of legal entity, of a Person or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and (b) “Controlled” has a correlative meaning.

Agent:  as defined in the preamble to this Agreement.

Agent Indemnitees:  the Agent and its officers, directors, employees, Affiliates and agents, including, without limitation, the Security Trustees.

Agent Professionals:  attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by the Agent.

Agreement:  this Loan, Security and Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

Allocable Amount:  as defined in Section 5.10.3(b).

AML Legislation:  as defined in Section 14.16.

Anti-Terrorism Law:  any law relating to terrorism or money laundering, including the Proceeds of Crime Act and the Patriot Act.

Applicable Canadian Borrower:  (a) the Initial Canadian Borrower or (b) any other Canadian Borrower, as the context requires.

Applicable Canadian Borrower Commitment:  with respect to any Canadian Borrower, the maximum amount of Canadian Revolver Commitments under which such Canadian Borrower may borrow Canadian Revolver Loans or request the issuance of Canadian Letters of Credit, as designated by the North American Loan Party Agent from time to time, and in an aggregate amount for all Canadian Borrowers not to exceed the total Canadian Revolver Commitments.

Applicable Foreign Borrower:  an Applicable Canadian Borrower, Applicable Singapore Borrower or Applicable UK Borrower, as the context may require.

Applicable Foreign Borrower Commitment:  any Applicable Canadian Borrower Commitment, Applicable Singapore Borrower Commitment or Applicable UK Borrower Commitment, as the context may require.

Applicable Law:  all laws, rules, regulations and legally binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (having the force of law).

Applicable Lenders:  (a) with respect to the Canadian Borrowers, the Canadian Lenders, (b) with respect to the Singapore Borrowers, the Singapore Lenders, (c) with respect to the UK Borrowers, the UK Lenders, and (d) with respect to the U.S. Borrowers, the U.S. Lenders.

Applicable Margin:  with respect to any Type of Loan and any other Obligations specified below, the respective margin set forth below, based on the Borrowers’ average daily Excess Availability expressed as a percentage of the average daily Total Borrowing Base for the most recent Fiscal Quarter determined as of the most recent determination date:

Level	Excess Availability	Canadian BA Rate Loans, LIBOR Loans, SIBOR Loans, Singapore Base Rate Loans, UK Base Rate Loans, and Letter of Credit Fees	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans
I	≤ 33%	2.25%	1.25%
II	> 33% but ≤ 66%	2.00%	1.00%
III	> 66%	1.75%	0.75%

Until the delivery to the Agent, pursuant to Section 10.1.2, of Parent’s and its Restricted Subsidiaries’ financial statements and Compliance Certificate for Parent’s first Fiscal Year ending after the Closing Date, the Applicable Margin shall be determined as if Level II were applicable. Thereafter, (a) the Applicable Margin shall be determined as of the end of each Fiscal Quarter of Parent based upon the Borrowing Base Certificates delivered pursuant to Section 8.1 and (b) each change in the Applicable Margin shall be effective during the period commencing on the first day of the calendar month following the receipt by the Agent of the financial statements and Compliance Certificate for the Fiscal Quarter or, in the case of the last Fiscal Quarter of each year, the calendar year then ended pursuant to Section 10.1.2(a) or (b), as applicable, and ending on the date immediately preceding the effective date of the next such change. The Applicable Margin determined as of the Closing Date and as of the end of any Fiscal Quarter thereafter shall decrease by 0.25% from the applicable percentage shown above if the Fixed Charge Coverage Ratio for the period of four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter is greater than 2.00 to 1.00. For the avoidance of doubt, the rates per annum in respect of each Level set forth in the pricing grid above shall not be reduced by more than 0.25% at any time as a result of the preceding sentence. Excess Availability shall be deemed to be in Level I at the option of the Agent or at the request of the Required Lenders if the Loan Party Agents fail to deliver any Borrowing Base Certificate required to be delivered by any of them pursuant to Section 8.1, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered.

Applicable Singapore Borrower:  (a) the Initial Singapore Borrower or (b) any other Singapore Borrower, as the context requires.

Applicable Singapore Borrower Commitment:  with respect to any Singapore Borrower, the maximum amount of Singapore Revolver Commitments under which such Singapore Borrower may borrow Singapore Revolver Loans or request the issuance of Singapore Letters of Credit, as designated by the Singapore Loan Party Agent from time to time, and in an aggregate amount for all Singapore Borrowers not to exceed the Total Singapore Revolver Commitments.

Applicable UK Borrower:  (a) EMEL, (b) HSP Group, (c) HSP Holdings, (d) HSP Limited, (e) HSP Aberdeen, (f) HSP Northern, (g) HSP Valves or (h) any other UK Borrower, as the context requires.

Applicable UK Borrower Commitment:  with respect to any UK Borrower, the maximum amount of UK Revolver Commitments under which such UK Borrower may borrow UK Revolver Loans or request the issuance of UK Letters of Credit (determined on a combined basis for UK Borrowers that have satisfied the UK Combined Borrowing Base Condition), as designated by the UK Loan Party Agent from time to time, and in an aggregate amount for all UK Borrowers not to exceed the Total UK Revolver Commitments.

Applicable Unused Line Fee Rate:  for any month, with respect to the fees payable pursuant to Section 3.2.1 for any Borrower Group, the rate per annum set forth below under the caption “Unused Line Fee Rate”, based upon the Average Utilization of the Applicable Borrower Group during the preceding calendar month; provided that until the end of the first full calendar month after the Closing Date, the Applicable Unused Line Fee Rate for each Borrower Group shall be determined as if Level II were applicable:

Level	Average Utilization	Unused Line Fee Rate
I	< 33%	0.500%
II	≥ 33% but < 66%	0.375%
III	≥ 66%	0.250%

Approved Fund:  any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, has the capacity to fund Revolver Loans hereunder, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Assignment and Acceptance:  an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A-1.

Availability:  Canadian Availability, Singapore Availability, UK Availability and/or U.S. Availability, as the context may require.

Average Utilization:  for any period for any Borrower Group, the quotient, expressed as a percentage, of (a) such Borrower Group’s average daily Borrower Group Revolver Exposure divided by (b) such Borrower Group’s average daily Borrower Group Commitment; provided that outstanding Swingline Loans shall not be taken into account when determining Borrower Group Revolver Exposure for purposes of this definition.

B&L Seller Note:  collectively, (a) the Amended and Restated Contingent Junior Subordinated Note, dated as of May 2, 2012, by and among B&L, Leverich Enterprises, LLC and Bourland & Leverich Holdings LLC and (b) the Letter Agreement, dated August 19, 2010, by and between Bourland & Leverich Holdings LLC and B&L.

Bank of America:  Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America (Canada):  Bank of America (acting through its Canada branch).

Bank of America (Hong Kong):  Bank of America (acting through its Hong Kong branch).

Bank of America (London):  Bank of America (acting through its London branch).

Bank of America (Singapore):  Bank of America (acting through its Singapore branch).

Bank of America Indemnitees:  Bank of America, Bank of America (Canada), Bank of America (Hong Kong), Bank of America (London), Bank of America (Singapore) and their respective officers, directors, employees, Affiliates and agents.

Bank Product:  any of the following products, services or facilities extended to any Loan Party or any Subsidiary by a Lender or any of its Affiliates:  (a) Banking Services; (b) products under Hedge Agreements; and (c) other banking products or services as may be requested by any Borrower or any other Loan Party, other than Loans and Letters of Credit.

Bank Product Debt:  Debt and other obligations of a Loan Party or any of its Subsidiaries relating to Bank Products.

Bank Product Document:  any agreement, instrument or other document entered into in connection with any Bank Product Debt.

Banking Services:  any of the following services:  (a) commercial credit cards, (b) stored value cards and (c) Treasury Management Services.

Base Rate:  Canadian Base Rate, Eurasian Base Rate and/or U.S. Base Rate, as the context requires.

Base Rate Loan:  a Canadian Base Rate Loan, Singapore Base Rate Loan, UK Base Rate Loan and/or U.S. Base Rate Loan, as the context requires.

Board of Governors:  the Board of Governors of the Federal Reserve System.

Borrowed Money:  with respect to any Loan Party or Restricted Subsidiary, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Loan Party or Restricted Subsidiary, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower and Borrowers:  as defined in the preamble to this Agreement.

Borrower Group:  a group consisting of (a) the Canadian Borrowers, (b) the Singapore Borrowers, (c) the UK Borrowers, or (d) the U.S. Borrowers, as the context requires.

Borrower Group Commitment:  with respect to the commitment of (a) a Canadian Lender, its Canadian Revolver Commitment, (b) a Singapore Lender, its Singapore Revolver Commitment, (c) a UK Lender, its UK Revolver Commitment, and (d) a U.S. Lender, its U.S. Revolver Commitment.  The term “Borrower Group Commitments” means (i) the Borrower Group Commitment of all Canadian Lenders, (ii) the Borrower Group Commitment of all Singapore Lenders, (iii) the Borrower Group Commitment of all UK Lenders, or (iv) the Borrower Group Commitment of all U.S. Lenders, as the context requires.  To the extent any Lender has more than one Borrower Group Commitment, each such Commitment shall be considered as a separate Commitment for purposes of this definition.

Borrower Group Revolver Exposure:  with respect to (a) the Canadian Borrowers, the Canadian Revolver Exposure, (b) the Singapore Borrowers, the Singapore Revolver Exposure, (c) the UK Borrowers, the UK Revolver Exposure or (d) the U.S. Borrowers, the U.S. Revolver Exposure, as the context requires.

Borrower Materials:  Borrowing Base information, reports, financial statements and other materials delivered in writing by Borrowers hereunder, as well as other Reports and information provided by the Agent to Lenders.

Borrowing:  a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base:  (a) the Total Canadian Borrowing Base, (b) a Canadian Borrowing Base, (c) the Total Singapore Borrowing Base, (d) a Singapore Borrowing Base, (e) the Total UK Borrowing Base, (f) a UK Borrowing Base, and/or (g) the U.S. Borrowing Base, as the context requires.

Borrowing Base Certificate:  a certificate, executed by a Senior Officer of the North American Loan Party Agent, the Singapore Loan Party Agent or the UK Loan Party Agent, as applicable, in the form of (a) Exhibit B-1 with respect to any Canadian Borrowing Base, (b) Exhibit B-2 with respect to any Singapore Borrowing Base, (c) Exhibit B-3 with respect to any UK Borrowing Base, and (d) Exhibit B-4 with respect to the U.S. Borrowing Base, in each case, with such changes as may be agreed to by such Loan Party Agent and the Agent, setting forth the Borrowers’ calculation of their respective Borrowing Base.

Business Day:  any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed; and when used with reference to (a) a LIBOR Loan, the term shall also exclude any day on which banks are not open for the transaction of banking business in London, England, (b) a UK Revolver Loan, shall also exclude any day (i) on which banks are not open for the transaction of banking business in London, England and (ii) in respect of any such Revolver Loan denominated in Euros, any day that is not a TARGET Day, (c) a Canadian Revolver Loan, shall also exclude a day on which banks in Toronto, Ontario, Canada are not open for the transaction of banking business, and (d) a Singapore Revolver Loan, shall also exclude a day on which banks in Singapore and Hong Kong are not open for the transaction of banking business.

Canadian Allocated U.S. Availability:  U.S. Availability designated by the North American Loan Party Agent for application to clause (d) of a Canadian Borrowing Base.

Canadian Availability:  as of any date of determination, (a) the lesser of (i) the Canadian Revolver Commitments minus all Canadian LC Obligations as of such date of determination and (ii) the Total Canadian Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Canadian Revolver Loans.

Canadian Availability Reserves:  the sum (without duplication) of (a) the Canadian Rent Reserve; (b) the Canadian LC Reserve; (c) the Canadian Bank Product Reserve; (d) the Canadian Priority Payables Reserve; (e) the Canadian Inventory Reserve; (f) the Canadian Dilution Reserve; and (g) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Canadian BA Rate:  with respect to each Interest Period for a Canadian BA Rate Loan, the rate of interest per annum equal to the average rate applicable to Canadian Dollar Bankers’ Acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m.  Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day), plus five (5) basis points, provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Eastern time on such day at which a Canadian Schedule I Chartered Bank as selected by the Agent is then offering to purchase Canadian Dollar Bankers’ Acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term), plus five (5) basis points.

Canadian BA Rate Loan:  a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian BA Rate.

Canadian Bank Product Reserve:  at any time with respect to Secured Bank Product Obligations for the account of the Canadian Domiciled Loan Parties and their Subsidiaries, an amount equal to the sum of (a) the maximum amount of the then outstanding Qualified Secured Bank Product Obligations for the account of the Canadian Domiciled Loan Parties and their Subsidiaries owing (i) to Bank of America and its Affiliates as determined by the Agent in its reasonable discretion and (ii) to any other Secured Bank Product Provider as set forth in the notice delivered by such Secured Bank Product Provider providing such Bank Product and the North American Loan Party Agent to the Agent in accordance with the definition of Secured Bank Product Provider and (b) with respect to any other Secured Bank Product Obligations for the account of the Canadian Domiciled Loan Parties and their Subsidiaries, reserves established by the Agent from time to time in its Permitted Discretion to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations for the account of the Canadian Domiciled Loan Parties and their Subsidiaries.

Canadian Base Rate:  on any date, the highest of (a) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Base Rate”, (b) the sum of 0.50% plus the Federal Funds Rate for such day, and (c) the sum of 1.00% plus the LIBOR rate for a thirty (30) day Interest Period as determined on such day.  The “Base Rate” is a rate set by Bank of America (Canada) based upon various factors including Bank of America (Canada)’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans made in Dollars in Canada, which may be priced at, above, or below such announced rate.  Any change in such rate shall take effect at the opening of business on the day of such change.  In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Base Rate”, clause (a) of Canadian Base Rate shall mean the “Base Rate” (being the rate for loans made in Dollars in Canada) publicly announced by a Canadian Schedule I Chartered Bank selected by the Agent.

Canadian Base Rate Loan:  a Canadian Revolver Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the Canadian Base Rate.

Canadian Borrowers:  (a) the Initial Canadian Borrower and (b) each other Canadian Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.9 and has satisfied the other requirements set forth in Section 10.1.9 in order to become a Canadian Borrower.

Canadian Borrowing Base:  at any time, with respect to the Applicable Canadian Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a)           the Value of Canadian Eligible Accounts of the Applicable Canadian Borrower multiplied by the advance rate of 85%, plus

(b)           the lesser of (i) 75% of the Value of Canadian Eligible Inventory of the Applicable Canadian Borrower and (ii) 85% of the NOLV Percentage of the Value of Canadian Eligible Inventory of the Applicable Canadian Borrower, plus

(c)           all Eligible Pledged Cash of the Applicable Canadian Borrower, plus

(d)           Canadian Allocated U.S. Availability for such Applicable Canadian Borrower, minus

(e)           all Canadian Availability Reserves with respect to the Applicable Canadian Borrower, any change therein to become effective (i) immediately upon or (ii) three (3) Business Days after, in the case of Canadian Availability Reserves allocable to the Applicable Canadian Borrower which would cause the aggregate amount of the Canadian Revolver Exposure allocable to the Applicable Canadian Borrower at such time to exceed the lesser of the Applicable Canadian Borrower’s Applicable Canadian Borrower Commitment and the Applicable Canadian Borrower’s Canadian Borrowing Base then in effect, notification thereof to the North American Loan Party Agent by the Agent.

The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Canadian Borrowing Base is calculated in accordance with the terms of this Agreement.

Canadian Cash Collateral Account:  a demand deposit, money market or other account established by the Agent at Bank of America (Canada) or such other financial institution as the Agent may select in its discretion, which account shall be for the benefit of the Canadian Facility Secured Parties and shall be subject to the Agent’s Liens securing the Canadian Facility Secured Obligations.

Canadian Dilution Reserve:  with respect to an Applicable Canadian Borrower, the aggregate amount of reserves, as established by the Agent from time to time, in an amount equal to the Value of the Applicable Canadian Borrower’s Eligible Accounts multiplied by 1.0% for each percentage point (or portion thereof) that the Applicable Canadian Borrower’s Dilution Percent exceeds 5.0%.

Canadian Dollars or Cdn$:  the lawful currency of Canada.

Canadian Domiciled Loan Party:  any Canadian Borrower and each Canadian Subsidiary now or hereafter party hereto as a Loan Party, and “Canadian Domiciled Loan Parties” means all such Persons, collectively.

Canadian Dominion Account:  each special account established by the Canadian Domiciled Loan Parties at Bank of America (Canada) or another bank acceptable to the Agent, over which the Agent may exercise exclusive control for withdrawal purposes and which is not a disbursement account.

Canadian Eligible Accounts:  at any time, the Accounts of the Applicable Canadian Borrower at such date except any Account:

(a)           which is not subject to a duly perfected and opposable Lien in favor of the Agent;

(b)           which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Lien permitted under Section 10.2.2(b), (i) or (l) which does not have priority over the Lien in favor of the Agent;

(c)           which is unpaid for (i) more than 60 days after the original due date or (ii) unless otherwise agreed in writing by the Agent in its discretion, more than 90 days after the original invoice date;

(d)           which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)           unless otherwise agreed to in writing by the Agent, which is owing by (i) an Account Debtor whose senior unsecured obligations are rated BBB or better by S&P or Baa3 or better by Moody’s to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 35% of the aggregate amount of all Eligible Accounts or (ii) any other Account Debtor to the extent the aggregate amount of otherwise Eligible Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 20% of the aggregate amount of all Eligible Accounts, in each case, only to the extent of such excess;

(f)           with respect to which any covenant, representation or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g)           which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing,  (iv) represents contract retention greater than $1,000,000, (v) is contingent upon the Applicable Canadian Borrower’s completion of any further performance, (vi) represents a cash or credit card sale, (vii) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $5,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis, or (viii) represents interest or fees (provided that ineligibility as a result of this clause (viii) shall be limited to the amount of such interest and fees);

(h)           for which the goods giving rise to such Account have not been shipped to the Account Debtor (other than goods for which title has passed to the Account Debtor and for which there is no further shipping obligation by the Applicable Canadian Borrower) or for which the services giving rise to such Account have not been performed by the Applicable Canadian Borrower;

(i)           with respect to which any check or other instrument of payment in excess of $100,000 has been returned uncollected for any reason;

(j)           which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Bankruptcy and Insolvency Act (Canada) and the CCAA, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Bankruptcy and Insolvency Act (Canada) or the CCAA, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k)           which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l)           which is owed by an Account Debtor which is not organized or incorporated under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent; provided that, notwithstanding the foregoing, the Agent may, in its discretion, deem Accounts that would otherwise be ineligible as a result of this clause (l) to be eligible in an amount not to exceed $25,000,000 in the aggregate for all Borrowing Bases on a combined basis;

(m)           which is owed in any currency other than an Eligible Account Currency;

(n)           which is owed by any Governmental Authority, unless (i) the Account Debtor is the United States or any department, agency or instrumentality thereof, and the Account has been assigned to the Agent in compliance with the U.S. Assignment of Claims Act, and any other steps necessary to perfect or render opposable the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, (ii) the Account Debtor is the government of Canada or a province or territory thereof, and the Account has been assigned to the Agent in compliance with the Financial Administration Act (or similar Applicable Law of such province or territory), and any other steps necessary to perfect or render opposable the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, or (iii) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent;

(o)           which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the JCP Parties that do business with the Applicable Canadian Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p)           which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Debt issued or incurred by any Loan Party; provided that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q)           which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Canadian Availability Reserves and determines to include such Account as a Canadian Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r)           which is evidenced by any promissory note, Chattel Paper or Instrument;

(s)           which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Canadian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Canadian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t)           with respect to which the Applicable Canadian Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u)           which the Agent determines is ineligible in its Permitted Discretion.

Subject to Section 14.1.1 and the definition of Canadian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.  In calculating the delinquent portions of Accounts under clauses (c) and (d), credit balances more than 90 days old will be excluded.

Canadian Eligible In-Transit Inventory:  at any date of determination thereof, the aggregate amount of all Inventory owned by a Canadian Borrower at such date that would be Canadian Eligible Inventory if it were not in transit to a location of a Canadian Borrower, and that the Agent, in its Permitted Discretion, deems to be Canadian Eligible In-Transit Inventory.  Without limiting the foregoing, no Inventory shall be Canadian Eligible In-Transit Inventory unless it (a) is subject to a negotiable Document showing the Agent (or, with the consent of the Agent, the Applicable Canadian Borrower) as consignee, which Document is in the possession of the Agent or such other Person as the Agent shall approve; (b) is fully insured in a manner satisfactory to the Agent; (c) has been identified to the applicable sales contract and title has passed to the Applicable Canadian Borrower; (d) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Loan Party is in default of any obligations; (e) is subject to purchase orders and other sale documentation satisfactory to the Agent; (f) is shipped by a common carrier that is not affiliated with the vendor; and (g) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver.

Canadian Eligible Inventory:  at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Canadian Borrower at such date except any Inventory:

(a)           which is not subject to a duly perfected and opposable Lien in favor of the Agent;

(b)           which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Lien permitted under Section 10.2.2(b), (i), (j) or (l) which does not have priority over the Lien in favor of the Agent (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Canadian Eligible Inventory is satisfied with respect to the relevant Inventory);

(c)           which is, in the Agent’s Permitted Discretion, slow moving (unless the Inventory component of the Canadian Borrowing Base of the Applicable Canadian Borrower is being determined pursuant to clause (b)(ii) thereof and slow moving Inventory was taken into account in determining the NOLV Percentage), obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d)           with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e)           which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f)           which constitutes packaging and shipping material, work in process, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Canadian Eligible Accounts pursuant to clause (g)(vii) of the definition thereof), returned or repossessed Inventory (other than Inventory that is undamaged and able to be resold in the Ordinary Course of Business), Inventory held on consignment, Inventory to be returned to the Applicable Canadian Borrower’s suppliers or Inventory which is not of a type held for sale in the Ordinary Course of Business;

(g)           which is not located in Canada or the United States or is not at a location listed on Schedule 8.5.1 (as updated from time to time in accordance with the provisions hereof) other than (i) Inventory in transit between locations of the Canadian Domiciled Loan Parties and (ii) Canadian Eligible In-Transit Inventory;

(h)           which is located in any location leased by the Applicable Canadian Borrower unless (i) the lessor has delivered to the Agent a Lien Waiver or (ii) a Canadian Rent Reserve has been established by the Agent;

(i)            which is located in any third party warehouse or is in the possession of a bailee, processor or other Person unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Lien Waiver and/or such other documentation as the Agent may reasonably require or (ii) appropriate Canadian Rent Reserves have been established by the Agent; provided that (A) all Inventory at any such location where the aggregate Value of the Inventory at such location is less than $100,000 shall be ineligible and (B) this clause (i) shall not apply to Canadian Eligible In-Transit Inventory;

(j)            which is evidenced by a Document unless delivered to the Agent;

(k)           which is the subject of a consignment by the Applicable Canadian Borrower as consignor; or

(l)            which contains or bears any intellectual property rights licensed to the Applicable Canadian Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such Licensor in any material respect or (ii) incurring any material liability with respect to payment of Royalties other than Royalties incurred pursuant to sale of such Inventory under the current License.

Subject to Section 14.1.1 and the definition of Canadian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Canadian Employee Plan:  any employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, a Canadian Domiciled Loan Party, or with respect to which a Canadian Domiciled Loan Party has, or could reasonably be expected to have, any obligation or liability, contingent or otherwise, but excluding the Canada Pension Plan and any provincial or federal program providing health benefits, employment insurance or workers’ compensation benefits.

Canadian Facility Collateral:  Collateral that now or hereafter secures (or is intended to secure) any of the Canadian Facility Secured Obligations, including Property of the Canadian Facility Guarantors pledged to secure the Canadian Facility Secured Obligations under their guarantee of the Secured Obligations.

Canadian Facility Guarantor:  each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any Canadian Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

Canadian Facility Loan Party:  a Canadian Borrower or a Canadian Facility Guarantor.

Canadian Facility Obligations:  all Obligations of the Canadian Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the Canadian Domiciled Loan Parties.

Canadian Facility Secured Obligations:  all Secured Obligations of the Canadian Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the Canadian Domiciled Loan Parties.

Canadian Facility Secured Parties:  the Agent, any Canadian Fronting Bank, Canadian Lenders and Secured Bank Product Providers of Bank Products for the account of Canadian Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the Canadian Domiciled Loan Parties.

Canadian Fronting Bank:  Bank of America (Canada) or any Affiliate thereof that agrees to issue Canadian Letters of Credit or, if reasonably acceptable to North American Loan Party Agent, any other Canadian Lender or Affiliate thereof that agrees to issue Canadian Letters of Credit.

Canadian Fronting Bank Indemnitees:  any Canadian Fronting Bank and its officers, directors, employees, Affiliates and agents.

Canadian Inventory Reserve:  the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion, to reflect factors that may negatively impact the value of Canadian Eligible Inventory, including, without duplication of eligibility criteria, changes in salability, slow moving, obsolescence, shrinkage, theft, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Canadian LC Application:  an application by any Canadian Borrower on behalf of itself or any other Canadian Borrower to a Canadian Fronting Bank for issuance of a Canadian Letter of Credit, in form and substance reasonably satisfactory to such Canadian Fronting Bank.

Canadian LC Conditions:  the following conditions necessary for issuance of a Canadian Letter of Credit:  (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Canadian LC Obligations do not exceed the Canadian Letter of Credit Sublimit, no Canadian Overadvance exists or would result therefrom and, in the case of any Canadian Borrower, Section 2.7 is satisfied; (c) unless the applicable Canadian Fronting Bank and the Agent otherwise consent, the expiration date of such Canadian Letter of Credit is no more than 365 days from issuance with respect to Canadian Letters of Credit other than documentary Canadian Letters of Credit (provided that each standby Canadian Letter of Credit may, upon the request of the Applicable Canadian Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less) and no more than 360 days from issuance with respect to documentary Canadian Letters of Credit; (d) the Canadian Letter of Credit and payments thereunder are denominated in Canadian Dollars or Dollars; (e) the form of the proposed Canadian Letter of Credit is reasonably satisfactory to the Agent and the applicable Canadian Fronting Bank; and (f) the proposed use of the Canadian Letter of Credit is for a lawful purpose.

Canadian LC Documents:  all documents, instruments and agreements (including Canadian LC Requests and Canadian LC Applications) delivered by any Canadian Borrower to a Canadian Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Canadian Letter of Credit.

Canadian LC Obligations:  with respect to the Applicable Canadian Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Canadian Borrower for any drawings under Canadian Letters of Credit; (b) the stated amount of all outstanding Canadian Letters of Credit issued for the account of such Applicable Canadian Borrower; and (c) all fees and other amounts owing with respect to such Canadian Letters of Credit.

Canadian LC Request:  a request for issuance of a Canadian Letter of Credit, to be provided by a Canadian Borrower to a Canadian Fronting Bank, in form reasonably satisfactory to the Agent and such Canadian Fronting Bank.

Canadian LC Reserve:  with respect to the Applicable Canadian Borrower, the aggregate of all Canadian LC Obligations of such Applicable Canadian Borrower, other than (a) those that have been Cash Collateralized; and (b) if no Event of Default exists, those constituting charges owing to any Canadian Fronting Bank; provided that the portion of the Canadian LC Reserve established with respect to documentary Canadian Letters of Credit issued in connection with the purchase of Eligible Inventory shall be limited to the inverse of the advance rate applicable to such Inventory.

Canadian Lenders:  Bank of America (Canada) and each other Lender that has issued a Canadian Revolver Commitment.

Canadian Letter of Credit:  any standby or documentary letter of credit issued by a Canadian Fronting Bank for the account of a Canadian Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Agent or a Canadian Fronting Bank for the benefit of a Canadian Borrower.

Canadian Letter of Credit Sublimit:  the lesser of (a) $10,000,000 and (b) the Canadian Revolver Commitments.

Canadian Multi-Employer Plan:  each multi-employer plan, within the meaning of the Regulations under the Income Tax Act (Canada).

Canadian Overadvance:  as defined in Section 2.1.5(a).

Canadian Overadvance Loan:  a Loan made to a Canadian Borrower when a Canadian Overadvance exists or is caused by the funding thereof.

Canadian Overadvance Loan Balance:  on any date, the Dollar Equivalent of the amount by which the aggregate Canadian Revolver Loans of the Applicable Canadian Borrower or all Canadian Borrowers, as the case may be, exceed the amount of the Canadian Borrowing Base of such Applicable Canadian Borrower or the Total Canadian Borrowing Base, as applicable, on such date.

Canadian Pension Plan:  a “registered pension plan,” as defined in the Income Tax Act (Canada) and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Canadian Domiciled Loan Party in respect of its Canadian employees or former employees, excluding, for greater certainty, a Canadian Multi-Employer Plan.

Canadian Prime Rate:  on any date, the highest of (i) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Prime Rate”, (ii) the sum of 0.50% plus the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day, and (iii) the sum of 1.00% plus the Canadian BA Rate for a 30 day Interest Period as determined on such day.  The “Prime Rate” is a rate set by Bank of America (Canada) based upon various factors including the costs and desired return of Bank of America (Canada), general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate shall take effect at the opening of business on the day specified in the public announcement of such change.  Each interest rate based on the Canadian Prime Rate hereunder shall be adjusted simultaneously with any change in the Canadian Prime Rate.  In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Prime Rate”, clause (i) of Canadian Prime Rate shall mean the “Prime Rate” (being the rate for loans made in Canadian Dollars in Canada) publicly announced by a Canadian Schedule I Chartered Bank selected by the Agent.

Canadian Prime Rate Loan:  a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian Prime Rate.

Canadian Priority Payables Reserve:  on any date of determination, a reserve in such amount as the Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, any such amounts due and not paid for wages or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar Taxes (to the extent impacting any Canadian Facility Collateral), all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan or the PBA, and any amounts representing any unfunded liability, solvency deficiency or wind up deficiency with respect to any Canadian Employee Plan.

Canadian Protective Advances:  as defined in Section 2.1.6(a).

Canadian Reimbursement Date:  as defined in Section 2.2.2(a).

Canadian Rent Reserve:  the aggregate of (a) all past due rent and other past due charges owing by any Canadian Borrower to any landlord, bailee, warehouseman or other Person who possesses any Canadian Facility Collateral or could assert a Lien on such Canadian Facility Collateral; plus (b) a reserve in an amount not to exceed three months’ rent and other charges that could be payable to any such Person, unless such Person has executed a Lien Waiver.

Canadian Revolver Commitment:  for any Canadian Lender, its obligation to make Canadian Revolver Loans and to issue Canadian Letters of Credit, in the case of any Canadian Fronting Bank, or participate in Canadian LC Obligations, in the case of the other Canadian Lenders, to the Canadian Borrowers up to the maximum principal amount shown on Schedule 2.1.1(a), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Canadian Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.2.  “Canadian Revolver Commitments” means the aggregate amount of such commitments of all Canadian Lenders.

Canadian Revolver Commitment Increase:  as defined in Section 2.1.7(a).

Canadian Revolver Commitment Termination Date:  the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the North American Loan Party Agent terminates or reduces to zero all of the Canadian Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the Canadian Revolver Commitments are terminated pursuant to Section 11.2.  From and after the Canadian Revolver Commitment Termination Date, the Canadian Borrowers shall no longer be entitled to request a Canadian Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

Canadian Revolver Exposure:  on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Canadian Revolver Loans outstanding on such date and (b) the Canadian LC Obligations on such date.

Canadian Revolver Loan:  a Revolver Loan made by Canadian Lenders to a Canadian Borrower pursuant to Section 2.1.1(a), which Revolver Loan shall, if denominated in Canadian Dollars, be either a Canadian BA Rate Loan or a Canadian Prime Rate Loan and, if denominated in Dollars, shall be either a Canadian Base Rate Loan or a LIBOR Loan, in each case as selected by the Applicable Canadian Borrower, and including any Canadian Swingline Loan, Canadian Overadvance Loan or Canadian Protective Advance.

Canadian Revolver Notes:  the promissory notes, if any, executed by Canadian Borrowers in favor of each Canadian Lender to evidence the Canadian Revolver Loans funded from time to time by such Canadian Lender, which shall be in the form of Exhibit C-1 to this Agreement, together with any replacement or successor notes therefor.

Canadian Schedule I Chartered Bank:  any of Royal Bank of Canada, Bank of Montreal, The Toronto-Dominion Bank, The Bank of Nova Scotia or Canadian Imperial Bank of Commerce.

Canadian Security Agreement:  this Agreement, each general security agreement and each Deed of Movable Hypothec among any Canadian Domiciled Loan Party and the Agent.

Canadian Subsidiary:  Each Subsidiary of Parent incorporated or organized under the laws of the Canada or any province or territory of Canada.

Canadian Swingline Lender:  Bank of America (Canada) or an Affiliate of Bank of America (Canada).

Canadian Swingline Loan:  a Swingline Loan made by the Canadian Swingline Lender to a Canadian Borrower pursuant to Section 2.1.8(a), which Swingline Loan shall, if denominated in Canadian Dollars, be a Canadian Prime Rate Loan and, if denominated in Dollars, shall be a Canadian Base Rate Loan, in each case as selected by the Applicable Canadian Borrower.

Canadian Swingline Sublimit:  $5,000,000.

Capital Expenditures:  all liabilities incurred or expenditures made by a Loan Party or Restricted Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year; provided, however, that Capital Expenditures shall not include any such expenditures which are: (a) made with the proceeds of any contribution of capital to Parent or sale or issuance by Parent of Equity Interests (other than Disqualified Equity Interests), in each case the proceeds of which have been contributed to the Borrowers and which are designated as being for such purpose by written notice from the applicable Loan Party Agent to the Agent; (b) Permitted Acquisitions; or (c) made with net proceeds of the sale or other disposition (including by casualty or condemnation) of a capital asset reinvested in assets to the extent such reinvestment is made within 180 days of the date of such sale or disposition.

Capital Lease:  any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Capital Lease Obligations: as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

Cash Collateral:  cash or Permitted Investments described in clause (a) of the definition therefor, and any interest or other income earned thereon, that is delivered to the Agent or a Security Trustee to Cash Collateralize any Secured Obligations.

Cash Collateral Account:  the (a) Canadian Cash Collateral Account, (b) Singapore Cash Collateral Account, (c) UK Cash Collateral Account, (d) U.S. Cash Collateral Account and/or (e) the Eligible Pledged Cash Accounts, as the context may require.

Cash Collateralize:  the delivery of cash or Permitted Investments described in clause (a) of the definition therefor to the Agent or a Security Trustee, as security for the payment of Secured Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Secured Obligations, the Agent’s good faith estimate of the amount that is due or could become due, including all fees and other amounts relating to such Secured Obligations.  “Cash Collateralization” and “Cash Collateralized” have a correlative meaning.

Cash Dominion Event:  the occurrence of any one of the following events:  (a) an Event of Default under Section 11.1(a) or (g) shall have occurred and be continuing, (b) any other Event of Default under Section 11.1 shall have occurred and be continuing and the Agent or Required Lenders shall have determined (by written notice to Borrowers) to declare a Cash Dominion Event as a result of such Event of Default or (c) Excess Availability shall be less than 12.5% of the Commitments at any time; provided that, to the extent that a Cash Dominion Event has occurred as a result of clause (c) above, if Excess Availability shall have exceeded 12.5% of the Commitments at all times for at least thirty (30) consecutive days, the Cash Dominion Event shall be deemed to be over.  At any time that a Cash Dominion Event shall be deemed to be over or otherwise cease to exist, the Agent shall take such actions as may reasonably be requested by a Loan Party Agent to terminate the cash sweeps and other transfers existing pursuant to Section 5.6 as a result of any notice or direction given by the Agent during the existence of a Cash Dominion Event (other than with respect to the Singapore Borrowers and the UK Borrowers).

CCAA:  Companies’ Creditors Arrangement Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

CERCLA:  the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law:  the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change in Tax Law:  the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (including the Code), treaty, regulation or rule (or in the official application or interpretation of any law, treaty, regulation or rule, including a holding, judgment or order by a court of competent jurisdiction) relating to taxation.

Change of Control:  means (a) any Unrelated Person or Unrelated Persons, acting together, which would constitute a Group together with Affiliates and Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 35% of the aggregate voting power of the Equity Interests in Parent entitled to vote on a fully diluted basis and such percentage owned is greater than the percentage of the aggregate voting power of the Equity Interest in Parent entitled to vote on a fully diluted basis then Beneficially Owned by the Permitted Investors, or (ii) succeed in having a sufficient number of its or their nominees elected to the board of directors of Parent such that such nominees, when added to any existing director remaining on such board of directors of Parent after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the governing body of Parent; (b) Parent shall cease to Control EDG Holdco or such other Subsidiary that owns, directly or indirectly, 100% of the outstanding Equity Interests in the Borrowers; (c) EDG Holdco or such other Subsidiary Controlled by Parent shall cease to own, directly or indirectly, 100% of the outstanding Equity Interests in the Borrowers, subject to transactions permitted by Section 10.2.8, in each case on a fully diluted basis, or (d) so long as any Senior Secured Notes remain outstanding, the occurrence of any “Change of Control” as such term is defined in the Senior Secured Notes Indenture.  For purposes of this definition, (i) “Beneficially Own” means “beneficially own” as defined in Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; (ii) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; (iii) “Group” means a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (iv) “Unrelated Person” means at any time any Person other than the Permitted Investors; and (v) “Related Person” of any Person means any other Person owning (A) 10% or more of the outstanding Equity Interests of such Person or (B) 10% or more of the voting power of the Equity Interest in such Person entitled to vote on a fully diluted basis.

Civil Code:  the Civil Code of Québec, or any successor statute, as amended from time to time, and includes all regulations thereunder.

Claims:  all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees (which shall be limited to the fees, disbursements and other charges of one primary counsel and one local counsel in each relevant jurisdiction for the Indemnitees (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case each such Indemnitee may retain its own counsel)) and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of the Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Loan Party or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration, settlement (which settlement costs will be subject to consultation with the Borrowers) or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date:  as defined in Section 6.1.

Code:  the Internal Revenue Code of 1986 (unless as specifically provided otherwise, as amended to the date hereof and from time to time hereafter, and any successor statute).

Collateral:  all Property described in Section 7.1, all Property described in any Security Document as security for any Secured Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Secured Obligations.

Commitment:  for any Lender, the aggregate amount of such Lender’s Borrower Group Commitments.  “Commitments” means the aggregate amount of all Borrower Group Commitments (not to exceed the Maximum Facility Amount), which amount shall on the Closing Date be equal to $375,000,000 consisting of (a) $10,000,000 in respect of the Canadian Revolver Commitments, (b) $35,000,000 in respect of the Singapore Revolver Commitments, (c) $45,000,000 in respect of the UK Revolver Commitments, and (d) $285,000,000 in respect of the U.S. Revolver Commitments.

Commodities Account Control Agreement:  the commodities account control agreements, in form and substance reasonably satisfactory to the Agent and the applicable Loan Party Agent, executed by each financial institution or commodity intermediary maintaining a Commodities Account for a Loan Party, in favor of the Agent or a Security Trustee.

Commodities Accounts:  all present and future “commodity accounts” (as defined in Article 8 of the UCC), including all monies, “commodities contracts”, other “financial assets” (as defined in Article 8 of the UCC) and related agreements contained therein.

Compliance Certificate:  a certificate, in the form of Exhibit D with such changes as may be agreed to by North American Loan Party Agent and the Agent, by which the North American Loan Party certifies to the matters set forth in Section 10.1.2(d).

Consolidated Tangible Assets:  as of any date of determination, the aggregate of the assets of the Parent and the Restricted Subsidiaries less goodwill and all assets properly classified as intangible assets in accordance with GAAP, in each case, on a consolidated basis, after giving effect to purchase accounting and as of the most recent Fiscal Quarter ended for which financial statements have been delivered pursuant to Section 10.1.2.

Contingent Obligation:  as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Debt or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Debt or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Debt of the ability of the primary obligor to make payment of such Debt or (d) otherwise to assure or hold harmless the holder of such Debt against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Debt in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Contribution Notice:  a contribution notice issued by the Pensions Regulator in the UK under section 38 or section 47 of the Pensions Act 2004 (UK).

Credit Documents:  the Loan Documents and the Bank Product Documents.

Credit Party:  the Agent, a Lender or any Fronting Bank; and “Credit Parties” means the Agent, Lenders and Fronting Banks.

Creditor Representative:  under any Applicable Law, a receiver, manager, controller, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian, conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator, administrative receiver, judicial manager, statutory manager or similar officer or fiduciary.

CTA:  the Corporation Tax Act 2009 (United Kingdom).

CWA:  the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt:  as applied to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities on the balance sheet of such Person; (c) all obligations of such Person arising with respect to non-contingent earnout or similar obligations; (d) all reimbursement obligations in connection with letters of credit issued for the account of such Person; (e) all Disqualified Equity Interests; (f) all Debt of a second Person secured by any Lien on any property owned by such first Person, whether or not such Debt has been assumed, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person under Hedge Agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close out of such transaction, that amount) and (i) all Contingent Obligations of such Person; provided that Debt shall not include (i) amounts owing under the Tax Receivables Agreements, (ii) trade payables and accrued expenses, in each case arising in the Ordinary Course of Business, (iii) deferred or prepaid revenue, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (v) endorsements of instruments for deposit or collection in the Ordinary Course of Business and (vi) customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.   The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Deed of Movable Hypothec:  the hypothecary claim granted pursuant to the Civil Code.

Default:  an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate:  for any Obligation (including, to the extent permitted by law, interest not paid when due), 2.00% plus the interest rate otherwise applicable thereto, or if such Obligation does not bear interest, a rate equal to the U.S. Base Rate plus 2.00%.

Defaulting Lender:  any Lender that, as reasonably determined by the Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three (3) Business Days; (b) has notified the Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or generally under other credit facilities; (c) has failed, within three (3) Business Days following written request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that such Lender will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Agent of such confirmation); or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an Equity Interest in such Lender or parent company.

Deposit Account:  (i) any “deposit account” as such term is defined in Article 9 of the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing and (ii) with respect to any such Deposit Account located outside of the U.S., any bank account with a deposit function.

Deposit Account Control Agreements:  the deposit account control agreements (whether in the form of an agreement, notice and acknowledgement or like instrument), in form and substance reasonably satisfactory to the Agent and the applicable Loan Party Agent, executed by each lockbox servicer (if applicable) and financial institution maintaining a lockbox and/or Deposit Account for a Loan Party, in favor of the Agent or a Security Trustee, for the benefit of the Secured Parties, as security for the Secured Obligations.

Designated Non-Cash Consideration: the fair market value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.2.5(a) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Senior Officer of the relevant Loan Party Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

Dilution Percent:  the percent, determined for each applicable Borrower (and in the case of the U.S. Borrowers, determined for all U.S. Borrowers in the aggregate) for the most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to the applicable Borrower’s Accounts, divided by (b) gross sales of the applicable Borrower.

Direction:  as defined in Section 5.8.4.

Disposition:  as defined in Section 10.2.5(a).

Disqualified Equity Interests:  means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Facility Termination Date.  Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity Interests solely because the holders of the Equity Interests have the right to require the Parent or any Restricted Subsidiary to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that the Parent or Restricted Subsidiary, as applicable, may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 10.2.3.  The amount of Disqualified Equity Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Parent and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests, exclusive of accrued dividends.

Distribution:  any declaration or payment of a distribution, interest or dividend (whether in cash, securities or other Property) on any Equity Interest or Equity Interest Equivalent of Parent or any Subsidiary (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests or Equity Interest Equivalents of Parent or any Subsidiary; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest or Equity Interest Equivalent of Parent or any Subsidiary.

Document:  as defined in the UCC (and/or with respect to any Document of a Canadian Domiciled Loan Party, a “document of title” as defined in the PPSA) or any other Applicable Law, as applicable.

Dollar Equivalent:  on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the amount of Dollars that the Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

Dollars or $:  lawful money of the United States.

Domestic Subsidiary:  each U.S. Subsidiary.

Dominion Account:  with respect to (a) the Canadian Domiciled Loan Parties, each Canadian Dominion Account, (b) the Singapore Domiciled Loan Parties, each Singapore Dominion Account, (c) the UK Domiciled Loan Parties, each UK Dominion Account, and (d) the U.S. Domiciled Loan Parties, each U.S. Dominion Account.

EBITDA:  for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt, (ii) provision for Taxes based on income, profits or capital of Parent and the Restricted Subsidiaries, including state, franchise and similar taxes paid or accrued during such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs and charges resulting from the impairment of intangibles, (v) any extraordinary, unusual or non-recurring cash expenses or losses (including, whether or not otherwise includable as separate items in the statement of such consolidated Net Income for such period, losses on sales of assets outside of the Ordinary Course of Business), provided, that in no event shall the sum of the amounts under clauses (v) and (x) exceed 10% of EBITDA for such period (without giving effect to such limit), (vi) any non-cash charges for such period (but excluding any (A) non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of prepaid cash expense that was paid in a prior period and (B) non-cash charge that relates to the write-down or write-off of Accounts or Inventory), (vii) any non-cash equity-based compensation expenses, (viii) non-cash expenses associated with the application of purchase accounting rules, (ix) customary and reasonable transaction expenses in connection with Permitted Investments and Permitted Acquisitions and any private or public offering of Equity Interests or Debt of Parent to any Person (whether or not consummated) in an aggregate amount not to exceed $7,000,000 (exclusive of such expenses paid out of the transaction proceeds), (x) severance, relocation costs and restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof), provided that in no event shall the sum of the amounts under clauses (v) and (x) exceed 10% of EBITDA for such period (without giving effect to such limit), (xi) the amount, if any, of management, monitoring, consulting and advisory fees and related expenses paid to the JCP Parties, and  (xii) Debt prepayment costs and expenses paid in Fiscal Year 2012 minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(vi) or (vii) taken in a prior period, (ii) any cash payments in respect of equity-based compensation expenses, and (iii) any extraordinary, unusual or non-recurring gains and any non-cash items of income for such period (but excluding any non-cash charge to the extent it represents the reversal or an accrual or reserve for a potential cash item in a prior period), all calculated for the Parent and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; provided that, to the extent included in Net Income, there shall be excluded in determining EBITDA currency translation gains and losses related to currency remeasurements of Debt or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk).

EDG Holdco:  as defined in the preamble to this Agreement.

Eligible Account Currencies:  Australian Dollars, Canadian Dollars, Dollars, Euros, Norwegian Kroner, Singapore Dollars, Sterling and such other currencies determined by the Agent in its discretion.

Eligible Account Debtor Jurisdictions:  Australia, Canada, any member state of the European Union prior to May 2004, Japan, Hong Kong, New Zealand, Norway, Singapore, South Korea, Switzerland, the U.S. and such other jurisdictions determined by the Agent in its discretion, in each case together with any state or province thereof (as applicable); provided, however, that the Agent may from time to time, in its Permitted Discretion, designate any of the foregoing jurisdictions, including any jurisdiction previously determined by the Agent in its discretion to be an Eligible Account Debtor Jurisdiction, to no longer be an eligible jurisdiction for Account Debtors (other than Canada, Singapore, the UK and the U.S.).

Eligible Accounts:  the (a) Canadian Eligible Accounts, (b) Singapore Eligible Accounts, (c) UK Eligible Accounts, and/or (d) U.S. Eligible Accounts, as the context requires.

Eligible Assignee:  subject to the requirements of Section 13.3.3, a Person that is (a) a Lender, an Affiliate of a Lender or an Approved Fund; (b) any other financial institution approved by the Agent and North American Loan Party Agent (which approval by North American Loan Party Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five (5) Business Days after notice of the proposed assignment), that is organized, registered or incorporated under the laws of a Participating Member State, Canada, Singapore, the United Kingdom or the United States or any state, province or district thereof, and extends asset-based lending facilities in its Ordinary Course of Business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law, and would not immediately following any such assignment, result in additional increased costs payable by the Loan Parties pursuant to Section 3.7; and (c) during any Event of Default, any Person acceptable to the Agent in its discretion.

Eligible Inventory:  the (a) Canadian Eligible Inventory, (b) Singapore Eligible Inventory, (c) UK Eligible Inventory, and/or (d) U.S. Eligible Inventory, as the context requires.

Eligible Pledged Cash:  at any date of determination thereof, 100% of the available cash of the applicable Borrower at such date that is (a) subject to a duly perfected first priority Lien in favor of the Agent (or a fixed charge in favor of a Security Trustee) and (b) is on deposit in one or more Eligible Pledged Cash Accounts.

Eligible Pledged Cash Account:  each special account established by a Borrower at Bank of America or one of its Affiliates, over which the Agent or a Security Trustee has exclusive control for withdrawal purposes and which is designated as an “Eligible Pledged Cash Account” on Schedule 8.4 or otherwise designated by the Agent as an “Eligible Pledged Cash Account” in its discretion; provided that with respect to Borrowers other than the Singapore Borrowers and the UK Borrowers, not more frequently than once per month, each such Borrower may, upon not less than two (2) Business Days prior written notice to the Agent, decrease the amount of Eligible Pledged Cash by withdrawing cash from its respective Eligible Pledged Cash Account(s), if (a) immediately before such withdrawal no Default or Event of Default exists or would exist after giving effect thereto, (b) prior to and after giving effect to such withdrawal, the Canadian Availability and the U.S. Availability, as applicable, shall not be less than zero, (c) the applicable Borrower(s) deliver a Borrowing Base Certificate to the Agent reflecting solely the change in the Canadian Borrowing Base and the U.S. Borrowing Base, as applicable, after giving effect to such withdrawal, and (d) the Canadian Borrowing Base and the U.S. Borrowing Base, shall be reduced, as applicable, immediately upon such withdrawal.

EM Holdings:  as defined in the preamble to this Agreement.

Enforcement Action:  any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in Loan Party’s Insolvency Proceeding or to credit bid Obligations, or otherwise).

Environmental Laws:  all Applicable Laws (including all applicable, legally binding programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice:  a notice (whether written or oral) from any Governmental Authority or other Person of any potential noncompliance with, investigation of a potential violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release:  a release as defined in CERCLA or, with respect to hazardous materials, under any other Environmental Law.

Equity Interest:  the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

Equity Interest Equivalents:  all securities convertible into or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

ERISA:  the Employee Retirement Income Security Act of 1974 (unless as specifically provided otherwise, as amended to the date hereof and from time to time hereafter, and any successor statute).

ERISA Affiliate:  any trade or business (whether or not incorporated) under common control with a Loan Party or treated as a single employer with a Loan Party, in each case within the meaning of Section 414 of the Code or Section 4001(b)(1) of ERISA.

ERISA Event:  (a) any Reportable Event; (b) the failure of a U.S. Employee Plan to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA (determined without regard to any waiver of the funding provisions therein or in Section 430 of the Code or Section 303 of ERISA); (c) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any U.S. Employee Plan; (d) the failure of a U.S. Employee Plan to satisfy the requirements of Section 401(a)(29) of the Code, Section 436 of the Code or Section 206(g) of ERISA; (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any U.S. Employee Plan (including any liability in connection with the filing of a notice of intent to terminate a U.S. Employee Plan or the treatment of a U.S. Employee Plan amendment as a termination under Section 4041 of ERISA); (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any U.S. Employee Plan or Plans or to appoint a trustee to administer any U.S. Employee Plan or the occurrence of any other event or condition that reasonably could be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any U.S. Employee Plan; (g) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Section 4062(e) of ERISA or with respect to the withdrawal or partial withdrawal from any U.S. Employee Plan (including as a “substantial employer,” as defined in Section 4001(a)(2) of ERISA) or Multiemployer Plan (including the incurrence by any Loan Party or any ERISA Affiliate of any Withdrawal Liability); (h) the occurrence of an act or omission that reasonably could be expected to give rise to the imposition on any Loan Party or any ERISA Affiliate of fines, penalties, Taxes or related charges or liabilities under Chapter 43 of the Code or under Section 409, Section 502, or Section 4071 of ERISA in respect of any employee benefit plan (within the meaning of Section 3(3) of ERISA); or (i) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of a Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered or critical status, within the meaning of Section 305 of ERISA, or insolvent or in reorganization, within the meaning of Title IV of ERISA.

Eurasian Base Rate:  with respect to Dollars funded outside of Canada and the U.S. and with respect to Australian Dollars, Euros, Sterling and Singapore Dollars (and such other currencies as may be funded under the Singapore Alternate Swingline Loan), a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as announced from time to time by the local branch of Bank of America in the jurisdiction in which such currency is funded as its “base rate” with respect to such currency.  Any change in such rate shall take effect at the opening of business on the day of such change.

Euro:  the single currency of the Participating Member States which have adopted the euro unit as their single currency pursuant to the Treaty of Rome of March 25, 1957, establishing the European Community.

Event of Default:  as defined in Section 11.1.

Excess Availability:  as of any date of determination, an amount equal to (a) the least of (i) the Commitments minus all LC Obligations, (ii) if the Senior Secured Notes remain outstanding at such time, the Indenture Cap minus all LC Obligations and (iii) the Total Borrowing Base, minus (b) the Dollar Equivalent of the principal balance of all Revolver Loans.

Exchange Rate:  the exchange rate, as determined by the Agent, applicable to conversion of a currency into Dollars that is (a) reported by Bloomberg (or other commercially available source designated by the Agent) as of the end of the preceding Business Day in the financial market for such currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of such currency with Dollars through the Agent’s principal foreign exchange trading office for the currency during such office’s preceding Business Day.

Excluded Accounts:  (a) Deposit Accounts that are zero balance disbursement accounts, (b) Deposit Accounts used solely to fund payroll, payroll Taxes and similar employment Taxes or employee benefits in the Ordinary Course of Business, (c) other Deposit Accounts with an amount on deposit of less than $1,000,000 at any time in the aggregate for all such Deposit Accounts, and (d) the Net Cash Proceeds Accounts.

Excluded Assets:  (a) any lease, license, contract, property right or agreement to which any Canadian Domiciled Loan Party or U.S. Domiciled Loan Party is a party or any of its right or interests thereunder if and only for so long as the grant of a security interest or Lien under this Agreement (i) is prohibited by Applicable Law or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Loan Party therein pursuant to Applicable Law, (ii) would require the consent of third parties and such consent shall have not been obtained, or (iii) would constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (in each case other than to the extent that any such consent requirement or other term thereof would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other Applicable Law or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become Collateral, immediately and automatically, at such time as such consequences will no longer result; (b) Excluded Accounts described in clauses (b) and (d) of the definition thereof; and (c) any Notes Priority Lien Collateral.

Excluded Subsidiary:  (a) each Subsidiary listed on Schedule 9.1.4 hereto as an Excluded Subsidiary, provided, that the North American Loan Party Agent may elect by written notice to the Agent to remove any Subsidiary listed as such on Schedule 9.1.4, (b) any Subsidiary in which Parent, EDG Holdco or another Subsidiary does not own, directly or indirectly, at least 80% of such Subsidiary’s Equity Interests (excluding, in the case of any Foreign Subsidiary, directors’ qualifying shares) having ordinary voting power for the election of directors, in the case of a corporation, or equivalent governing body, in the case of any other type of legal entity, (c) unless otherwise requested by a Loan Party Agent, any Foreign Subsidiary which is not organized or incorporated under the Applicable Law of any Borrower (for this purpose, treating states, territories and provinces of a jurisdiction as a single jurisdiction), (d) any Subsidiary that is prohibited by any Applicable Law from guaranteeing the Secured Obligations, (e) in respect of any Obligation of a U.S. Domiciled Loan Party, any Foreign Subsidiary (that is a “controlled foreign corporation” within the meaning of Section 957 of the Code) and, to the extent an adverse Tax consequence would result, any direct or indirect Subsidiary of such Foreign Subsidiary, (f) any other Subsidiary with respect to which, in the reasonable judgment of the Agent (confirmed by notice in writing to the applicable Loan Party Agent), the cost or other consequences (including any adverse Tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (g) each Unrestricted Subsidiary and (h) any Restricted Subsidiary (other than a Borrower) that the North American Loan Party Agent elects by notice to the Agent to treat as an Excluded Subsidiary pursuant to this clause (h), provided that (i) any such Restricted Subsidiary shall cease to be so treated as an Excluded Subsidiary pursuant to this clause (h) upon written notice from the North American Loan Party Agent to the Agent, and (ii) at any time, the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (h), as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $5,000,000, and (iii) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (h) for the twelve-month period ending on the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.2 do not in the aggregate exceed $5,000,000.

Excluded Tax:  with respect to any Recipient, (a) Taxes imposed on or measured by its net income (however denominated), and franchise Taxes imposed on it (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes; (b) any branch profits taxes imposed by the United States or any similar tax imposed on any other jurisdiction in which such Recipient has a branch, (c) in the case of a Foreign Lender (other than an assignee pursuant to Section 3.9), any withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to laws in force on the date on which such Foreign Lender becomes a Lender (or designates a new Lending Office) hereunder, or any additional withholding Tax that is imposed on amounts payable to a Foreign Lender after the date on which such Foreign Lender becomes a Lender (or designates a new Lending Office) hereunder, except that Taxes in this clause (c) shall not include (i) additional withholding Taxes that may be imposed on amounts payable to a Foreign Lender after the date on which such Foreign Lender becomes a party to the Agreement (or designates a new Lending Office) as a result of a Change in Tax Law after such date and (ii) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 5.8 of this Agreement with respect to such withholding Taxes on the date on which such Foreign Lender designates a new Lending Office (or on the date of the assignment), if any; (d) any United States federal withholding Tax imposed under FATCA; or (e) any withholding Tax that is attributable to such Recipient’s failure or inability (other than as a result of a Change in Tax Law) to comply with Section 5.9.

Existing Credit Agreements:  collectively, (a) that certain Credit Agreement dated as of May 11, 2007 among the Initial Canadian Borrower, the Initial Singapore Borrower, EMEL, EMC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein and (b) that certain Amended and Restated Credit Agreement dated as of May 2, 2012 among B&L, Regions Bank, as administrative agent, and the lenders named therein, in each case as amended, modified or otherwise supplemented from time to time.

Extraordinary Expenses:  all costs, expenses or advances that the Agent and any Security Trustee may incur during an Event of Default, or during the pendency of any Insolvency Proceeding of Parent or any Subsidiary, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against the Agent, any Security Trustee, any Fronting Bank, any Lender, any Loan Party, any representative of creditors of any Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Agent’s or any Security Trustee’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of the Agent or any Security Trustee in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, travel expenses, receivers’ and managers’ fees and legal fees (which shall be limited to the reasonable fees, disbursements and other charges of one primary counsel and one local counsel in each relevant jurisdiction for the Agent, the Security Trustees and the Lenders (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case each such Person may retain its own counsel)).

Facility Termination Date:  December 20, 2017.

Fair Market Value:  the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, and, in the case of any transaction involving aggregate consideration in excess of $15,000,000, as determined in good faith by the board of directors of Parent.

FATCA:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

FCCR Test Event:  the occurrence of any one of the following events:  (i) Excess Availability shall be less than 12.5% of the Commitments or (ii) U.S. Availability shall be less than 10.0% of the Commitments; provided that, to the extent that the FCCR Test Event has occurred due to clause (i) of this definition, if Excess Availability shall have exceeded 12.5% of the Commitments at all times for at least thirty (30) consecutive days, the FCCR Test Event shall be deemed to be over; provided, further, that to the extent that the FCCR Test Event has occurred due to clause (ii) of this definition, if U.S. Availability shall have exceeded 10.0% of the Commitments at all times for at least thirty (30) consecutive days, the FCCR Test Event shall be deemed to be over.

Federal Funds Rate:  (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by the Agent.

Fee Letters:  collectively, (a) the letter agreement, dated November 21, 2012, among the Borrowers, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) the letter agreement, dated November 21, 2012, between the Borrowers and HSBC Bank PLC and (c) the letter agreement, dated November 21, 2012, between the Borrowers and Regions Bank.

Financial Administration Act:  Financial Administration Act (Canada) and all regulations and schedules thereunder.

Financial Support Direction:  a financial support direction issued by the Pensions Regulator in the UK under Section 43 of the Pensions Act 2004.

Fiscal Quarter:  each period of three calendar months, commencing on the first day of a Fiscal Year.

Fiscal Year:  the fiscal year of Parent and its Subsidiaries for accounting and Tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio:  the ratio, determined as of the end of the last Fiscal Quarter of Parent and its Restricted Subsidiaries for the Test Period then ended, of (a) EBITDA minus Capital Expenditures (except those financed with Debt other than Revolver Loans) minus Taxes paid in cash (net of refunds received in cash, but not less than $0) to (b) the sum of cash Interest Expense plus scheduled principal payments on Debt (after giving effect to any reductions in scheduled principal payments attributable to any optional or mandatory prepayment) plus management fees paid in cash plus Distributions paid in cash (other than Distributions made pursuant to Section 10.2.3(b)(ii), (c), (e), (f), (g), (i) and (j) or Permitted Payments described in clause (a) of the definition thereof) plus all payments made in cash in respect of any earnout or similar obligations with respect to any Acquisition, all calculated for such period, without duplication, for Parent and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

Floating Rate Loan:  a Base Rate Loan or a Canadian Prime Rate Loan.

FLSA:  the Fair Labor Standards Act of 1938.

Foreign Allocated U.S. Availability:  Canadian Allocated U.S. Availability, Singapore Allocated U.S. Availability and UK Allocated U.S. Availability.

Foreign Allocated U.S. Availability Reserve:  the aggregate amount of the U.S. Borrowing Base allocated by North American Loan Party Agent for inclusion by any Foreign Borrowers in their respective Borrowing Bases.

Foreign Borrower Group:  a group consisting of (a) the Canadian Borrowers, (b) the Singapore Borrowers or (c) the UK Borrowers, as the context requires.

Foreign Borrowers:  the Canadian Borrowers, the Singapore Borrowers and the UK Borrowers.

Foreign Cross-Guarantee:  as defined in Section 5.10.4.

Foreign Domiciled Loan Parties:  the Canadian Domiciled Loan Parties, the Singapore Domiciled Loan Parties and the UK Domiciled Loan Parties.

Foreign Facility Obligations:  the Canadian Facility Obligations, the Singapore Facility Obligations and the UK Facility Obligations.

Foreign Facility Secured Obligations:  the Canadian Facility Secured Obligations, the Singapore Facility Secured Obligations and the UK Facility Secured Obligations.

Foreign Facility Secured Parties:  Canadian Facility Secured Parties, Singapore Facility Secured Parties, UK Facility Secured Parties and Secured Bank Product Providers of Bank Products to Foreign Domiciled Loan Parties.

Foreign Lender:  (a) with respect to each Borrower that is a U.S. Person, each Lender or Fronting Bank that is not a U.S. Person, and (b) with respect to each Borrower that is not a U.S. Person, each Lender or Fronting Bank that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for Tax purposes.

Foreign Plan:  any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by Parent or any of its Subsidiaries with respect to employees employed outside of the United States or Canada, other than any state social security arrangements.

Foreign Revolver Commitments:  the Canadian Revolver Commitment, the Singapore Revolver Commitment and/or the UK Revolver Commitment, as the context requires.

Foreign Subsidiary:  a Subsidiary of Parent that is not a Domestic Subsidiary.

Fronting Bank:  (a) a Canadian Fronting Bank, (b) a Singapore Fronting Bank, (c) a UK Fronting Bank, and/or (d) a U.S. Fronting Bank, as the context requires.

Fronting Bank Indemnitees:  (a) Canadian Fronting Bank Indemnitees, (b) Singapore Fronting Bank Indemnitees, (c) UK Fronting Bank Indemnitees, and/or (d) U.S. Fronting Bank Indemnitees, as the context requires.

FSCO:  The Financial Services Commission of Ontario or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan is required to be registered in accordance with Applicable Law and any other Governmental Authority succeeding to the functions thereof.

Full Payment:  with respect to any Obligations or Secured Obligations (other than unasserted contingent indemnity claims), (a) the full cash payment thereof in the applicable currency required hereunder, including any interest and documented fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations or Secured Obligations are LC Obligations, Bank Product Debt or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to the Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Loan Parties against the Agent, Security Trustees, Lenders and any Fronting Bank arising on or before the payment date.  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP:  generally accepted accounting principles in effect in the United States, from time to time, applied consistently, subject to Section 1.2 hereof.

General Intangibles:  as defined in the UCC (and/or with respect to any General Intangible of a Canadian Domiciled Loan Party, an “intangible” as defined in the PPSA) or any other Applicable Law, as applicable.

Global Intercompany Note:  a promissory note evidencing all Debt of any Loan Party or Restricted Subsidiary owed to any other Loan Party or Restricted Subsidiary in a form approved by the Agent; provided that the Singapore Domiciled Loan Parties will not enter into the Global Intercompany Note until the Agent has received a certificate issued to Agent on behalf of the Singapore Facility Secured Parties, pursuant to and complying with the requirements of Section 76A(6) of the Singapore Companies Act evidencing that the financial assistance whitewash procedures under Section 76(9A), Section 76(9B) or (as the case may be) Section 76(10) of the Singapore Companies Act have been satisfied.

Governmental Approvals:  all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority:  any federal, state, provincial, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, authority, corporation or body, regulatory or self-regulatory organization or other entity or officer exercising executive, legislative, judicial, statutory, regulatory or administrative functions for or pertaining to any government or court (including any supranational bodies such as the European Union), in each case whether it is or is not associated with Canada, Singapore, the United Kingdom, the United States or any state, province, district or territory thereof, or any other foreign entity or government.

GST:  as defined in Section 5.8.3.

Guarantee:  each guarantee agreement (including this Agreement) executed by a Guarantor in favor of the Agent guaranteeing all or any portion of the Secured Obligations.

Guarantor Payment:  as defined in Section 5.10.3(b).

Guarantors:  Canadian Facility Guarantors, Singapore Facility Guarantors, UK Facility Guarantors, U.S. Facility Guarantors, and each other Person who guarantees payment or performance of any Secured Obligations.

Hedge Agreement:  any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purpose of hedging Parent’s or any Subsidiary’s exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices not for speculative purposes.

Historical Financial Statements:  as of the Closing Date, the audited consolidated financial statements of Parent and its Subsidiaries for the Fiscal Years ended December 31, 2010 (commencing August 2010), and December 31, 2011, and the unaudited consolidated statements of Parent and its Subsidiaries for the Fiscal Quarters ended March 31, 2012, June 30, 2012, and September 30, 2012.

HMRC Transfer Date:  as defined in Section 5.8.4.

Immaterial Subsidiary:  at any date of determination, any one or more Restricted Subsidiaries (other than a Borrower) whose (a) total tangible assets, on the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.2 were less than 2.5% of Consolidated Tangible Assets, and (b) total revenues for such Test Period ending on such date were less than 2.5% of total revenues of Parent and its Restricted Subsidiaries, in each case determined in accordance with GAAP.

Increase Date:  as defined in Section 2.1.7(e).

Indemnified Taxes:  Taxes other than Excluded Taxes and Other Taxes.

Indemnitees:  Agent Indemnitees, Lender Indemnitees, Fronting Bank Indemnitees and Bank of America Indemnitees.

Indenture Borrowing Base:  the “Borrowing Base” as defined in the Senior Secured Notes Indenture.

Indenture Cap:  90% of the greater of (i) $375,000,000 and (ii) the Indenture Borrowing Base then in effect.

Indenture Borrowing Base Certificate:  a certificate, executed by a Senior Officer of the North American Loan Party Agent, in the form of Exhibit B-5, with such changes as may be agreed to by the North American Loan Party Agent and the Agent, setting forth the North American Loan Party Agent’s calculation of the Indenture Borrowing Base.

Information: as defined in Section 14.12.

Initial Canadian Borrower:  as defined in the preamble to this Agreement.

Initial Singapore Borrower:  as defined in the preamble to this Agreement.

Initial UK Borrowers:  as defined in the preamble to this Agreement.

Initial U.S. Borrowers:  as defined in the preamble to this Agreement.

Insolvency Proceeding:  any case or proceeding, application, meeting convened, resolution passed, proposal, corporate action or any other proceeding commenced by or against a Person under any state, provincial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the U.S. Bankruptcy Code, or any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, federal or foreign), including the Bankruptcy and Insolvency Act (Canada), the CCAA, the Singapore Companies Act and the Singapore Bankruptcy Act, Chapter 20; (b) the appointment of a Creditor Representative or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors; (d) the winding up or strike off the Person (other than in connection with a solvent reorganization permitted by Section 10.2.8); (e) the proposal or implementation of a scheme of arrangement; (f) a suspension of payment, moratorium of any debts, official assignment, composition or arrangement with a Person’s creditors; or (g) in the case of a UK Domiciled Loan Party, any corporate action, legal proceedings or other procedure commenced or other step taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) in relation to (i) such UK Domiciled Loan Party being adjudicated or found insolvent, (ii) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such UK Domiciled Loan Party other than a solvent liquidation or reorganization of such UK Domiciled Loan Party permitted by Section 10.2.8, (iii) a composition, assignment or arrangement with any class of creditors of such UK Domiciled Loan Party or (iv) the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer in respect of such UK Domiciled Loan Party or any of its assets; provided that clause (g) shall not apply to any winding-up petition which is frivolous or vexatious or which is being contested in good faith  and, in each case, is discharged, stayed or dismissed within 21 days of commencement.

Intellectual Property:  all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim:  any claim or assertion (whether in writing, by suit or otherwise) that the Parent’s or any Restricted Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement:  that certain Intercreditor Agreement dated as of the date hereof, among Bank of America, The Bank of New York Mellon Trust Company, National Association, and the U.S. Domiciled Loan Parties, as the same may be amended, supplemented or otherwise modified from time to time.

Interest Expense:  means, with reference to any period, total interest expense (including that attributable to capital lease obligations) of Parent and its Restricted Subsidiaries for such period with respect to all outstanding Debt of Parent and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Parent and its Restricted Subsidiaries for such period in accordance with GAAP, but excluding (a) amortization of deferred financing costs and any other amounts of non-cash interest and (b) the accretion or accrual of discounted liabilities during such period to the extent not paid in cash.

Interest Period:  as defined in Section 3.1.5.

Interest Period Loan:  a Canadian BA Rate Loan, a LIBOR Loan or a SIBOR Loan.

Inventory:  as defined in the UCC, the PPSA or any other Applicable Law, as applicable, including all goods intended for sale, lease, display or demonstration; all goods provided under a contract for services; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, transformation, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Loan Party’s business (but excluding Equipment).

Inventory Appraisal:  (a) on the Closing Date, the appraisals prepared by HILCO Appraisal Services, LLC dated December 4, 2012, and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm and delivered pursuant to Section 10.1.1 hereof.

Investment:  for any Person:  (a) the purchase or acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests, Equity Interest Equivalents, Debt or other securities of any other Person (including any capital contribution); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) the entering into of any guarantee of, or other Contingent Obligation with respect to, Debt of any other Person.

IRS:  the United States Internal Revenue Service.

ITA:  the Income Tax Act 2007 (United Kingdom).

JCP:  Jefferies Capital Partners, LLC, a Delaware limited liability company.

JCP Funds:  JCP, JCP Partners IV, LLC, a Delaware limited liability company, Jefferies Capital Partners IV L.P., a Delaware limited partnership, and Jefferies Employee Partners IV LLC, a Delaware limited liability company.

JCP Parties:  collectively, (a) the JCP Funds and (b) the general partner or managing member of any JCP Fund (a “JCP Partner”) and any Person that is an Affiliate of any of the JCP Funds or any JCP Partner (including JCP, the manager of the JCP Funds), but excluding any portfolio companies of any Person listed in clause (a) or (b).

Jefferies Finance:  Jefferies Finance LLC or its successor.

Joint Lead Arrangers:  Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Bank USA, National Association and Regions Bank.

LC Document:  any of the Canadian LC Documents, Singapore LC Documents, UK LC Documents, and/or the U.S. LC Documents, as the context requires.

LC Obligations:  the Canadian LC Obligations, the Singapore LC Obligations, the UK LC Obligations and/or the U.S. LC Obligations, as the context requires.

LC Reserve:  the Canadian LC Reserve, the Singapore LC Reserve, the UK LC Reserve and/or the U.S. LC Reserve, as the context requires.

Lender Indemnitees:  Lenders, Affiliates of Lenders and their respective officers, directors, members, partners, employees and agents.

Lenders:  as defined in the preamble to this Agreement, including (a) Bank of America and its Affiliates in their respective capacities as the Canadian Swingline Lender, the Singapore Swingline Lender, the UK Swingline Lender and the U.S. Swingline Lender, (b) the Canadian Lenders, (c) the Singapore Lenders, (d) the UK Lenders, (e) the U.S. Lenders and (f) their respective permitted successors and assigns and, where applicable, any Fronting Bank, and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office:  the office designated as such by the Applicable Lender at the time it becomes party to this Agreement or thereafter by notice to the Agent and the relevant Loan Party Agent.

Letter-of-Credit Right:  as defined in the UCC, and in any event shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment of performance.

Letters of Credit:  the Canadian Letters of Credit, the Singapore Letters of Credit, the UK Letters of Credit and/or the U.S. Letters of Credit, as the context requires.

LIBOR:  for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by the Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to commencement of such Interest Period (but in the case of a LIBOR Loan denominated in Sterling, the Agent may determine LIBOR on the first day of the Interest Period), for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”) for the relevant currency, as published by Reuters (or other commercially available source designated by the Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which deposits in the relevant currency and approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits in Dollars, then LIBOR for Dollars shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan:  each set of LIBOR Revolver Loans having a common currency, length and commencement of Interest Period.

LIBOR Revolver Loan:  a Revolver Loan that bears interest based on LIBOR; provided, however, that a Canadian Base Rate Loan bearing interest as set forth in clause (c) of the definition of Canadian Base Rate, or a U.S. Base Rate Loan bearing interest as set forth in clause (c) of the definition of U.S. Base Rate, shall not constitute a LIBOR Revolver Loan.

License:  any license or agreement under which any Loan Party or any Restricted Subsidiary is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor:  any Person from whom any Loan Party or any Restricted Subsidiary obtains the right to use any Intellectual Property.

Lien:  any mortgage, pledge (including, without limitation, disclosed, undisclosed, possessory and non-possessory), security interest, hypothecation, assignment, statutory trust, deemed trust, privilege, lien, charge, bailment or similar encumbrance, whether statutory, based on common law, contract or otherwise, and including any agreement to give any of the foregoing, any conditional sale, any retention of title or any other title retention agreement, any reservation of ownership or any lease in the nature thereof.

Lien Waiver:  an agreement, in form and substance satisfactory to the Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Agent (or a Security Trustee) to enter upon the premises and remove the Collateral and to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Agent, and agrees to deliver the Collateral to the Agent upon request; and (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Agent upon request.

Loan:  a Revolver Loan.

Loan Account:  as defined in Section 5.7.1.

Loan Documents:  this Agreement, the Other Agreements and the Security Documents.

Loan Parties:  the Canadian Facility Loan Parties, the Singapore Facility Loan Parties, the UK Facility Loan Parties and the U.S. Facility Loan Parties, collectively, and “Loan Party” means any of the Loan Parties, individually.

Loan Party Agent:  the North American Loan Party Agent, the Singapore Loan Party Agent and/or the UK Loan Party Agent, as the context requires.

Loan Party Group:  a group consisting of (a) the Canadian Facility Loan Parties, (b) the Singapore Facility Loan Parties, (c) the UK Facility Loan Parties or (d) the U.S. Facility Loan Parties, as the context requires.

Loan Party Group Obligations:  with respect to (a) the Canadian Facility Loan Parties, the Canadian Facility Obligations, (b) the Singapore Facility Loan Parties, the Singapore Facility Obligations, (c) the UK Facility Loan Parties, the UK Facility Obligations, and (d) the U.S. Facility Loan Parties, U.S. Facility Obligations.

Local Time:  with respect to (a) U.S. Revolver Loans, Central time in the United States, (b) Canadian Revolver Loans, prevailing time in Toronto, Ontario, Canada, (c) Singapore Revolver Loans, prevailing time in Singapore and (d) UK Revolver Loans, prevailing time in London, England.

Mandatory Costs Rate:  as defined in Schedule 3.8.

Margin Stock:  as defined in Regulation U of the Board of Governors.

Material Adverse Effect:  (a) a material adverse effect on, the operations, business, assets, properties or financial condition of Parent and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Agent, any Secured Trustee or any Lender under any Loan Documents; (c) a material impairment of the ability of (i) the U.S. Borrowers and the U.S. Facility Guarantors, taken as a whole, to perform any of their material obligations under any Loan Document or (ii) the Borrowers and the Guarantors, taken as a whole, to perform any of their material obligations under any Loan Document; or (d) a material adverse effect upon a material portion of the Collateral or the validity or priority of the Agent’s or any Security Trustee’s Liens thereon.

Material Contract:  any agreement or arrangement to which any Loan Party or any Restricted Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Material Debt.

Material Debt:  Debt (other than the Obligations and Letters of Credit), or obligations in respect of one or more Hedge Agreements, of any one or more of the Loan Parties and their Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000.  For purposes of determining Material Debt, the “obligations” of any Loan Party or any Restricted Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Restricted Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

Maximum Facility Amount:  $550,000,000.

Moody’s:  Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan:  any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Cash Proceeds Accounts:  as defined in Section 8.4.

Net Income:  means, for any period, the net income (or loss) of Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Parent or is merged into or consolidated with Parent or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of Parent) in which Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Parent or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document or the Senior Notes Indenture) or Applicable Law and (d) the cumulative effect of a change in accounting principles during such period to the extent included in Net Income.

New Lender:  each Lender that becomes a party to this Agreement after the Closing Date.

New Loan Party:  any Person that executes a supplement or joinder to this Agreement substantially in the form of Exhibit G and becomes a Loan Party under this Agreement pursuant to Sections 10.1.9 or 10.2.8(b).

NOLV Percentage:  the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent Inventory Appraisal approved by the Agent.

North American Loan Party Agent:  as defined in Section 4.4.1.

Norwegian Kroner:  the lawful currency of Norway.

Notes Priority Lien Letters of Credit:  means “Net Cash Proceeds Letter of Credit” as defined in the Intercreditor Agreement.

Notes Priority Lien Collateral:  means “Notes Collateral” as defined in the Intercreditor Agreement.

Notes Priority Lien General Intangibles:  means “Notes General Intangibles” as defined in the Intercreditor Agreement.

Notice of Borrowing:  a Notice of Borrowing to be provided by the relevant Loan Party Agent to request a Borrowing of Loans, (a) in the form attached hereto as Exhibit E-1 with respect to Borrowers (other than Singapore Borrowers), (b) in the form attached as Exhibit E-2 with respect to Singapore Borrowers requesting Singapore Base Rate Loans, (c) in the form attached as Exhibit E-3 with respect to Singapore Borrowers requesting LIBOR Loans or SIBOR Loans, or (d) otherwise in form reasonably satisfactory to the Agent and such Loan Party Agent.

Notice of Conversion/Continuation:  a Notice of Conversion/Continuation to be provided by the relevant Loan Party Agent to request a conversion or continuation of any Loans as Canadian BA Rate Loans, LIBOR Loans or SIBOR Loans,  (a) in the form attached hereto as Exhibit F-1 with respect to Borrowers (other than Singapore Borrowers), (b) in the form attached as Exhibit F-2 with respect to Singapore Borrowers, or (c) otherwise in form reasonably satisfactory to the Agent and such Loan Party Agent.

Obligations:  all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of the Loan Parties with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by the Loan Parties under the Loan Documents and (d) other Debt, obligations and liabilities of any kind owing by the Loan Parties pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guarantee, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Ordinary Course of Business:  with respect to any Person, the ordinary course of business of such Person, consistent with past practices or, with respect to actions taken by such Person for which no past practice exists, consistent with past practices of similarly situated companies, and, in each case, undertaken in good faith.

Organic Documents:  with respect to any Person, its charter, certificate or articles of incorporation, continuation or amalgamation, bylaws, articles of organization, coordinated articles of association, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, memorandum or articles of association, constitution, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA:  the Occupational Safety and Hazard Act of 1970.

Other Agreement:  each Revolver Note, LC Document, Fee Letter, Lien Waiver, Intercreditor Agreement, Borrowing Base Certificate, Indenture Borrowing Base Certificate, Compliance Certificate, Subordination Agreement, or other document, instrument, certificate, notice, report or agreement (other than this Agreement or a Security Document) now or hereafter delivered by or on behalf of a Loan Party to the Agent, a Security Trustee, a Fronting Bank or a Lender in connection with any transactions relating hereto.

Other Connection Taxes:  with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

Other Taxes:  all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 3.9).

Overadvance:  a Canadian Overadvance, a Singapore Overadvance, a UK Overadvance or a U.S. Overadvance, as the context requires.

Overadvance Loan:  a Canadian Overadvance Loan, a Singapore Overadvance Loan, a UK Overadvance Loan and/or a U.S. Overadvance Loan, as the context requires.

Parent:  as defined in the preamble to this Agreement.

Participant:  as defined in Section 13.2.1.

Participant Register:  as defined in Section 13.2.1.

Participating Member State:  any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union.

Patriot Act:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: for Distributions, Investments and Debt payments, no Default or Event of Default has occurred and is continuing or would result therefrom and the following:

(a)           with respect to any Distributions, either:

(i)           (A) Excess Availability shall be at least 25.0% of the Commitments and (B) U.S. Availability shall be at least 20.0% of the Commitments, in each case on a pro forma basis for each day during the consecutive 15-day period immediately preceding such Distribution and after giving effect thereto; or

(ii)           (A) the Pro Forma Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries after giving effect to such Distribution shall be greater than 1.10 to 1.00 for the most recently completed Test Period reported under Section 10.1.2, (B) Excess Availability shall be at least 17.5% of the Commitments and (C) U.S. Availability shall be at least 15.0% of the Commitments, in the case of subclauses (B) and (C), on a pro forma basis for each day during the consecutive 15-day period immediately preceding such Distribution and after giving effect thereto;

(b)           with respect to Permitted Acquisitions and other Investments, either:

(i)           (A) Excess Availability shall be at least 20.0% of the Commitments and (B) U.S. Availability shall be at least 15.0% of the Commitments, in each case on a pro forma basis for each day during the consecutive 15-day period immediately preceding such Permitted Acquisition or other Investment and after giving effect thereto; or

(ii)           (A) the Pro Forma Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries after giving effect to such Permitted Acquisition or other Investment shall be greater than 1.0 to 1.0 for the most recently completed Test Period reported under Section 10.1.2, (B) Excess Availability shall be at least 15.0% of the Commitments and (C) U.S. Availability shall be at least 12.5% of the Commitments, in the case of subclauses (B) and (C), on a pro forma basis for each day during the consecutive 15-day period immediately preceding such Permitted Acquisition or other Investment and after giving effect thereto;

(c)           with respect payments of the Senior Secured Notes, (i) Excess Availability shall be at least 12.5% of the Commitments and (ii) U.S. Availability shall be at least 10.0% of the Commitments, in each case on a pro forma basis for each day during the consecutive 15-day period immediately preceding such payments and after giving effect thereto;

(d)           with respect to any other Debt payments, either:

(i)           (A) Excess Availability shall be at least 25.0% of the Commitments and (B) U.S. Availability shall be at least 20.0% of the Commitments, in each case on a pro forma basis for each day during the consecutive 15-day period immediately preceding such payments and after giving effect thereto; or

(ii)           (A) the Pro Forma Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries after giving effect to such payments shall be greater than 1.00 to 1.00 for the most recently completed Test Period reported under Section 10.1.2, (B) Excess Availability shall be at least 17.5% of the Commitments and (C) U.S. Availability shall be at least 15.0% of the Commitments, in the case of subclauses (B) and (C), on a pro forma basis for each day during the consecutive 15-day period immediately preceding such payments and  after giving effect thereto.

Payment Item:  each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.

PBA:  the Pension Benefits Act (Ontario) or any other Canadian federal or provincial or territorial pension benefit standards legislation pursuant to which any Canadian Pension Plan is required to be registered.

PBGC:  the Pension Benefit Guaranty Corporation.

Pensions Regulator:  the body corporate in the UK called the Pensions Regulator established under Part I of the Pensions Act 2004 (UK).

Perfection Certificate:  a certificate disclosing information regarding the Loan Parties in a form approved by the Agent.

Permitted Acquisition:  any Acquisition by a Loan Party or Restricted Subsidiary in a transaction that satisfies each of the following requirements:

(a)           such Acquisition is not a hostile or contested Acquisition;

(b)           the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties and Restricted Subsidiaries are engaged on the Closing Date and any business activities that are substantially similar, reasonably related, or ancillary, complimentary or incidental thereto;

(c)           for Acquisitions with a purchase price greater than $15,000,000, the applicable Loan Party Agent shall provide the Agent (i) reasonable advance notice of such Acquisition and (ii) at least ten (10) Business Days before the consummation of the Acquisition (or such later date as may be agreed by the Agent including for a proposed acquisition in December 2012 identified to Agent prior to the Closing Date), a copy of all business and financial information reasonably requested by the Agent including pro forma financial statements, statements of cash flow, and projections;

(d)           prior to inclusion of the Accounts and Inventory acquired in connection with such Acquisition in the determination of the applicable Borrowing Base, the Agent  shall have conducted an audit and field examination and, to the extent required by the Agent, an appraisal of such Inventory to its satisfaction, any applicable Reserves have been established, and all appropriate lien filings and collateral documentation, including Lien Waivers (if capable of being obtained using commercially reasonable efforts), have been duly completed, executed and delivered to the Agent;

(e)           with respect to Acquisitions consummated at a time when the Payment Conditions are not satisfied, the aggregate purchase price for all such Acquisitions in any calendar year does not exceed $35,000,000;

(f)            if such Acquisition is an Acquisition of assets located primarily in the United States, the Acquisition is structured so that a U.S. Borrower or a U.S. Facility Guarantor (including a Person that becomes a U.S. Borrower or a U.S. Facility Guarantor concurrently therewith) shall acquire such assets;

(g)           no Loan Party or Restricted Subsidiary shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;

(h)           in connection with an Acquisition of the Equity Interests in any Person, all Liens on property of such Person shall be terminated unless permitted pursuant to the Loan Documents, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated unless permitted pursuant to the Loan Documents;

(i)           the North American Loan Party Agent shall certify compliance with the terms hereof, including pro forma calculations in form and substance satisfactory to the Agent evidencing compliance with the Payment Conditions (unless such Acquisition is consummated in reliance on clause (e) above); and

(j)           no Default or Event of Default exists or would result therefrom.

Permitted Contingent Obligations:  Contingent Obligations (a) arising from Hedge Agreements permitted hereunder; (b) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (c) take-or-pay obligations in supply agreements entered into in the Ordinary Course of Business, (d) arising under the Loan Documents or (e) arising under the Senior Secured Notes Documents.

Permitted Discretion:  a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Investments:  shall mean:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)           money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and AAA by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f)           securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or any political subdivision or taxing authority thereof, and rated at least A by S&P or Moody’s;

(g)           any money market fund of which the assets are comprised of not less than 90% of the items specified in clauses (a) through (c), (e) or (f) above; and

(h)           with respect to any Person organized in the United Kingdom, Canada and Singapore investments denominated in the currency of the jurisdiction in which such Person is organized which are similar to the items specified in clauses (a) through (f) above (other than the nationality of the governmental or non-governmental issuer or counterparty involved).

Permitted Investors:  the JCP Parties and the other Persons set forth on Schedule 1.2.

Permitted Lien:  as defined in Section 10.2.2.

Permitted Payments:  without duplication as to amounts:

(a)           Distributions by any Restricted Subsidiary of Parent to pay reasonable accounting, legal and administrative expenses and general corporate operating and overhead costs and expenses when due, to the extent such expenses are attributable to the ownership and operation of Parent and its Restricted Subsidiaries (including pursuant to the Reorganization Agreement);

(b)           provided that no Default or Event of Default has occurred which is continuing or would result after giving effect to such Distribution, Distributions by Parent or any Restricted Subsidiary under the Tax Receivables Agreements; and

(c)           payments no more frequently than quarterly by EDG Holdco (or its successor) to holders of its Equity Interests in respect of income of EDG Holdco (or its successor) and its Subsidiaries required to be included in income by any holder of Equity Interests in EDG Holdco (or its successor), including any holder that is treated as a partnership or pass-through entity for any income or gross receipts Tax purpose (“EDG Tax Payments”); provided, that any EDG Tax Payments shall not exceed the amount of Tax holders of Equity Interests of EDG Holdco (or its successor) would owe assuming (i) (A) all such non-corporate holders are citizens of the United States subject to the highest marginal rate of Tax imposed on an individual who is not a married individual and is resident in New York, New York, or (B) all such corporate holders are U.S. Persons subject to Tax at the highest marginal rate of Tax imposed on a corporation resident in New York, New York, and (ii) taking into account (A) any carry-overs and carry-backs of Tax attributes (such as net operating losses) that are available to such holders and are attributable to EDG Holdco (or its successor), (B) the deductibility of state and local income Taxes for U.S. federal income Tax purposes and (C) the characterization of the income as ordinary income, qualified dividend income or capital gains, as appropriate.

Permitted Purchase Money Debt:  Purchase Money Debt of Loan Parties and Restricted Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed the greater of 5% of Consolidated Tangible Assets or $40,000,000 at any time.

Person:  any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

PPSA:  the Personal Property Security Act (Ontario), (or any successor statute) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection and opposability of the Agent’s security interest in and Lien on any Canadian Facility Collateral of any Canadian Domiciled Loan Party are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

Proceeds of Crime Act:  the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

Pro Forma Basis: for purposes of calculating the Fixed Charge Coverage Ratio, the Secured Leverage Ratio and the Total Debt to EBITDA Ratio under Section 10.2 for any period during which one or more Specified Transactions occurs, such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Permitted Acquisition shall be included; provided that the foregoing pro forma adjustments may include anticipated cost savings and synergies solely to the extent that such adjustments (a) are factually supportable and identifiable and reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Senior Officer of the North American Loan Party Agent delivered to the Agent and (b) are calculated on a basis consistent with GAAP; and provided, further, that the foregoing pro forma adjustment shall be without duplication of any cost savings or additional costs that are already included in the calculation of EBITDA.

Pro Forma Fixed Charge Coverage Ratio:  for any period, the Fixed Charge Coverage Ratio for such period calculated on a Pro Forma Basis, provided that clause (b) of the definition of Fixed Charge Coverage Ratio shall include all Distributions paid in cash (other than Distributions solely to Loan Parties and Restricted Subsidiaries).

Pro Rata:  (a) when used with reference to a Lender’s (i) share on any date of the total Borrower Group Commitments to a Borrower Group, (ii) participating interest in LC Obligations (if applicable) to the members of such Borrower Group, (iii) share of payments made by the members of such Borrower Group with respect to such Borrower Group’s Obligations, (iv) increases or reductions to the Borrower Group Commitments pursuant to Section 2.1.4 or 2.1.7, and (v) obligation to pay or reimburse the Agent for Extraordinary Expenses owed by or in respect of such Borrower Group or to indemnify any Indemnitees for Claims relating to such Borrower Group, a percentage (expressed as a decimal, rounded to the ninth decimal place) derived by dividing the amount of the Borrower Group Commitment of such Lender to such Borrower Group on such date by the aggregate amount of the Borrower Group Commitments of all Lenders to such Borrower Group on such date (or if such Borrower Group Commitments have been terminated, by reference to the respective Borrower Group Commitments as in effect immediately prior to the termination thereof) or (b) when used for any other reason, a percentage (expressed as a decimal, rounded to the ninth decimal place) derived by dividing the aggregate amount of the Lender’s Commitments on such date by the aggregate amount of the Commitments of all Lenders on such date (or if any such Commitments have been terminated, such Commitments as in effect immediately prior to the termination thereof).

Properly Contested:  with respect to any obligation of a Loan Party or a Restricted Subsidiary, (a) the obligation is subject to a bona fide dispute regarding amount or the Loan Party’s or a Restricted Subsidiary’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor reasonably be expected to result in forfeiture or sale of any Collateral of the Loan Party or any Restricted Subsidiary; (e) no Lien (other than a Permitted Lien) is imposed on assets of the Loan Party or any Restricted Subsidiary, unless secured by cash, Cash Collateralized, bonded and stayed to the satisfaction of the Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property:  any interest in any kind of property or asset, whether real (immovable), personal (movable) or mixed, or tangible (corporeal) or intangible (incorporeal).

Protective Advances:  Canadian Protective Advances, Singapore Protective Advances, UK Protective Advances and/or U.S. Protective Advances, as the context requires.

Purchase Money Debt:  (a) Debt (other than the Obligations) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets; provided that such Debt is incurred prior to or within 90 days before or after acquisition or completion of such construction or improvement; and (b) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien:  a Lien that secures Purchase Money Debt, encumbering only the fixed or capital assets acquired or financed with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified Secured Bank Product Obligations:  Secured Bank Product Obligations with respect to Hedge Agreements.

Qualifying Lender:  as defined, in relation to Singapore Tax matters and United Kingdom Tax matters, in, respectively, Section 5.8.3 and Section 5.8.4.

RCRA:  the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate:  all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Reallocation:  as defined in Section 2.1.7(g).

Reallocation Consent:  as defined in Section 2.1.7(h).

Reallocation Date:  as defined in Section 2.1.7(g).

Recipient:  any Agent, any Lender, any Fronting Bank, any Security Trustee or any other recipient of a payment to be made by or on behalf of any Loan Party on account of any Obligations under any Loan Document.

Records:  as defined in the UCC, and in any event means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form, including, all books and records, customer lists, files, correspondence, tapes, computer programs, print outs and computer records.

Refinancing Conditions:  the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (plus fees, expenses and accrued interest); (b) it has a final maturity no sooner than, and a weighted average life no less than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Parent and its Restricted Subsidiaries taken as a whole than those applicable to the Debt being extended, renewed or refinanced; (e) the Liens to secure it shall not encumber any additional property other than property securing the Debt being extended, renewed or refinanced (other than Liens securing any refinancing of the Senior Secured Notes (or refinancings thereof) which may extend to assets of Foreign Subsidiaries); and (f) no additional Person is obligated on such Debt (other than any refinancing of the Senior Secured Notes (or refinancings thereof) which may extend to Foreign Subsidiaries).

Refinancing Debt:  Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (c), (d), (g), (j), (l), (n), (q) and (s); provided that Borrowed Money incurred and promptly applied (including to the extent irrevocably deposited) for such purpose may be considered Refinancing Debt notwithstanding that on a temporary basis both Debts are outstanding.

Register:  as defined in Section 13.1.

Regulation:  as defined in Section 9.1.24.

Relevant Borrower:  as defined, in relation to Singapore Tax matters and United Kingdom Tax matters in, respectively, Section 5.8.3 and Section 5.8.4.

Reorganization Agreement:  the Reorganization Agreement, dated as of May 2, 2012, by and among the Parent, Edgen Murray II, L.P., Bourland & Leverich Holdings LLC, EDG Holdco and EM Holdings, as in effect on the date hereof.

Report:  as defined in Section 12.3.3.

Reportable Event:  the occurrence of any of the events set forth in Section 4043(c) of ERISA and regulations thereunder with respect to a U.S. Employee Plan (other than an event for which the 30-day notice period is waived).

Required Lenders:  at any date of determination thereof, Lenders having Commitments representing more than 50% of the aggregate Commitments at such time; provided, however, that for so long as any Lender shall be a Defaulting Lender, the term “Required Lenders” shall mean Lenders (excluding such Defaulting Lender) having Commitments representing more than 50% of the aggregate Commitments (excluding the Commitments of each Defaulting Lender) at such time; provided further, however, that if any of the Commitments have been terminated, the term “Required Lenders” shall be calculated based on the Dollar Equivalent thereof using (a) in lieu of such Lender’s terminated Commitment, the outstanding principal amount of the Revolver Loans by such Lender to, and (if applicable) participation interests in LC Obligations owing by, all Borrowers and (b) in lieu of the aggregate Commitments to all Borrowers, the aggregate outstanding Revolver Loans to, and (if applicable) LC Obligations owing by all Borrowers.

Reserve Percentage:  the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

Reserves:  Canadian Availability Reserves, Singapore Availability Reserves, UK Availability Reserves and/or U.S. Availability Reserves, as the context requires.

Restricted Foreign Subsidiary:  a Foreign Subsidiary that is a Restricted Subsidiary.

Restricted Subsidiary:  any direct or indirect Subsidiary of Parent other than an Unrestricted Subsidiary.

Restrictive Agreement:  an agreement (other than a Loan Document) that conditions or restricts the right of any Loan Party or Restricted Subsidiary to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment Increase and Revolver Commitment Increases:  as defined in Section 2.1.7(d).

Revolver Commitment Termination Date:  the Canadian Revolver Commitment Termination Date, the Singapore Revolver Commitment Termination Date, the UK Revolver Commitment Termination Date and/or the U.S. Revolver Commitment Termination Date, as the context requires.

Revolver Facilities:  the facilities established pursuant to this Agreement under the U.S. Revolver Commitments, the Canadian Revolver Commitments, the Singapore Revolver Commitments and the UK Revolver Commitments, and “Revolver Facility” means any one of such Revolver Facilities.

Revolver Loan:  a loan made pursuant to Section 2.1.1, and any Overadvance Loan, Swingline Loan or Protective Advance.

Revolver Notes:  collectively, the Canadian Revolver Notes, the Singapore Revolver Notes, the UK Revolver Notes and the U.S. Revolver Notes.

Royalties:  all royalties, fees, expense reimbursement and other amounts payable by a Loan Party or Restricted Subsidiary under a License.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

SEC:  the Securities and Exchange Commission or any successor thereto and, as the context may require, any analogous Governmental Authority in any other relevant jurisdiction of Parent or any direct or indirect Subsidiary.

Secured Bank Product Obligations:  Bank Product Debt owing to a Secured Bank Product Provider and evidenced by one or more Bank Product Documents and, in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates, up to the maximum amount specified in writing to the Agent pursuant to clause (b) of the definition of Secured Bank Product Provider, which amount may be established and increased or decreased by further written notice from such provider and a Loan Party Agent to the Agent from time to time.

Secured Bank Product Provider:  (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided that such other provider and a Loan Party Agent shall deliver a written notice to the Agent, in form and substance reasonably satisfactory to the Agent, by the later of the Closing Date or ten (10) Business Days (or such later time as the Agent may agree in its reasonable discretion) following the later of the creation of the Bank Product or such Secured Bank Product Provider (or its Affiliate) becoming a Lender hereunder, (i) describing the Bank Product and requesting that the Bank Product Debt thereunder be treated as Secured Bank Product Obligations, (ii) setting forth the maximum amount of the related Secured Bank Product Obligations (and, if all or any portion of such Secured Bank Product Obligations are to constitute Qualified Secured Bank Product Obligations, the maximum amount of such Qualified Secured Bank Product Obligations) to be secured by the Collateral and the methodology to be used in calculating such amount, and (iii) if such provider is not a Lender, agreeing to be bound by Section 12.14.

Secured Leverage Ratio:  on any date, the ratio of:

(a)           the aggregate principal amount of secured Debt of the Parent and its Restricted Subsidiaries outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn) minus the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of the Parent and the Restricted Subsidiaries in an amount not to exceed $25,000,000 and to the extent the use thereof for application to payment of Debt is not prohibited by law or any contract to which any such Person is a party, to:

(b)           EBITDA for the most recent Test Period for which financial statements have been reported pursuant to Section 10.1.2(a) or (b) calculated on a Pro Forma Basis.

Secured Obligations:  Obligations and Secured Bank Product Obligations, including in each case those under all Credit Documents.

Secured Parties:  Canadian Facility Secured Parties, Singapore Facility Secured Parties, UK Facility Secured Parties, U.S. Facility Secured Parties and Secured Bank Product Providers.

Securities Account Control Agreement:  the securities account control agreements, in form and substance reasonably satisfactory to the Agent and a Loan Party Agent, executed by each financial institution maintaining a Securities Account for a Loan Party, in favor of the Agent or a Security Trustee.

Securities Accounts:  all present and future “securities accounts” (as defined in Article 8 of the UCC or the STA, as applicable), including all monies, “uncertificated securities,” “securities entitlements” and other “financial assets” (as defined in Article 8 of the UCC or the STA, as applicable) contained therein.

Security Documents:  this Agreement, the Guarantees, the Canadian Security Agreements, the Singapore Security Agreements, the UK Security Agreements, the Commodities Account Control Agreements, the Deposit Account Control Agreements, the Securities Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Secured Obligations.

Security Trustee:  the UK Security Trustee, the Singapore Security Trustee and/or any other security trustee appointed by the Agent from time to time, as the context requires.

Senior Officer:  the president, the chief financial officer, the treasurer or any other senior officer of a Person designated as such in writing to the Agent by such Person, or in the case of a UK Domiciled Loan Party, a director.

Senior Secured Notes:  the 8.75% Senior Secured Notes of EMC issued pursuant to the Senior Secured Notes Indenture and any additional notes issued thereunder from time to time, as any such notes may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement.

Senior Secured Notes Documents:  the Senior Secured Notes Indenture and each other material document, instrument or agreement which Parent, any Loan Party or any of their Subsidiaries is or may hereafter become a party pertaining to the Senior Secured Notes.

Senior Secured Notes Indenture:  that certain Indenture, dated as of October 16, 2012, by and among EMC, Parent, EDG Holdco, EM Holdings, B&L, the other guarantors from time to time party thereto, and The Bank of New York Mellon Trust Company, National Association, as trustee and collateral agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement.

Settlement Report:  a report delivered by the Agent to the Applicable Lenders summarizing the Revolver Loans and, if applicable, participations in LC Obligations of the applicable Borrower Group outstanding as of a given settlement date, allocated to the Applicable Lenders on a Pro Rata basis in accordance with their Commitments.

SIBOR:  for any Interest Period with respect to a SIBOR Revolver Loan:  (a) the arithmetic average (rounded upwards to five decimal places) of the displayed rates for the relevant period appearing under the heading page “SIBOR” on the Reuters screen (the “Screen Rate”); or (b) if no Screen Rate is available for Singapore Dollars for the Interest Period of that Revolver Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by leading banks in the Singapore interbank market, appearing as of 11:00 a.m. (Local Time) two (2) Business Days prior to the requested Revolver Loan for the offering of deposits in Singapore Dollars for a period comparable to the Interest Period for that Revolver Loan.  If the agreed page is replaced or the service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with Singapore Borrowers.

SIBOR Loan:  each set of SIBOR Revolver Loans having a common length and commencement of Interest Period.

SIBOR Revolver Loan:  a Revolver Loan that bears interest based on SIBOR.

Singapore Allocated U.S. Availability:  U.S. Availability designated by the North American Loan Party Agent for application to clause (d) of a Singapore Borrowing Base.

Singapore Alternate Swingline Sublimit:  $2,500,000.

Singapore Alternate Swingline Loan:  A Swingline Loan made by the Singapore Swingline Lender to a Singapore Borrower pursuant to Section 2.1.8(b), which Swingline Loan shall be a Singapore Base Rate Loan.

Singapore Availability:  as of any date of determination, (a) the lesser of (i) the Singapore Revolver Commitments minus all Singapore LC Obligations as of such date of determination and (ii) the Total Singapore Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Singapore Revolver Loans.

Singapore Availability Reserves:  the sum (without duplication) of (a) the Singapore Rent Reserve; (b) the Singapore LC Reserve; (c) the Singapore Bank Product Reserve; (d) the Singapore Priority Payables Reserve; (e) the Singapore Inventory Reserve; (f) the Singapore Dilution Reserve; and (g) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Singapore Bank Product Reserve:  at any time with respect to Secured Bank Product Obligations for the account of the Singapore Domiciled Loan Parties and their Subsidiaries, an amount equal to the sum of (a) the maximum amount of the then outstanding Qualified Secured Bank Product Obligations for the account of the Singapore Domiciled Loan Parties and their Subsidiaries owing (i) to Bank of America and its Affiliates as determined by the Agent in its reasonable discretion and (ii) to any other Secured Bank Product Provider as set forth in the notice delivered by such Secured Bank Product Provider providing such Bank Product and the Singapore Loan Party Agent to the Agent in accordance with the definition of Secured Bank Product Provider and (b) with respect to any other Secured Bank Product Obligations for the account of the Singapore Domiciled Loan Parties and their Subsidiaries, reserves established by the Agent from time to time in its Permitted Discretion to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations for the account of the Singapore Domiciled Loan Parties and their Subsidiaries.

Singapore Base Rate Loan:  a Singapore Revolver Loan, or portion thereof, funded in Singapore Dollars or Dollars (or such other currencies as may be provided under the Singapore Alternate Swingline Loans) and bearing interest calculated by reference to the Eurasian Base Rate.

Singapore Borrowers:  (a) the Initial Singapore Borrower and (b) each other Singapore Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.9 and has satisfied the other requirements set forth in Section 10.1.9 in order to become a Singapore Borrower.

Singapore Borrowing Base:  at any time, with respect to the Applicable Singapore Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a)           the Value of Singapore Eligible Accounts of the Applicable Singapore Borrower multiplied by the advance rate of 85%, plus

(b)           the lesser of (i) 75% of the Value of Singapore Eligible Inventory of the Applicable Singapore Borrower and (ii) 85% of the NOLV Percentage of the Value of Singapore Eligible Inventory of the Applicable Singapore Borrower, plus

(c)           all Eligible Pledged Cash of the Applicable Singapore Borrower, plus

(d)           Singapore Allocated U.S. Availability for such Applicable Singapore Borrower, minus

(e)           all Singapore Availability Reserves with respect to the Applicable Singapore Borrower, any changes therein to become effective (i) immediately upon or (ii) three (3) Business Days after, in the case of Singapore Availability Reserves allocable to the Applicable Singapore Borrower which would cause the aggregate amount of the Singapore Revolver Loans allocable to the Applicable Singapore Borrower at such time to exceed the lesser of the Applicable Singapore Borrower’s Applicable Singapore Borrower Commitment and the Applicable Singapore Borrower’s Singapore Borrowing Base then in effect, notification thereof to the Singapore Loan Party Agent by the Agent.

Notwithstanding the foregoing, the Singapore Borrowing Base shall be $0 until such time as the Agent receives a certificate issued to the Agent on behalf of the Singapore Facility Secured Parties, pursuant to and complying with the requirements of Section 76A(6) of the Singapore Companies Act  evidencing that the financial assistance whitewash procedures under Section 76(9A), Section 76(9B) or (as the case may be) Section 76(10) of the Singapore Companies Act have been satisfied.  The Singapore Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Singapore Borrowing Base is calculated in accordance with the terms of this Agreement.

Singapore Cash Collateral Account:  a demand deposit, money market or other account established by the Agent at Bank of America (Singapore) or such other financial institution as the Agent may select in its discretion, which account shall be for the benefit of the Singapore Facility Secured Parties and shall be subject to the Agent’s or Singapore Security Trustee’s Liens securing the Singapore Facility Secured Obligations.

Singapore Companies Act:  the Companies Act, Chapter 50 of Singapore.

Singapore Dilution Reserve:  with respect to an Applicable Singapore Borrower, the aggregate amount of reserves, as established by the Agent from time to time, in an amount equal to the Value of the Applicable Singapore Borrower’s Eligible Accounts multiplied by 1.0% for each percentage point (or portion thereof) that the Applicable Singapore Borrower’s Dilution Percent exceeds 5.0%.

Singapore Dollar:  the lawful currency of Singapore.

Singapore Domiciled Loan Party:  any Singapore Borrower and each Singapore Subsidiary now or hereafter party hereto as a Loan Party, and “Singapore Domiciled Loan Parties” means all such Persons, collectively.

Singapore Dominion Account:  each special account established by the Singapore Domiciled Loan Parties at Bank of America (Singapore) or another bank acceptable to the Agent, over which the Agent or Singapore Security Trustee has exclusive control for withdrawal purposes.

Singapore Eligible Accounts:  at any time, the Accounts of the Applicable Singapore Borrower at such date except any Account:

(a)           which is not subject to a valid Lien in favor of the Agent or the Singapore Security Trustee;

(b)           which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or the Singapore Security Trustee and (ii) a Lien permitted under Section 10.2.2(b), (i) or (l) which does not have priority over the Lien in favor of the Agent;

(c)           which is unpaid for (i) more than 60 days after the original due date or (ii) unless otherwise agreed in writing by the Agent in its discretion, more than 120 days after the original invoice date;

(d)           which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)           unless otherwise agreed to in writing by the Agent, which is owing by (i) an Account Debtor whose senior unsecured obligations are rated BBB or better by S&P or Baa3 or better by Moody’s to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 35% of the aggregate amount of all Eligible Accounts or (ii) any other Account Debtor to the extent the aggregate amount of otherwise Eligible Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 20% of the aggregate amount of all Eligible Accounts, in each case, only to the extent of such excess;

(f)           with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g)           which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) represents contract retention greater than $1,000,000, (v) is contingent upon the Applicable Singapore Borrower’s completion of any further performance, (vi) represents a cash or credit card sale, (vii) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis except with respect to up to $5,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis, or (viii) represents interest or fees (provided that ineligibility as a result of this clause (viii) shall be limited to the amount of such interest and fees);

(h)           for which the goods giving rise to such Account have not been shipped to the Account Debtor (other than goods for which title has passed to the Account Debtor and for which there is no further shipping obligation by the Applicable Singapore Borrower) or for which the services giving rise to such Account have not been performed by the Applicable Singapore Borrower;

(i)           with respect to which any check or other instrument of payment in excess of $100,000 has been returned uncollected for any reason;

(j)           which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Singapore Companies Act and the Singapore Bankruptcy Act, Chapter 20, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Singapore Companies Act or the Singapore Bankruptcy Act, Chapter 20, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k)           which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l)            which is owed by an Account Debtor which is not organized or incorporated under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent; provided that, notwithstanding the foregoing, the Agent may, in its discretion, deem Accounts that would otherwise be ineligible as a result of this clause (l) to be eligible in an amount not to exceed $25,000,000 in the aggregate for all Borrowing Bases on a combined basis;

(m)           which is owed in any currency other than an Eligible Account Currency;

(n)           which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) the Agent otherwise approves;

(o)           which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the JCP Parties that do business with the Applicable Singapore Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p)           which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Debt issued or incurred by any Loan Party; provided that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q)           which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Singapore Availability Reserves and determines to include such Account as a Singapore Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r)           which is evidenced by any promissory note, Chattel Paper or Instrument;

(s)           which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Singapore Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Singapore Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t)           with respect to which the Applicable Singapore Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u)           which the Agent determines is ineligible in its Permitted Discretion.

Subject to Section 14.1 and the definition of Singapore Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.  In calculating the delinquent portions of Accounts under clauses (c) and (d), credit balances more than 120 days old will be excluded.

Singapore Eligible Inventory:  at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Singapore Borrower at such date except any Inventory:

(a)           which is not subject to a valid Lien in favor of the Agent or Singapore Security Trustee;

(b)           which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or Singapore Security Trustee and (ii) a Lien permitted under Section 10.2.2(b), (i), (j) or (l) which does not have priority over the Lien in favor of the Agent or Singapore Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Singapore Eligible Inventory is satisfied with respect to the relevant Inventory);

(c)           which is, in the Agent’s Permitted Discretion, slow moving (unless the Inventory component of the Singapore Borrowing Base of the Applicable Singapore Borrower is being determined pursuant to clause (b)(ii) thereof and slow moving Inventory was taken into account in determining the NOLV Percentage), obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d)           with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e)           which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f)           which constitutes packaging and shipping material, work in process, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Singapore Eligible Accounts pursuant to clause (g)(vii) of the definition thereof), returned or repossessed Inventory (other than Inventory that is undamaged and able to be resold in the Ordinary Course of Business), Inventory held on consignment, Inventory to be returned to the Applicable Singapore Borrower’s suppliers or Inventory which is not of a type held for sale in the Ordinary Course of Business;

(g)           which is not located in Singapore or is not at a location listed on Schedule 8.5.1 (as updated from time to time in accordance with the provisions hereof) other than Inventory in transit between locations of the Singapore Domiciled Loan Parties;

(h)           which is located in any location leased by the Applicable Singapore Borrower unless (i) the lessor has delivered to the Agent a Lien Waiver or (ii) a Singapore Rent Reserve has been established by the Agent;

(i)            which is located in any third party warehouse or is in the possession of a bailee, processor or other Person unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Lien Waiver and/or such other documentation as the Agent may reasonably require or (ii) appropriate Singapore Rent Reserves have been established by the Agent; provided that all Inventory at any such location where the aggregate Value of the Inventory at such location is less than $100,000 shall be ineligible;

(j)            which is evidenced by a Document unless delivered to the Agent;

(k)           which is the subject of a consignment by the Applicable Singapore Borrower as consignor; or

(l)            which contains or bears any intellectual property rights licensed to the Applicable Singapore Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such Licensor in any material respect or (ii) incurring any material liability with respect to payment of Royalties other than Royalties incurred pursuant to sale of such Inventory under the current License.

Subject to Section 14.1 and the definition of Singapore Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Singapore Facility Collateral:  Collateral that now or hereafter secures (or is intended to secure) any of the Singapore Facility Secured Obligations, including Property of the Singapore Facility Guarantors pledged to secure the Singapore Facility Secured Obligations under their guarantee of the Secured Obligations.

Singapore Facility Guarantor:  each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any Singapore Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

Singapore Facility Loan Party:  a Singapore Borrower or a Singapore Facility Guarantor.

Singapore Facility Obligations:  all Obligations of the Singapore Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the Singapore Domiciled Loan Parties.

Singapore Facility Secured Obligations:  all Secured Obligations of the Singapore Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the Singapore Domiciled Loan Parties.

Singapore Facility Secured Parties:  the Agent, Singapore Security Trustee, any Singapore Fronting Bank, Singapore Lenders and Secured Bank Product Providers of Bank Products for the account of Singapore Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the Singapore Domiciled Loan Parties.

Singapore Fronting Bank:  (a) Bank of America (Singapore) or any Affiliate thereof that agrees to issue Singapore Letters of Credit or (b) if reasonably acceptable to the Singapore Loan Party Agent, any other Singapore Lender or Affiliate thereof that agrees to issue Singapore Letters of Credit.

Singapore Fronting Bank Indemnitees:  any Singapore Fronting Bank and its officers, directors, employees, Affiliates and agents.

Singapore Inventory Reserve:  the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion, to reflect factors that may negatively impact the value of Singapore Eligible Inventory, including, without duplication of eligibility criteria, changes in salability, slow moving, obsolescence, shrinkage, theft, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Singapore LC Application:  an application by any Singapore Borrower on behalf of itself or any other Singapore Borrower to a Singapore Fronting Bank for issuance of a Singapore Letter of Credit, in form and substance reasonably satisfactory to such Singapore Fronting Bank.

Singapore LC Conditions:  the following conditions necessary for issuance of a Singapore Letter of Credit:  (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Singapore LC Obligations do not exceed the Singapore Letter of Credit Sublimit, no Singapore Overadvance exists or would result therefrom and, in the case of any Singapore Borrower, Section 2.7 is satisfied; (c) unless the applicable Singapore Fronting Bank and the Agent otherwise consent, the expiration date of such Singapore Letter of Credit is no more than 365 days from issuance with respect to Singapore Letters of Credit other than documentary Singapore Letters of Credit (provided that each standby Singapore Letter of Credit may, upon the request of the Applicable Singapore Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less) and no more than 360 days from issuance with respect to documentary Singapore Letters of Credit; (d) the Singapore Letter of Credit and payments thereunder are denominated in Australian Dollars, Singapore Dollars, Dollars or Euros; (e) the form of the proposed Singapore Letter of Credit is reasonably satisfactory to the Agent and the applicable Singapore Fronting Bank; and (f) the proposed use of the Singapore Letter of Credit is for a lawful purpose.

Singapore LC Documents:  all documents, instruments and agreements (including Singapore LC Requests and Singapore LC Applications) delivered by any Singapore Borrower to a Singapore Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Singapore Letter of Credit.

Singapore LC Obligations:  with respect to the Applicable Singapore Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Singapore Borrower for any drawings under Singapore Letters of Credit; (b) the stated amount of all outstanding Singapore Letters of Credit issued for the account of such Applicable Singapore Borrower; and (c) all fees and other amounts owing with respect to such Singapore Letters of Credit.

Singapore LC Request:  a request for issuance of a Singapore Letter of Credit, to be provided by a Singapore Borrower to a Singapore Fronting Bank, in form reasonably satisfactory to the Agent and such Singapore Fronting Bank.

Singapore LC Reserve:  with respect to the Applicable Singapore Borrower, the aggregate of all Singapore LC Obligations of such Applicable Singapore Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Singapore Fronting Bank; provided that the portion of the Singapore LC Reserve established with respect to documentary Singapore Letters of Credit issued in connection with the purchase of Eligible Inventory shall be limited to the inverse of the advance rate applicable to such Inventory.

Singapore Lenders:  Bank of America (Singapore) and each other Lender that has issued a Singapore Revolver Commitment.

Singapore Letter of Credit:  any standby or documentary letter of credit issued by a Singapore Fronting Bank for the account of a Singapore Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Agent or a Singapore Fronting Bank for the benefit of a Singapore Borrower.

Singapore Letter of Credit Sublimit:  the lesser of (a) $35,000,000 and (b) the Singapore Revolver Commitments.

Singapore Loan Party Agent:  as defined in Section 4.4.2.

Singapore Overadvance:  as defined in Section 2.1.5(b).

Singapore Overadvance Loan:  a Loan made to a Singapore Borrower when a Singapore Overadvance exists or is caused by the funding thereof.

Singapore Overadvance Loan Balance:  on any date, the Dollar Equivalent of the amount by which the aggregate Singapore Revolver Loans of the Applicable Singapore Borrower or all Singapore Borrowers, as the case may be, exceed the amount of the Singapore Borrowing Base of such Applicable Singapore Borrower or the Total Singapore Borrowing Base, as applicable, on such date.

Singapore Priority Payables Reserve:  on any date of determination, a reserve in such amount as the Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens including, without limitation, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act, Chapter 134 of Singapore, amounts currently or past due and not paid for realty, municipal or similar Taxes (to the extent impacting any Singapore Facility Collateral), all amounts currently or past due and not contributed, remitted or paid under the Singapore Central Provident Fund Act, Chapter 36 of Singapore and all amounts referred to in section 328(1) of the Singapore Companies Act.

Singapore Protective Advances:  as defined in Section 2.1.6(b).

Singapore Reimbursement Date:  as defined in Section 2.3.2(a).

Singapore Rent Reserve:  the aggregate of (a) all past due rent and other past due charges owing by any Singapore Borrower to any landlord, bailee, warehouseman or other Person who possesses any Singapore Facility Collateral or could assert a Lien on such Singapore Facility Collateral; plus (b) a reserve in an amount not to exceed three months’ rent and other charges that could be payable to any such Person, unless such Person has executed a Lien Waiver.

Singapore Revolver Commitment:  for any Singapore Lender, its obligation to make Singapore Revolver Loans and to issue Singapore Letters of Credit, in the case of any Singapore Fronting Bank, or participate in Singapore LC Obligations, in the case of the other Singapore Lenders, to the Singapore Borrowers up to the maximum principal amount shown on Schedule 2.1.1(b), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Singapore Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.2.  “Singapore Revolver Commitments” means the aggregate amount of such commitments of all Singapore Lenders.

Singapore Revolver Commitment Increase:  as defined in Section 2.1.7(b).

Singapore Revolver Commitment Termination Date:  the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Singapore Loan Party Agent terminates or reduces to zero all of the Singapore Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the Singapore Revolver Commitments are terminated pursuant to Section 11.2.  From and after the Singapore Revolver Commitment Termination Date, the Singapore Borrowers shall no longer be entitled to request a Singapore Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

Singapore Revolver Exposure:  on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Singapore Revolver Loans outstanding on such date and (b) the Singapore LC Obligations on such date.

Singapore Revolver Loan:  a Revolver Loan made by Singapore Lenders to a Singapore Borrower pursuant to Section 2.1.1(b), which Revolver Loan shall, if denominated in Singapore Dollars, be either a SIBOR Loan or an Singapore Base Rate Loan, if denominated in Dollars, shall be either a LIBOR Loan or a Singapore Base Rate Loan, and if a Singapore Alternate Swingline Loan denominated in any other currency, shall be a Singapore Base Rate Loan, in each case as selected by Applicable Singapore Borrower, and including any Singapore Alternate Swingline Loan, Singapore Swingline Loan, Singapore Overadvance Loan or Singapore Protective Advance.

Singapore Revolver Notes:  the promissory notes, if any, executed by Singapore Borrowers in favor of each Singapore Lender to evidence the Singapore Revolver Loans funded from time to time by such Singapore Lender, which shall be in the form of Exhibit C-2 to this Agreement, together with any replacement or successor notes therefor.

Singapore Security Agreements:  each debenture or other document among any Singapore Domiciled Loan Party and the Agent or the Singapore Security Trustee.

Singapore Security Trustee:  Bank of America in its capacity as Agent and as a security trustee.

Singapore Subsidiary:  Each Subsidiary of Parent incorporated or organized under the laws of Singapore.

Singapore Swingline Lender:  Bank of America (Singapore) or an Affiliate of Bank of America (Singapore).

Singapore Swingline Loan:  a Swingline Loan made by the Singapore Swingline Lender to a Singapore Borrower pursuant to Section 2.1.8(c), which Swingline Loan shall be a Singapore Base Rate Loan.

Singapore Swingline Sublimit:  $5,000,000.

Singapore Warehouse:  that certain 4 story regional head office warehouse located on the piece of land known as Lot A2583200 at 7 Tuas South Street 5, Singapore 637136 in the Republic of Singapore including the buildings erected thereon.

Solvent:  as it relates to (a) the Loan Parties, taken as a whole, (i) are adequately capitalized (for purposes of all jurisdictions other than Singapore and the UK), (ii) own assets, the value of which, on a going concern basis, exceed their liabilities, (iii) will have sufficient working capital to pay their debts as they become due and (iv) have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise), or made any conveyance in connection therewith, in each case, with actual intent to hinder, delay or defraud either present or future creditors of such Persons or any of their Affiliates; and (b) (i) as to any other Person (other than a Person incorporated or organized under the laws of Canada, Singapore or the UK, or any province or territory of Canada or Singapore), such Person (1) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (2) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (3) is able to pay all of its debts as they mature or fall due in the normal course of business; (4) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (5) is not “insolvent” within the meaning of Section 101(32) of the U.S. Bankruptcy Code; and (6) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates, (ii) as to any other Person incorporated or organized under the laws of Canada or any province or territory of Canada, is not an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada), (iii) as to any other Person incorporated or organized under the laws of Singapore (1) is not presumed or deemed to be unable and does not admit inability to pay its debts as they fall due, does not suspend making payments on any of its debts and, by reason of actual or anticipated financial difficulties, does not commence negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (2) has assets with a value that is not less than its liabilities (taking into account contingent and prospective liabilities); (3) has not had a moratorium declared in respect of any of its indebtedness; and (4) has no expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affecting its asset or assets, and (iv) as to any other Person incorporated in the UK, is able or does not admit its inability to pay its debts as they fall due, does not suspend or threaten to suspend making payments on any of its debt, does not by reason of actual or anticipated financial difficulties, commence negotiations with its creditors with a view of rescheduling its indebtedness and no moratorium is declared in respect of its indebtedness.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Disposition: any disposition of all or substantially all of the assets or Equity Interests of any Restricted Subsidiary of Parent or any division, business unit, product line or line of business.

Specified Transaction: (a) any Specified Disposition, (b) any Permitted Acquisition and (c) the incurrence or repayment of any Debt.

STA:  the Securities Transfer Act, 2006 (Ontario) (or any successor statute) and the regulations thereunder.

Sterling:  the lawful currency of the United Kingdom.

Subordinated Debt:  Debt incurred by a Loan Party or a Restricted Subsidiary that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to the Agent.

Subsidiary:  with respect to any Person, (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Equity Interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a direct or indirect Subsidiary of Parent.

Successor Borrower:  as defined in Section 10.2.8(a).

Super-Majority Lenders:  at any date of determination thereof, Lenders having Commitments representing more than 66⅔% of the aggregate Commitments at such time; provided, however, that for so long as any Lender shall be a Defaulting Lender, the term “Super-Majority Lenders” shall mean Lenders (excluding such Defaulting Lender) having Commitments representing more than 66⅔% of the aggregate Commitments (excluding the Commitments of each Defaulting Lender) at such time; provided further, however, that if any of the Commitments have been terminated, the term “Super-Majority Lenders” shall be calculated based on the Dollar Equivalent thereof using (a) in lieu of such Lender’s terminated Commitment, the outstanding principal amount of the Revolver Loans by such Lender to, and (if applicable) participation interests in LC Obligations owing by, all Borrowers and (b) in lieu of the aggregate Commitments to all Borrowers, the aggregate outstanding Revolver Loans to, and (if applicable) LC Obligations owing by all Borrowers.

Supporting Obligations:  as defined in the UCC, and in any event means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, but not limited to, securities, Investment Property, bills, notes, lien notes, judgments, chattel mortgages, mortgages, security interests, hypothecs, assignments, guarantees, suretyships, accessories, bills of exchange, negotiable instruments, invoices and all other rights, benefits and documents now or hereafter taken, vested in or held by a Person in respect of or as security for the same and the full benefit and advantage thereof, and all rights of action or claims which a Person now has or may at any time hereafter have against any other Person in respect thereof, including rights in its capacity as seller of any property or assets returned, repossessed or recovered, under an installment or conditional sale or otherwise.

Swingline Lender:  the Canadian Swingline Lender, the Singapore Swingline Lender, the UK Swingline Lender and/or the U.S. Swingline Lender, as the context requires.

Swingline Loan:  a loan made pursuant to Section 2.1.8.

TARGET Day:  any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.

Tax Credit:  a credit against, relief or remission for, or refund or repayment of, any Taxes.

Tax Deduction:  a deduction or withholding for or on account of Taxes from a payment under any Loan Document.

Tax Payment:  either the increase in a payment made by a Loan Party to any Recipient under Section 5.8.1, 5.8.3(b) or 5.8.4(b), as applicable, or a payment under Section 5.8.3(c) or 5.8.4(c), as applicable.

Tax Receivables Agreements:  collectively, (a) the Tax Receivables Agreement, dated as of May 2, 2012, by and among the Parent, EDG Holdco and Bourland & Leverich Holdings LLC and (b) the Tax Receivables Agreement, dated as of May 2, 2012, by and among the Parent, EDG Holdco and Edgen Murray II, L.P., in each case, as in effect on the date hereof.

Taxes:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed in the nature of taxation by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Termination Event:  (a) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan by a Canadian Facility Loan Party; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer such a plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any such plan.

Test Period:  for any determination under this Agreement, the four consecutive Fiscal Quarters of Parent then ended.

Total Borrowing Base:  the sum of the Total Canadian Borrowing Base, the Total Singapore Borrowing Base, Total UK Borrowing Base and the U.S. Borrowing Base.

Total Canadian Borrowing Base:  at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a)           the Value of Canadian Eligible Accounts of all Canadian Borrowers multiplied by the advance rate of 85%, plus

(b)           the lesser of (i) 75% of the Value of Canadian Eligible Inventory of all Canadian Borrowers and (ii) 85% of the NOLV Percentage of the Value of Canadian Eligible Inventory of all Canadian Borrowers, plus

(c)           all Eligible Pledged Cash of all Canadian Borrowers, plus

(d)           Canadian Allocated U.S. Availability for all Canadian Borrowers, minus

(e)           Canadian Availability Reserves, any changes therein to become effective (i) immediately upon or (ii) three (3) Business Days after, in the case of Canadian Availability Reserves which would cause the aggregate amount of the Canadian Revolver Loans of all Canadian Borrowers at such time to exceed the lesser of the Canadian Revolver Commitments and the Total Canadian Borrowing Base then in effect, notification thereof to the Canadian Borrowers by the Agent.

The Total Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Canadian Borrowing Base is calculated in accordance with the terms of this Agreement.

Total Debt:  as of any date of determination, (a) the aggregate principal amount of Debt of the Parent and the Restricted Subsidiaries outstanding on such date excluding Contingent Obligations, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Debt resulting from the application of purchase accounting in connection with any Permitted Acquisition), minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of the Parent and the Restricted Subsidiaries as at such date not to exceed $25,000,000 and to the extent the use thereof for application to payment of Debt is not prohibited by law or any contract to which any such Person is a party.

Total Debt to EBITDA Ratio:  as of any date of determination, the ratio of (a) Total Debt as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.2 to (b) EBITDA determined on a Pro Forma Basis for such Test Period.

Total Revolver Exposure:  as of any date of determination the sum of the Canadian Revolver Exposure, the Singapore Revolver Exposure, the UK Revolver Exposure and the U.S. Revolver Exposure on such date of determination.

Total Singapore Borrowing Base:  at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a)           the Value of Singapore Eligible Accounts of all Singapore Borrowers multiplied by the advance rate of 85%, plus

(b)           the lesser of (i) 75% of the Value of Singapore Eligible Inventory of all Singapore Borrowers and (ii) 85% of the NOLV Percentage of the Value of Singapore Eligible Inventory of all Singapore Borrowers, plus

(c)           all Eligible Pledged Cash of all Singapore Borrowers, plus

(d)           Singapore Allocated U.S. Availability for all Singapore Borrowers, minus

(e)           Singapore Availability Reserves, any change therein to become effective (i) immediately upon or (ii) three (3) Business Days after, in the case of Singapore Availability Reserves which would cause the aggregate amount of the Singapore Revolver Loans of all Singapore Borrowers at such time to exceed the lesser of the Singapore Revolver Commitments and the Total Singapore Borrowing Base then in effect, notification thereof to the Singapore Borrowers by the Agent.

Notwithstanding the foregoing, the Total Singapore Borrowing Base shall be $0 until such time as the Agent receives a certificate issued to the Agent on behalf of the Singapore Facility Secured Parties, pursuant to and complying with the requirements of Section 76A(6) of the Singapore Companies Act evidencing that the financial assistance whitewash procedures under Section 76(9A), Section 76(9B) or (as the case may be) Section 76(10) of the Singapore Companies Act have been satisfied.  The Total Singapore Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Singapore Borrowing Base is calculated in accordance with the terms of this Agreement.

Total UK Borrowing Base:  at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a)           the Value of UK Eligible Accounts of all UK Borrowers multiplied by the advance rate of 85%, plus

(b)           the lesser of (i) 75% of the Value of UK Eligible Inventory of all UK Borrowers and (ii) 85% of the NOLV Percentage of the Value of UK Eligible Inventory of all UK Borrowers, plus

(c)           all Eligible Pledged Cash of all UK Borrowers, plus

(d)           UK Allocated U.S. Availability for all UK Borrowers, minus

(e)           UK Availability Reserves, any change therein to become effective (i) immediately upon or (ii) three (3) Business Days after, in the case of UK Availability Reserves which would cause the aggregate amount of the UK Revolver Loans of all UK Borrowers at such time to exceed the lesser of the UK Revolver Commitments and the Total UK Borrowing Base then in effect, notification thereof to the UK Borrowers by the Agent.

The Total UK Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total UK Borrowing Base is calculated in accordance with the terms of this Agreement.  Notwithstanding the foregoing, (i) the Accounts and Inventory of the Initial UK Borrowers (other than EMEL) shall be ineligible until such time as the Agent has received a satisfactory field exam report and Inventory appraisal for such UK Borrowers, (ii) the Total UK Borrowing Base will exclude clauses (a), (b) and (c) thereof with respect to such UK Borrowers until such time as such UK Borrowers have complied with Section 8.2.4 and delivered to the Agent Security Documents, in form and substance acceptable to the Agent, establishing first priority charges and security interests over the Collateral of such UK Borrowers, and (iii) the Total UK Borrowing Base shall exclude assets of such UK Borrowers until such time as the Agent and the UK Lenders complete compliance with applicable “know your customer” and anti-money laundering rules.

Transfer:  as defined in Section 2.1.6(f).

Transfer Date:  as defined in Section 2.1.6(f).

Transferee:  any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Treasury Management Services:  any services provided from time to time by any Lender or any of its Affiliates to Parent or any of its Restricted Subsidiaries in connection with operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

Treaty:  a double taxation agreement.

Treaty Lender:  a Lender which:

(a)           is treated as a resident of a Treaty State for the purposes of the relevant Treaty;

(b)           does not carry on a business in Singapore or the United Kingdom, as applicable, through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and

(c)           meets all other conditions of the relevant Treaty for full exemption from Singapore or the United Kingdom, as applicable, taxation on interest and other amounts which relate to the Lender (including, without limitation, its Tax or other status, the manner in which or the period for which it holds any rights under this Agreement, the reasons or purposes for its acquisition of such rights and the nature of any arrangements by which it disposes of or otherwise turns to account such rights) under the Loan Documents.  In this subclause (c), “conditions” shall mean conditions relating to an entity’s eligibility for full exemption under the relevant Treaty and shall not be treated as including any procedural formalities that need to be satisfied in relation to that Treaty.

“Treaty State” as defined, in relation to Singapore Tax matters and United Kingdom Tax matters in, respectively, Section 5.8.3 and Section 5.8.4.

Type:  any type of a Loan (i.e., Base Rate Loan, LIBOR Loan, SIBOR Loan, Canadian BA Rate Loan, Canadian Prime Rate Loan) and which shall be either an Interest Period Loan or a Floating Rate Loan.

UCC:  the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other U.S. state or territory govern the creation, perfection, priority or enforcement of any Lien, the Uniform Commercial Code of such state or territory.

UK or United Kingdom:  the United Kingdom of Great Britain and Northern Ireland.

UK Allocated U.S. Availability:  U.S. Availability designated by the North American Loan Party Agent for application to clause (d) of a UK Borrowing Base.

UK Availability:  as of any date of determination, (a) the lesser of (i) the UK Revolver Commitments minus all UK LC Obligations as of such date of determination and (ii) the Total UK Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all UK Revolver Loans.

UK Availability Reserves:  the sum (without duplication) of (a) the UK Rent Reserve; (b) the UK LC Reserve; (c) the UK Bank Product Reserve; (d) the UK Priority Payables Reserve; (e) the UK Inventory Reserve; (f) the UK Dilution Reserve; and (g) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

UK Bank Product Reserve:  at any time with respect to Secured Bank Product Obligations for the account of the UK Domiciled Loan Parties and their Subsidiaries, an amount equal to the sum of (a) the maximum amount of the then outstanding Qualified Secured Bank Product Obligations for the account of the UK Domiciled Loan Parties and their Subsidiaries owing (i) to Bank of America and its Affiliates as determined by the Agent in its reasonable discretion and (ii) to any other Secured Bank Product Provider as set forth in the notice delivered by such Secured Bank Product Provider providing such Bank Product and the UK Loan Party Agent to the Agent in accordance with the definition of Secured Bank Product Provider and (b) with respect to any other Secured Bank Product Obligations for the account of the UK Domiciled Loan Parties and their Subsidiaries, reserves established by the Agent from time to time in its Permitted Discretion to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations for the account of the UK Domiciled Loan Parties and their Subsidiaries.

UK Base Rate Loan:  a UK Revolver Loan, or portion thereof, funded in Sterling, Dollars or Euros and bearing interest calculated by reference to the Eurasian Base Rate.

UK Borrowers:  (a) the Initial UK Borrowers and (b) each other UK Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.9 and has satisfied the other requirements set forth in Section 10.1.9 in order to become a UK Borrower.

UK Borrowing Base:  at any time, with respect to the Applicable UK Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a)           the Value of UK Eligible Accounts of the Applicable UK Borrower multiplied by the advance rate of 85%, plus

(b)           the lesser of (i) 75% of the Value of UK Eligible Inventory of the Applicable UK Borrower and (ii) 85% of the NOLV Percentage of the Value of UK Eligible Inventory of the Applicable UK Borrower, plus

(c)           all Eligible Pledged Cash of the Applicable UK Borrower, plus

(d)           UK Allocated U.S. Availability for the Applicable UK Borrower; minus

(e)           all UK Availability Reserves with respect to the Applicable UK Borrower, any change therein to become effective (i) immediately upon or (ii) three (3) Business Days after, in the case of UK Availability Reserves allocable to the Applicable UK Borrower which would cause the aggregate amount of the UK Revolver Loans allocable to the Applicable UK Borrower at such time to exceed the lesser of the Applicable UK Borrower’s Applicable UK Borrower Commitment and the Applicable UK Borrower’s UK Borrowing Base then in effect, notification thereof to the UK Loan Party Agent by the Agent.

The UK Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the UK Borrowing Base is calculated in accordance with the terms of this Agreement.  The UK Borrowing Base may be determined on a combined basis for UK Borrowers that have satisfied the UK Combined Borrowing Base Condition.  Notwithstanding the foregoing, (i) the Accounts and Inventory of the Initial UK Borrowers (other than EMEL) shall be ineligible until such time as the Agent has received a satisfactory field exam report and Inventory appraisal for such UK Borrowers, (ii) the UK Borrowing Base of such UK Borrowers will exclude clauses (a), (b) and (c) thereof until such time as such UK Borrowers have complied with Section 8.2.4 and delivered to the Agent Security Documents, in form and substance acceptable to the Agent, establishing first priority charges and security interests over the Collateral of such UK Borrowers and (iii) the UK Borrowing Base for such UK Borrowers shall be $0 until such time as the Agent and the UK Lenders complete compliance with applicable “know your customer” and anti-money laundering rules.

UK Cash Collateral Account:  a demand deposit, money market or other account established by the Agent at Bank of America (London) or such other financial institution as the Agent may select in its discretion, which account shall be for the benefit of the UK Facility Secured Parties and shall be subject to the Agent’s or UK Security Trustee’s Liens securing the UK Facility Secured Obligations.

UK Combined Borrowing Base Condition:  with respect to an Applicable UK Borrower, that (a) one year has elapsed since the date on which such UK Borrower entered into the UK Debenture and (b) the Agent has determined that such UK Borrower may report a combined Borrowing Base with each other UK Borrower that has satisfied clause (a) above, provided, that the Agent may, in its discretion and following notice to the UK Loan Party Agent, subsequently require that any such UK Borrower report a stand alone Borrowing Base (in which case the UK Combined Borrowing Base Condition will be deemed not satisfied with respect to such UK Borrower).

UK Debenture:  that certain Debenture dated as of the date hereof among EMEL, the other UK Borrowers from time to time party thereto, and the UK Security Trustee, as amended, restated, supplemented or otherwise modified from time to time.

UK Dilution Reserve:  with respect to an Applicable UK Borrower, the aggregate amount of reserves, as established by the Agent from time to time, in an amount equal to the Value of the Applicable UK Borrower’s Eligible Accounts multiplied by 1.0% for each percentage point (or portion thereof) that the Applicable UK Borrower’s Dilution Percent exceeds 5.0%.

UK Domiciled Loan Party:  any UK Borrower and each UK Subsidiary now or hereafter party hereto as a Loan Party, and “UK Domiciled Loan Parties” means all such Persons, collectively.

UK Dominion Account:  each special account established by the UK Domiciled Loan Parties at Bank of America (London) or another bank acceptable to the Agent, over which the Agent or UK Security Trustee has exclusive control for withdrawal purposes.

UK Eligible Accounts:  at any time, the Accounts of the Applicable UK Borrower at such date except any Account:

(a)           which is not subject to a valid Lien in favor of the Agent or UK Security Trustee;

(b)           which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or UK Security Trustee and (ii) a Lien permitted under Section 10.2.2(b), (i) or (l) which does not have priority over the Lien in favor of the Agent;

(c)           which is unpaid for (i) more than 60 days after the original due date or (ii) unless otherwise agreed in writing by the Agent in its discretion, more than 120 days after the original invoice date;

(d)           which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)           unless otherwise agreed to in writing by the Agent, which is owing by (i) an Account Debtor whose senior unsecured obligations are rated BBB or better by S&P or Baa3 or better by Moody’s to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 35% of the aggregate amount of all Eligible Accounts or (ii) any other Account Debtor to the extent the aggregate amount of otherwise Eligible Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 20% of the aggregate amount of all Eligible Accounts, in each case, only to the extent of such excess;

(f)           with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g)           which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) represents contract retention greater than $1,000,000, (v) is contingent upon the Applicable UK Borrower’s completion of any further performance, (vi) represents a cash or credit card sale, (vii) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $5,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis, or (viii) represents interest or fees (provided that ineligibility as a result of this clause (viii) shall be limited to the amount of such interest and fees);

(h)           for which the goods giving rise to such Account have not been shipped to the Account Debtor (other than goods for which title has passed to the Account Debtor and for which there is no further shipping obligation by the Applicable UK Borrower) or for which the services giving rise to such Account have not been performed by the Applicable UK Borrower;

(i)           with respect to which any check or other instrument of payment in excess of $100,000 has been returned uncollected for any reason;

(j)           which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k)           which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l)            which is owed by an Account Debtor which is not organized or incorporated under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent; provided that, notwithstanding the foregoing, the Agent may, in its discretion, deem Accounts that would otherwise be ineligible as a result of this clause (l) to be eligible in an amount not to exceed $25,000,000 in the aggregate for all Borrowing Bases on a combined basis;

(m)           which is owed in any currency other than an Eligible Account Currency;

(n)           which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) the Agent otherwise approves;

(o)           which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the JCP Parties that do business with the Applicable UK Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p)           which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Debt issued or incurred by any Loan Party; provided that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q)           which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established UK Availability Reserves and determines to include such Account as a UK Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r)           which is evidenced by any promissory note, Chattel Paper or Instrument;

(s)           which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable UK Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable UK Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t)            with respect to which the Applicable UK Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u)           which the Agent determines is ineligible in its Permitted Discretion.

Subject to Section 14.1.1 and the definition of UK Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.  In calculating the delinquent portions of Accounts under clauses (c) and (d), credit balances more than 120 days old will be excluded.

UK Eligible Inventory:  at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable UK Borrower at such date except any Inventory:

(a)           which is not subject to a valid Lien in favor of the Agent or UK Security Trustee;

(b)           which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or UK Security Trustee and (ii) a Lien permitted under Section 10.2.2(b), (i), (j) or (l) which does not have priority over the Lien in favor of the Agent or UK Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of UK Eligible Inventory is satisfied with respect to the relevant Inventory);

(c)           which is, in the Agent’s Permitted Discretion, slow moving (unless the Inventory component of the UK Borrowing Base of the Applicable UK Borrower is being determined pursuant to clause (b)(ii) thereof and slow moving Inventory was taken into account in determining the NOLV Percentage), obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d)           with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e)           which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects) or is awaiting test certificates;

(f)           which constitutes packaging and shipping material, work in process, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from UK Eligible Accounts pursuant to clause (g)(vii) of the definition thereof), in-transit traded Inventory, returned or repossessed Inventory (other than Inventory that is undamaged and able to be resold in the Ordinary Course of Business), Inventory held on consignment, Inventory to be returned to the Applicable UK Borrower’s suppliers or Inventory which is not of a type held for sale in the Ordinary Course of Business;

(g)           which is not located in the UK or is not at a location listed on Schedule 8.5.1 (as updated from time to time in accordance with the provisions hereof) other than Inventory in transit between locations of the UK Domiciled Loan Parties;

(h)           which is located in any location leased by the Applicable UK Borrower unless (i) the lessor has delivered to the Agent a Lien Waiver or (ii) a UK Rent Reserve has been established by the Agent;

(i)           which is located in any third party warehouse or is in the possession of a bailee, processor or other Person unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Lien Waiver and/or such other documentation as the Agent may reasonably require or (ii) appropriate UK Rent Reserves have been established by the Agent; provided that all Inventory at any such location where the aggregate Value of the Inventory at such location is less than $100,000 shall be ineligible;

(j)           which is evidenced by a Document unless delivered to the Agent;

(k)           which is the subject of a consignment by the Applicable UK Borrower as consignor, unless (i) there is a written agreement satisfactory to the Agent acknowledging that (A) such Inventory is held on consignment, (B) the Applicable UK Borrower retains title to such Inventory, (C) no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and (D) requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property and (ii) the aggregate amount thereof does not exceed $5,000,000; or

(l)           which contains or bears any intellectual property rights licensed to the Applicable UK Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such Licensor in any material respect or (ii) incurring any material liability with respect to payment of Royalties other than Royalties incurred pursuant to sale of such Inventory under the current License.

Subject to Section 14.1 and the definition of UK Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

UK Facility Collateral:  Collateral that now or hereafter secures (or is intended to secure) any of the UK Facility Secured Obligations, including Property of the UK Facility Guarantors pledged to secure the UK Facility Secured Obligations under their guarantee of the Secured Obligations.

UK Facility Guarantor:  each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any UK Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

UK Facility Loan Party:  a UK Borrower or a UK Facility Guarantor.

UK Facility Obligations:  all Obligations of the UK Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the UK Domiciled Loan Parties.

UK Facility Secured Obligations:  all Secured Obligations of the UK Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the UK Domiciled Loan Parties.

UK Facility Secured Parties:  the Agent, UK Security Trustee, any UK Fronting Bank, UK Lenders and Secured Bank Product Providers of Bank Products for the account of UK Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the UK Domiciled Loan Parties.

UK Fronting Bank:  (a) Bank of America (London) or any Affiliate thereof that agrees to issue UK Letters of Credit or (b) if reasonably acceptable to the UK Loan Party Agent, any other UK Lender or Affiliate thereof that agrees to issue UK Letters of Credit.

UK Fronting Bank Indemnitees:  any UK Fronting Bank and its officers, directors, employees, Affiliates and agents.

UK Inventory Reserve:  the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion, to reflect factors that may negatively impact the value of UK Eligible Inventory, including, without duplication of eligibility criteria, changes in salability, slow moving, obsolescence, shrinkage, theft, imbalance, change in composition or mix, markdowns and vendor chargebacks.

UK LC Application:  an application by any UK Borrower on behalf of itself or any other UK Borrower to a UK Fronting Bank for issuance of a UK Letter of Credit, in form and substance reasonably satisfactory to such UK Fronting Bank.

UK LC Conditions:  the following conditions necessary for issuance of a UK Letter of Credit:  (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total UK LC Obligations do not exceed the UK Letter of Credit Sublimit, no UK Overadvance exists or would result therefrom and, in the case of any UK Borrower, Section 2.7 is satisfied; (c) unless the applicable UK Fronting Bank and the Agent otherwise consent, the expiration date of such UK Letter of Credit is no more than 365 days from issuance with respect to UK Letters of Credit other than documentary UK Letters of Credit (provided that each standby UK Letter of Credit may, upon the request of the Applicable UK Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less) and no more than 360 days from issuance with respect to documentary UK Letters of Credit; (d) the UK Letter of Credit and payments thereunder are denominated in Sterling, Dollars, Euros or Norwegian Kroner; (e) the form of the proposed UK Letter of Credit is reasonably satisfactory to the Agent and the applicable UK Fronting Bank; and (f) the proposed use of the UK Letter of Credit is for a lawful purpose.

UK LC Documents:  all documents, instruments and agreements (including UK LC Requests and UK LC Applications) delivered by any UK Borrower to a UK Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any UK Letter of Credit.

UK LC Obligations:  with respect to the Applicable UK Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable UK Borrower for any drawings under UK Letters of Credit; (b) the stated amount of all outstanding UK Letters of Credit issued for the account of such Applicable UK Borrower; and (c) all fees and other amounts owing with respect to such UK Letters of Credit.

UK LC Request:  a request for issuance of a UK Letter of Credit, to be provided by a UK Borrower to a UK Fronting Bank, in form reasonably satisfactory to the Agent and such UK Fronting Bank.

UK LC Reserve:  with respect to the Applicable UK Borrower, the aggregate of all UK LC Obligations of such Applicable UK Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any UK Fronting Bank; provided that the portion of the UK LC Reserve established with respect to documentary UK Letters of Credit issued in connection with the purchase of Eligible Inventory shall be limited to the inverse of the advance rate applicable to such Inventory.

UK Lenders:  Bank of America (London) and each other Lender that has issued a UK Revolver Commitment.

UK Letter of Credit:  any standby or documentary letter of credit issued by a UK Fronting Bank for the account of a UK Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Agent or a UK Fronting Bank for the benefit of a UK Borrower.

UK Letter of Credit Sublimit:  the lesser of (a) $45,000,000 and (b) the UK Revolver Commitments.

UK Loan Party Agent:  as defined in Section 4.4.3.

UK Overadvance:  as defined in Section 2.1.5(c).

UK Overadvance Loan:  a Loan made to a UK Borrower when a UK Overadvance exists or is caused by the funding thereof.

UK Overadvance Loan Balance:  on any date, the Dollar Equivalent of the amount by which the aggregate UK Revolver Loans of the Applicable UK Borrower or all UK Borrowers, as the case may be, exceed the amount of the UK Borrowing Base of such Applicable UK Borrower or the Total UK Borrowing Base, as applicable, on such date.  The UK Overadvance Loan Balance may be determined on a combined basis for UK Borrowers that have satisfied the UK Combined Borrowing Base Condition.

UK Pension Plan:  an occupational pension scheme which is not a money purchase scheme (each as defined in Section 181 of the Pension Schemes Act 1993 (UK)) and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by any Loan Party in respect of its UK employees or former employees.

UK Priority Payables Reserve:  on any date of determination, a reserve in such amount as the Agent may determine in its Permitted Discretion (but not exceeding any statutory limit on any such amounts) which reflects the full amount of any liabilities or amounts which (by virtue of any Liens, choate or inchoate, or any statutory provision) rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, but only to the extent prescribed pursuant to English law and statute then in force, (i) amounts due to employees in respect of unpaid wages and holiday pay, (ii) the “prescribed part” of floating charge realisations held for unsecured creditors, (iii) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer), and (iv) the amount of any unpaid contributions to occupational pension schemes and state scheme premiums.

UK Protective Advances:  as defined in Section 2.1.6(c).

UK Reimbursement Date:  as defined in Section 2.4.2(a).

UK Rent Reserve:  the aggregate of (a) all (i) past due rent and other past due charges owing by any UK Borrower and (ii) the amount of rent next falling due from any UK Borrower, in each case, to any landlord, bailee, warehouseman or other Person who possesses any UK Facility Collateral or could assert a Lien on such UK Facility Collateral; plus (b) a reserve in an amount not to exceed three months’ rent and other charges that could be payable to any such Person, unless such Person has executed a Lien Waiver.

UK Revolver Commitment:  for any UK Lender, its obligation to make UK Revolver Loans and to issue UK Letters of Credit, in the case of any UK Fronting Bank, or participate in UK LC Obligations, in the case of the other UK Lenders, to the UK Borrowers up to the maximum principal amount shown on Schedule 2.1.1(c), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such UK Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.2.  “UK Revolver Commitments” means the aggregate amount of such commitments of all UK Lenders.

UK Revolver Commitment Increase:  as defined in Section 2.1.7(c).

UK Revolver Commitment Termination Date:  the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the UK Loan Party Agent terminates or reduces to zero all of the UK Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the UK Revolver Commitments are terminated pursuant to Section 11.2.  From and after the UK Revolver Commitment Termination Date, the UK Borrowers shall no longer be entitled to request a UK Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

UK Revolver Exposure:  on any date, the Dollar Equivalent of an amount equal to the sum of (a) the UK Revolver Loans outstanding on such date and (b) the UK LC Obligations on such date.

UK Revolver Loan:  a Revolver Loan made by UK Lenders to a UK Borrower pursuant to Section 2.1.1(c), which Revolver Loan shall be denominated in Sterling, Dollars or Euros and either a LIBOR Loan or a UK Base Rate Loan, in each case as selected by Applicable UK Borrower, and including any UK Swingline Loan, UK Overadvance Loan or UK Protective Advance.

UK Revolver Notes:  the promissory notes, if any, executed by UK Borrowers in favor of each UK Lender to evidence the UK Revolver Loans funded from time to time by such UK Lender, which shall be in the form of Exhibit C-3 to this Agreement, together with any replacement or successor notes therefor.

UK Security Agreements:  the UK Debenture and each other debenture or security agreement among any UK Domiciled Loan Party and the Agent or UK Security Trustee.

UK Security Trustee:  Bank of America (London) or any successor security trustee appointed in accordance with Section 12.2.

UK Subsidiary:  each Subsidiary of Parent incorporated or organized under the laws of any legal jurisdiction of the United Kingdom.

UK Swingline Lender:  Bank of America (London) or an Affiliate of Bank of America (London).

UK Swingline Loan:  a Swingline Loan made by the UK Swingline Lender to a UK Borrower pursuant to Section 2.1.8(d), which Swingline Loan shall be a UK Base Rate Loan.

UK Swingline Sublimit:  $10,000,000.

Unfunded Current Liability:  of any Canadian Pension Plan shall mean the excess of the present value of the benefit liabilities determined on a plan termination basis in accordance with actuarial assumptions over the current value of the assets, and in any event includes any unfunded liability, solvency liability or wind up deficiency in respect of any Canadian Pension Plan.

Unrestricted Subsidiary:  (a) each Subsidiary of the Parent that has been designated following the Closing Date as an Unrestricted Subsidiary in compliance with Section 10.1.10 and (b) each Subsidiary of a Subsidiary specified in clause (a) of this definition.

U.S.:  the United States of America.

U.S. Assignment of Claims Act:  Assignment of Claims Act of 1940, 31 U.S.C. § 3727, 41 U.S.C. § 15, as amended.

U.S. Availability:  as of any date of determination, (a) the lesser of (i) the U.S. Revolver Commitments minus the sum of (1) all U.S. LC Obligations and (2) the Foreign Allocated U.S. Availability Reserve as of such date of determination and (ii) the U.S. Borrowing Base as of such date of determination, minus (b) the principal balance of all U.S. Revolver Loans.

U.S. Availability Reserves:  the sum (without duplication) of (a) the U.S. Rent Reserve; (b) the Foreign Allocated U.S. Availability Reserve, (c) the U.S. LC Reserve, (d) the U.S. Bank Product Reserve; (e) the U.S. Inventory Reserve; (f) the U.S. Dilution Reserve; (g) the Canadian Overadvance Loan Balance, the Singapore Overadvance Loan Balance and the UK Overadvance Loan Balance, if any, outstanding on such date; and (h) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

U.S. Bank Product Reserve:  at any time with respect to Secured Bank Product Obligations for the account of the U.S. Domiciled Loan Parties and their Subsidiaries, an amount equal to the sum of (a) the maximum amount of the then outstanding Qualified Secured Bank Product Obligations for the account of the U.S. Domiciled Loan Parties and their Subsidiaries owing (i) to Bank of America and its Affiliates as determined by the Agent in its reasonable discretion and (ii) to any other Secured Bank Product Provider as set forth in the notice delivered by such Secured Bank Product Provider providing such Bank Product and the North American Loan Party Agent to the Agent in accordance with the definition of Secured Bank Product Provider and (b) with respect to any other Secured Bank Product Obligations for the account of the U.S. Domiciled Loan Parties and their Subsidiaries, reserves established by the Agent from time to time in its Permitted Discretion to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations for the account of the U.S. Domiciled Loan Parties and their Subsidiaries.

U.S. Bankruptcy Code:  Title 11 of the United States Code.

U.S. Base Rate:  for any day, a per annum rate equal to the greatest of (a) the U.S. Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Dollar LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

U.S. Base Rate Loan:  any Loan that bears interest based on the U.S. Base Rate.

U.S. Borrowers:  (a) the Initial U.S. Borrowers and (b) each other U.S. Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.9 specifying that it wishes to be a U.S. Borrower.

U.S. Borrowing Base:  at any time, an amount equal to the sum (expressed in Dollars) of, without duplication:

(a)           the Value of U.S. Eligible Accounts multiplied by the advance rate of 85%, plus

(b)           the lesser of (i) 75% of the Value of U.S. Eligible Inventory and (ii) 85% of the NOLV Percentage of the Value of U.S. Eligible Inventory, plus

(c)           all Eligible Pledged Cash of the U.S. Borrowers, minus

(d)           all U.S. Availability Reserves, any change therein to become effective (i) immediately upon or (ii) three (3) Business Days after, in the case of U.S. Availability Reserves which would cause the aggregate amount of the U.S. Revolver Loans at such time to exceed the lesser of the U.S. Revolver Commitments and the U.S. Borrowing Base then in effect, notification thereof to the North American Loan Party Agent by the Agent (provided that the Foreign Allocated U.S. Availability Reserve and changes thereto will be effective immediately without notice to U.S. Borrowers).

The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the U.S. Borrowing Base is calculated in accordance with the terms of this Agreement.

U.S. Cash Collateral Account:  a demand deposit, money market or other account established by the Agent at Bank of America or such other financial institution as the Agent may select in its discretion, which account shall be for the benefit of the U.S. Facility Secured Parties and shall be subject to the Agent’s Liens securing the Secured Obligations.

U.S. Dilution Reserve:  the aggregate amount of reserves, as established by the Agent from time to time, in an amount equal to the Value of the U.S. Eligible Accounts multiplied by 1.0% for each percentage point (or portion thereof) that the U.S. Borrowers’ Dilution Percent exceeds 5.0%.

U.S. Domiciled Loan Party:  any U.S. Borrower and each U.S. Facility Guarantor, and “U.S. Domiciled Loan Parties” means all such Persons, collectively.

U.S. Dominion Account:  each special account established by the U.S. Domiciled Loan Parties at Bank of America or another bank acceptable to the Agent, over which the Agent may exercise exclusive control for withdrawal purposes and which is not a disbursement account.

U.S. Eligible Accounts:  at any time, the Accounts of the U.S. Borrowers at such date except any Account:

(a)           which is not subject to a duly perfected security interest in favor of the Agent;

(b)           which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Lien permitted under Section 10.2.2(b), (i) or (l) which does not have priority over the Lien in favor of the Agent;

(c)           which is unpaid for (i) more than 60 days after the original due date or (ii) unless otherwise agreed in writing by the Agent in its discretion, more than 90 days after the original invoice date;

(d)           which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)           unless otherwise agreed to in writing by the Agent, which is owing by (i) an Account Debtor whose senior unsecured obligations are rated BBB or better by S&P or Baa3 or better by Moody’s to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 35% of the aggregate amount of all Eligible Accounts or (ii) any other Account Debtor to the extent the aggregate amount of otherwise Eligible Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 20% of the aggregate amount of all Eligible Accounts, in each case, only to the extent of such excess;

(f)            with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement has been breached or is not true in any material respect;

(g)           which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) represents contract retention greater than $1,000,000, (v) is contingent upon such U.S. Borrower’s completion of any further performance, (vi) represents a cash or credit card sale, (vii) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $5,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis, or (viii) represents interest or fees (provided that ineligibility as a result of this clause (viii) shall be limited to the amount of such interest and fees);

(h)           for which the goods giving rise to such Account have not been shipped to the Account Debtor (other than goods for which title has passed to the Account Debtor and for which there is no further shipping obligation by such U.S. Borrower) or for which the services giving rise to such Account have not been performed by such U.S. Borrower;

(i)           with respect to which any check or other instrument of payment in excess of $100,000 has been returned uncollected for any reason;

(j)           which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the U.S. Bankruptcy Code, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the federal bankruptcy laws, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k)           which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l)           which is owed by an Account Debtor which is not organized or incorporated under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent; provided that, notwithstanding the foregoing, the Agent may, in its discretion, deem Accounts that would otherwise be ineligible as a result of this clause (l) to be eligible in an amount not to exceed $25,000,000 in the aggregate for all Borrowing Bases on a combined basis;

(m)           which is owed in any currency other than an Eligible Account Currency;

(n)           which is owed by any Governmental Authority, unless (i) the Account Debtor is the United States or any department, agency or instrumentality thereof, and the Account has been assigned to the Agent in compliance with the U.S. Assignment of Claims Act, and any other steps necessary to perfect the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, (ii) the Account Debtor is the government of Canada or a province or territory thereof, and the Account has been assigned to the Agent in compliance with the Financial Administration Act (or similar Applicable Law of such province or territory), and any other steps necessary to perfect the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, or (iii) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent;

(o)           which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the JCP Parties that do business with a U.S. Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p)           which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Debt issued or incurred by any Loan Party; provided that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q)           which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff or dispute, unless (i) the Agent, in its Permitted Discretion, has established appropriate U.S. Availability Reserves and determines to include such Account as a U.S. Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r)           which is evidenced by any promissory note, Chattel Paper, or Instrument;

(s)           which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless such U.S. Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent such U.S. Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t)           with respect to which such U.S. Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u)           which the Agent determines is ineligible in its Permitted Discretion.

Subject to Section 14.1 and the definition of U.S. Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.  In calculating the delinquent portions of Accounts under clauses (c) and (d), credit balances more than 90 days old will be excluded.

U.S. Eligible In-Transit Inventory:  at any date of determination thereof, the aggregate amount of all Inventory owned by a U.S. Borrower at such date that would be U.S. Eligible Inventory if it were not in transit to a location of a U.S. Borrower, and that the Agent, in its Permitted Discretion, deems to be U.S. Eligible In-Transit Inventory.  Without limiting the foregoing, no Inventory shall be U.S. Eligible In-Transit Inventory unless it (a) is subject to a negotiable Document showing the Agent (or, with the consent of the Agent, the applicable U.S. Borrower) as consignee, which Document is in the possession of the Agent or such other Person as the Agent shall approve; (b) is fully insured in a manner satisfactory to the Agent; (c) has been identified to the applicable sales contract and title has passed to the applicable U.S. Borrower; (d) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Loan Party is in default of any obligations; (e) is subject to purchase orders and other sale documentation satisfactory to the Agent; (f) is shipped by a common carrier that is not affiliated with the vendor; and (g) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver.

U.S. Eligible Inventory:  at any date of determination thereof, the aggregate amount of all Inventory owned by U.S. Borrowers at such date except any Inventory:

(a)           which is not subject to a duly perfected Lien in favor of the Agent;

(b)           which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Lien permitted under Section 10.2.2(b), (i), (j) or (l) which does not have priority over the Lien in favor of the Agent (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority of operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of U.S. Eligible Inventory is satisfied with respect to the relevant Inventory);

(c)           which is, in the Agent’s Permitted Discretion, slow moving (unless the Inventory component of the U.S. Borrowing Base is being determined pursuant to clause (b)(ii) thereof and slow moving Inventory was taken into account in determining the NOLV Percentage), obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business unacceptable due to age, type, category and/or quantity;

(d)           with respect to which any covenant, representation or warranty contained in this Agreement has been breached or is not true in any material respect;

(e)           which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f)           which constitutes packaging and shipping material, work in process, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from U.S. Eligible Accounts pursuant to clause (g)(vii) of the definition thereof), returned or repossessed Inventory (other than Inventory that is undamaged and able to be resold in the Ordinary Course of Business), Inventory held on consignment, Inventory to be returned to the such U.S. Borrower’s suppliers or Inventory which is not of a type held for sale in the Ordinary Course of Business;

(g)           which is not located in the United States or Canada or is not at a location listed on Schedule 8.5.1 (as updated from time to time in accordance with the provisions hereof) other than (i) Inventory in transit between locations of the U.S. Domiciled Loan Parties and (ii) U.S. Eligible In-Transit Inventory;

(h)           which is located in any location leased by such U.S. Borrower unless (i) the lessor has delivered to the Agent a Lien Waiver or (ii) a U.S. Rent Reserve has been established by the Agent;

(i)           which is located in any third party warehouse or is in the possession of a bailee, processor or other Person unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Lien Waiver and/or such other documentation as the Agent may reasonably require or (ii) appropriate U.S. Rent Reserves have been established by the Agent; provided that (A) all Inventory at any such location where the aggregate Value of the Inventory at such location is less than $100,000 shall be ineligible and (B) this clause (i) shall not apply to U.S. Eligible In-Transit Inventory;

(j)           which is evidenced by a Document unless delivered to the Agent;

(k)           which is the subject of a consignment by such U.S. Borrower as consignor; or

(l)           which contains or bears any intellectual property rights licensed to such U.S. Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such Licensor in any material respect or (ii) incurring any material liability with respect to payment of Royalties other than Royalties incurred pursuant to sale of such Inventory under the current License.

Subject to Section 14.1 and the definition of U.S. Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

U.S. Employee Plan:  any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to the provisions of Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (other than a Multiemployer Plan), and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability, including any liability by reason of having been a substantial employer pursuant to Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

U.S. Facility Collateral:  Collateral that now or hereafter secures (or is intended to secure) any of the U.S. Facility Secured Obligations.

U.S. Facility Guarantor:  Parent, EDG Holdco, EM Holdings, each U.S. Borrower and each U.S. Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.9 specifying that it is a U.S. Facility Guarantor.

U.S. Facility Loan Party:  a U.S. Borrower or a U.S. Facility Guarantor.

U.S. Facility Obligations:  all Obligations of the U.S. Facility Loan Parties (including, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of the Foreign Facility Obligations).

U.S. Facility Secured Obligations:  all Secured Obligations of the U.S. Facility Loan Parties (including, for the avoidance of doubt, the Secured Obligations of the U.S. Domiciled Loan Parties as guarantors of the Foreign Facility Secured Obligations).

U.S. Facility Secured Parties:  the Agent, any U.S. Fronting Bank, U.S. Lenders and Secured Bank Product Providers of Bank Products for the account of U.S. Domiciled Loan Parties and their Subsidiaries.

U.S. Fronting Bank:  Bank of America or any Affiliate thereof that agrees to issue U.S. Letters of Credit or, if reasonably acceptable to North American Loan Party Agent, any other U.S. Lender or Affiliate thereof that agrees to issue U.S. Letters of Credit.

U.S. Fronting Bank Indemnitees:  any U.S. Fronting Bank and its officers, directors, employees, Affiliates and agents.

U.S. Inventory Reserve:  the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion, to reflect factors that may negatively impact the value of U.S. Eligible Inventory, including, without duplication of eligibility criteria, changes in salability, slow moving, obsolescence, shrinkage, theft, imbalance, change in composition or mix, markdowns and vendor chargebacks.

U.S. LC Application:  an application by North American Loan Party Agent on behalf of a U.S. Borrower or any Restricted Subsidiary to a U.S. Fronting Bank for issuance of a U.S. Letter of Credit, in form and substance reasonably satisfactory to such U.S. Fronting Bank.

U.S. LC Conditions:  the following conditions necessary for issuance of a U.S. Letter of Credit:  (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, total U.S. LC Obligations do not exceed the U.S. Letter of Credit Sublimit and no U.S. Overadvance exists or would result therefrom; (c) after giving effect to such issuance, total U.S. LC Obligations denominated in currencies other than Dollars do not exceed the U.S. Letter of Credit Foreign Currency Sublimit; (d) unless the applicable U.S. Fronting Bank and the Agent otherwise consent, the expiration date of such U.S. Letter of Credit is no more than 365 days from issuance with respect to U.S. Letters of Credit other than documentary U.S. Letters of Credit (provided that each standby U.S. Letter of Credit may, upon the request of the applicable U.S. Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less) and no more than 360 days from issuance with respect to documentary U.S. Letters of Credit; (e) the U.S. Letter of Credit and payments thereunder are denominated in Dollars or such other currency as may be agreed to by the applicable U.S. Fronting Bank; (f) the form of the proposed U.S. Letter of Credit is reasonably satisfactory to the Agent and the applicable U.S. Fronting Bank; and (g) the proposed use of the U.S. Letter of Credit is for a lawful purpose.

U.S. LC Documents:  all documents, instruments and agreements (including U.S. LC Requests and U.S. LC Applications) delivered by North American Loan Party Agent on behalf a U.S. Borrower or a Restricted Subsidiary to a U.S. Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any U.S. Letter of Credit.

U.S. LC Obligations:  the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing for any drawings under U.S. Letters of Credit; (b) the stated amount of all outstanding U.S. Letters of Credit; and (c) all fees and other amounts owing with respect to U.S. Letters of Credit.

U.S. LC Request:  a request for issuance of a U.S. Letter of Credit, to be provided by North American Loan Party Agent on behalf of a U.S. Borrower to a U.S. Fronting Bank, in form reasonably satisfactory to the Agent and such U.S. Fronting Bank.

U.S. LC Reserve:  the aggregate of all U.S. LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Event of Default exists, those constituting charges owing to any U.S. Fronting Bank; provided that the portion of the U.S. LC Reserve established with respect to documentary U.S. Letters of Credit issued in connection with the purchase of Eligible Inventory shall be limited to the inverse of the advance rate applicable to such Inventory.

U.S. Lenders:  Bank of America and each other Lender that has provided a U.S. Revolver Commitment.

U.S. Letter of Credit:  any standby or documentary letter of credit issued by a U.S. Fronting Bank for the account of a U.S. Borrower or any Restricted Subsidiary.

U.S. Letter of Credit Foreign Currency Sublimit:  $35,000,000.

U.S. Letter of Credit Sublimit:  the lesser of (a) $125,000,000 and (b) the U.S. Revolver Commitments.

U.S. Overadvance:  as defined in Section 2.1.5(d).

U.S. Overadvance Loan:  a U.S. Base Rate Loan made to a U.S. Borrower when a U.S. Overadvance exists or is caused by the funding thereof.

U.S. Person:  any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

U.S. Prime Rate:  the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

U.S. Protective Advances:  as defined in Section 2.1.6(d).

U.S. Reimbursement Date:  as defined in Section 2.5.2(a).

U.S. Rent Reserve:  the aggregate of (a) all past due rent and other past due charges owing by any U.S. Borrower to any landlord, bailee, warehouseman or other Person who possesses any U.S. Facility Collateral or could assert a Lien on any U.S. Facility Collateral; plus (b) a reserve in an amount not to exceed three months’ rent and other charges that could be payable to any such Person, unless such Person has executed a Lien Waiver.

U.S. Revolver Commitment Increase:  as defined in Section 2.1.7(d).

U.S. Revolver Commitment:  for any U.S. Lender, its obligation to make U.S. Revolver Loans and to issue U.S. Letters of Credit, in the case of any U.S. Fronting Bank, or participate in U.S. LC Obligations, in the case of the other U.S. Lenders, to the U.S. Borrowers up to the maximum principal amount, in each case, shown on Schedule 2.1.1(d), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such U.S. Revolver Commitment may be adjusted from time to time in accordance with the provisions of Section 2.1.4, 2.1.7 or 11.2.  “U.S. Revolver Commitments” means the aggregate amount of such commitments of all U.S. Lenders.

U.S. Revolver Commitment Termination Date:  the earliest of (a) the Facility Termination Date, (b) the date on which the North American Loan Party Agent terminates or reduces to zero the U.S. Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.2.

U.S. Revolver Exposure:  on any date, an amount equal to the sum of the (a) U.S. Revolver Loans outstanding on such date and (b) U.S. LC Obligations on such date.

U.S. Revolver Loan:  a Revolver Loan made by a U.S. Lender to a U.S. Borrower pursuant to Section 2.1.1(d), which Loan shall be denominated in Dollars and shall be either a U.S. Base Rate Loan or a LIBOR Loan, in each case as selected by North American Loan Party Agent, and including any U.S. Swingline Loan, U.S. Overadvance Loan or U.S. Protective Advance.

U.S. Revolver Notes:  the promissory notes, if any, executed by U.S. Borrowers in favor of each U.S. Lender to evidence the U.S. Revolver Loans funded from time to time by such U.S. Lender, which shall be in the form of Exhibit C-4 to this Agreement, together with any replacement or successor notes therefor.

U.S. Subsidiary:  each Subsidiary of Parent that is organized under the laws of the United States, any state of the United States or the District of Columbia.

U.S. Swingline Lender:  Bank of America or an Affiliate of Bank of America.

U.S. Swingline Loan:  a Swingline Loan made by the U.S. Swingline Lender to a U.S. Borrower pursuant to Section 2.1.8(e), which Swingline Loan shall be denominated in Dollars and shall be a U.S. Base Rate Loan.

U.S. Swingline Sublimit:  the lesser of (a) $35,000,000 and (b) 15% of the U.S. Revolver Commitments.

U.S. Tax Certificate:  as defined in Section 5.9.2.

Value:  (a) for Inventory, its value determined on the basis of the lower of weighted average cost  or market; and (b) for an Account, its book value.

VAT:

(a)           any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)           any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in paragraph (a) above, or imposed elsewhere.

VAT Recipient:  as defined in Section 5.8.4.

VAT Relevant Party:  as defined in Section 5.8.4.

VAT Supplier:  as defined in Section 5.8.4.

Withdrawal Liability:  any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

1.2. Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Loan Parties delivered to the Agent before the Closing Date.  In the event that any “Accounting Changes” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then at the North American Loan Party Agent’s request, the Agent and the Lenders shall enter into negotiations in good faith with such Loan Party Agent in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Loan Parties shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Loan Parties, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  Any change in GAAP occurring after the date hereof that would require operating leases to be treated as capital leases shall be disregarded for the purposes of determining Debt and any financial ratio or compliance requirement contained in any Loan Document.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the SEC.

1.3. Uniform Commercial Code/PPSA.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time:  “Chattel Paper”, “Commercial Tort Claim”, “Equipment”, “Instrument”, “Investment Property” and as such terms relate to any such Property of any Canadian Domiciled Loan Party, such terms shall refer to such Property as defined in the PPSA to the extent applicable.  In addition, other terms relating to Collateral used and not otherwise defined herein that are defined in the UCC or the PPSA shall have the meanings set forth in the UCC or the PPSA, as applicable and as the context requires.

1.4. Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any reference to any Loan Document shall be deemed to include any amendments, restatements, waivers and other modifications, extensions or supplements to, or renewals of, such Loan Document; (c) section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors, permitted transferees and permitted assigns of such Person; (f) time of day means time of day in Dallas, Texas (Central Time) unless otherwise specified herein; (g) discretion of the Agent, any Security Trustee, any Fronting Bank or any Lender means the sole and absolute discretion of such Person exercised in a manner consistent with its duties of good faith and fair dealing; or (h) “property” or “asset” includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset.  To the extent not otherwise specified herein, Borrowing Base calculations for each Borrower shall be consistent with historical methods of valuation and calculation for such Borrower’s Borrowing Base, and otherwise reasonably satisfactory to the Agent (and not necessarily calculated in accordance with GAAP).  Loan Parties shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by the Agent, any Security Trustee, any Fronting Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  A reference to a Loan Party’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.  Whenever any payment, certificate, notice or other delivery shall be stated to be due on a day other than a Business Day, the due date for such payment or delivery shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Interest Period Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

1.5. Currency Calculations.  All references in the Loan Documents to Loans, Letters of Credit, Obligations and other amounts shall be denominated in Dollars, unless expressly provided otherwise.  The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by the Agent on a daily basis based on the current Exchange Rate.  Each Borrower shall report Value and other Borrowing Base components to the Agent in the currency invoiced by such Borrower or shown in such Borrower’s financial records, and unless expressly provided otherwise, Parent shall deliver consolidated financial statements and calculate financial covenants in Dollars.  Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

1.6. Interpretation (Quebec).  For purposes of any Collateral located in the Province of Quebec or charged by any Deed of Movable Hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “servitude” shall be deemed to include “easement”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”.  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any Applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.  Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

SECTION 2.              CREDIT FACILITIES

2.1.         Commitment.

2.1.1.         Revolver Loans.

(a)           Canadian Revolver Loans to Canadian Borrowers.  Each Canadian Lender agrees, severally and not jointly with the other Canadian Lenders, upon the terms and subject to the conditions set forth herein, to make Canadian Revolver Loans to any of the Canadian Borrowers on any Business Day during the period from the Closing Date to the Canadian Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Canadian Lender’s portion of the Canadian LC Obligations, such Canadian Lender’s Canadian Revolver Commitment at such time, which Canadian Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Canadian Lenders shall have no obligation to the Canadian Borrowers whatsoever to honor any request for a Canadian Revolver Loan (i) on or after the Canadian Revolver Commitment Termination Date or (ii) if the Dollar Equivalent of the amount of the proposed Canadian Revolver Loan exceeds Canadian Availability on the proposed funding date for such Canadian Revolver Loan or, in the case of any Canadian Borrower, the limit contained in Section 2.7.  Each Borrowing of Canadian Revolver Loans shall be funded by Canadian Lenders on a Pro Rata basis.  The Canadian Revolver Loans shall bear interest as set forth in Section 3.1.  Each Canadian Revolver Loan shall, at the option of the Applicable Canadian Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Canadian Prime Rate Loans or Canadian BA Rate Loans if denominated in Canadian Dollars, or Canadian Base Rate Loans or LIBOR Loans if denominated in Dollars.  The Canadian Revolver Loans shall be repaid in accordance with the terms of this Agreement.  Each Canadian Revolver Loan shall be funded in Canadian Dollars or, at the option of the Applicable Canadian Borrower, Dollars and repaid in the same currency as the underlying Canadian Revolver Loan was made.

(b)           Singapore Revolver Loans to Singapore Borrowers.  Each Singapore Lender agrees, severally and not jointly with the other Singapore Lenders, upon the terms and subject to the conditions set forth herein, to make Singapore Revolver Loans to any of the Singapore Borrowers on any Business Day during the period from the Closing Date to the Singapore Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Singapore Lender’s portion of the Singapore LC Obligations, such Singapore Lender’s Singapore Revolver Commitment at such time, which Singapore Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Singapore Lenders shall have no obligation to the Singapore Borrowers whatsoever to honor any request for a Singapore Revolver Loan (i) on or after the Singapore Revolver Commitment Termination Date or (ii) if the Dollar Equivalent of the amount of the proposed Singapore Revolver Loan exceeds Singapore Availability on the proposed funding date for such Singapore Revolver Loan or, in the case of any Singapore Borrower, the limit contained in Section 2.7.  Each Borrowing of Singapore Revolver Loans shall be funded by Singapore Lenders on a Pro Rata basis.  The Singapore Revolver Loans shall bear interest as set forth in Section 3.1.  Each Singapore Revolver Loan shall, at the option of the Applicable Singapore Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of SIBOR Loans or Singapore Base Rate Loans if denominated in Singapore Dollars, or LIBOR Loans or Singapore Base Rate Loans if denominated in Dollars.  The Singapore Revolver Loans shall be repaid in accordance with the terms of this Agreement.  Each Singapore Revolver Loan shall be funded in Singapore Dollars or, at the option of the Applicable Singapore Borrower, Dollars and repaid in the same currency as the underlying Singapore Revolver Loan was made.

(c)           UK Revolver Loans to UK Borrowers.  Each UK Lender agrees, severally and not jointly with the other UK Lenders, upon the terms and subject to the conditions set forth herein, to make UK Revolver Loans to any of the UK Borrowers on any Business Day during the period from the Closing Date to the UK Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such UK Lender’s portion of the UK LC Obligations, such UK Lender’s UK Revolver Commitment at such time, which UK Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that UK Lenders shall have no obligation to the UK Borrowers whatsoever to honor any request for a UK Revolver Loan (i) on or after the UK Revolver Commitment Termination Date or (ii) if the Dollar Equivalent of the amount of the proposed UK Revolver Loan exceeds UK Availability on the proposed funding date for such UK Revolver Loan or, in the case of any UK Borrower, the limit contained in Section 2.7.  Each Borrowing of UK Revolver Loans shall be funded by UK Lenders on a Pro Rata basis.  The UK Revolver Loans shall bear interest as set forth in Section 3.1.  Each UK Revolver Loan shall, at the option of the Applicable UK Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of LIBOR Loans or UK Base Rate Loans.  The UK Revolver Loans shall be repaid in accordance with the terms of this Agreement.  Each UK Revolver Loan shall be funded in Sterling or, at the option of the Applicable UK Borrower, Dollars or Euros and repaid in the same currency as the underlying UK Revolver Loan was made.

(d)           U.S. Revolver Loans to U.S. Borrowers.  Each U.S. Lender agrees, severally and not jointly with the other U.S. Lenders, upon the terms and subject to the conditions set forth herein, to make U.S. Revolver Loans to any of the U.S. Borrowers on any Business Day during the period from the Closing Date to the U.S. Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time, together with such U.S. Lender’s portion of the U.S. LC Obligations, such U.S. Lender’s U.S. Revolver Commitment at such time, which U.S. Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that such U.S. Lenders shall have no obligation to U.S. Borrowers whatsoever to honor any request for a U.S. Revolver Loan (i) on or after the U.S. Revolver Commitment Termination Date or (ii) if the amount of the proposed U.S. Revolver Loan exceeds U.S. Availability on the proposed funding date for such U.S. Revolver Loan.  Each Borrowing of U.S. Revolver Loans shall be funded by U.S. Lenders on a Pro Rata basis.  The U.S. Revolver Loans shall bear interest as set forth in Section 3.1.  Each U.S. Revolver Loan shall, at the option of the North American Loan Party Agent, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of U.S. Base Rate Loans or LIBOR Loans.  The U.S. Revolver Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.S. Facility Collateral.  U.S. Borrowers shall be jointly and severally liable to pay all of the U.S. Revolver Loans.  Each U.S. Revolver Loan shall be funded and repaid in Dollars.

(e)           Cap on Total Revolver Exposure.  Notwithstanding anything to the contrary contained in this Section 2.1.1, in no event shall any Borrower be entitled to receive a Revolver Loan if at the time of the proposed funding of such Loan (and after giving effect thereto and all pending requests for Loans), the Total Revolver Exposure exceeds (or would exceed) the Commitments.

2.1.2.        Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of the Agent and such Lender.  At the request of any Lender, the Borrowers within the Borrower Group to which such Lender has extended Commitments shall deliver a Revolver Note to such Lender in the amount of such Lender’s Commitment to such Borrower Group.

2.1.3.        Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to refinance the Existing Credit Agreements; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; (d) to finance Capital Expenditures and ongoing working capital needs and (e) for other lawful corporate purposes of the Loan Parties and their Subsidiaries.

2.1.4.        Reduction or Termination of Commitments.

(a)           Canadian Revolver Commitments.  Unless sooner terminated in accordance with this Agreement, the Canadian Revolver Commitments shall terminate on the Canadian Revolver Commitment Termination Date.  Upon at least 30 days’ prior written notice to the Agent from the North American Loan Party Agent, Canadian Borrowers may, at their option, terminate the Canadian Revolver Commitments in full without premium or penalty (other than funding losses payable pursuant to Section 3.10).  On the Canadian Revolver Commitment Termination Date, the Canadian Facility Loan Parties shall make Full Payment of all Canadian Facility Obligations.

(b)           Singapore Revolver Commitments.  Unless sooner terminated in accordance with this Agreement, the Singapore Revolver Commitments shall terminate on the Singapore Revolver Commitment Termination Date.  Upon at least 30 days’ prior written notice to the Agent from the Singapore Loan Party Agent, Singapore Borrowers may, at their option, terminate the Singapore Revolver Commitments in full without premium or penalty (other than funding losses payable pursuant to Section 3.10).  On the Singapore Revolver Commitment Termination Date, the Singapore Facility Loan Parties shall make Full Payment of all Singapore Facility Obligations.

(c)           UK Revolver Commitments.  Unless sooner terminated in accordance with this Agreement, the UK Revolver Commitments shall terminate on the UK Revolver Commitment Termination Date.  Upon at least 30 days’ prior written notice to the Agent from the UK Loan Party Agent, UK Borrowers may, at their option, terminate the UK Revolver Commitments in full without premium or penalty (other than funding losses payable pursuant to Section 3.10).  On the UK Revolver Commitment Termination Date, the UK Facility Loan Parties shall make Full Payment of all UK Facility Obligations.

(d)           U.S. Revolver Commitments.  Unless sooner terminated in accordance with this Agreement, the U.S. Revolver Commitments shall terminate on the U.S. Revolver Commitment Termination Date.  Upon at least 30 days’ prior written notice to the Agent from the North American Loan Party Agent, U.S. Borrowers may, at their option, terminate the U.S. Revolver Commitments in full without premium or penalty (other than funding losses payable pursuant to Section 3.10).  If the U.S. Borrowers elect to reduce to zero or terminate the U.S. Revolver Commitments pursuant to the previous sentence, the Foreign Revolver Commitments shall automatically terminate concurrently with the termination of the U.S. Revolver Commitments.  On the U.S. Revolver Commitment Termination Date, the U.S. Facility Loan Parties shall make Full Payment of all U.S. Facility Obligations.

(e)           Partial Reductions.  So long as no Default or Event of Default then exists or would result therefrom and after giving effect thereto, a Loan Party Agent may permanently and irrevocably reduce the Commitments by giving the Agent at least ten (10) Business Days’ prior irrevocable written notice thereof from a Senior Officer of such Loan Party Agent, which notice shall (i) specify the date (which shall be a Business Day) and amount of such reduction (which shall, in the case of the U.S. Revolver Commitments, be in a minimum amount of $10,000,000 and increments of $10,000,000 in excess thereof and, in the case of a Foreign Revolver Commitment, be in a minimum amount of $5,000,000 and increments of $1,000,000 in excess thereof), and (ii) specify the allocation of such reduction to, and the corresponding reductions of, each Foreign Revolver Commitment and/or the U.S. Revolver Commitment (each of which shall be allocated to the Lenders among the affected Borrower Groups on a Pro Rata basis at the time of such reduction); provided that in no event may any reduction of a Borrower Group Commitment be made pursuant to this Section 2.1.4(e) if, after giving effect thereto, the U.S. Revolver Commitments would be less than 60% of the Commitments.  Without limiting the foregoing, (A) each reduction in the Canadian Revolver Commitments may not exceed Canadian Availability, (B) each reduction in the Singapore Revolver Commitments may not exceed Singapore Availability, (C) each reduction in the UK Revolver Commitments may not exceed UK Availability, and (D) each reduction in the U.S. Revolver Commitments may not exceed U.S. Availability.

(f)           Notices Irrevocable.  Any notice of termination or partial reduction given pursuant to this Section 2.1.4 shall be irrevocable; provided, however, that notice of termination of the Commitments in full may be contingent on the occurrence of a financing or refinancing or the consummation of a sale, transfer, lease or other disposition of assets or the occurrence of a Change of Control and may be revoked or the termination date deferred if the financing or refinancing or sale, transfer, lease or other disposition of assets or Change of Control does not occur.

2.1.5.         Overadvances.

(a)           Canadian Overadvance.  If at any time the Dollar Equivalent of the aggregate principal balance of all Canadian Revolver Loans owing by a Canadian Borrower exceeds the Canadian Borrowing Base of such Canadian Borrower (a “Canadian Overadvance”), the excess amount shall, subject to Section 5.2(b), be payable by the Applicable Canadian Borrower on demand by the Agent.  All Canadian Overadvance Loans shall constitute Canadian Facility Obligations secured by the Canadian Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(b)           Singapore Overadvance.  If at any time the Dollar Equivalent of the aggregate principal balance of all Singapore Revolver Loans owing by a Singapore Borrower exceeds the Singapore Borrowing Base of such Singapore Borrower (a “Singapore Overadvance”), the excess amount shall, subject to Section 5.2(b), be payable by the Applicable Singapore Borrower on demand by the Agent.  All Singapore Overadvance Loans shall constitute Singapore Facility Obligations secured by the Singapore Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(c)           UK Overadvance.  If at any time the Dollar Equivalent of the aggregate principal balance of all UK Revolver Loans owing by a UK Borrower exceeds the UK Borrowing Base of such UK Borrower (determined on a combined basis for UK Borrowers that have satisfied the UK Combined Borrowing Base Condition) (a “UK Overadvance”), the excess amount shall, subject to Section 5.2(b), be payable by the Applicable UK Borrower(s) on demand by the Agent.  All UK Overadvance Loans shall constitute UK Facility Obligations secured by the UK Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(d)           U.S. Overadvance.  If at any time the aggregate principal balance of all U.S. Revolver Loans exceeds the U.S. Borrowing Base (a “U.S. Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the U.S. Borrowers on demand by the Agent.  All U.S. Overadvance Loans shall constitute U.S. Facility Obligations secured by the U.S. Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(e)           Funding of Overadvance Loans.  The Agent may require Applicable Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrower(s) to cure an Overadvance as long as (i) such Overadvance does not continue for more than 30 consecutive days, (ii) the aggregate amount of  Overadvances existing at any time do not exceed seven and one half percent (7.5%) of the Commitments then in effect and (iii) the aggregate amount of the Overadvances existing at any time, together with the Protective Advances outstanding at any time pursuant to Section 2.1.6 below, do not exceed twelve and one half percent (12.5%) of the Commitments then in effect.  In no event shall Overadvance Loans be required that would cause (A) the Canadian Revolver Exposure to exceed the aggregate Canadian Revolver Commitments, (B) the Singapore Revolver Exposure to exceed the aggregate Singapore Revolver Commitments, (C) the UK Revolver Exposure to exceed the aggregate UK Revolver Commitments or (D) the U.S. Revolver Exposure to exceed the aggregate U.S. Revolver Commitments.  Required Lenders may at any time revoke the Agent’s authority to make further Overadvance Loans to any or all Borrowers by written notice to the Agent.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by the Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section 2.1.5(e) nor authorized to enforce any of its terms.

2.1.6.           Protective Advances.

(a)           Canadian Protective Advances.  The Agent shall be authorized by each Canadian Borrower and the Canadian Lenders, from time to time in the Agent’s discretion (but shall have absolutely no obligation to), to make Canadian Base Rate Loans or Canadian Prime Rate Loans to any Canadian Borrower on behalf of the Canadian Lenders (any of such Loans are herein referred to as “Canadian Protective Advances”) which the Agent deems necessary or desirable to (i) preserve or protect Canadian Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Canadian Revolver Loans and other Canadian Facility Obligations; provided that no Canadian Protective Advance shall cause the aggregate amount of the Canadian Revolver Exposure at such time to exceed the Canadian Revolver Commitments then in effect.  All Canadian Protective Advances made by the Agent with respect to each Canadian Domiciled Loan Party shall be Canadian Facility Obligations of such Canadian Domiciled Loan Party, secured by the applicable Canadian Facility Collateral and, if denominated in Canadian Dollars, shall be treated for all purposes as a Canadian Prime Rate Loan or, if denominated in Dollars, shall be treated for all purposes as a Canadian Base Rate Loan.

(b)           Singapore Protective Advances.  The Agent shall be authorized by each Singapore Borrower and the Singapore Lenders, from time to time in the Agent’s discretion (but shall have absolutely no obligation to), to make Singapore Base Rate Loans to the Singapore Borrowers on behalf of the Singapore Lenders (any of such Loans are herein referred to as “Singapore Protective Advances”) which the Agent deems necessary or desirable to (i) preserve or protect Singapore Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Singapore Revolver Loans and other Singapore Facility Obligations; provided that no Singapore Protective Advance shall cause the aggregate amount of the Singapore Revolver Exposure at such time to exceed the Singapore Revolver Commitments then in effect.  All Singapore Protective Advances made by the Agent with respect to each Singapore Domiciled Loan Party shall be Singapore Facility Obligations of such Singapore Domiciled Loan Party, secured by the applicable Singapore Facility Collateral and shall be treated for all purposes as Singapore Base Rate Loans.

(c)           UK Protective Advances.  The Agent shall be authorized by each UK Borrower and the UK Lenders, from time to time in the Agent’s discretion (but shall have absolutely no obligation to), to make UK Base Rate Loans to the UK Borrowers on behalf of the UK Lenders (any of such Loans are herein referred to as “UK Protective Advances”) which the Agent deems necessary or desirable to (i) preserve or protect UK Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the UK Revolver Loans and other UK Facility Obligations; provided that no UK Protective Advance shall cause the aggregate amount of the UK Revolver Exposure at such time to exceed the UK Revolver Commitments then in effect.  All UK Protective Advances made by the Agent with respect to each UK Domiciled Loan Party shall be UK Facility Obligations of such UK Domiciled Loan Party, secured by the applicable UK Facility Collateral and shall be treated for all purposes as UK Base Rate Loans.

(d)           U.S. Protective Advances.  The Agent shall be authorized by each U.S. Borrower and the U.S. Lenders, from time to time in the Agent’s discretion (but shall have absolutely no obligation to), to make U.S. Base Rate Loans to the U.S. Borrowers on behalf of the U.S. Lenders (any of such Loans are herein referred to as “U.S. Protective Advances”) which the Agent deems necessary or desirable to (i) preserve or protect U.S. Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the U.S. Revolver Loans and other U.S. Facility Obligations; provided that no U.S. Protective Advance shall cause the aggregate amount of the U.S. Revolver Exposure at such time to exceed the U.S. Revolver Commitments then in effect.  All U.S. Protective Advances made by the Agent with respect to U.S. Domiciled Loan Parties shall be U.S. Facility Obligations, secured by the U.S. Facility Collateral and shall be treated for all purposes as U.S. Base Rate Loans.

(e)           Limitations on Protective Advances.  The aggregate amount of Protective Advances outstanding at any time pursuant to this Section 2.1.6, together with the aggregate amount of Overadvances existing at any time pursuant to Section 2.1.5 above, shall not exceed twelve and one half percent (12.5%) of the Commitments then in effect.  Protective Advances may be made even if the conditions set forth in Section 6 have not been satisfied.  Each Applicable Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke the Agent’s authority to make further Protective Advances to any or all Borrowers by written notice to the Agent.  Absent such revocation, the Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.  At any time that there is sufficient Availability for the applicable Borrower Group and the conditions precedent set forth in Section 6 have been satisfied, the Agent may request the Applicable Lenders to make a Revolver Loan to repay a Protective Advance.  At any other time, the Agent may require the Applicable Lenders to fund their risk participations described in Section 2.1.6(f).

(f)           Transfers.  Upon the making of a Protective Advance by the Agent (whether before or after the occurrence of a Default or Event of Default), each Applicable Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Pro Rata share of such Protective Advance.  Each Applicable Lender shall transfer (a “Transfer”) the amount of such Applicable Lender’s Pro Rata share of the outstanding principal amount of the applicable Protective Advance with respect to such purchased interest and participation promptly when requested to the Agent, to such account of the Agent as the Agent may designate, but in any case not later than 3:00 p.m. (Local Time) on the Business Day notified (if notice is provided by the Agent prior to 12:00 p.m. (Local Time) and otherwise on the immediately following Business Day (the “Transfer Date”).  Transfers may occur during the existence of a Default or Event of Default and whether or not the applicable conditions precedent set forth in Section 6 have then been satisfied.  Such amounts transferred to the Agent shall be applied against the amount of the Protective Advance and, together with Applicable Lender’s Pro Rata share of such Protective Advance, shall constitute Loans of such Applicable Lenders, respectively.  If any such amount is not transferred to the Agent by any Applicable Lender on such Transfer Date, the Agent shall be entitled to recover such amount on demand from such Applicable Lender together with interest thereon as specified in Section 3.1.  From and after the date, if any, on which any Applicable Lender is required to fund, and funds, its participation in any Protective Advance purchased hereunder, the Agent shall promptly distribute to such Applicable Lender, such Applicable Lender’s Pro Rata share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Protective Advance.

2.1.7.           Increase in Revolver Commitments; Reallocations.

(a)           Canadian Revolver Commitment Increase.  The North American Loan Party Agent may by written notice to the Agent elect to increase the Canadian Revolver Commitments then in effect (a “Canadian Revolver Commitment Increase”) by increasing the Canadian Revolver Commitment of a Canadian Lender (with the consent of such Canadian Lender) or by causing a Person that constitutes an Eligible Assignee and at such time is not a Canadian Lender to become a Canadian Lender (an “Additional Canadian Lender”).  After giving effect to any Canadian Revolver Commitment Increase, the Canadian Revolver Commitment of each Canadian Lender (and the percentage of each Canadian Revolver Loan that each Participant must purchase a Canadian Revolver Loan participation in) shall be equal to such Canadian Lender’s (or Participant’s) Pro Rata share of the amount of the increased Canadian Revolver Commitments.

(b)           Singapore Revolver Commitment Increase.  The Singapore Loan Party Agent may by written notice to the Agent elect to increase the Singapore Revolver Commitments then in effect (a “Singapore Revolver Commitment Increase”) by increasing the Singapore Revolver Commitment of a Singapore Lender (with the consent of such Singapore Lender) or by causing a Person that constitutes an Eligible Assignee and at such time is not a Singapore Lender to become a Singapore Lender (an “Additional Singapore Lender”).  After giving effect to any Singapore Revolver Commitment Increase, the Singapore Revolver Commitment of each Singapore Lender (and the percentage of each Singapore Revolver Loan that each Participant must purchase a Singapore Revolver Loan participation in) shall be equal to such Singapore Lender’s (or Participant’s) Pro Rata share of the amount of the increased Singapore Revolver Commitments.

(c)           UK Revolver Commitment Increase.  The UK Loan Party Agent may by written notice to the Agent elect to increase the UK Revolver Commitments then in effect (a “UK Revolver Commitment Increase”) by increasing the UK Revolver Commitment of a UK Lender (with the consent of such UK Lender) or by causing a Person that constitutes an Eligible Assignee and at such time is not a UK Lender to become a UK Lender (an “Additional UK Lender”).  After giving effect to any UK Revolver Commitment Increase, the UK Revolver Commitment of each UK Lender (and the percentage of each UK Revolver Loan that each Participant must purchase a UK Revolver Loan participation in) shall be equal to such UK Lender’s (or Participant’s) Pro Rata share of the amount of the increased UK Revolver Commitments.

(d)           U.S. Revolver Commitment Increase.  The North American Loan Party Agent may by written notice to the Agent elect to increase the U.S. Revolver Commitments then in effect (a “U.S. Revolver Commitment Increase” and together with any Canadian Revolver Commitment Increase, Singapore Revolver Commitment Increase and UK Revolver Commitment Increase, “Revolver Commitment Increases”) by increasing the U.S. Revolver Commitment of a U.S. Lender (with the consent of such U.S. Lender) or by causing a Person that constitutes an Eligible Assignee and at such time is not a U.S. Lender to become a U.S. Lender (an “Additional U.S. Lender” and together with any Additional Canadian Lender, Additional Singapore Lender and Additional UK Lender, “Additional Lenders”).  After giving effect to any U.S. Revolver Commitment Increase, the U.S. Revolver Commitment of each U.S. Lender (and the percentage of each U.S. Revolver Loan that each Participant must purchase a U.S. Revolver Loan participation in) shall be equal to such U.S. Lender’s (or Participant’s) Pro Rata share of the amount of the increased U.S. Revolver Commitments.

(e)           Terms of Revolver Commitment Increases.  Each notice of an increase in any Borrower Group Commitment shall specify the proposed date (each, an “Increase Date”) for the effectiveness of the Revolver Commitment Increase, which date shall be not less than ten (10) Business Days after the date on which such notice is delivered to the Agent.  Any such increase shall be subject to the following additional conditions:  (i) no Default or Event of Default shall have occurred and be continuing as of the date of such notice or both immediately before and after giving effect thereto as of the Increase Date; (ii) after giving effect to the proposed increase, the U.S. Revolver Commitments shall be at least 60% of the Commitments, (iii) no Lender shall be obligated to participate in the Revolver Commitment Increase by increasing its Commitment; (iv) the Revolver Commitment Increase shall be on the same terms and conditions as this Agreement, except with respect to closing fees; (v) the Revolver Commitment Increase, to the extent arising from the admission of an Additional Lender, shall be effected pursuant to one or more joinder agreements executed and delivered by the Applicable Borrowers, the Additional Lender(s) and the Agent, each of which shall be in form and substance reasonably satisfactory to the Agent; (vi) the relevant Loan Party Agent shall deliver or cause to be delivered any officers’ certificates, board resolutions, legal opinions or other documents reasonably requested by the Agent in connection with the Revolver Commitment Increase; (vii) the Borrowers shall pay all reasonable and documented fees and expenses in connection with the Revolver Commitment Increase, including payments required pursuant to Section 3.10 in connection with the Revolver Commitment Increase and any applicable arrangement fees; (viii) the Agent shall have consented in writing to such Revolver Commitment Increase (which consent shall not be unreasonably withheld); (ix) such increase shall be in a minimum amount of $25,000,000 in the case of the U.S. Revolver Commitments or in a minimum amount of $5,000,000 in the case of each of the Foreign Revolver Commitments; and (x) the Agent shall have received a certification from a Senior Officer of the North American Loan Party Agent, or other evidence reasonably satisfactory to the Agent, that such increase is permitted under the Senior Secured Notes Indenture and the Intercreditor Agreement (except to the extent the Debt thereunder has been discharged in full).  Notwithstanding the foregoing, in no event shall the aggregate amount of all Revolver Commitment Increases made under this Section 2.1.7 exceed the sum of $175,000,000 and the aggregate Commitments shall not exceed the Maximum Facility Amount.

(f)           Increases Generally.  The Agent shall promptly inform the Lenders of any request for a Revolver Commitment Increase made by a Loan Party Agent.  If the conditions set forth in clause (e) above are not satisfied on the applicable Increase Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Agent shall notify such Loan Party Agent in writing that the requested Revolver Commitment Increase will not be effectuated.  On each Increase Date, the Agent shall notify the Lenders and the relevant Loan Party Agent, on or before 3:00 p.m., by facsimile, e-mail or other electronic means, of the occurrence of the Revolver Commitment Increase to be effected on such Increase Date, the amount of Revolver Loans held by each Lender as a result thereof, the amount of the Commitment of each Lender (and the percentage of each Revolver Loan, if any, that each Participant must purchase a participation interest in) as a result thereof.

(g)           Reallocation Mechanism.  Subject to the terms and conditions of Section 2.1.7(g) and (h), the North American Loan Party Agent may request that the Lenders to certain Borrower Groups (and such Lenders in their individual sole discretion may agree to) change the then current allocation of each such Lender’s (and, if applicable, its affiliate’s) Commitment among the Borrower Group Commitments in order to effect an increase or decrease in particular Borrower Group Commitments, with any such increase or decrease in a Borrower Group Commitment to be accompanied by a concurrent and equal decrease or increase, respectively, in another Borrower Group Commitment (each, a “Reallocation”).  In addition to the conditions set forth in Section 2.1.7(h), any such Reallocation shall be subject to the following conditions:  (i) the North American Loan Party Agent shall have provided to the Agent a written request (in reasonable detail) at least ten (10) Business Days prior to the requested effective date therefor (which effective date must be a Business Day) (the “Reallocation Date”) setting forth the proposed Reallocation Date and the amounts of the proposed Borrower Group Commitment reallocations to be effected, (ii) any such Reallocation shall increase or decrease the applicable Borrower Group Commitments in an amount equal to $5,000,000 and in increments of $1,000,000 in excess thereof, (iii) after giving effect to any such Reallocation, the U.S. Revolver Commitments shall be at least 60% of the Commitments, (iv) the Agent shall have received Reallocation Consents from Lenders having applicable Borrower Group Commitments sufficient to effectuate such requested Reallocation, (v) no more than two Reallocations may be requested in any calendar year, (vi) no Default or Event of Default shall have occurred and be continuing either as of the date of such request or on the Reallocation Date (both immediately before and after giving effect to such Reallocation), (vii) any increase in a Borrower Group Commitment shall result in a dollar-for-dollar decrease in another Borrower Group Commitment, (viii) in no event shall the sum of all the Borrower Group Commitments exceed the aggregate amount of the Commitments then in effect, (ix) after giving effect to such Reallocation, no Overadvance would exist or would result therefrom, and (x) at least three (3) Business Days prior to the proposed Reallocation Date, a Senior Officer of the North American Loan Party Agent shall have delivered to the Agent a certificate certifying as to compliance with preceding clauses (vi), (viii) and (ix) and demonstrating (in reasonable detail) the calculations required in connection therewith, which certificate shall be deemed recertified to the Agent by an Senior Officer of the North American Loan Party Agent on and as of the Reallocation Date.

(h)           Reallocations Generally.  The Agent shall promptly inform the Lenders of the affected Borrower Groups of any request for a Reallocation.  Each Lender electing to increase or decrease its Borrower Group Commitments shall notify the Agent within five (5) Business Days after its receipt of such notice of its election and the maximum amount of the respective Borrower Group Commitment reallocations to which it would agree (each, a “Reallocation Consent”).  Notwithstanding the foregoing, (i) no Lender shall be obligated to agree to any such Reallocation of its Commitment (and no consent by any Lender to any Reallocation on one occasion shall be deemed consent to any future Reallocation by such Lender), (ii) other than the Lenders consenting to such Reallocation, no consent of any other Lender shall be required, and (iii) the failure of any Lender to affirmatively consent to participate in any such Reallocation on or prior to the tenth Business Day after its receipt of notice thereof shall be deemed to constitute an election by such Lender not to participate in such Reallocation.  If, at the end of such five (5) Business Day period, the Agent receives Reallocation Consents from Lenders in an aggregate amount greater than the required reallocation amounts, each such consenting Lender’s affected Borrower Group Commitments shall be increased or decreased on a pro rata basis based on the affected Borrower Group Commitments of the participating Lenders.  If the conditions set forth in Section 2.1.7(g) and (h), including, without limitation, the receipt of sufficient Reallocation Consents within the time period set forth above, are not satisfied on the applicable Reallocation Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Agent shall notify the North American Loan Party Agent in writing that the requested Reallocation will not be effectuated; provided that (A) the Agent shall in all cases be entitled to rely (without liability) on the certificate delivered by the North American Loan Party Agent pursuant to Section 2.1.7(g)(x) in making its determination as to the satisfaction of certain conditions set forth in Section 2.1.7(g) and (B) if the proposed Reallocation cannot be effected because sufficient Reallocation Consents were not received, then the North American Loan Party Agent may elect to consummate such Reallocation in the lesser amount of the Reallocation Consents that were received.  On each Reallocation Date, the Agent shall notify the Lenders of the affected Borrower Groups and the North American Loan Party Agent, on or before 3:00 p.m. by facsimile, e-mail or other electronic means, of the occurrence of the Reallocation to be effected on such Reallocation Date, the amount of the Loans held by each such Lender as a result thereof and the amount of the affected Borrower Group Commitments of each such Lender as a result thereof.  To the extent necessary where a Lender in one Borrower Group and its separate affiliate that is a Lender in another Borrower Group are participating in a Reallocation, the Reallocation among such Persons shall be deemed to have been consummated pursuant to an Assignment and Acceptance.  The respective Pro Rata shares of the Lenders shall thereafter, to the extent applicable, be determined based on such reallocated amounts (subject to any subsequent changes thereto), and the Agent and the affected Lenders shall make such adjustments as the Agent shall deem necessary so that the outstanding Loans and LC Obligations of each Lender equals its Pro Rata share thereof after giving effect to the Reallocation.

2.1.8.            Swingline Loans.

(a)           Canadian Swingline Loans to Canadian Borrowers.  The Canadian Swingline Lender will, in the Canadian Swingline Lender’s discretion, make Canadian Swingline Loans to any of the Canadian Borrowers on any Business Day during the period from the Closing Date to the Canadian Revolver Commitment Termination Date, not to exceed the Canadian Swingline Sublimit in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Canadian Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the Canadian Swingline Lender shall not honor any request for a Canadian Swingline Loan (i) on or after the Canadian Revolver Commitment Termination Date, (ii) if the Dollar Equivalent of the amount of the proposed Canadian Swingline Loan exceeds Canadian Availability on the proposed funding date for such Canadian Swingline Loan, (iii) if the requirements of Section 2.7 are not satisfied or (iv) if the Canadian Swingline Lender has knowledge that any of the conditions in Section 6.2 are not satisfied.  The Canadian Swingline Loans shall be Canadian Prime Rate Loans if denominated in Canadian Dollars and Canadian Base Rate Loans if denominated in Dollars and bear interest as set forth in Section 3.1.  Each Canadian Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Canadian Swingline Lender for its own account.  The Canadian Swingline Loans of each Canadian Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Canadian Facility Collateral of such Canadian Borrower.  Each Canadian Swingline Loan shall be funded in Canadian Dollars or, at the option of the Applicable Canadian Borrower, Dollars and repaid in the same currency as the underlying Canadian Swingline Loan was made.

(b)           Singapore Alternate Swingline Loans to Singapore Borrowers.  The Singapore Swingline Lender will, in the Singapore Swingline Lender’s discretion, make Singapore Alternate Swingline Loans to any of the Singapore Borrowers on any Business Day during the period from the Closing Date to the Singapore Revolver Commitment Termination Date, in an aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof) not to exceed the Singapore Alternate Swingline Sublimit, which Singapore Alternate Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the Singapore Swingline Lender shall not honor any request for a Singapore Alternate Swingline Loan (i) on or after the Singapore Revolver Commitment Termination Date, (ii) if the Dollar Equivalent of the amount of the proposed Singapore Alternate Swingline Loan exceeds Singapore Availability on the proposed funding date for such Singapore Alternate Swingline Loan, (iii) if the requirements of Section 2.7 are not satisfied or (iv) if the Singapore Swingline Lender has knowledge that any of the conditions in Section 6.2 are not satisfied.  The Singapore Alternate Swingline Loans shall be Singapore Base Rate Loans and bear interest as set forth in Section 3.1.  Each Singapore Alternate Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Singapore Swingline Lender for its own account.  The Singapore Alternate Swingline Loans of each Singapore Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Singapore Facility Collateral of such Singapore Borrower.  Each Singapore Alternate Swingline Loan shall be funded in Australian Dollars, Euros and such other currencies as the Singapore Swingline Lender may agree and repaid in the same currency as the underlying Singapore Alternate Swingline Loan was made.

(c)           Singapore Swingline Loans to Singapore Borrowers.  The Singapore Swingline Lender will, in the Singapore Swingline Lender’s discretion, make Singapore Swingline Loans to any of the Singapore Borrowers on any Business Day during the period from the Closing Date to the Singapore Revolver Commitment Termination Date, not to exceed the Singapore Swingline Sublimit in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Singapore Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the Singapore Swingline Lender shall not honor any request for a Singapore Swingline Loan (i) on or after the Singapore Revolver Commitment Termination Date, (ii) if the Dollar Equivalent of the amount of the proposed Singapore Swingline Loan exceeds Singapore Availability on the proposed funding date for such Singapore Swingline Loan, (iii) if the requirements of Section 2.7 are not satisfied or (iv) if the Singapore Swingline Lender has knowledge that any of the conditions in Section 6.2 are not satisfied.  The Singapore Swingline Loans shall be Singapore Base Rate Loans and bear interest as set forth in Section 3.1.  Each Singapore Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Singapore Swingline Lender for its own account.  The Singapore Swingline Loans of each Singapore Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Singapore Facility Collateral of such Singapore Borrower.  Each Singapore Swingline Loan shall be funded in Singapore Dollars or, at the option of the Applicable Singapore Borrower, Dollars and repaid in the same currency as the underlying Singapore Swingline Loan was made.

(d)           UK Swingline Loans to UK Borrowers.  The UK Swingline Lender will, in the UK Swingline Lender’s discretion, make UK Swingline Loans to any of the UK Borrowers on any Business Day during the period from the Closing Date to the UK Revolver Commitment Termination Date, not to exceed the UK Swingline Sublimit in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which UK Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the UK Swingline Lender shall not honor any request for a UK Swingline Loan (i) on or after the UK Revolver Commitment Termination Date, (ii) if the Dollar Equivalent of the amount of the proposed UK Swingline Loan exceeds UK Availability on the proposed funding date for such UK Swingline Loan, (iii) if the requirements of Section 2.7 are not satisfied or (iv) if the UK Swingline Lender has knowledge that any of the conditions in Section 6.2 are not satisfied.  The UK Swingline Loans shall be UK Base Rate Loans and bear interest as set forth in Section 3.1.  Each UK Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the UK Swingline Lender for its own account.  The UK Swingline Loans of each UK Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the UK Facility Collateral of such UK Borrower.  Each UK Swingline Loan shall be funded in Sterling or, at the option of the Applicable UK Borrower, Euros or Dollars and repaid in the same currency as the underlying UK Swingline Loan was made.

(e)           U.S. Swingline Loans to U.S. Borrowers.  The U.S. Swingline Lender will, in the U.S. Swingline Lender’s discretion, make U.S. Swingline Loans to any of the U.S. Borrowers on any Business Day during the period from the Closing Date to the U.S. Revolver Commitment Termination Date, not to exceed the U.S. Swingline Sublimit in aggregate principal amount outstanding at any time, which U.S. Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the U.S. Swingline Lender shall not honor any request for a U.S. Swingline Loan (i) on or after the U.S. Revolver Commitment Termination Date, (ii) if the amount of the proposed U.S. Swingline Loan exceeds U.S. Availability on the proposed funding date for such U.S. Swingline Loan or (iii) if the U.S. Swingline Lender has knowledge that any of the conditions in Section 6.2 are not satisfied.  The U.S. Swingline Loans shall be U.S. Base Rate Loans and bear interest as set forth in Section 3.1.  Each U.S. Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the U.S. Swingline Lender for its own account.  The U.S. Swingline Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.S. Facility Collateral.  The U.S. Borrowers shall be jointly and severally liable to pay all of the U.S. Swingline Loans.  Each U.S. Swingline Loan shall be funded and repaid in Dollars.

(f)           Swinglines Generally.  The Swingline Loans made by each Swingline Lender and interest accruing thereon shall be evidenced by the records of the Agent and such Swingline Lender and need not be evidenced by any promissory note.

2.2.          Canadian Letters of Credit.

2.2.1.           Issuance of Canadian Letters of Credit.  Each Canadian Fronting Bank agrees to issue Canadian Letters of Credit for the account of any Canadian Borrower from time to time until the Facility Termination Date (or until the Canadian Revolver Commitment Termination Date, if earlier), in Canadian Dollars or, at the option of the Applicable Canadian Borrower, Dollars, on the terms set forth herein, including the following:

(a)           Each Canadian Borrower acknowledges that each Canadian Fronting Bank’s willingness to issue any Canadian Letter of Credit is conditioned upon such Canadian Fronting Bank’s receipt of a Canadian LC Application with respect to the requested Canadian Letter of Credit, as well as such other instruments and agreements as such Canadian Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount.  No Canadian Fronting Bank shall have any obligation to issue any Canadian Letter of Credit unless (i) such Canadian Fronting Bank and the Agent receive a Canadian LC Request and Canadian LC Application at least three (3) Business Days prior to the requested date of issuance; (ii) each Canadian LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Canadian Lender exists, such Lender or Canadian Borrowers have entered into arrangements reasonably satisfactory to the Agent and such Canadian Fronting Bank to eliminate any funding risk associated with such Defaulting Lender.  If a Canadian Fronting Bank receives written notice from a Canadian Lender at least three (3) Business Days before issuance of a Canadian Letter of Credit that any Canadian LC Condition has not been satisfied, such Canadian Fronting Bank shall have no obligation to issue the requested Canadian Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Lenders or until the Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, a Canadian Fronting Bank shall not be deemed to have knowledge of any failure of Canadian LC Conditions.

(b)           The renewal or extension of any Canadian Letter of Credit shall be treated as the issuance of a new Canadian Letter of Credit, except that delivery of a new Canadian LC Application shall be required at the discretion of the applicable Canadian Fronting Bank.  No Canadian Fronting Bank shall renew or extend any Canadian Letter of Credit if it receives written notice from the Agent or the Required Lenders of the existence of a Default or Event of Default.

(c)           Canadian Borrowers assume all risks of the acts, omissions or misuses of any Canadian Letter of Credit by the beneficiary.  In connection with issuance of any Canadian Letter of Credit, none of the Agent, any Canadian Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Canadian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Canadian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Canadian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Canadian Fronting Bank, the Agent or any Canadian Lender, including any act or omission of a Governmental Authority.  The rights and remedies of each Canadian Fronting Bank under the Loan Documents shall be cumulative.  Each Canadian Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Canadian Letter of Credit issued by such Canadian Fronting Bank.

(d)           In connection with its administration of and enforcement of rights or remedies under any Canadian Letters of Credit or Canadian LC Documents, each Canadian Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Canadian Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Each Canadian Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Each Canadian Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Canadian Letters of Credit or Canadian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2.             Canadian LC Reimbursement; Canadian LC Participations.

(a)           If a Canadian Fronting Bank honors any request for payment under a Canadian Letter of Credit, the Applicable Canadian Borrower shall pay to such Canadian Fronting Bank, on the same day (“Canadian Reimbursement Date”), the amount paid by such Canadian Fronting Bank under such Letter of Credit, together with interest at the interest rate for Canadian Prime Rate Loans (if the Canadian Letter of Credit was denominated in Canadian Dollars) and Canadian Base Rate Loans (if the Canadian Letter of Credit was denominated in Dollars), in each case, from the Canadian Reimbursement Date until payment by Canadian Borrower.  The obligation of the Applicable Canadian Borrower to reimburse each Canadian Fronting Bank for any payment made under a Canadian Letter of Credit issued by such Canadian Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Canadian Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Canadian Borrower or Loan Parties may have at any time against the beneficiary.  Whether or not the Initial Canadian Borrower submits a Notice of Borrowing, the Applicable Canadian Borrower shall be deemed to have requested a Borrowing of Canadian Prime Rate Loans or Canadian Base Rate Loans, as applicable, in an amount necessary to pay all amounts due to a Canadian Fronting Bank in the currency in which the underlying Canadian Letter of Credit was issued on any Canadian Reimbursement Date and each Canadian Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a Canadian Letter of Credit, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased from the Canadian Fronting Bank that issued such Canadian Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Canadian LC Obligations relating to the Canadian Letter of Credit.  If the applicable Canadian Fronting Bank makes any payment under a Canadian Letter of Credit and the Applicable Canadian Borrower does not reimburse such payment on the Canadian Reimbursement Date, the Agent shall promptly notify Canadian Lenders and each Canadian Lender shall promptly (within one Business Day) and unconditionally pay to the Agent in the currency of the payment made under such Canadian Letter of Credit, for the benefit of the Canadian Fronting Bank, the Canadian Lender’s Pro Rata share of such payment.  Upon request by a Canadian Lender, the applicable Canadian Fronting Bank shall furnish copies of any Canadian Letters of Credit and Canadian LC Documents in its possession at such time.

(c)           The obligation of each Canadian Lender to make payments to the Agent for the account of the applicable Canadian Fronting Bank in connection with such Canadian Fronting Bank’s payment under a Canadian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Canadian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.  No Canadian Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Canadian Borrower or other Person of any obligations under any Canadian LC Documents.  No Canadian Fronting Bank makes any express or implied warranty, representation or guarantee to Canadian Lenders with respect to the Canadian Facility Collateral, Canadian LC Documents or any Canadian Facility Loan Party.  No Canadian Fronting Bank shall be responsible to any Canadian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Canadian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Canadian Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Canadian Facility Loan Party.

(d)           No Canadian Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Canadian LC Documents except as a result of such Canadian Fronting Bank’s gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction.  No Canadian Fronting Bank shall have any liability to any Lender if such Canadian Fronting Bank refrains from any action under any Canadian Letter of Credit or Canadian LC Documents until it receives written instructions from Required Lenders.

2.2.3.          Canadian LC Cash Collateral.  If any Canadian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Canadian Overadvance exists, (c) after the Canadian Revolver Commitment Termination Date, or (d) within five (5) Business Days prior to the Facility Termination Date, then Canadian Borrowers shall, within one Business Day of the Canadian Fronting Bank’s or the Agent’s request, Cash Collateralize the stated amount of all outstanding Canadian Letters of Credit and pay to each Canadian Fronting Bank the amount of all other Canadian LC Obligations to such Canadian Fronting Bank.  Canadian Borrowers shall, within one Business Day of demand by the Canadian Fronting Bank or the Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Canadian Lender.  If as a result of fluctuations in Exchange Rates or otherwise the Dollar Equivalent of the Canadian LC Obligations exceeds the Canadian Letter of Credit Sublimit, the excess amount shall be payable by the Canadian Borrowers within three (3) Business Days following demand by the Agent or the Canadian Fronting Bank.  If Canadian Borrowers fail to provide any Cash Collateral as required hereunder, Canadian Lenders may (and shall upon direction of the Agent) advance, as Canadian Revolver Loans, the amount of the Cash Collateral required (whether or not the Canadian Revolver Commitments have terminated, any Canadian Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.3.          Singapore Letters of Credit.

2.3.1.           Issuance of Singapore Letters of Credit.  Each Singapore Fronting Bank agrees to issue Singapore Letters of Credit for the account of any Singapore Borrower from time to time until the Facility Termination Date (or until the Singapore Revolver Commitment Termination Date, if earlier), in Singapore Dollars or, at the option of the Applicable Singapore Borrower, Australian Dollars, Dollars or Euros, on the terms set forth herein, including the following:

(a)           Each Singapore Borrower acknowledges that each Singapore Fronting Bank’s willingness to issue any Singapore Letter of Credit is conditioned upon such Singapore Fronting Bank’s receipt of a Singapore LC Application with respect to the requested Singapore Letter of Credit, as well as such other instruments and agreements as such Singapore Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount.  No Singapore Fronting Bank shall have any obligation to issue any Singapore Letter of Credit unless (i) such Singapore Fronting Bank, Bank of America (Hong Kong) and Bank of America (Singapore) receive a Singapore LC Request and Singapore LC Application at least three (3) Business Days prior to the requested date of issuance; (ii) each Singapore LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Singapore Lender exists, such Lender or Singapore Borrowers have entered into arrangements reasonably satisfactory to the Agent and such Singapore Fronting Bank to eliminate any funding risk associated with such Defaulting Lender.  If a Singapore Fronting Bank receives written notice from a Singapore Lender at least three (3) Business Days before issuance of a Singapore Letter of Credit that any Singapore LC Condition has not been satisfied, such Singapore Fronting Bank shall have no obligation to issue the requested Singapore Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Lenders or until the Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, a Singapore Fronting Bank shall not be deemed to have knowledge of any failure of Singapore LC Conditions.

(b)           The renewal or extension of any Singapore Letter of Credit shall be treated as the issuance of a new Singapore Letter of Credit, except that delivery of a new Singapore LC Application shall be required at the discretion of the applicable Singapore Fronting Bank.  No Singapore Fronting Bank shall renew or extend any Singapore Letter of Credit if it receives written notice from the Agent or the Required Lenders of the existence of a Default or Event of Default.

(c)           Singapore Borrowers assume all risks of the acts, omissions or misuses of any Singapore Letter of Credit by the beneficiary.  In connection with issuance of any Singapore Letter of Credit, none of the Agent, any Singapore Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Singapore Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Singapore Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Singapore Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Singapore Fronting Bank, the Agent or any Singapore Lender, including any act or omission of a Governmental Authority.  The rights and remedies of each Singapore Fronting Bank under the Loan Documents shall be cumulative.  Each Singapore Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Singapore Letter of Credit issued by such Singapore Fronting Bank.

(d)           In connection with its administration of and enforcement of rights or remedies under any Singapore Letters of Credit or Singapore LC Documents, each Singapore Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Singapore Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Each Singapore Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Each Singapore Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Singapore Letters of Credit or Singapore LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(e)           Nothing in this Section 2.3 shall constitute a registrable charge within the meaning of Section 131 of the Singapore Companies Act (or any similar law in any other jurisdiction) against any Lender.

2.3.2.             Singapore LC Reimbursement; Singapore LC Participations.

(a)           If a Singapore Fronting Bank honors any request for payment under a Singapore Letter of Credit, the Applicable Singapore Borrower shall pay to such Singapore Fronting Bank, on the same day (“Singapore Reimbursement Date”), the amount paid by such Singapore Fronting Bank under such Letter of Credit, together with interest at the interest rate for Singapore Base Rate Loans from the Singapore Reimbursement Date until payment by the Applicable Singapore Borrower.  The obligation of the Applicable Singapore Borrower to reimburse each Singapore Fronting Bank for any payment made under a Singapore Letter of Credit issued by such Singapore Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Singapore Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Singapore Borrower or Loan Parties may have at any time against the beneficiary.  Whether or not the Applicable Singapore Borrower submits a Notice of Borrowing, the Applicable Singapore Borrower shall be deemed to have requested a Borrowing of Singapore Base Rate Loans in an amount necessary to pay all amounts due to a Singapore Fronting Bank in the currency in which the underlying Singapore Letter of Credit was issued on any Singapore Reimbursement Date and each Singapore Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a Singapore Letter of Credit, each Singapore Lender shall be deemed to have irrevocably and unconditionally purchased from the Singapore Fronting Bank that issued such Singapore Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Singapore LC Obligations relating to the Singapore Letter of Credit.  If the applicable Singapore Fronting Bank makes any payment under a Singapore Letter of Credit and the Applicable Singapore Borrower does not reimburse such payment on the Singapore Reimbursement Date, the Agent shall promptly notify Singapore Lenders and each Singapore Lender shall promptly (within one Business Day) and unconditionally pay to the Agent in the currency of the payment made under such Singapore Letter of Credit, for the benefit of the Singapore Fronting Bank, the Singapore Lender’s Pro Rata share of such payment.  Upon request by a Singapore Lender, the applicable Singapore Fronting Bank shall furnish copies of any Singapore Letters of Credit and Singapore LC Documents in its possession at such time.

(c)           The obligation of each Singapore Lender to make payments to the Agent for the account of the applicable Singapore Fronting Bank in connection with such Singapore Fronting Bank’s payment under a Singapore Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Singapore Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.  No Singapore Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Singapore Borrower or other Person of any obligations under any Singapore LC Documents.  No Singapore Fronting Bank makes any express or implied warranty, representation or guarantee to Singapore Lenders with respect to the Singapore Facility Collateral, the Singapore LC Documents or any Singapore Facility Loan Party.  No Singapore Fronting Bank shall be responsible to any Singapore Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Singapore LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Singapore Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Singapore Facility Loan Party.

(d)           No Singapore Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Singapore LC Documents except as a result of such Singapore Fronting Bank’s gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction.  No Singapore Fronting Bank shall have any liability to any Lender if such Singapore Fronting Bank refrains from any action under any Singapore Letter of Credit or Singapore LC Documents until it receives written instructions from Required Lenders.

2.3.3.          Singapore LC Cash Collateral.  If any Singapore LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Singapore Overadvance exists, (c) after the Singapore Revolver Commitment Termination Date, or (d) within five (5) Business Days prior to the Facility Termination Date, then Singapore Borrowers shall, within one Business Day of the Singapore Fronting Bank’s or the Agent’s request, Cash Collateralize the stated amount of all outstanding Singapore Letters of Credit and pay to each Singapore Fronting Bank the amount of all other Singapore LC Obligations to such Singapore Fronting Bank.  Singapore Borrowers shall, within one Business Day of demand by the Singapore Fronting Bank or the Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Singapore Lender.  If as a result of fluctuations in Exchange Rates or otherwise the Dollar Equivalent of the Singapore LC Obligations exceeds the Singapore Letter of Credit Sublimit, the excess amount shall be payable by the Singapore Borrowers within three (3) Business Days following demand by the Agent or the Singapore Fronting Bank.  If Singapore Borrowers fail to provide any Cash Collateral as required hereunder, Singapore Lenders may (and shall upon direction of the Agent) advance, as Singapore Revolver Loans, the amount of the Cash Collateral required (whether or not the Singapore Revolver Commitments have terminated, any Singapore Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.4.         UK Letters of Credit.

2.4.1.           Issuance of UK Letters of Credit.  Each UK Fronting Bank agrees to issue UK Letters of Credit for the account of any UK Borrower from time to time until the Facility Termination Date (or until the UK Revolver Commitment Termination Date, if earlier), in Sterling or, at the option of the Applicable UK Borrower, Dollars, Euros or Norwegian Kroner, on the terms set forth herein, including the following:

(a)           Each UK Borrower acknowledges that each UK Fronting Bank’s willingness to issue any UK Letter of Credit is conditioned upon such UK Fronting Bank’s receipt of a UK LC Application with respect to the requested UK Letter of Credit, as well as such other instruments and agreements as such UK Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount.  No UK Fronting Bank shall have any obligation to issue any UK Letter of Credit unless (i) such UK Fronting Bank and Bank of America (London) receive an UK LC Request and UK LC Application at least three (3) Business Days prior to the requested date of issuance; (ii) each UK LC Condition is satisfied; and (iii) if a Defaulting Lender that is an UK Lender exists, such Lender or UK Borrowers have entered into arrangements reasonably satisfactory to the Agent and such UK Fronting Bank to eliminate any funding risk associated with such Defaulting Lender.  If an UK Fronting Bank receives written notice from an UK Lender at least three (3) Business Days before issuance of an UK Letter of Credit that any UK LC Condition has not been satisfied, such UK Fronting Bank shall have no obligation to issue the requested UK Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Lenders or until the Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, an UK Fronting Bank shall not be deemed to have knowledge of any failure of UK LC Conditions.

(b)           The renewal or extension of any UK Letter of Credit shall be treated as the issuance of a new UK Letter of Credit, except that delivery of a new UK LC Application shall be required at the discretion of the applicable UK Fronting Bank.  No UK Fronting Bank shall renew or extend any UK Letter of Credit if it receives written notice from the Agent or the Required Lenders of the existence of a Default or Event of Default.

(c)           UK Borrowers assume all risks of the acts, omissions or misuses of any UK Letter of Credit by the beneficiary.  In connection with issuance of any UK Letter of Credit, none of the Agent, any UK Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a UK Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a UK Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any UK Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any UK Fronting Bank, the Agent or any UK Lender, including any act or omission of a Governmental Authority.  The rights and remedies of each UK Fronting Bank under the Loan Documents shall be cumulative.  Each UK Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any UK Letter of Credit issued by such UK Fronting Bank.

(d)           In connection with its administration of and enforcement of rights or remedies under any UK Letters of Credit or UK LC Documents, each UK Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such UK Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Each UK Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Each UK Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to UK Letters of Credit or UK LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.4.2.            UK LC Reimbursement; UK LC Participations.

(a)           If an UK Fronting Bank honors any request for payment under a UK Letter of Credit, the Applicable UK Borrower shall pay to such UK Fronting Bank, on the same day (“UK Reimbursement Date”), the amount paid by such UK Fronting Bank under such Letter of Credit, together with interest at the interest rate for UK Base Rate Loans from the UK Reimbursement Date until payment by the Applicable UK Borrower.  The obligation of the Applicable UK Borrower to reimburse each UK Fronting Bank for any payment made under a UK Letter of Credit issued by such UK Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any UK Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable UK Borrower or Loan Parties may have at any time against the beneficiary.  Whether or not the Applicable UK Borrower submits a Notice of Borrowing, the Applicable UK Borrower shall be deemed to have requested a Borrowing of UK Base Rate Loans in an amount necessary (in the case of a UK Letter of Credit denominated in Norwegian Kroner, based on the Dollar Equivalent thereof) to pay all amounts due an UK Fronting Bank in the currency in which the underlying UK Letter of Credit was issued (but in Dollars in the case of a UK Letter of Credit denominated in Norwegian Kroner) on any UK Reimbursement Date and each UK Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a UK Letter of Credit, each UK Lender shall be deemed to have irrevocably and unconditionally purchased from the UK Fronting Bank that issued such UK Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all UK LC Obligations relating to the UK Letter of Credit.  If the applicable UK Fronting Bank makes any payment under a UK Letter of Credit and the Applicable UK Borrower does not reimburse such payment on the UK Reimbursement Date, the Agent shall promptly notify UK Lenders and each UK Lender shall promptly (within one Business Day) and unconditionally pay to the Agent in the currency of the payment made under such UK Letter of Credit, for the benefit of the UK Fronting Bank, the UK Lender’s Pro Rata share of such payment.  Upon request by an UK Lender, the applicable UK Fronting Bank shall furnish copies of any UK Letters of Credit and UK LC Documents in its possession at such time.

(c)           The obligation of each UK Lender to make payments to the Agent for the account of the applicable UK Fronting Bank in connection with such UK Fronting Bank’s payment under a UK Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a UK Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.  No UK Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any UK Borrower or other Person of any obligations under any UK LC Documents.  No UK Fronting Bank makes any express or implied warranty, representation or guarantee to UK Lenders with respect to the UK Facility Collateral, the UK LC Documents or any UK Facility Loan Party.  No UK Fronting Bank shall be responsible to any UK Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any UK LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any UK Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any UK Facility Loan Party.

(d)           No UK Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any UK LC Documents except as a result of such UK Fronting Bank’s gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction.  No UK Fronting Bank shall have any liability to any Lender if such UK Fronting Bank refrains from any action under any UK Letter of Credit or UK LC Documents until it receives written instructions from Required Lenders.

2.4.3.              UK LC Cash Collateral.  If any UK LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a UK Overadvance exists, (c) after the UK Revolver Commitment Termination Date, or (d) within five (5) Business Days prior to the Facility Termination Date, then UK Borrowers shall, within one Business Day of the UK Fronting Bank’s or the Agent’s request, Cash Collateralize the stated amount of all outstanding UK Letters of Credit and pay to each UK Fronting Bank the amount of all other UK LC Obligations to such UK Fronting Bank.  UK Borrowers shall, within one Business Day of demand by the UK Fronting Bank or the Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a UK Lender.  If as a result of fluctuations in Exchange Rates or otherwise the Dollar Equivalent of the UK LC Obligations exceeds the UK Letter of Credit Sublimit, the excess amount shall be payable by the UK Borrowers within three (3) Business Days following demand by the Agent or the UK Fronting Bank.  If UK Borrowers fail to provide any Cash Collateral as required hereunder, UK Lenders may (and shall upon direction of the Agent) advance, as UK Revolver Loans, the amount of the Cash Collateral required (whether or not the UK Revolver Commitments have terminated, any UK Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.5.          U.S. Letters of Credit.

2.5.1.             Issuance of U.S. Letters of Credit.  Each U.S. Fronting Bank agrees to issue U.S. Letters of Credit for the account of any U.S. Borrower or its Restricted Subsidiaries (provided that each U.S. Borrower agrees that it is jointly and severally liable with respect to, and guarantees payment under Section 5.10.1 with respect to, any U.S. Letter of Credit issued for the account of a Restricted Subsidiary that is not a U.S. Borrower) from time to time until the Facility Termination Date (or until the U.S. Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)           Each U.S. Borrower acknowledges that each U.S. Fronting Bank’s willingness to issue any U.S. Letter of Credit is conditioned upon such U.S. Fronting Bank’s receipt of a U.S. LC Application with respect to the requested U.S. Letter of Credit, as well as such other instruments and agreements as such U.S. Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount.  No U.S. Fronting Bank shall have any obligation to issue any U.S. Letter of Credit unless (i) such U.S. Fronting Bank and the Agent receive a U.S. LC Request and U.S. LC Application at least two (2) Business Days prior to the requested date of issuance; (ii) each U.S. LC Condition is satisfied; and (iii) if a Defaulting Lender that is a U.S. Lender exists, U.S. Borrowers have entered into arrangements reasonably satisfactory to the Agent and such U.S. Fronting Bank to eliminate any funding risk associated with such Defaulting Lender.  If a U.S. Fronting Bank receives written notice from a U.S. Lender at least two (2) Business Days before issuance of a U.S. Letter of Credit that any U.S. LC Condition has not been satisfied, such U.S. Fronting Bank shall have no obligation to issue the requested U.S. Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Lenders or until the Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, a U.S. Fronting Bank shall not be deemed to have knowledge of any failure of U.S. LC Conditions.

(b)           The renewal or extension of any U.S. Letter of Credit shall be treated as the issuance of a new U.S. Letter of Credit, except that delivery of a new U.S. LC Application shall be required at the discretion of the applicable U.S. Fronting Bank.  No U.S. Fronting Bank shall renew or extend any U.S. Letter of Credit if it receives written notice from the Agent or the Required Lenders of the existence of a Default or Event of Default.

(c)           U.S. Borrowers assume all risks of the acts, omissions or misuses of any U.S. Letter of Credit by the beneficiary.  In connection with issuance of any U.S. Letter of Credit, none of the Agent, any U.S. Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a U.S. Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a U.S. Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any U.S. Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any U.S. Fronting Bank, the Agent or any U.S. Lender, including any act or omission of a Governmental Authority.  The rights and remedies of each U.S. Fronting Bank under the Loan Documents shall be cumulative.  Each U.S. Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any U.S. Letter of Credit issued by such U.S. Fronting Bank.

(d)           In connection with its administration of and enforcement of rights or remedies under any U.S. Letters of Credit or U.S. LC Documents, each U.S. Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such U.S. Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Each U.S. Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Each U.S. Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to U.S. Letters of Credit or U.S. LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.5.2.            U.S. LC Reimbursement; U.S. LC Participations.

(a)           If a U.S. Fronting Bank honors any request for payment under a U.S. Letter of Credit, U.S. Borrowers shall pay to such U.S. Fronting Bank, on the same day (“U.S. Reimbursement Date”), the amount paid by such U.S. Fronting Bank under such U.S. Letter of Credit, together with interest at the interest rate for U.S. Base Rate Loans from the U.S. Reimbursement Date until payment by U.S. Borrowers.  The obligation of U.S. Borrowers to reimburse each U.S. Fronting Bank for any payment made under a U.S. Letter of Credit issued by such U.S. Fronting Bank shall be absolute, unconditional, irrevocable, and joint and several among U.S. Borrowers, and shall be paid without regard to any lack of validity or enforceability of any U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that U.S. Borrowers or Loan Parties may have at any time against the beneficiary.  Whether or not the North American Loan Party Agent submits a Notice of Borrowing, U.S. Borrowers shall be deemed to have requested a Borrowing of U.S. Base Rate Loans in an amount necessary (based on the Dollar Equivalent thereof) to pay all amounts due to a U.S. Fronting Bank on any U.S. Reimbursement Date and each U.S. Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a U.S. Letter of Credit, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased from the U.S. Fronting Bank that issued such U.S. Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all U.S. LC Obligations relating to the U.S. Letter of Credit.  If the applicable U.S. Fronting Bank makes any payment under a U.S. Letter of Credit and U.S. Borrowers do not reimburse such payment on the U.S. Reimbursement Date, the Agent shall promptly notify U.S. Lenders and each U.S. Lender shall promptly (within one Business Day) and unconditionally pay to the Agent in Dollars, for the benefit of U.S. Fronting Bank, the U.S. Lender’s Pro Rata share of such payment (based on the Dollar Equivalent thereof).  Upon request by a U.S. Lender, the applicable U.S. Fronting Bank shall furnish copies of any U.S. Letters of Credit and U.S. LC Documents in its possession at such time.

(c)           The obligation of each U.S. Lender to make payments to the Agent for the account of the applicable U.S. Fronting Bank in connection with such U.S. Fronting Bank’s payment under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a U.S. Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.  No U.S. Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any U.S. Borrower or other Person of any obligations under any U.S. LC Documents.  No U.S. Fronting Bank makes any express or implied warranty, representation or guarantee to U.S. Lenders with respect to the U.S. Facility Collateral, U.S. LC Documents or any U.S. Facility Loan Party.  No U.S. Fronting Bank shall be responsible to any U.S. Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any U.S. LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any U.S. Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any U.S. Facility Loan Party.

(d)           No U.S. Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any U.S. LC Documents except as a result of each U.S. Fronting Bank’s gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction.  No U.S. Fronting Bank shall have any liability to any Lender if such U.S. Fronting Bank refrains from any action under any U.S. Letter of Credit or U.S. LC Documents until it receives written instructions from Required Lenders.

2.5.3.         U.S. LC Cash Collateral.  If any U.S. LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a U.S. Overadvance exists, (c) after the U.S. Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then U.S. Borrowers shall, within one Business Day of U.S. Fronting Bank’s or the Agent’s request, Cash Collateralize the stated amount of all outstanding U.S. Letters of Credit (based on the Dollar Equivalent thereof) and pay to each U.S. Fronting Bank the amount of all other U.S. LC Obligations to such U.S. Fronting Bank.  U.S. Borrowers shall, within one Business Day of demand by U.S. Fronting Bank’s or the Agent from time to time, Cash Collateralize the U.S. LC Obligations of any Defaulting Lender that is a U.S. Lender.  If as a result of fluctuations in Exchange Rates or otherwise the Dollar Equivalent of the U.S. LC Obligations exceeds the U.S. Letter of Credit Sublimit, the excess amount shall be payable by the U.S. Borrowers within three (3) Business Days following demand by the Agent or the U.S. Fronting Bank.  If U.S. Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of the Agent) advance, as U.S. Revolver Loans, the amount of the Cash Collateral required (whether or not the U.S. Revolver Commitments have terminated, any U.S. Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.6.            Resignation of Fronting Banks.  A Fronting Bank may resign at any time upon notice to the Agent and the applicable Loan Party Agent.  On and after the effective date of such resignation, such Fronting Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of a Fronting Bank hereunder relating to any Letter of Credit issued by it prior to such date.  The Agent shall promptly appoint a replacement Fronting Bank as soon as practicable, which, so long as no Default or Event of Default exists, shall be reasonably acceptable to the relevant Loan Party Agent.

2.7.            Applicable Foreign Borrower Sublimits.  Notwithstanding anything to the contrary contained in this Section 2, in no event shall any Applicable Foreign Borrower be entitled to receive a Revolver Loan or the issuance of a Letter of Credit (and no Lender shall be required to make or support the same) if at the time of the proposed funding of such Revolver Loan or the issuance of such Letter of Credit (and after giving effect thereto and all pending requests for Revolver Loans and Letters of Credit by or on behalf of such Borrower), the sum of (a) the Dollar Equivalent of the outstanding amount of all Revolver Loans made to such Borrower on such date and (b) the LC Obligations of such Borrower on such date exceeds the lesser of such Borrower’s individual Borrowing Base (without giving effect to its allocable portion of any LC Reserve) or Applicable Foreign Borrower Commitment, provided, that with respect to the UK Borrowers for which the UK Combined Borrowing Base Condition is satisfied, the UK Revolver Loans, UK LC Obligations and UK Borrowing Base of each such UK Borrower may be determined on a combined basis for purposes of the foregoing calculation.  If as a result of fluctuations in Exchange Rates or otherwise the Dollar Equivalent of the sum of all outstanding Revolver Loans made to an Applicable Foreign Borrower and the LC Obligations of such Borrower exceed such Borrower’s Applicable Foreign Borrower Commitment (determined on a combined basis for UK Borrowers with respect to which the UK Combined Borrowing Base Condition is satisfied), the excess amount shall be payable by the Applicable Foreign Borrower(s) within three (3) Business Days following demand by the Agent.  In no event shall the aggregate Applicable Foreign Borrower Commitments for all members of a Foreign Borrower Group exceed the Foreign Revolver Commitments for such Foreign Borrower Group.

SECTION 3.                INTEREST, FEES AND CHARGES

3.1.          Interest.

3.1.1.              Rates and Payment of Interest.

(a)           The Obligations shall bear interest as follows:

(i)             in the case of a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin for such Base Rate Loan;

(ii)            in the case of a Canadian BA Rate Loan, at the Canadian BA Rate for the applicable Interest Period, plus the Applicable Margin for Canadian BA Rate Loans;

(iii)           in the case of a Canadian Prime Rate Loan, at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans;

(iv)           in the case of a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin for LIBOR Loans;

(v)            in the case of a SIBOR Loan, at SIBOR for the applicable Interest Period, plus the Applicable Margin for SIBOR Loans;

(vi)           in the case of any other Canadian Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans; and

(vii)           in the case of any other Singapore Facility Obligation, UK Facility Obligation or U.S. Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for the related Base Rate Loans.

Interest shall accrue from the date the Loan is advanced or the Obligation becomes payable, until paid by the Applicable Borrower(s).  If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b)           Interest on the Revolver Loans shall be payable in the currency of the underlying Revolver Loan.

(c)           If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (including post-petition interest during the pendency of any Insolvency Proceeding) at a rate per annum that is (x) in the case of overdue principal, the Default Rate or (y) in the case of any overdue interest, to the extent permitted by Applicable Law, the Default Rate, from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).  Payment or acceptance of the increased rates of interest provided for in this Section 3.1.1(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent, any Security Trustee or any Lender.

(d)           Interest accrued on the Loans shall be due and payable in arrears, (i) for any Base Rate Loan or Canadian Prime Rate Loan, on the first day of each month; (ii) for any Interest Period Loan, on the last day of its Interest Period (and, if its Interest Period exceeds three months, at the end of each period of three months) and (iii) on any date of prepayment, with respect to the principal amount of Loans being prepaid.  In addition, interest accrued on the (1) Canadian Revolver Loans shall be due and payable on the Canadian Revolver Commitment Termination Date, (2) Singapore Revolver Loans shall be due and payable on the Singapore Revolver Commitment Termination Date, (3) UK Revolver Loans shall be due and payable on the UK Revolver Commitment Termination Date, and (4) U.S. Revolver Loans shall be due and payable on the U.S. Revolver Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.            Application of LIBOR to Outstanding Loans.

(a)           Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of any Base Rate Loan funded in Dollars, Euros or Sterling (as applicable) to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Event of Default, the Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b)           Whenever Borrowers within a Borrower Group desire to convert or continue Loans as LIBOR Loans, the relevant Loan Party Agent shall give the Agent (and in the case of any such request by (i) UK Borrowers, Bank of America (London) and (ii) Singapore Borrowers, Bank of America (Singapore) and Bank of America (Hong Kong)) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) (or 1:00 p.m. (Local Time) in the case of a request on behalf of Canadian Borrowers or U.S. Borrowers) at least three (3) Business Days prior to the requested conversion or continuation date.  Promptly after receiving any such notice, the Agent shall notify each Applicable Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, the relevant Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, Borrowers shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3.              Application of Canadian BA Rate to Outstanding Loans.

(a)           The Applicable Canadian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of the Canadian Prime Rate Loans to, or continue any Canadian BA Rate Loan at the end of its Interest Period as, a Canadian BA Rate Loan.  During any Event of Default, the Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a Canadian BA Rate Loan.

(b)           Whenever the Applicable Canadian Borrower desires to convert or continue Loans as Canadian BA Rate Loans, North American Loan Party Agent shall give the Agent a Notice of Conversion/Continuation, no later than 1:00 p.m. at least three (3) Business Days prior to the requested conversion or continuation date.  Promptly after receiving any such notice, the Agent shall notify each Canadian Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified).  If, upon the expiration of any Interest Period in respect of any Canadian BA Rate Loans, North American Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Applicable Canadian Borrower shall be deemed to have elected to convert such Loans into Canadian Prime Rate Loans.

3.1.4.              Application of SIBOR to Outstanding Loans.

(a)           The Applicable Singapore Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of any Singapore Base Rate Loan funded in Singapore Dollars to, or to continue any SIBOR Loan at the end of its Interest Period as, a SIBOR Loan.  During any Event of Default, the Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a SIBOR Loan.

(b)           Whenever the Applicable Singapore Borrower desires to convert or continue Loans as SIBOR Loans, the Singapore Loan Party Agent shall give the Agent, Bank of America (Singapore) and Bank of America (Hong Kong) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three (3) Business Days prior to the requested conversion or continuation date.  Promptly after receiving any such notice, the Agent shall notify each Singapore Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified).  If, upon the expiration of any Interest Period in respect of any SIBOR Loans, the Singapore Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Applicable Singapore Borrower shall be deemed to have elected to convert such Loans into Singapore Base Rate Loans.

3.1.5.               Interest Periods.  In connection with the making, conversion or continuation of any Interest Period Loans, the relevant Loan Party Agent, on behalf of the applicable Borrower(s), shall select an interest period to apply (the “Interest Period”), which interest period shall be a one, two, three, six (or if available to all Applicable Lenders as determined by such Applicable Lenders in good faith based upon prevailing market conditions) nine or twelve month period; provided, however, that:

(a)           the Interest Period shall commence on the date the Loan is made or continued as, or converted into, an Interest Period Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)           if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month;

(c)           if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(d)           no Interest Period shall extend beyond the Facility Termination Date (or, in the case of any Loan owing by (i) any Canadian Borrower, the Canadian Revolver Commitment Termination Date, (ii) any Singapore Borrower, the Singapore Revolver Commitment Termination Date, (iii) any UK Borrower, the UK Revolver Commitment Termination Date or (iv) any U.S. Borrower, the U.S. Revolver Commitment Termination Date, in each case if earlier).

3.2.          Fees.

3.2.1.             Unused Line Fee.

(a)           Canadian Unused Line Fee.  Canadian Borrowers shall pay to the Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the Applicable Unused Line Fee Rate times the average daily amount by which the Canadian Revolver Commitments exceed the Canadian Revolver Exposure during any month.  Notwithstanding anything to the contrary set forth herein, outstanding Canadian Swingline Loans shall not be taken into account when determining Canadian Revolver Exposure for purposes of this Section 3.2.1(a).  Such fee shall be payable in arrears, on the first day of each month and on the Canadian Revolver Commitment Termination Date.

(b)           Singapore Unused Line Fee.  Singapore Borrowers shall pay to the Agent, for the Pro Rata benefit of Singapore Lenders, a fee equal to the Applicable Unused Line Fee Rate times the average daily amount by which the Singapore Revolver Commitments exceed the Singapore Revolver Exposure during any month.  Notwithstanding anything to the contrary set forth herein, outstanding Singapore Swingline Loans and Singapore Alternate Swingline Loans shall not be taken into account when determining Singapore Revolver Exposure for purposes of this Section 3.2.1(b).  Such fee shall be payable in arrears, on the first day of each month and on the Singapore Revolver Commitment Termination Date.

(c)           UK Unused Line Fee.  UK Borrowers shall pay to the Agent, for the Pro Rata benefit of UK Lenders, a fee equal to the Applicable Unused Line Fee Rate times the average daily amount by which the UK Revolver Commitments exceed the UK Revolver Exposure during any month.   Notwithstanding anything to the contrary set forth herein, outstanding UK Swingline Loans shall not be taken into account when determining UK Revolver Exposure for purposes of this Section 3.2.1(c).  Such fee shall be payable in arrears, on the first day of each month and on the UK Revolver Commitment Termination Date.

(d)           U.S. Unused Line Fee.  U.S. Borrowers shall pay to the Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal the Applicable Unused Line Fee Rate times the average daily amount by which the U.S. Revolver Commitments exceed the U.S. Revolver Exposure during any month.  Notwithstanding anything to the contrary set forth herein, outstanding U.S. Swingline Loans shall not be taken into account when determining U.S. Revolver Exposure for purposes of this Section 3.2.1(d).  Such fee shall be payable in arrears, on the first day of each month and on the U.S. Revolver Commitment Termination Date.

3.2.2.            Canadian Letters of Credit Fees.  Each Applicable Canadian Borrower shall pay (a) to the Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for Canadian BA Rate Loans times the average daily stated amount of such Applicable Canadian Borrower’s Canadian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to each Canadian Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Canadian Letter of Credit issued by it, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to each Canadian Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Canadian Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.3.             Singapore Letters of Credit Fees.  Each Applicable Singapore Borrower shall pay (a) to the Agent, for the Pro Rata benefit of Singapore Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for SIBOR Loans times the average daily stated amount of such Applicable Singapore Borrower’s Singapore Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to each Singapore Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Singapore Letter of Credit issued by it, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to each Singapore Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Singapore Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.4.              UK Letters of Credit Fees.  Each Applicable UK Borrower shall pay (a) to the Agent, for the Pro Rata benefit of UK Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of such Applicable UK Borrower’s UK Letters of Credit (in the case of a UK Letter of Credit denominated in Norwegian Kroner, based on the Dollar Equivalent thereof), which fee shall be payable monthly in arrears, on the first day of each month; (b) to each UK Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each UK Letter of Credit issued by it, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to each UK Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of UK Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.5.              U.S. Letters of Credit Fees.  U.S. Borrowers shall pay (a) to the Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of U.S. Letters of Credit (based on the Dollar Equivalent thereof), which fee shall be payable monthly in arrears, on the first day of each month; (b) to each U.S. Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each U.S. Letter of Credit issued by it, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to each U.S. Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.6.                Other Fees.  The Borrowers shall pay such other fees as described in the Fee Letters.

3.3.         Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days, or, in the case of interest on U.S. Base Rate Loans (unless U.S. Base Rate is being determined based on clause (c) of the definition thereof) or Loans denominated in Australian Dollars, Canadian Dollars and Sterling, on the basis of a 365 day year.  Each determination by the Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money, except to the extent such treatment is inconsistent with any Applicable Law.  A certificate setting forth in reasonable detail amounts payable by any Borrower under Section 3.7, 3.8 or 3.10 and the basis therefor, submitted to a Loan Party Agent by the Agent or the affected Lender or Fronting Bank shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within ten (10) Business Days following receipt of the certificate.  For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by 365 and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

3.4.     Reimbursement Obligations.  Borrowers shall reimburse the Agent and Security Trustees for all Extraordinary Expenses.  In addition to such Extraordinary Expenses, Borrowers shall also reimburse the Agent and Security Trustees for all reasonable and documented legal, accounting, appraisal and other reasonable and documented fees, costs and expenses, without duplication, incurred by them in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of the Agent’s or any Security Trustee’s Liens on any such Collateral, to maintain any insurance required hereunder or to verify such Collateral; and (c) each inspection, field exam, audit or appraisal with respect to any Loan Party or Collateral, whether prepared by the Agent’s personnel or a third party (subject to the limitations of Section 10.1.1).  All such legal and accounting fees incurred by Agent Professionals or any applicable Security Trustee shall be charged to Borrowers at the actual rate charged by such Agent Professionals or such Security Trustee, provided that Borrowers’ obligation to reimburse Agent and Security Trustees for legal fees shall be limited to the reasonable and documented legal fees and expenses of Vinson & Elkins LLP, U.S. counsel to the Agent, the Norton Rose Group, as foreign counsel to the Agent and Security Trustees, and, if necessary, of one local counsel in each other relevant jurisdiction (which may include a local counsel acting in multiple jurisdictions).  In addition to the Extraordinary Expenses of Agent and Security Trustees, upon the occurrence and during the continuance of an Event Default, Borrowers shall reimburse Fronting Banks and Lenders for the reasonable and documented fees, charges and disbursements of one counsel for the Fronting Banks and Lenders, as a whole, in connection with the enforcement, collection or protection of their respective rights under the Loan Documents, including all such expenses incurred during any workout, restructuring or Insolvency Proceeding.  If, for any reason (including inaccurate reporting on financial statements), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall pay to the Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrowers under this Section 3.4 shall be due and payable within ten (10) Business Days of demand.

3.5.          Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Interest Period Loans, or to determine or charge interest rates based upon the Canadian BA Rate, LIBOR or SIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell bills of exchange denominated in, or to take deposits of, a currency in the London interbank market, Canadian Dollars through bankers’ acceptances or Singapore Dollars in the Singapore interbank market then, on notice thereof by such Lender to the Agent, any obligation of such Lender to make or continue affected Interest Period Loans or to convert Floating Rate Loans to affected Interest Period Loans shall be suspended until such Lender notifies the Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers of the affected Borrower Group shall prepay or, if applicable, convert all affected Interest Period Loans of such Lender to Floating Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Interest Period Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Interest Period Loans.  Upon any such prepayment or conversion, Borrowers of the affected Borrower Group shall also pay accrued interest on the amount so prepaid or converted.  If any Lender invokes this Section 3.5, such Lender shall use reasonable efforts to notify a Loan Party Agent and the Agent when the conditions giving rise to such action no longer exists, provided, however, that such Lender shall have no liability to Borrowers or to any other Person for its failure to provide such notice.

3.6.          Inability to Determine Rates.  If Required Lenders notify the Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, an Interest Period Loan that (a) deposits or bankers’ acceptances are not being offered to (i) with respect to LIBOR, banks in the London interbank market, (ii) with respect to Canadian BA Rate, Persons in Canada or (iii) with respect to SIBOR, banks in the Singapore interbank market, in each case for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR, the Canadian BA Rate or SIBOR for the requested Interest Period, or (c) LIBOR, the Canadian BA Rate or SIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then the Agent will promptly so notify a Loan Party Agent and each Applicable Lender.  Thereafter, the obligation of the Applicable Lenders to make or maintain affected Interest Period Loans shall be suspended until the Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice, a Loan Party Agent may revoke any pending request for a Borrowing of, conversion to or continuation of an Interest Period Loan or, failing that, will be deemed to have submitted a request for a Floating Rate Loan.  If any Lender invokes this Section 3.6, such Lender shall use reasonable efforts to notify the relevant Loan Party Agent and the Agent when the conditions giving rise to such action no longer exists, provided, however, that such Lender shall have no liability to Borrowers or to any other Person for its failure to provide such notice.

3.7.           Increased Costs; Capital Adequacy.

3.7.1.            Change in Law.  If any Change in Law shall:

(a)           impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Canadian BA Rate, LIBOR or SIBOR) or Fronting Bank;

(b)           subject any Lender or Fronting Bank to any Taxes (other than (i) Indemnified Taxes covered by Section 5.8.2, (ii) Excluded Taxes or (iii) Other Taxes covered by Section 5.8.2) on its Loans, Letters of Credit, Commitments or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)           impose on any Lender or Fronting Bank or the London interbank market, the Singapore interbank market or the Canadian market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Fronting Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Fronting Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Fronting Bank, the Borrower Group to which such Lender or Fronting Bank has a Commitment shall pay to such Lender or Fronting Bank such additional amount or amounts as will compensate such Lender or Fronting Bank for such additional costs incurred or reduction suffered in each case in accordance with Section 3.3.  For the avoidance of doubt, this Section 3.7.1 shall not apply to the extent that any amount is compensated for by the payment of any amount pursuant to Section 3.8.

3.7.2.            Capital Adequacy.  If any Lender or Fronting Bank determines that any Change in Law affecting such Lender or Fronting Bank or any Lending Office of such Lender or such Lender’s or Fronting Bank’s holding company, if any, regarding capital, liquidity or leverage requirements has or would have the effect of reducing the rate of return on such Lender’s, Fronting Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Fronting Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations to a level below that which such Lender, Fronting Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Fronting Bank’s and holding company’s policies with respect to capital adequacy), then from time to time the Borrower Group to which such Lender or Fronting Bank has a Commitment will pay to such Lender or Fronting Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered in each case in accordance with Section 3.3.

3.7.3.            Compensation.  Failure or delay on the part of any Lender or Fronting Bank to demand compensation pursuant to this Section 3.7 shall not constitute a waiver of its right to demand such compensation, but Borrowers of a Borrower Group shall not be required to compensate a Lender to such Borrower Group or Fronting Bank for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender or Fronting Bank notifies a Loan Party Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Fronting Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8.           Additional Reserve Costs.

(a)           If and so long as any Lender is required by the Bank of England, the European Central Bank or the Financial Services Authority or any other monetary or other authority of the UK to make special deposits, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender’s LIBOR Loans, such Lender may require the Borrower in respect of such Loans to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Schedule 3.8.

(b)           Any additional cost owed pursuant to Section 3.8(a) above shall be payable to the Agent by the applicable Borrower for the account of such Lender on each date on which interest is payable for such Loan.

3.9.          Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7 or 3.8, or if any Borrower is required to pay additional amounts or indemnity payments with respect to a Lender under Section 5.8, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or unlawful.  The Borrower or Borrowers of each affected Borrower Group shall pay all reasonable costs and expenses incurred by any Lender that has issued a Commitment to such Borrower Group in connection with any such designation or assignment.

3.10.        Funding Losses.  If for any reason (other than a default by a Lender) (a) any Borrowing of, or conversion to or continuation of, an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest Period, or (c) any Borrower of any Borrower Group fails to repay an Interest Period Loan when required hereunder, then Borrowers of such Borrower Group shall pay to the Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds, but excluding loss of margin.  All amounts payable by Borrowers under this Section 3.10 shall be due and payable in accordance with Section 3.3.  Lenders shall not be required to purchase deposits in the London interbank market or any other applicable market to fund any Interest Period Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund such Loans.

3.11.        Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If the Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations of the Borrower Group to which such excess interest relates or, if it exceeds such unpaid principal, refunded to such Borrower Group.  In determining whether the interest contracted for, charged or received by the Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.  Without limiting the generality of the foregoing provisions of Section 3.11, if any provision of any of the Loan Documents would obligate any Canadian Domiciled Loan Party to make any payment of interest with respect to the Canadian Facility Obligations in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in the receipt of interest with respect to the Canadian Facility Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Facility Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:  (i) first, by reducing the amount or rates of interest required to be paid by the Canadian Domiciled Loan Parties to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Domiciled Loan Parties to the applicable recipient which would constitute interest with respect to the Canadian Facility Obligations for purposes of Section 347 of the Criminal Code (Canada).  Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Domiciled Loan Parties shall be entitled, by notice in writing to the Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Domiciled Loan Party.  Any amount or rate of interest with respect to the Canadian Facility Obligations referred to in this Section 3.11 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolver Loans to any Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro rated over that period of time and otherwise be pro rated over the period from the Closing Date to the date of Full Payment of the Canadian Facility Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purposes of such determination.

SECTION 4.                   LOAN ADMINISTRATION

4.1.          Manner of Borrowing and Funding Loans.

4.1.1.             Notice of Borrowing.

(a)           North American Revolver Loans.  Whenever any Canadian Borrower or U.S. Borrower desires funding of a Borrowing of Revolver Loans, the North American Loan Party Agent shall give the Agent a Notice of Borrowing.  Such notice must be received by the Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Floating Rate Loans and (ii) at least three (3) Business Days prior to the requested funding date, in the case of Interest Period Loans.  Notices received after 11:00 a.m. shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a U.S. Base Rate Loan or a LIBOR Revolver Loan, in the case of a U.S. Borrower, or a Canadian Base Rate Loan, LIBOR Loan, Canadian Prime Rate Loan or Canadian BA Rate Loan, in the case of a Canadian Borrower, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified) and (E) the Borrower Group Commitment under which such Borrowing is proposed to be made and, if such Borrowing is requested for a Canadian Borrower, the name of the Applicable Canadian Borrower and whether such Loan is to be denominated in Dollars or Canadian Dollars.

(b)           Singapore Revolver Loans.  Whenever any Singapore Borrower desires funding of a Borrowing of Revolver Loans, the Singapore Loan Party Agent shall give the Agent, Bank of America (Singapore) and Bank of America (Hong Kong) a Notice of Borrowing.  Such notice must be received by the Agent, Bank of America (Singapore) and Bank of America (Hong Kong) no later than 11:00 a.m. (Local Time) (i) at least two (2) Business Days prior to the requested funding date, in the case of Floating Rate Loans (provided that a Notice of Borrowing that requests a Revolver Loan denominated other than in Singapore Dollars must be received no later than 11:00 a.m. (Local Time) three (3) Business Days prior to the requested funding date (or such shorter time as may be agreed to by the Agent and Singapore Lenders)) and (ii) at least three (3) Business Days prior to the requested funding date in the case of Interest Period Loans.  Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Singapore Base Rate Loan, a LIBOR Loan or a SIBOR Loan, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (E) the name of the Applicable Singapore Borrower and (F) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(c)           UK Revolver Loans.  Whenever any UK Borrower desires funding of a Borrowing of Revolver Loans, the UK Loan Party Agent shall give the Agent and Bank of America (London) a Notice of Borrowing.  Such notice must be received by the Agent and Bank of America (London) no later than 11:00 a.m. (Local Time) (i) at least two (2) Business Days prior to the requested funding date, in the case of Floating Rate Loans and (ii) at least three (3) Business Days prior to the requested funding date, in the case of Interest Period Loans.  Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or a LIBOR Loan, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (E) the name of the Applicable UK Borrower and (F) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(d)           North American Swingline Loans.  Whenever any Canadian Borrower or U.S. Borrower desires funding of a Borrowing of Swingline Loans, the North American Loan Party Agent shall give the Agent a Notice of Borrowing.  Such notice must be received by the Agent no later than 11:00 a.m. (Local Time) on the Business Day of the requested funding date.  Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Canadian Base Rate Loan or Canadian Prime Rate Loan, in the case of a Canadian Borrower, and (D) the Borrower Group Commitment under which such Borrowing is proposed to be made and, if such Borrowing is requested for a Canadian Borrower, the name of the Applicable Canadian Borrower and whether such Loan is to be denominated in Dollars or Canadian Dollars.

(e)           Singapore Swingline Loans; Singapore Alternate Swingline Loans.  Whenever any Singapore Borrower desires funding of a Borrowing of Swingline Loans, the Singapore Loan Party Agent shall give the Agent, Bank of America (Singapore) and Bank of America (Hong Kong) a Notice of Borrowing.  Such notice must be received by the Agent, Bank of America (Singapore) and Bank of America (Hong Kong) no later than 11:00 a.m. (Local Time) on the Business Day of the requested funding date (provided that a Notice of Borrowing that requests a Swingline Loan denominated in Dollars or a Singapore Alternate Swingline Loan must be received no later than 11:00 a.m. (Local Time) three (3) Business Days prior to the requested funding date (or such shorter time as may be agreed to by the Agent)).  Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) the name of the Applicable Singapore Borrower and (D) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(f)           UK Swingline Loans.  Whenever any UK Borrower desires funding of a Borrowing of Swingline Loans, the UK Loan Party Agent shall give the Agent and Bank of America (London) a Notice of Borrowing.  Such notice must be received by the Agent no later than 11:00 a.m. (Local Time) on the Business Day of the requested funding date.  Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) the name of the Applicable UK Borrower and (D) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(g)           Deemed Requests for Revolver Loans.  Unless payment is otherwise timely made by each Borrower within a Borrower Group, the becoming due of any amount required to be paid with respect to any of the Obligations of the Loan Party Group to which such Borrower Group belongs (whether principal, interest, fees or other charges, including unused line fees payable under Section 3.2.1, Extraordinary Expenses, LC Obligations and Cash Collateral) shall be deemed to be a request for Revolver Loans by such Borrower Group on the due date in the amount of such Obligations and shall bear interest at the per annum rate applicable hereunder to Base Rate Loans, in the case of such Obligations owing by any Loan Party (other than a Canadian Domiciled Loan Party), or to Canadian Prime Rate Loans, in the case of such Obligations owing by a Canadian Domiciled Loan Party.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.

(h)           Controlled Disbursement Accounts.  If any Borrower within a Borrower Group establishes a controlled disbursement account with Bank of America or any branch or Affiliate of Bank of America, then the presentation for payment of any check, ACH or electronic debit or other payment item drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Revolver Loans by such Borrower Group on the date of such presentation, in the amount of such payment item, and shall bear interest at the per annum rate applicable hereunder to Base Rate Loans, in the case of insufficient funds owing by any Loan Party (other than a Canadian Domiciled Loan Party), or to Canadian Prime Rate Loans, in the case of insufficient funds owing by a Canadian Domiciled Loan Party.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2.            Fundings by Lenders; Settlement.

(a)           Each Applicable Lender shall timely honor its Borrower Group Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans under such Borrower Group Commitment that is properly requested hereunder.  The Agent shall endeavor to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by (i) 12:00 noon (Local Time) on the proposed funding date for Floating Rate Loans to U.S. Borrowers or Canadian Borrowers, (ii) 12:00 noon (Local Time) two (2) Business Days before any proposed funding date for Floating Rate Loans to Foreign Borrowers (other than Canadian Borrowers), or (iii) 12:00 noon (Local Time) at least two (2) Business Days before any proposed funding of Interest Period Loans.  Each Applicable Lender shall fund to the Agent such Lender’s Pro Rata share of the Borrowing to the account specified by the Agent in immediately available funds not later than 2:00 p.m. (Local Time) on the requested funding date, unless the Agent’s notice is received after the times provided above, in which event each Applicable Lender shall fund its Pro Rata share by 11:00 a.m. (Local Time) on the next Business Day.  Subject to its receipt of such amounts from the Applicable Lenders, the Agent shall disburse the proceeds of the Revolver Loans as directed by the applicable Loan Party Agent.  Unless the Agent shall have received (in sufficient time to act) written notice from an Applicable Lender that it does not intend to fund its Pro Rata share of a Borrowing, the Agent may assume that such Applicable Lender has deposited or promptly will deposit its share with the Agent, and the Agent may disburse a corresponding amount to the Borrower or Borrowers within such Borrower Group.  If an Applicable Lender’s share of any Borrowing is not received by the Agent, then the Borrower or Borrowers within the Borrower Group agree to repay to the Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.  Notwithstanding the foregoing, the Agent may, in its discretion, fund any request for a Borrowing of Revolver Loans as Swingline Loans.

(b)           To facilitate administration of the Revolver Loans, the Lenders, the Swingline Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower or any other Loan Party) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by the Agent, which shall occur at least once every (i) five (5) Business Days with respect to U.S. Swingline Loans, Canadian Swingline Loans and any other Revolver Loans (excluding other Swingline Loans) and (ii) ten (10) Business Days with respect to Singapore Swingline Loans and UK Swingline Loans; provided that Singapore Alternate Swingline Loans shall not be subject to regular periodic settlement.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by the Agent to the Lenders.  Between settlement dates, the Agent may in its discretion (but is not obligated to) apply payments on Revolver Loans to Swingline Loans, regardless of any designation by a Loan Party Agent or any Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with the Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to any Borrower or any other Loan Party or otherwise, any Swingline Loan may not be settled among the Lenders hereunder, then each Applicable Lender shall be deemed to have purchased from the applicable Swingline Lender a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to the applicable Swingline Lender, in immediately available funds, within one Business Day after the Agent’s request therefor.

4.1.3.           Notices.  Each Borrower authorizes the Agent and Lenders to extend Loans, convert or continue Revolver Loans, effect selections of interest rates, and transfer funds to or on behalf of applicable Borrowers based on telephonic or e-mailed instructions by Loan Party Agents to the Agent.  Each Loan Party Agent shall confirm each such request by prompt delivery to the Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by the Agent or Lenders, the records of the Agent and Lenders shall govern.  Neither the Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of the Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by the Agent or any Lender to be a person authorized to give such instructions on a Loan Party Agent’s behalf.

4.2.          Defaulting Lender.

4.2.1.      Reallocation of Pro Rata Share; Amendments.  For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, the Agent may  exclude the Commitments and Loans of any Defaulting Lender from the calculation of Pro Rata shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2.      Payments; Fees.  The Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to the Agent such amounts until all Obligations owing to the Agent, non-Defaulting Lenders and other Secured Parties have been paid in full.  The Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s LC Obligations, or readvance the amounts to Borrowers hereunder.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1.  If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Sections 3.2.2, 3.2.3, 3.2.4 or 3.2.5 shall be paid to such Lenders.  The Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3.      Cure.  Borrowers, the Agent and each Fronting Bank may agree in writing that a Lender is no longer a Defaulting Lender.  At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitment and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by the Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers, the Agent and each Fronting Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3.     Number and Amount of Interest Period Loans; Determination of Rate.  For ease of administration, all Interest Period Loans of the same Type to a Borrower Group having the same length and beginning date of their Interest Periods and the same currency shall be aggregated together, and such Loans shall be allocated among the Applicable Lenders on a Pro Rata basis.  With respect to any Borrower Group, no more than six (6) Borrowings of Interest Period Loans may be outstanding at any time, and each Borrowing of Interest Period Loans when made, continued or converted shall be in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof.  Upon determining Canadian BA Rate, LIBOR or SIBOR for any Interest Period requested by Borrowers within a Borrower Group, the Agent shall promptly notify the applicable Loan Party Agent thereof by telephone or electronically and, if requested by such Loan Party Agent, shall confirm any telephonic notice in writing.

4.4.     Loan Party Agents.

4.4.1.      North American Loan Party Agent.  Each Canadian Domiciled Loan Party and each U.S. Domiciled Loan Party hereby designates EMC (“North American Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of any Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Agent, any Fronting Bank or any Lender.  North American Loan Party Agent hereby accepts such appointment.

4.4.2.      Singapore Loan Party Agent.  Each Singapore Domiciled Loan Party hereby designates the Initial Singapore Borrower (“Singapore Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of any Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Agent, Singapore Security Trustee, any Fronting Bank or any Lender.  Singapore Loan Party Agent hereby accepts such appointment.

4.4.3.      UK Loan Party Agent.  Each UK Domiciled Loan Party hereby designates the EMEL (“UK Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of any Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Agent, UK Security Trustee, any Fronting Bank or any Lender.  UK Loan Party Agent hereby accepts such appointment.

4.4.4.      Loan Party Agents Generally.  The Agent, each Security Trustee, each Fronting Bank and each Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by a Loan Party Agent on behalf of any Loan Party.  The Agent, any Security Trustee, any Fronting Bank and any Lender may give any notice or communication with a Loan Party hereunder to a Loan Party Agent on behalf of such Loan Party.  Each of the Agent, any Security Trustee, any Fronting Bank and any Lender shall have the right, in its discretion, to deal exclusively with a Loan Party Agent for any or all purposes under the Loan Documents.  Each Loan Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the applicable Loan Party Agent shall be binding upon and enforceable against it.

4.5.     One Obligation.  Without in any way limiting any Guarantee of the Secured Obligations, (a) the U.S. Facility Secured Obligations owing by each U.S. Facility Loan Party shall constitute one general obligation of the U.S. Facility Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by the Agent’s Lien upon all Collateral of each U.S. Facility Loan Party, provided that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each U.S. Facility Loan Party to the extent of any U.S. Facility Secured Obligations owed by such U.S. Facility Loan Party to such Credit Party, (b) the Canadian Facility Secured Obligations owing by each Canadian Facility Loan Party shall constitute one general obligation of the Canadian Facility Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by the Agent’s Lien upon all Collateral of each Canadian Facility Loan Party, provided that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Canadian Facility Loan Party to the extent of any Canadian Facility Secured Obligations owed by such Canadian Facility Loan Party to such Credit Party, (c) the Singapore Facility Secured Obligations owing by each Singapore Facility Loan Party shall constitute one general obligation of the Singapore Facility Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by the Agent’s and Singapore Security Trustee’s Lien upon all Collateral of each Singapore Facility Loan Party, provided that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Singapore Facility Loan Party to the extent of any Singapore Facility Secured Obligations owed by such Singapore Facility Loan Party to such Credit Party, and (d) the UK Facility Secured Obligations owing by each UK Facility Loan Party shall constitute one general obligation of the UK Facility Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by the Agent’s and UK Security Trustee’s Lien upon all Collateral of each UK Facility Loan Party, provided that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each UK Facility Loan Party to the extent of any UK Facility Secured Obligations owed by such UK Facility Loan Party to such Credit Party.

4.6.     Effect of Termination.  On the effective date of termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of the Agent, any Treasury Management Services).  All undertakings of Loan Parties contained in the Loan Documents shall survive, and the Agent and Security Trustees shall retain their Liens in the Collateral and all of their rights and remedies under the Loan Documents until Full Payment of the Secured Obligations.  Notwithstanding Full Payment of the Secured Obligations, the Agent and Security Trustees shall not be required to terminate their Liens in any Collateral unless, with respect to any damages the Agent may incur as a result of the dishonor or return of Payment Items applied to Secured Obligations, the Agent receives (a) a written agreement, executed by the relevant Loan Party Agent and any Person whose advances are used in whole or in part to satisfy the Secured Obligations, indemnifying the Agent and Lenders from any such damages; or (b) such Cash Collateral as the Agent, in its reasonable discretion, deems necessary to protect against any such damages.  Sections 2.2, 2.3, 2.4, 2.5, 3.4, 3.7, 3.10, 5.4, 5.8, 5.9, 12, 14.2 and this Section 4.6, and the obligation of each Loan Party and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Secured Obligations and any release relating to this credit facility.

SECTION 5.                 PAYMENTS

5.1.     General Payment Provisions.  All payments of Obligations shall be made without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 1:00 p.m. (Local Time) on the due date.  Any payment after such time shall be deemed made on the next Business Day.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.  Any payment of an Interest Period Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.10.  Any prepayment of Loans made by a Borrower Group shall be applied first to costs and expenses of the Agent and Security Trustees (including any Extraordinary Expenses) relating to such Borrower Group, second to Floating Rate Loans (and the Agent may, in its discretion, apply such prepayment to Swingline Loans before other Revolver Loans) of such Borrower Group, and then to Interest Period Loans of such Borrower Group; provided, however, that as long as no Default or Event of Default exists, prepayments of Interest Period Loans may, at the option of Borrowers of the applicable Borrower Group and the Agent, be held by the Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods (in which case no compensation under Section 3.10 hereof shall be payable with respect to such prepayment).  All payments with respect to any U.S. Facility Obligations shall be made in Dollars (other than under Sections 2.5.2(a) and 3.2.5(b)) and all payments with respect to any other Obligation shall be made in the currency of the underlying Obligation.  Any payment made contrary to the requirements of the preceding sentence shall be subject to the terms of Section 5.11.

5.2.     Repayment of Obligations.

(a)           All (i) Canadian Facility Obligations shall be immediately due and payable in full on the Canadian Revolver Commitment Termination Date, (ii) Singapore Facility Obligations shall be immediately due and payable in full on the Singapore Revolver Commitment Termination Date, (iii) UK Facility Obligations shall be immediately due and payable in full on the UK Revolver Commitment Termination Date, and (iv) U.S. Facility Obligations shall be immediately due and payable in full on the U.S. Revolver Commitment Termination Date, in each case, unless payment of such Obligations is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium, subject to, in the case of Interest Period Loans, the payment of costs set forth in Section 3.10 (except to the extent provided in Section 5.1).

(b)           Notwithstanding anything herein to the contrary, (i) if an Overadvance exists, Borrowers of the Borrower Group owing such Overadvance shall, on the sooner of the Agent’s demand or the first Business Day after any Borrower of such Borrower Group has knowledge thereof (or, in the event such Overadvance is the result of fluctuations in Exchange Rates, within three (3) Business Days of the Agent’s demand or of any Borrower of such Borrower Group’s knowledge thereof), repay the outstanding Loans in an amount sufficient to reduce the principal balance of the related Overadvance Loan to zero; and (ii) if at any time the Senior Secured Notes remain outstanding, the Total Revolver Exposure exceeds the Indenture Cap, Borrowers shall, within three (3) Business days of the sooner of the Agent’s demand or any Borrower’s knowledge thereof, repay the outstanding Loans and/or Cash Collateralize the LC Obligations in an amount sufficient to reduce Total Revolver Exposure below the Indenture Cap.  If as a result of fluctuations in Exchange Rates or otherwise the sum of all outstanding U.S. Revolver Loans and U.S. LC Obligations exceeds the U.S. Revolver Commitments, the excess amount shall be payable by the U.S. Borrowers within three (3) Business Days following demand by the Agent.

5.3.     Payment of Other Obligations.  Obligations shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, within ten (10) Business Days of demand by the Agent therefor.

5.4.     Marshaling; Payments Set Aside.  None of the Agent, Security Trustees, Fronting Banks or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Secured Obligations.  If any payment by or on behalf of any Borrower or Borrowers is made to the Agent, any Security Trustee, any Fronting Bank, or any Lender, or the Agent, any applicable Security Trustee, any Fronting Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, such Security Trustee, such Fronting Bank or such Lender in its discretion) to be repaid to a Creditor Representative or any other Person, then to the extent of such recovery, the Secured Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.5.     Post-Default Allocation of Payments.

5.5.1.      Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Secured Obligations, whether arising from payments by or on behalf of any Loan Party, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)           with respect to monies, payments, Property or Collateral of or from the U.S. Domiciled Loan Parties, together with any allocations pursuant to subclause (ix) of any other clause of this Section 5.5.1:

(i)             first, to all costs and expenses, including Extraordinary Expenses, owing to the Agent, to the extent owing by any U.S. Domiciled Loan Party;

(ii)            second, to all amounts owing to U.S. Swingline Lender on U.S. Swingline Loans;

(iii)           third, to all amounts owing to any U.S. Fronting Bank on U.S. LC Obligations;

(iv)           fourth, to all U.S. Facility Obligations constituting fees owing by the U.S. Domiciled Loan Parties (exclusive of any Foreign Facility Obligations which are guaranteed by the U.S. Domiciled Loan Parties);

(v)           fifth, to all U.S. Facility Obligations constituting interest owing by the U.S. Domiciled Loan Parties (exclusive of any Foreign Facility Obligations which are guaranteed by the U.S. Domiciled Loan Parties);

(vi)          sixth, to Cash Collateralization of U.S. LC Obligations;

(vii)         seventh, to the principal amount of all U.S. Revolver Loans and all Qualified Secured Bank Product Obligations of any U.S. Domiciled Loan Party (exclusive of any Qualified Secured Bank Product Obligations which are guaranteed by the U.S. Domiciled Loan Parties) to the extent a U.S. Bank Product Reserve has been established with respect thereto up to and including (with respect to Secured Bank Product Providers other than Bank of America and its Affiliates) the amount most recently specified to the Agent pursuant to the terms hereof;

(viii)        eighth, to all other U.S. Facility Secured Obligations (exclusive of any Foreign Facility Secured Obligations which are guaranteed by the U.S. Domiciled Loan Parties); and

(ix)           ninth, to be applied ratably to clauses (b) through (d) below, to the extent there are insufficient funds for the Full Payment of all Secured Obligations under any such clauses.

(b)           with respect to monies, payments, Property or Collateral of or from any Canadian Domiciled Loan Party, together with any allocations pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i)             first, to all costs and expenses, including Extraordinary Expenses, owing to the Agent, to the extent owing by such Canadian Domiciled Loan Party;

(ii)            second, to all amounts owing to Canadian Swingline Lender on Canadian Swingline Loans to such Canadian Domiciled Loan Party;

(iii)           third, to all amounts owing by such Canadian Domiciled Loan Party to any Canadian Fronting Bank on Canadian LC Obligations of such Canadian Domiciled Loan Party;

(iv)           fourth, to all Canadian Facility Obligations of such Canadian Domiciled Loan Party constituting fees (exclusive of any other Obligations which are guaranteed by such Canadian Domiciled Loan Party);

(v)            fifth, to all Canadian Facility Obligations of such Canadian Domiciled Loan Party constituting interest (exclusive of any other Obligations which are guaranteed by such Canadian Domiciled Loan Party);

(vi)           sixth, to Cash Collateralization of Canadian LC Obligations of such Canadian Domiciled Loan Party;

(vii)          seventh, to the principal amount of all Canadian Revolver Loans and all Qualified Secured Bank Product Obligations of such Canadian Domiciled Loan Party (exclusive of any Qualified Secured Bank Product Obligations which are guaranteed by such Canadian Domiciled Loan Party) to the extent a Canadian Bank Product Reserve has been established with respect thereto up to and including (with respect to Secured Bank Product Providers other than Bank of America and its Affiliates) the amount most recently specified to the Agent pursuant to the terms hereof;

(viii)         eighth, to all other Canadian Facility Secured Obligations of such Canadian Domiciled Loan Party (exclusive of any other Secured Obligations which are guaranteed by such Canadian Domiciled Loan Party); and

(ix)           ninth, to be applied ratably to the Secured Obligations of other Loan Parties that are the subject of a Guarantee by such Canadian Domiciled Loan Party in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Secured Obligations.

(c)           with respect to monies, payments, Property or Collateral of or from any Singapore Domiciled Loan Party, together with any allocations pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i)             first, to all costs and expenses, including Extraordinary Expenses, owing to the Agent and the Singapore Security Trustee, to the extent owing by such Singapore Domiciled Loan Party;

(ii)            second, to all amounts owing to Singapore Swingline Lender on Singapore Swingline Loans and Singapore Alternate Swingline Loans to such Singapore Domiciled Loan Party;

(iii)           third, to all amounts owing by such Singapore Domiciled Loan Party to any Singapore Fronting Bank on Singapore LC Obligations of such Singapore Domiciled Loan Party;

(iv)           fourth, to all Singapore Facility Obligations of such Singapore Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Singapore Domiciled Loan Party);

(v)            fifth, to all Singapore Facility Obligations of such Singapore Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Singapore Domiciled Loan Party);

(vi)           sixth, to Cash Collateralization of Singapore LC Obligations of such Singapore Domiciled Loan Party;

(vii)          seventh, to the principal amount of all Singapore Revolver Loans and all Qualified Secured Bank Product Obligations of such Singapore Domiciled Loan Party (exclusive of any Qualified Secured Bank Product Obligations which are guaranteed by such Singapore Domiciled Loan Party) to the extent a Singapore Bank Product Reserve has been established with respect thereto up to and including (with respect to Secured Bank Product Providers other than Bank of America and its Affiliates) the amount most recently specified to the Agent pursuant to the terms hereof;

(viii)         eighth, to all other Singapore Facility Secured Obligations of such Singapore Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Singapore Domiciled Loan Party); and

(ix)            ninth, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties that are the subject of a Foreign Cross-Guarantee by such Singapore Domiciled Loan Party in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(d)           with respect to monies, payments, Property or Collateral of or from any UK Domiciled Loan Party, together with any allocations pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i)             first, to all costs and expenses, including Extraordinary Expenses, owing to the Agent and the UK Security Trustee, to the extent owing by such UK Domiciled Loan Party;

(ii)            second, to all amounts owing to UK Swingline Lender on UK Swingline Loans to such UK Domiciled Loan Party;

(iii)           third, to all amounts owing by such UK Domiciled Loan Party to any UK Fronting Bank on UK LC Obligations of such UK Domiciled Loan Party;

(iv)           fourth, to all UK Facility Obligations of such UK Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such UK Domiciled Loan Party);

(v)            fifth, to all UK Facility Obligations of such UK Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such UK Domiciled Loan Party);

(vi)           sixth, to Cash Collateralization of UK LC Obligations of such UK Domiciled Loan Party;

(vii)           seventh, to the principal amount of all UK Revolver Loans and all Qualified Secured Bank Product Obligations of such UK Domiciled Loan Party (exclusive of any Qualified Secured Bank Product Obligations which are guaranteed by such UK Domiciled Loan Party) to the extent a UK Bank Product Reserve has been established with respect thereto up to and including (with respect to Secured Bank Product Providers other than Bank of America and its Affiliates) the amount most recently specified to the Agent pursuant to the terms hereof;

(viii)           eighth, to all other UK Facility Secured Obligations of such UK Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such UK Domiciled Loan Party); and

(ix)           ninth, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties that are the subject of a Foreign Cross-Guarantee by such UK Domiciled Loan Party in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

Amounts shall be applied to each category of Secured Obligations set forth within subsection (a) through (d) above, as applicable, until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Secured Obligations in the category.  Amounts distributed with respect to any Secured Bank Product Obligations or Qualified Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations or Qualified Secured Bank Product Obligations, as the case may be, last reported to the Agent or the actual Secured Bank Product Obligations or Qualified Secured Bank Product Obligations, as the case may be, as calculated by the methodology reported to the Agent for determining the amount due.  The Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations or Qualified Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party.  If a Secured Party fails to deliver such calculation within five days following request by the Agent, the Agent may assume the amount to be distributed is zero.  The allocations set forth in this Section 5.5.1 are solely to determine the rights and priorities of the Agent and Secured Parties as among themselves, and any allocation within subsection (a) through (d) of proceeds of the realization of Collateral may be changed by agreement among them without the consent of any Loan Party.  This Section 5.5.1 is not for the benefit of or enforceable by any Borrower.

5.5.2.      Erroneous Application.  The Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.6.     Application of Payments.  The ledger balance in the Dominion Accounts of each Borrower Group as of the end of a Business Day shall be applied to the Loan Party Group Obligations of such Borrower Group at the beginning of the next Business Day during the existence of any Cash Dominion Event; provided that the Agent may, in its discretion, either apply the ledger balance in any Dominion Account of any Singapore Borrower or UK Borrower to the respective Loan Party Group Obligations of such Borrower Group or direct such balances to an operating account of a member of such Borrower Group, whether or not a Cash Dominion Event exists.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers of the applicable Borrower Group as long as no Event of Default exists.  If application thereof is not otherwise specified herein or in any other Loan Document, each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that the Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as the Agent deems advisable; provided, however, that, unless an Event of Default has occurred and is continuing or otherwise directed by a Loan Party Agent, the Agent shall not apply any payments to any Interest Period Loans prior to the last day of the applicable Interest Period.

5.7.     Loan Account; Account Stated.

5.7.1.      Loan Account.  The Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Obligations of Borrowers within each Borrower Group resulting from each Loan made to such Borrowers or issuance of a Letter of Credit for the account of Borrowers from time to time.  Any failure of the Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of any Borrower to pay any amount owing hereunder.  With respect to U.S. Borrowers, the Agent may maintain a single Loan Account in the name of the North American Loan Party Agent, and each U.S. Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Secured Obligations including its guarantee of the Secured Obligations of the Foreign Borrowers.

5.7.2.      Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies the Agent in writing within 45 days after receipt or inspection that specific information is subject to dispute.

5.8.     Taxes.

5.8.1.      Payments Free of Taxes.  All payments of any Obligation by or on behalf of any Loan Party shall be free and clear of and without deduction or withholding for any Taxes, unless required by Applicable Law.  If Applicable Law requires any Loan Party or the Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on Applicable Law and the information provided pursuant to this Section 5.8 and Section 5.9, and the Applicable Loan Party or the Agent shall pay the amount withheld or deducted to the relevant Governmental Authority.  If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased so that the applicable Credit Parties and Security Trustees receive an amount equal to the sum they would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section 5.8.1) had been made.  Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.8.2.      Payment.  Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) each Credit Party and each Security Trustee for the full amount of any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Loan Party or the Agent, or paid by such Credit Party or such Security Trustee, with respect to any Obligations of such Borrower’s Borrower Group, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including reasonable expenses relating thereto.  A certificate as to the amount of any such payment or liability delivered to a Loan Party Agent by a Credit Party or Security Trustee (with a copy to the Agent), shall be conclusive, absent manifest error.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower, the relevant Loan Party Agent shall deliver to the Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to the Agent.

5.8.3.      Singapore Tax Matters.  The provisions of Section 5.8 (other than this Section 5.8.3) shall not apply, and instead the provisions of this Section 5.8.3 shall apply, to any advance under any Loan Document to Singapore Borrower or any other Borrower that is required to make a Tax Deduction in accordance with the relevant provisions of Singapore law (each a “Relevant Borrower” for the purposes of this Section 5.8.3).  Except as otherwise expressly provided in this Section 5.8.3, a reference to “determines” or “determined” in connection with Tax provisions contained in this Section 5.8.3 means a determination made in the absolute discretion of the Person making the determination, acting reasonably.

(a)           Definitions.  Solely for purposes of this Section 5.8.3, the following terms shall have the following meanings:

“Qualifying Lender” means:

(a)           a Lender which is making an advance under a Loan Document and is beneficially entitled to interest payable to that Lender in respect of an advance and is a Person:

(i)           which has been granted a waiver by the Inland Revenue Authority of Singapore from compliance with Sections 45 and/or 45A of the Singapore Income Tax Act, Chapter 134; or

(ii)           in respect of whose income the Minister for Finance of Singapore has granted a full exemption from Tax under Section 13(4) of the Singapore Income Tax Act, Chapter 134 or under Sections 59 and/or 60 of the Singapore Economic Expansion Incentives (Relief from Income Tax) Act, Chapter 86;

(b)           a Treaty Lender; or

(c)           a Lender which is a Person resident in Singapore for Singapore Tax purposes.

“Treaty State” means a jurisdiction having a Treaty with Singapore which makes provision for full exemption from Tax withheld on interest paid by a Singapore Tax resident to a Treaty State resident.

“GST” means any goods and services, value-added or any other Tax of a similar nature, wherever imposed.

(b)           Tax Gross-up.

(i)             Each Relevant Borrower shall make all payments required to be made by it to any Lender under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.

(ii)            Each Relevant Borrower shall promptly upon becoming aware that a Relevant Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Relevant Borrower.

(iii)           If a Tax Deduction is required by law to be made by a Relevant Borrower, the amount of the payment due from that Relevant Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the Relevant Borrower if no Tax Deduction had been required.

(iv)           A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by Singapore if, on the date on which the payment falls due:

(A)           the payment could have been made to the relevant Lender without the relevant Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender was not or had ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B)           the relevant Lender is a Qualifying Lender and the Relevant Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations under clause (vii) below.

(v)            If a Relevant Borrower is required to make a Tax Deduction, that Relevant Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi)           Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Borrower making that Tax Deduction shall deliver to the Agent for the benefit of the Lender entitled to the payment an evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii)           A Qualifying Lender and each Relevant Borrower which makes a payment to which that Qualifying Lender is entitled shall, within any applicable period stipulated under Singapore law, cooperate to ensure compliance with any procedural formalities necessary, if any, in order for that payment to be lawfully made to that Qualifying Lender by the Relevant Borrower without a Tax Deduction.

(c)           Tax Indemnity.

(i)           The Relevant Borrowers shall (within ten (10) Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii)           Clause (c)(i) above shall not apply:

(A)           with respect to any Taxes assessed on a Lender:

(1)           under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for Tax purposes; or

(2)           under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B)           to the extent a loss, liability or cost:

(1)           is compensated for by an increased payment under Section 5.8.3(b)(iii) (Tax Gross-up); or

(2)           would have been compensated for by an increased payment under Section 5.8.3(b)(iii) (Tax Gross-up) but was not so compensated solely because one of the exclusions in Section 5.8.3(b)(iv) (Tax Gross-up) applied.

(iii)           A Lender intending to make a claim under Section 5.8.3(c)(i) above shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.

(iv)           A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 5.8.3(c), notify the Agent.

(d)           Tax Credit.  If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i)            a Tax Credit is attributable to that Tax Payment; and

(ii)           that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(e)           Lender Status Confirmation.  Each New Lender shall indicate, in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of the Agent, which of the following categories it falls within:

(i)             not a Qualifying Lender;

(ii)            a Qualifying Lender (other than a Treaty Lender); or

(iii)           a Treaty Lender.

The failure of a New Lender to comply with its obligations under this Section 5.8.3(e) shall not affect its entitlement to a Tax Payment, if any, under Section 5.8.3(b) (Tax Gross-up) or 5.8.3(c) (Tax Indemnity) above.

(f)           Singapore Stamp Taxes.  The Borrowers shall:

(i)            pay all stamp duty, registration and other similar Taxes payable in respect of any Loan Document; and

(ii)           within ten (10) Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Loan Document.

(g)           Singapore GST.

(i)           All amounts set out or expressed in a Loan Document to be payable by any party to a Lender shall be deemed to be exclusive of any GST.  If any GST is chargeable on any supply made by any Lender to any party in connection with a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the GST (and such Lender shall promptly provide a Tax invoice complying with the Goods and Services Tax Act Chapter 117A of Singapore to such party).

(ii)           Where a Loan Document requires any party to reimburse a Lender for any costs or expenses, that party shall also at the same time pay and indemnify the Lender against all GST incurred by that Lender.

5.8.4.      United Kingdom Tax Matters.  The provisions of Section 5.8 (other than this Section 5.8.4) shall not apply, and instead the provisions this Section 5.8.4 shall apply, to any advance under any Loan Document to any UK Borrower or any other Borrower to whom the provisions of Section 874 ITA would apply (ignoring any exceptions) on the payment of any amount of interest (each a “Relevant Borrower” for the purposes of this Section 5.8.4) to any Lender.

(a)           Solely for the purposes of this Section 5.8.4, the following terms shall have the following meanings:

“Qualifying Lender” means:

(a)           a Lender (other than a Lender within clause (b) of the definition of Qualifying Lender) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(i)           a Lender;

(A)           that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document; or

(B)           in respect of an advance under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance under a Loan Document was made, and, in each case, which is within the charge to United Kingdom corporation Tax with respect to any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from Section 18A of the CTA; or

(ii)           a Lender which is:

(A)           a company resident in the United Kingdom for United Kingdom Tax purposes;

(B)           a partnership, each member of which is:

(1)           A company so resident in the United Kingdom; or

(2)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)           a Treaty Lender; or

(b)           a building society (as defined for the purposes of section 880 of the ITA) making an advance.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(a)           a company resident in the United Kingdom for United Kingdom Tax purposes; or

(b)           a partnership each member of which is:

(i)             a company so resident in the United Kingdom; or

(ii)            a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Treaty State” means a jurisdiction having a Treaty with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means:

(a)           a Lender (which falls within clause (a)(ii) of the definition of Qualifying Lender) which is a party to this Agreement and which has provided a Tax Confirmation to the Agent; and

(b)           where a Lender becomes a party after the Closing Date, an Assignee which gives a Tax Confirmation in the Assignment and Acceptance Agreement which it executes on becoming a party hereunder.

(b)           Tax Gross-up.

(i)            Each Relevant Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.

(ii)           A Relevant Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Relevant Borrower.

(iii)           If a Tax Deduction is required by law to be made by a Relevant Borrower, the amount of the payment due from that Relevant Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the Relevant Borrower if no Tax Deduction had been required.

(iv)           A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by the United Kingdom if, on the date on which the payment falls due:

(A)           the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B)           the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender, and:

(1)           an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Relevant Borrower making the payment a certified copy of that Direction; and

(2)           the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(C)           the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender and:

(1)           the relevant Lender has not given a Tax Confirmation to the Relevant Borrower; and

(2)           the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Relevant Borrower, on the basis that the Tax Confirmation would have enabled the Relevant Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(D)           the relevant Lender is a Treaty Lender and the Relevant Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (b)(vii), (b)(xi) or (f)(i) (as applicable) below.

(v)           If a Relevant Borrower is required to make a Tax Deduction, that Relevant Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi)           Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Borrower making that Tax Deduction shall deliver to the Agent for the benefit of the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii)           A Treaty Lender and each Relevant Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Relevant Borrower to obtain authorization to make that payment without a Tax Deduction.

(viii)           Nothing in clause (b)(vii) above shall require a Treaty Lender to:

(A)           register under the HMRC DT Treaty Passport scheme;

(B)           apply the HMRC DT Treaty Passport scheme to any advance if it has so registered; or

(C)           file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport Scheme to apply to this Agreement in accordance with subsections (b)(xi) or (f)(i) (HMRC DT Treaty Passport scheme confirmation) and the Relevant Borrower making that payment has not complied with its obligations under subsections (b)(xii) or (f)(ii) (HMRC DT Treaty Passport scheme confirmation).

(ix)           A UK Non-Bank Lender which becomes a party on the day on which this Agreement is entered into gives a Tax Confirmation to the Agent by entering into this Agreement.

(x)           A UK Non-Bank Lender shall promptly notify the Agent if there is any change in the position from that set out in the Tax Confirmation.

(xi)           A Treaty Lender which becomes a party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Relevant Borrower) by notifying the Agent of its scheme reference number and its jurisdiction of Tax residence.

(xii)           Where a Lender notifies the Agent as described in clause (b)(xi) above each Relevant Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing.

(xiii)           If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause (b)(xi) above or clause (f)(i) (HMRC DT Treaty Passport scheme confirmation), no Relevant Borrower shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s advance or its participation in any advance.

(c)           Tax Indemnity.

(i)           The Relevant Borrowers shall (within ten (10) Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii)           Clause (c)(i) above shall not apply:

(A)           with respect to any Taxes assessed on a Lender:

(1)           under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for Tax purposes; or

(2)           under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B)           to the extent a loss, liability or cost:

(1)           is compensated for by an increased payment under Section 5.8.4(b)(iii) (Tax Gross-up); or

(2)           would have been compensated for by an increased payment under Section 5.8.4(b)(iii) (Tax Gross-up) but was not so compensated solely because one of the exclusions in Section 5.8.4(b)(iv) (Tax Gross-up) applied.

(iii)           A Lender making, or intending to make a claim under Section 5.8.4(c)(i) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

(iv)           A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 5.8.4(c), notify the Agent.

(d)           Tax Credit.  If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i)           a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii)           that Lender has obtained, utilized and retained that Tax Credit.

The Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(e)           Lender Status Confirmation.  Each New Lender shall indicate, in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of the Agent and without liability to any Relevant Borrower, which of the following categories it falls within:

(i)             not a Qualifying Lender;

(ii)            a Qualifying Lender (other than a Treaty Lender); or

(iii)           a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Section 5.8.4(e), then such New Lender or Lender (as appropriate) shall be treated for the purposes of this Agreement (including by each Relevant Borrower) as if it is not a Qualifying Lender until such time as it notifies the Agent which category of Qualifying Lender applies (and the Agent, upon receipt of such notification, shall inform the Relevant Borrower).  For the avoidance of doubt, an Assignment and Acceptance shall not be invalidated by any failure of a New Lender to comply with this Section 5.8.4(e).

(f)           HMRC DT Treaty Passport Scheme Confirmation.

(i)           A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Relevant Borrower) in the Assignment and Acceptance which it executes by including its scheme reference number and its jurisdiction of Tax residence in that Assignment and Acceptance.

(ii)           Where an Assignment and Acceptance includes the indication described in clause (f)(i) above in the relevant Assignment and Acceptance, each Relevant Borrower which is a party as a Borrower as at the date that the relevant Assignment and Acceptance Agreement is executed (the “HMRC Transfer Date”) shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that HMRC Transfer Date and shall promptly provide the Lender with a copy of that filing.

(g)           United Kingdom Stamp Taxes.  The Relevant Borrowers shall pay and, within ten (10) Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duties, registration or other similar Taxes payable in respect of any Loan Document.

(h)           Value Added Tax.

(i)           All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii)           If VAT is or becomes chargeable on any supply made by any Lender (the “VAT Supplier”) to any other Lender (the “VAT Recipient”) under a Loan Document, and any party other than the VAT Recipient (the “VAT Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration),

(A)           (where the VAT Supplier is the person required to account to the relevant Tax authority for the VAT) the VAT Relevant Party must also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT.  The VAT Recipient must (where this subsection (ii)(A) applies) promptly pay to the VAT Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant Tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)           (where the VAT Recipient is the person required to account to the relevant Tax authority for the VAT), the VAT Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply.  The VAT Recipient must (where this subsection (ii)(B) applies) promptly pay to the VAT Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant Tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii)           Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority).

(iv)           Any reference in this Section 5.8.4 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994).

(v)           In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

Except as otherwise expressly provided in this Section 5.8.4, a reference to “determines” or “determined” in connection with Tax provisions contained in Section 5.8.4 means a determination made in the absolute discretion of the person making the determination, acting reasonably.

5.9.     Lender Tax Information.  For purposes of this Section 5.9, the term “Lender” includes any Fronting Bank.

5.9.1.      Generally.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a relevant Loan Party is resident for Tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to the Agent and the relevant Loan Party Agent, at the time or times prescribed by Applicable Law or reasonably requested by the Agent or the relevant Loan Party Agent, such properly completed and executed documentation or such other evidence as prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition and only to the extent applicable, any Lender, if requested by the Agent or a Loan Party Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Agent or such Loan Party Agent as will enable the Agent and such Loan Party Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.2) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

5.9.2.      U.S. Borrowers.  If a Borrower is a U.S. Person, (a) any Recipient that is a U.S. Person shall deliver to the Agent and North American Loan Party Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by the Agent or North American Loan Party Agent to determine whether such Recipient is subject to information reporting requirements and to establish that such Recipient is not subject to United States backup withholding and (b) any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Agent and the North American Loan Party Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date it becomes a party hereunder (or, in the case of any Participant, on or before the date such Participant purchases the related participation), which ever of the following is applicable:

(i)             in the case of a Recipient claiming the benefits of an applicable Treaty to which the United States is a party (A) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such Treaty and (B) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such Treaty;

(ii)            executed originals of IRS Form W-8ECI;

(iii)           in the case of a Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit H-1 to the effect that such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Certificate”) and (B) executed originals of IRS Form W-8BEN; and

(iv)           to the extent a Recipient is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner.

In addition, upon request of the North American Loan Party Agent, each Recipient shall deliver such forms promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Recipient.  Each Recipient shall promptly notify the North American Loan Party Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the North American Loan Party Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

5.9.3.      FATCA.  If a payment made to a Recipient under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA, such Recipient shall deliver to the Borrowers and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by Applicable Law and such additional documentation reasonably requested by the Borrowers or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with its obligations under FATCA, or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 5.9.3, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

5.10.    Guarantees.

5.10.1.     Joint and Several Liability of U.S. Domiciled Loan Parties.  Each U.S. Domiciled Loan Party agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Agent and the other Secured Parties the prompt payment and performance of, all Secured Obligations and all agreements of each other Loan Party under the Credit Documents.  Each U.S. Domiciled Loan Party agrees that its guarantee obligations as a Guarantor of the Secured Obligations hereunder constitute a continuing guarantee of payment and not of collection, that such guarantee obligations shall not be discharged until Full Payment of the Secured Obligations, and that such guarantee obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Secured Obligations or Credit Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 5.10) or any other Credit Document, or any waiver, consent or indulgence of any kind by the Agent or any other Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guarantee for the Secured Obligations or any action, or the absence of any action, by the Agent or any other Secured Party in respect thereof (including the release of any security or guarantee); (d) the insolvency of any Loan Party; (e) any election by the Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code or otherwise; (g) the disallowance of any claims of the Agent or any other Secured Party against any Loan Party for the repayment of any Secured Obligations under Section 502 of the U.S. Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Secured Obligations.

5.10.2.     Waivers by U.S. Domiciled Loan Parties.

(a)           Each U.S. Domiciled Loan Party hereby expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Agent or the other Secured Parties to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Secured Obligations before, or as a condition to, proceeding against such Loan Party.  To the extent permitted by Applicable Law, each U.S. Domiciled Loan Party waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Secured Obligations.  It is agreed among each U.S. Domiciled Loan Party, the Agent and the other Secured Parties that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Credit Documents and that, but for such provisions, the Agent, Fronting Banks and Lenders would decline to make Loans and issue Letters of Credit.  Each U.S. Domiciled Loan Party acknowledges that its guarantee pursuant to this Section 5.10 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)           The Agent and the other Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon the Collateral of the U.S. Domiciled Loan Parties by judicial foreclosure or non-judicial sale or enforcement, to the extent permitted under Applicable Law, without affecting any rights and remedies under this Section 5.10.  If, in taking any action in connection with the exercise of any rights or remedies, the Agent or any other Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any U.S. Domiciled Loan Party or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each U.S. Domiciled Loan Party consents to such action and, to the extent permitted under Applicable Law, waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any U.S. Domiciled Loan Party might otherwise have had.  To the extent permitted under Applicable Law, any election of remedies that results in denial or impairment of the right of the Agent or any other Secured Party to seek a deficiency judgment against any U.S. Domiciled Loan Party shall not impair any other U.S. Domiciled Loan Party’s obligation to pay the full amount of the Secured Obligations.  To the extent permitted under Applicable Law, each U.S. Domiciled Loan Party waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Secured Obligations, even though that election of remedies destroys such U.S. Domiciled Loan Party’s rights of subrogation against any other Person.  To the extent permitted under Applicable Law, the Agent may bid all or a portion of the Secured Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by the Agent but shall be credited against the Secured Obligations in accordance with the terms of this Agreement.  To the extent permitted under Applicable Law, the amount of the successful bid at any such sale, whether the Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral of the U.S. Domiciled Loan Parties, and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Agent or any other Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.3.     Extent of Liability of U.S. Domiciled Loan Parties; Contribution.

(a)           Notwithstanding anything herein to the contrary, each U.S. Domiciled Loan Party’s liability under this Section 5.10 shall be limited to the greater of (i) all amounts for which such U.S. Domiciled Loan Party is primarily liable, as described below, and (ii) such U.S. Domiciled Loan Party’s Allocable Amount.

(b)           If any U.S. Domiciled Loan Party makes a payment under this Section 5.10 of any Secured Obligations (other than amounts for which such U.S. Domiciled Loan Party is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other U.S. Domiciled Loan Party, exceeds the amount that such U.S. Domiciled Loan Party would otherwise have paid if each U.S. Domiciled Loan Party had paid the aggregate Secured Obligations satisfied by such Guarantor Payments in the same proportion that such U.S. Domiciled Loan Party’s Allocable Amount bore to the total Allocable Amounts of all U.S. Domiciled Loan Parties, then such U.S. Domiciled Loan Party shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other U.S. Domiciled Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any U.S. Domiciled Loan Party shall be the maximum amount that could then be recovered from such U.S. Domiciled Loan Party under this Section 5.10 without rendering such payment voidable under Section 548 of the U.S. Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)           Nothing contained in this Section 5.10 shall limit the liability of any Loan Party to pay Loans made directly or indirectly to that Loan Party (including Loans advanced to any other Loan Party and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party), LC Obligations relating to Letters of Credit issued to support such Loan Party’s business, and all accrued interest, fees, expenses and other related Secured Obligations with respect thereto, for which such Loan Party shall be primarily liable for all purposes hereunder.

5.10.4.     Joint and Several Liability of Foreign Domiciled Loan Parties.

(a)           Each Foreign Domiciled Loan Party agrees that it is jointly and severally liable for, and absolutely, irrevocably and unconditionally guarantees to the Agent and the other Foreign Facility Secured Parties the prompt payment and performance of, all Foreign Facility Secured Obligations and all agreements of each other Foreign Domiciled Loan Party under the Credit Documents (but excluding for the avoidance of doubt, any U.S. Facility Secured Obligations) (the “Foreign Cross-Guarantee”).  Each Foreign Domiciled Loan Party agrees that its guarantee obligations as a Guarantor of the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties hereunder constitute a continuing guarantee of payment and not of collection, that such guarantee obligations shall not be discharged until Full Payment of the Foreign Facility Secured Obligations, and that such guarantee obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Foreign Facility Secured Obligations or Credit Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section 5.10) or any other Credit Document, or any waiver, consent or indulgence of any kind by the Agent or any other Foreign Facility Secured Party with respect thereto; (iii) the existence, value or condition of, or failure to perfect, register, stamp or terminate a Lien or to preserve rights against, any security or guarantee for the Foreign Facility Secured Obligations or any action, or the absence of any action, by the Agent or any other Foreign Facility Secured Party in respect thereof (including the release, variation or discharge (except upon Full Payment of all Foreign Facility Secured Obligations) of any security or guarantee of, or the release of, any Foreign Domiciled Loan Party or any other Person (other than a release of such Foreign Domiciled Loan Party) whether under the terms of any composition or arrangement with any creditor of any Foreign Domiciled Loan Party or any other Person or otherwise); (iv) the insolvency of any Loan Party or any Insolvency Proceeding in relation to any Loan Party; (v) any election by the Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code (or the equivalent under any other Applicable Law); (vi) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code (or the equivalent under any other Applicable Law) or otherwise; (vii) the disallowance of any claims of the Agent or any other Secured Party against any Loan Party for the repayment of any Secured Obligations under Section 502 of the U.S. Bankruptcy Code (or the equivalent under any other Applicable Law) or otherwise; (viii) any incapacity or lack of power, authority or legal personality of, or dissolution or change in the members or status of, any Foreign Domiciled Loan Party or any other Person; or (ix) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Foreign Facility Secured Obligations.

(b)           Without prejudice to the generality of Section 5.10.4(a) above, each Foreign Domiciled Loan Party expressly confirms that it intends that the guarantee created by this Section 5.10.4 shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Credit Documents and/or any facility or amount made available under any of the Credit Documents for the purposes of or in connection with (i) acquisitions of any nature; (ii) increasing working capital; (iii) enabling investor distributions to be made; (iv) carrying out restructurings; (v) refinancing existing credit facilities; (vi) refinancing any other Debt; (vii) making credit available to new Borrowers; (viii) any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and (ix) any fees, costs and/or expenses associated with any of the foregoing.

5.10.5.     Waivers by Foreign Domiciled Loan Parties.

(a)           Each Foreign Domiciled Loan Party hereby expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Agent or the other Foreign Facility Secured Parties to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Foreign Facility Secured Obligations before, or as a condition to, proceeding against such Loan Party.  To the extent permitted by Applicable Law, each Foreign Domiciled Loan Party waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Foreign Facility Secured Obligations.  It is agreed among each Foreign Domiciled Loan Party, the Agent and the other Foreign Facility Secured Parties that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Credit Documents and that, but for such provisions, the Agent, Fronting Banks and Lenders (as applicable) would decline to make Loans and issue Letters of Credit to Foreign Domiciled Loan Parties.  Each Foreign Domiciled Loan Party acknowledges that its guarantee pursuant to this Section is necessary to the conduct and promotion of its business and those of its direct or indirect holding companies, and can be expected to benefit such business.

(b)           The Agent and the other Foreign Facility Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon the Collateral by judicial foreclosure or non-judicial sale or enforcement, to the extent permitted under Applicable Law, without affecting any rights and remedies under this Section 5.10.  If, in taking any action in connection with the exercise of any rights or remedies, the Agent or any other Foreign Facility Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Foreign Domiciled Loan Party or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Foreign Domiciled Loan Party consents to such action and, to the extent permitted under Applicable Law, waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Foreign Domiciled Loan Party might otherwise have had.  To the extent permitted under Applicable Law, any election of remedies that results in denial or impairment of the right of the Agent or any other Foreign Facility Secured Party to seek a deficiency judgment against any Foreign Domiciled Loan Party shall not impair any other Foreign Domiciled Loan Party’s obligation to pay the full amount of the Foreign Facility Secured Obligations.  To the extent permitted under Applicable Law, each Foreign Domiciled Loan Party waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Foreign Facility Secured Obligations, even though that election of remedies destroys such Foreign Domiciled Loan Party’s rights of subrogation against any other Person.  To the extent permitted under Applicable Law, the Agent may bid all or a portion of the Foreign Facility Secured Obligations at any foreclosure or trustee’s sale or at any private sale or sale as a result of an enforcement action, and the amount of such bid need not be paid by the Agent but shall be credited against the Foreign Facility Secured Obligations in accordance with the terms of this Agreement.  To the extent permitted under Applicable Law, the amount of the successful bid at any such sale, whether the Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Foreign Facility Secured Obligations shall be conclusively deemed to be the amount of the Foreign Facility Secured Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Agent or any other Foreign Facility Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.6.     Singapore Limitations.  With respect to the liability of a Singapore Subsidiary under its Foreign Cross-Guarantee, such Foreign Cross-Guarantee does not apply to any liability to the extent that it would result in the Foreign Cross-Guarantee from such Singapore Subsidiary constituting unlawful financial assistance within the meaning of Section 76 of the Singapore Companies Act, until such time as such Singapore Subsidiary has complied with the requirements of Section 10.1.9 and has provided the Agent with a Section 76A(6) certificate in the manner and by the times stated in Section 10.1.9.

5.10.7.     UK Limitations.  With respect to the liability of a UK Domiciled Loan Party under its Foreign Cross-Guarantee, such Foreign Cross-Guarantee does not apply to any liability to the extent that it would result in the Foreign Cross-Guarantee from such UK Domiciled Loan Party constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

5.10.8.     U.S. Limitations.  To the extent that an adverse tax consequence would result, the Foreign Cross-Guarantee shall not require any Foreign Domiciled Loan Party (that is a “controlled foreign corporation” within the meaning of Section 957 of the Code) or any Subsidiary of any such Foreign Domiciled Loan Party to guarantee any Secured Obligations of any other Foreign Domiciled Loan Party that is disregarded as an entity separate from any U.S. Subsidiary for U.S. federal income tax purposes.

5.10.9.     Joint Enterprise.  Each Borrower has requested that the Agent, Fronting Banks and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others.  Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including inter alia, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors).  Borrowers and Guarantors have centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.  Borrowers acknowledge and agree that the Agent’s, Fronting Banks’ and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.10.    Subordination.  Each Loan Party hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the Full Payment of all Secured Obligations.

5.11.    Currency Matters.  Dollars are the currency of account and payment for each and every sum at any time due from Borrowers hereunder unless otherwise specifically provided in this Agreement, any other Loan Document or otherwise agreed to by the Agent; provided that:

(a)           each repayment of a Revolver Loan, LC Obligation or a part thereof shall be made in the currency in which such Revolver Loan or LC Obligation is denominated at the time of that repayment;

(b)           each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;

(c)           (i) each payment of fees pursuant to Section 3.2.1(d) shall be in Dollars; (ii) each payment of fees pursuant to Section 3.2.1(a) shall be in Dollars or Canadian Dollars; (iii) each payment of fees pursuant to 3.2.1(b) shall be in Dollars or Singapore Dollars; and (iv) each payment of fees pursuant to 3.2.1(c) shall be in Dollars or Sterling, which payment currency, in the case of clauses (ii) through (iv) above, shall be at the option of the Applicable Foreign Borrowers of the relevant Borrower Group, and the amount of any such payment made in a currency other than Dollars determined by the Agent based on the Exchange Rate;

(d)           each payment of fees pursuant to Sections 3.2.2 through 3.2.5 (other than Section 3.2.5(a) and as specified in Section 3.2.4(a)) shall be in the currency of the underlying Letter of Credit; and

(e)           each payment in respect of Extraordinary Expenses and any other costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made.

No payment to any Credit Party or any Security Trustee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Loan Party in respect of which it was made unless and until such Credit Party or such Security Trustee shall have received Full Payment in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 5.11.  The Agent has the right, at the expense of the applicable Loan Party, to convert any payment made in an incorrect currency into the applicable currency required under this Agreement.  To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, such Loan Party (together with the other Loan Parties within its Loan Party Group or other obligors pursuant to any Guarantee of the Obligations of such Loan Party Group) agrees to indemnify and hold harmless such Credit Party or such Security Trustee, with respect to the amount of the shortfall with respect to amounts payable by such Loan Party hereunder, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.  To the extent that the amount of any such payment to a Credit Party or a Security Trustee shall, upon an actual conversion into such currency, exceed such obligation or liability, actual or contingent, expressed in that currency, such Credit Party or such Security Trustee shall return such excess to the members of the affected Borrower Group.

SECTION 6.                   CONDITIONS PRECEDENT

6.1.     Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lenders and Fronting Banks shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) on which each of the following conditions has been satisfied (or waived by the Agent with the consent of all Lenders) and with respect to deliveries of Loan Documents, each such delivery shall be fully-executed (where applicable) and in form and substance reasonably satisfactory to the Agent and its counsel:

(a)           Loan Documents.  Each Loan Document shall have been duly executed (where applicable) by each of the signatories thereto and delivered to the Agent, and each Loan Party shall be in compliance with all terms thereof.

(b)           Deposit Account Control Agreements.  The Agent shall have received evidence of the establishment of each Dominion Account and related lockboxes (or similar arrangements acceptable to the Agent), together with fully-executed Deposit Account Control Agreements with respect thereto and covering the other Deposit Accounts listed on Schedule 7 to the Perfection Certificate (other than Excluded Accounts).

(c)           Commodities Account Control Agreements and Securities Account Control Agreements.  The Agent shall have received fully-executed Commodities Account Control Agreements and Securities Account Control Agreements, as applicable, covering the Commodities Accounts and Securities Accounts, as applicable, listed on Schedule 7 to the Perfection Certificate.

(d)           Intercreditor Agreement.  The Agent shall have entered into the Intercreditor Agreement with the collateral trustee for the Senior Secured Notes, in form and substance reasonably satisfactory to the Agent, and the Intercreditor Agreement shall be in full force and effect.

(e)           Perfected First-Priority Liens.  The Agent shall have received (i) subject to Section 10.1.19, reasonably satisfactory evidence that the Agent and/or Security Trustees shall have a valid and perfected first priority (except as otherwise permitted hereunder) Lien, security interest and hypothecation in the Collateral (including acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral and any necessary estoppel letters in Canada from prior registered secured parties which are capable of being obtained through the use of commercially reasonable efforts (other than with respect to prior registered secured parties in Ontario for which estoppels must be obtained in any event)) and (ii) releases, satisfactions and payoff letters terminating all Liens on the Collateral not permitted under Section 10.2.2.

(f)           Lien Searches.  The Agent shall have received UCC, PPSA, title and Lien searches and other evidence reasonably satisfactory to the Agent that its and/or Security Trustees’ Liens are the only Liens upon the Collateral, except Liens permitted under Section 10.2.2 and Liens being terminated under Section 6.1(e).

(g)           Payment of Recording Costs.  All filing and recording fees and Taxes shall have been duly paid or arrangements reasonably satisfactory to the Agent shall have been made for the payment thereof.

(h)           Closing Certificates.  The Agent shall have received a certificate of each Loan Party, dated the Closing Date, in form and substance reasonably satisfactory to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary (or in the case of a UK Domiciled Loan Party, a director) of such Loan Party, and attaching the documents referred to in Section 6.1(i).

(i)           Organic Documents; Incumbency.  The Agent shall have received a copy of (i) each Organic Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Senior Officers of each Loan Party executing the Loan Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Loan Party (A) approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and (B) in the case of each Borrower, the extensions of credit contemplated hereunder, certified as of the Closing Date by its secretary or an assistant secretary (or in the case of a UK Domiciled Loan Party, a director) as being in full force and effect without modification or amendment; and (iv) a good standing certificate (or other similar instrument) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation (to the extent a good standing certificate or similar instrument may be obtained in such jurisdiction).

(j)           Fees.  (i) The Agent and the Joint Lead Arrangers shall have received the fees to be paid on the Closing Date set forth in the Fee Letters, as applicable; (ii) the Lenders shall have received the fees in the amounts previously agreed in writing by the Agent, a Loan Party and such Lenders to be paid on the Closing Date; and (iii) all reasonable and documented out-of-pocket expenses of the Agent and Security Trustees (including the reasonable and documented fees, disbursements and other charges of counsel (which shall be limited to the reasonable and documented out-of-pocket legal fees and expenses of Vinson & Elkins LLP, U.S. counsel to the Agent and Security Trustees, the Norton Rose Group, foreign counsel to the Agent and Security Trustees, and, if necessary, of one local counsel in each other relevant jurisdiction) for which invoices have been presented prior to the Closing Date shall have been paid.

(k)           Certificates.  On the Closing Date, the Agent shall have received a certificate from a Senior Officer of the North American Loan Party Agent certifying that, after giving effect to the initial Loans and transactions contemplated hereunder and the repayment or retirement of all Debt owed under the Existing Credit Agreements, (i) the Borrowers and the Guarantors, taken as a whole, are Solvent, (ii) no Default or Event of Default exists, (iii) the representations and warranties set forth in Section 9 are true and correct and (iv) as of the Closing Date, the Loan Parties have complied with all agreements and conditions to be satisfied by them under the Loan Documents.

(l)           Historical Financial Statements.  Lenders shall have received the Historical Financial Statements.

(m)           Financial Projections.  The Agent shall have received financial projections of the Loan Parties and their Subsidiaries for the initial five year term of this Agreement, which shall be reasonably acceptable to the Agent.

(n)           Insurance.  The Agent shall have received certificates of insurance evidencing the existence of insurance to be maintained by the Loan Parties pursuant to Section 10.1.7 and, if applicable, the designation of the Agent or a Security Trustee as loss payee as its interest may appear thereunder and related endorsements, in each case, in form and substance satisfactory to the Agent.

(o)           Borrowing Base Certificate.  The Agent shall have received Borrowing Base Certificates setting forth each Borrowing Base, in each case, effective as of October 31, 2012.

(p)           Perfection Certificate.  Each Loan Party shall deliver to the Agent a completed Perfection Certificate, executed and delivered by a Senior Officer of such Loan Party, together with all attachments contemplated thereby.

(q)           Field Exams and Inventory Appraisals.  The Agent shall have received copies of new field exam reports and inventory appraisals.

(r)            Legal Opinions.  The Agent shall have received reasonably satisfactory opinions of counsel to the Loan Parties, in each case, customary for transactions of this type (which shall cover, among other things, authority, validity, binding effect and enforceability of the Loan Documents and the creation and perfection of Liens in the Collateral) and of appropriate local counsel (including Canadian, Singapore and UK counsel).

(s)           No Material Adverse Effect.  There shall not have occurred since December 31, 2011, any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(t)           Excess Availability.  Upon giving effect to the initial funding of Loans and issuance (or deemed issuance) of Letters of Credit on the Closing Date, and the payment by the Borrowers of all fees and expenses incurred in connection herewith and due on the Closing Date as well as the amount of any payables stretched beyond their customary payment practices, Excess Availability shall be at least $125,000,000 (without taking into account any Singapore Availability).

(u)           No Litigation.  There shall be no action, suit, investigation, litigation or proceeding pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect this Agreement or the transactions contemplated hereby.

(v)           Third-Party Consents.  The Agent shall have received a certificate of a Senior Officer of each Loan Party either (i) attaching copies of all consents, licenses and approvals required or appropriate to be obtained from any Governmental Authority or other third-party in connection with the execution, delivery and performance by and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

(w)           Payment of Existing Debt.  All Debt arising under the Existing Credit Agreements shall have been repaid in full, and the Agent shall have received satisfactory payoff letters, lien release documentation or similar agreements which evidence the foregoing.

(x)            Know Your Customer.  Any information reasonably required by a Lender and any other Secured Party to enable it to meet its internal “know your customer” compliance requirements and normal operating procedures shall have been delivered.

For purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable to a Lender or the Agent unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

6.2.     Conditions Precedent to All Credit Extensions.  The Agent, Fronting Banks and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers (including the initial Loans on the Closing Date), unless the following conditions are satisfied:

(a)           No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)           The representations and warranties of each Loan Party in the Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)           Availability of not less than the amount of the proposed Borrowing shall exist;

(d)           If the Senior Secured Notes remain outstanding at such time, both immediately before and immediately after giving effect thereto, the Total Revolver Exposure would not exceed the Indenture Cap;

(e)           With respect to the issuance of a Letter of Credit, the applicable LC Conditions shall be satisfied; and

(f)           With respect to the funding of any Revolver Loan or arrangement for issuance of any Letter of Credit to a Foreign Borrower, or grant of any other accommodation to or for the benefit of any Foreign Borrower, the requirements of Section 2.7 are satisfied.

Each request (or any deemed request, except a deemed request in connection with a Protective Advance or pursuant to Sections 2.2.2(a), 2.3.2(a), 2.4.2(a) or 2.5.2(a)) by a Loan Party Agent or any Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by all Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  Notwithstanding the foregoing, (a) no Singapore Borrower shall be entitled to request Loans, Letters of Credit or other credit accommodations until such time as Agent receives a certificate in respect of such Singapore Borrower issued to the Agent on behalf of the Singapore Facility Secured Parties, pursuant to and complying with the requirements of Section 76A(6) of Singapore Companies Act evidencing that the financial assistance whitewash procedures under Section 76(9A), Section 76(9B) or (as the case may be) Section 76(10) of the Singapore Companies Act have been satisfied and (b) no UK Borrower existing on the Closing Date (other than EMEL) shall be entitled to request Loans, Letters of Credit or other credit accommodations until such time as the Agent and the UK Lenders complete compliance with applicable “know your customer” and anti-money laundering rules.

SECTION 7.                   COLLATERAL

7.1.     Grant of Security Interest.  To secure the prompt payment and performance of (i) all Secured Obligations (including all Secured Obligations of the Guarantors) whether arising under the Credit Documents or otherwise, each U.S. Domiciled Loan Party hereby grants to the Agent, for the benefit of the Secured Parties, and (ii) all Canadian Facility Secured Obligations, each Canadian Domiciled Loan Party hereby grants to the Agent, for the benefit of the Canadian Facility Secured Parties, in each case, a continuing security interest in and Lien upon all of the following Property of such Loan Party, whether now owned or hereafter acquired, and wherever located:

(b)           all Accounts (except to the extent relating to the sale of Notes Priority Lien Collateral);

(c)           all Chattel Paper (except to the extent relating to the sale of Notes Priority Lien Collateral), including electronic chattel paper;

(d)           all Instruments (except to the extent relating to the sale of Notes Priority Lien Collateral);

(e)           all letters of credit (as defined in the UCC) and all Letter-of-Credit Rights (except to the extent relating to any Notes Priority Lien Letters of Credit);

(f)            all Commodity Accounts, Deposit Accounts and Securities Accounts (in each case, other than the Net Cash Proceeds Accounts), including all cash, checks and other evidences of payment, marketable securities, securities entitlements, financial assets and other funds or Property held in or on deposit in any of the foregoing;

(g)           all Inventory and Documents, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(h)           all Investment Property (other than Equity Interests in any Subsidiary of Parent);

(i)            all General Intangibles (other than Intellectual Property and Notes Priority Lien General Intangibles) and all rights under Hedge Agreements and other Bank Product Documents;

(j)            all Records, Supporting Obligations and related letters of credit (as defined in the UCC), Commercial Tort Claims or other claims and causes of action (including those shown on Schedule 9.1.15), in each case to the extent directly related to the foregoing; provided, however, in the event that any such Records, Supporting Obligations and related letters of credit, Commercial Tort Claims or other claims and causes of action directly relate to both the Collateral and the Notes Priority Lien Collateral, then only those which primarily relate to the Collateral shall be included;

(k)           all monies, cash and deposits, whether or not in the possession or under the control of the Agent, a Lender, or a bailee or Affiliate of the Agent or a Lender, including any Cash Collateral but excluding any Notes Priority Lien Collateral; and

(l)            all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral.

Notwithstanding the foregoing, no security interest is granted in  and Lien granted upon any Excluded Assets.

7.2.     Lien on Deposit Accounts; Cash Collateral.

7.2.1.      Deposit Accounts.  Each Loan Party hereby authorizes and directs each bank or other depository to deliver to the Agent and the Security Trustees, upon request, all balances in any Deposit Account maintained by such Loan Party, without inquiry into the authority or right of the Agent or any Security Trustee to make such request.

7.2.2.      Cash Collateral.  Any Cash Collateral may be invested, at the Agent’s discretion (and with the consent of the applicable Loan Party Agent, as long as no Event of Default exists), but the Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Loan Party, and shall have no responsibility for any investment or loss.  To further secure the prompt payment and performance of all (a) Secured Obligations, each U.S. Domiciled Loan Party hereby grants to the Agent, for the benefit of the Secured Parties, and (b) Canadian Facility Secured Obligations, each Canadian Domiciled Loan Party hereby grants to the Agent, for the benefit of the Canadian Facility Secured Parties, in each case, a continuing security interest in and Lien on all Cash Collateral of such Loan Party from time to time and all proceeds thereof, whether such Cash Collateral is held in a Cash Collateral Account or otherwise.  Loan Parties organized or incorporated outside of the U.S. and Canada shall grant Liens to the applicable Security Trustee on Cash Collateral pursuant to the relevant Security Documents.  The Agent and each Security Trustee may apply Cash Collateral of (i) a U.S. Domiciled Loan Party to the payment of any Secured Obligations, (ii) a Canadian Domiciled Loan Party to the payment of any Canadian Facility Secured Obligations, (iii) a Singapore Domiciled Loan Party to the payment of any Singapore Facility Secured Obligations, and (iv) a UK Domiciled Loan Party to the payment of any UK Facility Secured Obligations, in each case, in such order as the Agent may elect, as they become due and payable.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of the Agent and the Security Trustees.  No U.S. Domiciled Loan Party or other Person claiming through or on behalf of any U.S. Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Secured Obligations.  No Canadian Domiciled Loan Party or other Person claiming through or on behalf of any Canadian Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Canadian Facility Secured Obligations.  No Singapore Domiciled Loan Party or other Person claiming through or on behalf of any Singapore Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Singapore Facility Secured Obligations.  No UK Domiciled Loan Party or other Person claiming through or on behalf of any UK Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all UK Facility Secured Obligations.

7.3.     Other Collateral.

7.3.1.      Commercial Tort Claims.  North American Loan Party Agent shall, within ten (10) Business Days of a Senior Officer becoming aware thereof, notify the Agent in writing if any U.S. Facility Loan Party has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, Commercial Tort Claims reasonably expected to result in awarded damages (net of anticipated legal expenses relating thereto) of less than $1,000,000 in aggregate) and, upon the Agent’s request, shall promptly take such actions as the Agent deems appropriate to confer upon the Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

7.3.2.      Certain After-Acquired Collateral.  If any assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected or valid Lien of the Security Documents upon acquisition thereof) that are of the nature secured by the Security Documents, the applicable Loan Party Agent will notify the Agent and, if requested by the Agent, such Loan Party will cause such assets to be subjected to a Lien securing the applicable Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in Section 7.5, all at the expense of the Loan Parties.  Without limiting the foregoing, a Loan Party Agent shall notify the Agent within 30 days in writing if, after the Closing Date, any Loan Party obtains any interest in any Property consisting of (a) Commodity Accounts, Deposit Accounts or Securities Accounts (in each case, other than Excluded Accounts), (b) Chattel Paper, (c) negotiable Documents, (d) Investment Property, (e) Letter-of-Credit Rights or (f) promissory notes and other Instruments (other than checks) and, upon the Agent’s request, shall promptly take such actions as the Agent or its Security Trustee reasonably deems appropriate to effect a duly perfected, first priority Lien upon such Collateral (so long as it does not constitute Notes Priority Lien Collateral), including obtaining any appropriate possession, control agreement or Lien Waiver (it being understood that there shall be no requirement to obtain Lien Waivers not obtainable with commercially reasonable efforts), as appropriate and/or executing such additional Security Documents as may be reasonably requested by the Agent or a Security Trustee.  If any Collateral is in the possession of a third party, at the Agent’s request, the applicable Loan Party having rights in such Collateral shall use commercially reasonable efforts to obtain a Lien Waiver in favor of the Agent and the applicable Security Trustee in each case to the extent that Value of Inventory held by such third party exceeds the lesser of (i) $500,000 and (ii) ten percent (10%) of the Borrower Group Commitments of the applicable Borrower Group.

7.4.     No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject the Agent, any Security Trustee or any Lender to, or in any way modify, any obligation or liability of Loan Parties relating to any Collateral.

7.5.     Further Assurances.  Each Loan Party will promptly execute any and all further documents, financing statements, agreements, title certificates, assignments and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Agent, any Security Trustee or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created by the Security Documents, or otherwise to give effect to the intent of this Agreement, all at the expense of the Loan Parties, except that (i) no charge will be registered against the title to any real property owned by a Singapore Domiciled Loan Party or a UK Domiciled Loan Party and (ii) perfection of security interests in any Equity Interests owned by a Singapore Domiciled Loan Party or UK Domiciled Loan Party will not be required under the Applicable Law of any jurisdiction other than the jurisdiction in which such Singapore Domiciled Loan Party or UK Domiciled Loan Party is organized or incorporated.  Each U.S. Domiciled Loan Party authorizes the Agent to file any financing statement that describes the Collateral as “all assets” or “all property” of such U.S. Domiciled Loan Party, or words to similar effect and ratifies any action taken by the Agent before the Closing Date to obtain or perfect its Lien on any Collateral.

SECTION 8.                   COLLATERAL ADMINISTRATION

8.1.     Borrowing Base Certificates.

(a)           As soon as available, but in any event within thirty (30) days after the end of each calendar month, the Loan Party Agents shall deliver to the Agent Borrowing Base Certificates covering each Borrowing Base and supporting information in connection therewith (including information regarding any retention of title from vendors to any Singapore Borrower or UK Borrower), provided that (i) the Loan Party Agents will be required to furnish Borrowing Base Certificates and supporting information in connection therewith within three (3) Business Days after the end of each calendar week as of the end of such calendar week during which a FCCR Test Event is continuing, (ii) within three (3) Business Days after consummation of any sale or disposition of Accounts or Inventory not in the Ordinary Course of Business resulting in net proceeds exceeding $5,000,000 (individually or in the aggregate for all such sales and dispositions since the date of the most recent Borrowing Base Certificates), the Loan Party Agents shall deliver an updated Borrowing Base Certificate giving effect to any such sale or disposition and (iii) the Borrowers may not reallocate the Foreign Allocated U.S. Availability component of any Foreign Borrower’s Borrowing Base if such reallocation would result in an Overadvance for such Foreign Borrower.  Borrowing Base Certificates for Foreign Borrowers shall calculate an individual Borrowing Base for each Foreign Borrower on a stand alone basis, provided, that UK Borrowers that have satisfied the UK Combined Borrowing Base Condition may deliver a combined Borrowing Base Certificate for such UK Borrowers.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by the Borrowers and certified by a Senior Officer of the applicable Loan Party Agent, provided that the Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates and to impose additional reserves in its Permitted Discretion to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Reserves.

(b)           Concurrently with the delivery of each quarterly Compliance Certificate (or more frequently if requested in the Agent’s discretion), the North American Loan Party Agent shall deliver to the Agent an Indenture Borrowing Base Certificate and supporting information in connection therewith.

8.2.     Administration of Accounts.

8.2.1.      Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Agent, on such periodic basis as the Agent may request.  Each Borrower shall provide to the Agent, within thirty (30) days after the end of each month, a detailed aged trial balance of all Accounts as of the end of such month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date and, upon request by the Agent, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as the Agent may reasonably request.  If Accounts of a Borrower in an aggregate face amount of $10,000,000 or more cease to be Eligible Accounts, then such Borrower or a Loan Party Agent shall notify the Agent of such occurrence promptly (and in any event within one Business Day) after such Borrower or Loan Party Agent has knowledge thereof.

8.2.2.      Taxes.  If an Account of any Borrower includes a charge for any Taxes, the Agent is authorized, in its discretion, if such Borrower has not paid such Taxes when due, to pay the amount thereof to the proper Governmental Authority for the account of such Borrower and to charge the Loan Parties therefor; provided, however, that neither the Agent nor any other Secured Party shall be liable for any Taxes that may be due from the Loan Parties or with respect to any Collateral.

8.2.3.      Account Verification.  During a Default, Event of Default or Cash Dominion Event, the Agent shall have the right at any time, in the name of the Agent, any designee of the Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of the Borrowers by mail, telephone or otherwise.  Loan Parties shall cooperate fully with the Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4.      Maintenance of Dominion Accounts.  The Loan Parties shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to the Agent; provided that lockboxes will not be required in Canada, the United Kingdom, Singapore or any other jurisdiction where lockboxes are not available.  The Loan Parties shall obtain a Deposit Account Control Agreement from each lockbox servicer (if applicable) and Dominion Account bank, establishing the Agent’s (or a Security Trustee’s) control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox (or otherwise) to a Dominion Account and waiving offset rights of such servicer or bank, except for customary administrative charges and returned items; provided that, except as provided below with respect to the Singapore Domiciled Loan Parties and the UK Domiciled Loan Parties, Dominion Accounts will be subject to springing dominion and are not required to be subject to full dominion unless and until a Cash Dominion Event is in effect.  Dominion Accounts for Singapore Domiciled Loan Parties and UK Domiciled Loan Parties shall be under the sole dominion and exclusive control of the Agent (or its Security Trustee) whether or not a Cash Dominion Event exists; provided that collected funds will, in the discretion of Agent, either be disbursed from such Dominion Accounts to an operating account of one of such Loan Parties or be applied to the Loans of such Loan Parties.  If a Dominion Account for Singapore Domiciled Loan Parties or UK Domiciled Loan Parties is not maintained with Bank of America, the applicable Singapore Domiciled Loan Parties and UK Domiciled Loan Parties, whether or not a Cash Dominion Event exists, shall take all steps necessary to cause all cash receipts in any such account to be swept on a daily basis to a Dominion Account maintained with Bank of America.  If a Dominion Account for Canadian Domiciled Loan Parties or U.S. Domiciled Loan Parties is not maintained with Bank of America, the Agent (or its Security Trustee) may, during the existence of any Cash Dominion Event, require immediate transfer of all cash receipts in such account to a Dominion Account maintained with Bank of America.  The Agent, Security Trustees and Lenders assume no responsibility to Loan Parties for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5.      Proceeds of Collateral.  Loan Parties shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Loan Party receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Agent and the Security Trustees and within one Business Day deposit same into a Dominion Account.  Foreign Borrowers shall not participate in any cash pooling arrangements.

8.3.     Administration of Inventory.

8.3.1.      Records and Reports of Inventory.  Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to the Agent inventory and reconciliation reports in form reasonably satisfactory to the Agent, on such periodic basis as the Agent may reasonably request.  Each Borrower shall conduct periodic cycle counts consistent with historical practices, and shall provide to the Agent a report based on each such count promptly upon completion thereof, together with such supporting information as the Agent may reasonably request.  The Agent may participate in and observe each physical count at its own expense or as part of an inspection, audit or field exam under Section 10.1.1.

8.3.2.      Returns of Inventory.  No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) the Agent is promptly notified if the aggregate value of all Inventory returned in any month exceeds $15,000,000 in the aggregate for all Borrowers; and (d) during any Cash Dominion Event, any payment received by a Borrower for a return is promptly remitted to the Agent for application to the Obligations.

8.3.3.      Acquisition, Sale and Maintenance.  No Borrower shall acquire or accept any Inventory on consignment or approval except in the Ordinary Course of Business and disclosed to the Agent in writing (with such further information as the Agent may reasonably request), and shall take all steps to assure that all Inventory is produced in accordance with the FLSA and otherwise in all material respects with Applicable Law.  No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory except in the Ordinary Course of Business.  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity in all material respects with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4.     Administration of Deposit Accounts.  Schedule 8.4 sets forth all Deposit Accounts maintained by the Loan Parties as of the date hereof, including all Dominion Accounts.  Each Loan Party shall take all actions necessary to establish the Agent’s (or its Security Trustee’s) control of each Deposit Account (other than Excluded Accounts) through a Deposit Account Control Agreement.  Except as set forth on Schedule 10.1.19, a Loan Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Agent or a Security Trustee) to have control over a Deposit Account or any Property deposited therein.  Notwithstanding the preceding sentence, a U.S. Domiciled Loan Party may establish one or more Deposit Accounts or securities accounts, which accounts shall be (a) solely for the deposit of proceeds from the sale of Notes Priority Lien Collateral pending final application thereof to the Senior Secured Notes and (b) identified as such in writing to the Agent (such accounts, collectively, the “Net Cash Proceeds Accounts”).  A Loan Party Agent shall promptly notify the Agent of any opening or closing of a Deposit Account and will amend Schedule 8.4 to reflect the same.

8.5.     General Provisions.

8.5.1.      Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by the Loan Parties at the Loan Parties’ business locations set forth in Schedule 8.5.1, except that the Loan Parties may (i) make sales or other dispositions of Collateral in accordance with Section 10.2.5; (ii) in the case of any U.S. Domiciled Loan Party, move Collateral to another location in the United States; (iii) in the case of any UK Domiciled Loan Party, move Collateral to another location in the United Kingdom; (iv) in the case of a Canadian Domiciled Loan Party, move Collateral to another location in Canada set forth on Schedule 8.5.1 or, (1) upon 15 Business Days prior written notice to the Agent, and (2) so long as all actions shall have been taken prior to such move to ensure that the Agent has a perfected first priority security interest in and Lien on such Collateral, any other location in Canada; and (v) in the case of any Singapore Domiciled Loan Party, move Collateral to another location in Singapore.  A Loan Party Agent shall promptly notify the Agent of any new locations of Collateral and (1) upon 15 Business Days’ prior written notice to the Agent and (2) so long as all actions shall have been taken prior to such move to ensure that the Agent has a perfected first priority security interest in and Lien on such Collateral, will amend Schedule 8.5.1 to reflect the same.

8.5.2.      Certain Organizational Changes.  No Loan Party may change its name, charter or other organizational number, form or jurisdiction of organization without at least 15 days prior written notice to the Agent (or such lesser period as Agent may agree) and taking such actions (including entering into supplemental documentation) as the Agent may reasonably request to maintain the perfection and priority of its security interest in the Collateral.

8.5.3.      Insurance of Collateral; Condemnation Proceeds.

(a)           Each Loan Party shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A-VII, unless otherwise approved by the Agent) reasonably satisfactory to the Agent.  From time to time upon request, Loan Parties shall deliver to the Agent the originals or certified copies of their insurance policies.  Unless the Agent shall agree otherwise (giving due consideration to what is commercially available in the insurance market for the applicable jurisdiction), each policy shall include satisfactory endorsements (i) showing the Agent (or its Security Trustee) as loss payee, as appropriate; (ii) requiring 10 days prior written notice to the Agent (or such shorter period as agreed to by the Agent) in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Loan Party fails to provide and pay for any insurance, the Agent may, at its option, but shall not be required to, procure the insurance and charge such Loan Party therefor.  Each Loan Party agrees to deliver to the Agent, promptly upon the request of the Agent, copies of all reports made to insurance companies.  While no Event of Default exists, Loan Parties may settle, adjust or compromise any insurance claim.  If an Event of Default exists, only the Agent shall be authorized to settle, adjust and compromise such claims.

(b)           Any proceeds of insurance with respect to Collateral and any awards arising from condemnation of any Collateral shall be paid to the Agent; provided that if a Cash Dominion Event is not then in effect, Agent shall remit such proceeds as directed by the applicable Loan Party Agent.  During a Cash Dominion Event, any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding.

8.5.4.      Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral of a Loan Party Group, all Taxes payable with respect to any Collateral of a Loan Party Group (including any sale thereof), and all other payments required to be made by the Agent or a Security Trustee to any Person to realize upon any Collateral of a Loan Party Group, shall be borne and paid by Loan Parties of such Loan Party Group.  Neither the Agent nor any Security Trustee shall be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Agent’s or such Security Trustee’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Loan Parties’ sole risk.

8.5.5.      Defense of Title to Collateral.  Each Loan Party shall at all times (a) defend its title to Collateral and the Agent’s or Security Trustees’ Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.6.     Power of Attorney.  Each of the Canadian Domiciled Loan Parties and U.S. Domiciled Loan Parties hereby irrevocably constitutes and appoints the Agent (and all Persons designated by the Agent) as such Loan Party’s true and lawful attorney (and agent-in-fact), coupled with an interest, for the purposes provided in this Section.  The Agent, or the Agent’s designee, may, without notice and in either its or a Loan Party’s name, but at the cost and expense of such Loan Parties within such Loan Party’s Loan Party Group:

(a)           Endorse a Canadian Domiciled Loan Party’s or a U.S. Domiciled Loan Party’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Agent’s possession or control; and

(b)           During the continuance of an Event of Default, (i) notify any Account Debtors of a Canadian Domiciled Loan Party or a U.S. Domiciled Loan Party of the assignment of their Accounts, demand and enforce payment of such Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to such Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties, or any legal proceedings brought to collect Accounts or Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (iii) sell or assign any Accounts and other Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties upon such terms, for such amounts and at such times as the Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or Securities Accounts of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties, and take control, in any manner, of proceeds of Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (v) prepare, file and sign a Canadian Domiciled Loan Party’s or a U.S. Domiciled Loan Party’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Canadian Domiciled Loan Party or a U.S. Domiciled Loan Party, and notify postal authorities to deliver any such mail to an address designated by the Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (viii) use a Canadian Domiciled Loan Party’s or a U.S. Domiciled Loan Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (ix) use information contained in any data processing, electronic or information systems relating to Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (x) make and adjust claims under insurance policies of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Canadian Domiciled Loan Party or a U.S. Domiciled Loan Party is a beneficiary; and (xii) take all other actions as the Agent reasonably deems appropriate to fulfill any Canadian Domiciled Loan Party’s or U.S. Domiciled Loan Party’s obligations under the Loan Documents.

SECTION 9.                  REPRESENTATIONS AND WARRANTIES

9.1.     General Representations and Warranties.  In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, each Loan Party (with respect to itself and its Restricted Subsidiaries) makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

9.1.1.      Organization and Qualification.  Each of the Loan Parties and its Restricted Subsidiaries (a) is a duly organized or incorporated and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization or incorporation (to the extent such jurisdiction provides for the designation of entities organized or incorporated thereunder as existing in good standing) and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

9.1.2.      Power and Authority.  Each Loan Party is duly authorized to execute, deliver and perform the Loan Documents to which it is a party.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Loan Party, except for such as have been obtained and are in full force and effect; (b) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Loan Documents, or (iii) where such failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect; (c) contravene the Organic Documents of any Loan Party; (d) violate or cause a default under any Applicable Law or Material Contract except where such violation or default could not reasonably be expected to result in a Material Adverse Effect; or (e) result in or require the imposition of any Lien (other than Permitted Liens) on any Loan Party’s Property.

9.1.3.      Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4.      Subsidiaries; Capital Structure.  Schedule 9.1.4 lists each Subsidiary of Parent (and the direct and indirect ownership interest of Parent therein), in each case existing on the Closing Date.  As of the Closing Date, Schedule 9.1.4 shows, for each Loan Party, its name, jurisdiction of organization and issued Equity Interests.  Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Loan Party has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Each Loan Party has good title to its Equity Interests in its Subsidiaries, and all such Equity Interests are duly issued, fully paid and non-assessable to the extent applicable.  As of the Closing Date, except as disclosed on Schedule 9.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Loan Party or Subsidiary.

9.1.5.      Title to Properties; Priority of Liens.  Each of the Loan Parties and its Restricted Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to the Agent or Lenders, in each case free of Liens except Permitted Liens and except where the failure to have such good title or such leasehold interest could not reasonably be expected to have a Material Adverse Effect.  Each of the Loan Parties and its Restricted Subsidiaries has paid and discharged all lawful claims that are not being Properly Contested or that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of the Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

9.1.6.      Accounts.  The Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers in writing with respect thereto.  Each Borrower warrants with respect to each of its Accounts at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that to such Borrower’s knowledge, in all material respects:

(a)           it is genuine and what it purports to be, and is not evidenced by a judgment;

(b)           it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)           it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to the Agent on request;

(d)           it is not subject to any offset, Lien (other Agent’s or Security Trustee’s Liens and Liens permitted under Section 10.2.2(b), (i) or (l)), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to the Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)           no purchase order, agreement, document or Applicable Law restricts assignment of the Account to the Agent or a Security Trustee (regardless of whether, under the UCC, the PPSA, the Civil Code or other Applicable Law, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)            no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to the Agent hereunder; and

(g)           (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7.      Financial Statements.  The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its Subsidiaries that have been and are hereafter delivered to the Agent and Lenders in accordance with Section 6.1 and clauses (a) and (b) of Section 10.1.2, are prepared in accordance with GAAP, and fairly present in all material respects the financial position and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated, and for unaudited financial statements subject to normal year-end adjustments and the absence of footnotes.  All projections delivered from time to time to the Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since December 31, 2011, there has been no change in the condition, financial or otherwise, of any Loan Party or Subsidiary that could reasonably be expected to have a Material Adverse Effect.  The Loan Parties are Solvent on a consolidated basis.

9.1.8.      Taxes.  Each of the Loan Parties and its Restricted Subsidiaries has filed all federal, material state and local and other Tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of each Loan Party and Restricted Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.9.      Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.10.     Intellectual Property.  To the knowledge of each Loan Party, the conduct of the business of each of the Loan Parties and its Restricted Subsidiaries does not infringe or misappropriate any Intellectual Property of any third party.  There is no pending or, to any Loan Party’s knowledge, threatened Intellectual Property Claim with respect to any Loan Party, any Restricted Subsidiary or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 9.1.10, no Loan Party or Restricted Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Loan Party or Restricted Subsidiary is shown on Schedule 9.1.10.

9.1.11.     Governmental Approvals.  Each of the Loan Parties and its Restricted Subsidiaries has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except as could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any Inventory or other Collateral have been procured and are in effect, and Loan Parties and their Restricted Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any Inventory or Collateral, except where the failure to procure, maintain in effect or noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.12.     Compliance with Laws.  Each of the Loan Parties and its Restricted Subsidiaries has duly complied, and its Properties and business operations are in compliance with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of noncompliance issued to any Loan Party or Restricted Subsidiary under any Applicable Law except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  No Inventory has been produced in violation of the FLSA.

9.1.13.     Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.13, as of the Closing Date, to the knowledge of each Loan Party, no Loan Party’s or Restricted Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any material environmental pollution, hazardous material or environmental clean-up.  Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party or Restricted Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.14.     Burdensome Contracts.  No Loan Party or Restricted Subsidiary is a party or subject to any contract, agreement or charter restriction, the breach of which could reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, no Loan Party or Restricted Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.14.  No Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by any Loan Party or Restricted Subsidiary.

9.1.15.     Litigation.  Except as shown on Schedule 9.1.15, there are no proceedings or investigations pending or, to any Loan Party’s knowledge, threatened against any Loan Party or Restricted Subsidiary, or any of their Properties that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect.  Except as shown on such Schedule or as disclosed in accordance with Section 7.3.1, no Loan Party has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $1,000,000).  No Loan Party or Restricted Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority, except where such default could not reasonably be expected to have a Material Adverse Effect.

9.1.16.     Insurance.  Schedule 9.1.16 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Restricted Subsidiaries as of the Closing Date.  As of the Closing Date, all premiums due and payable in respect of such insurance have been paid.

9.1.17.     No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Loan Party or Restricted Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute an event of default, under any Material Contract (excluding Material Debt) except where such default could not reasonably be expected to have a Material Adverse Effect.

9.1.18.     Employee Benefit Plans.

(a)           ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken with all other such ERISA Events for which liability is reasonably expected to occur, could be reasonably likely to have a Material Adverse Effect.  Neither any Loan Party nor any ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any Multiemployer Plan that, when taken together with all other such contribution obligations and liabilities, could be reasonably likely to have a Material Adverse Effect.  Each Loan Party and each ERISA Affiliate (i) has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each U.S. Employee Plan and (ii) is in compliance with the presently applicable provisions of ERISA, the Code and any Applicable Law with respect to each “employee benefit plan” (as defined in Section 3(3) of ERISA, but excluding any Multiemployer Plan) maintained or contributed to for employees in the United States and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability, except, in the case of clause (ii), for matters of noncompliance that could not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  Neither any Loan Party nor any ERISA Affiliate has (A) failed to make any material contribution or payment to any U.S. Employee Plan or Multiemployer Plan, or made any amendment to any U.S. Employee Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (B) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that are not past due.  The aggregate actuarial present value of the benefit liabilities under U.S. Employee Plans that are subject to Title IV of ERISA does not, as of the end of the Parent’s most recently ended fiscal year, exceed the aggregate current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such U.S. Employee Plans allocable to such benefit liabilities by more than $5,000,000.  The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

(b)           Canadian Employee Plans.

(i)           No Canadian Employee Plan enacted or adopted after the Closing Date provides for medical, life or other welfare benefits (through insurance or otherwise), with respect to any current or former employee of any Canadian Domiciled Loan Party or any Affiliate thereof after retirement or other termination of service (other than coverage mandated by Requirements of Law or coverage provided through the end of the month containing the date of termination from service or otherwise where part of a severance package or with respect to injured or disabled employees).  Except as could not reasonably be expected to give rise, individually or in the aggregate, to Material Adverse Effect (it being acknowledged that, for purposes of this Section 9.1.18(b), funding deficiencies, other benefit liabilities and events, conditions and circumstances that could give rise to liabilities, as such deficiencies, liabilities and circumstances exist as of the Closing Date, to the extent that they remain applicable at the relevant determination date, and any future obligations arising therefrom shall be included or considered in the determination of whether as of any date a Material Adverse Effect has occurred, exists or could reasonably be expected to occur):

(ii)           Canadian Domiciled Loan Parties are in compliance in all material respects with the requirements of the PBA and any binding FSCO requirements of general application with respect to each Canadian Pension Plan and in compliance with any FSCO directive or order directed specifically at a Canadian Pension Plan.  No Canadian Pension Plan has any Unfunded Current Liability.  No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan.  No Canadian Domiciled Loan Party or Subsidiary contributes to or participates in a Canadian Multi-Employer Plan.  No Canadian Domiciled Loan Party or an Affiliate thereof maintains, contributes or has any liability with respect to a Canadian Pension Plan which provides benefits on a defined benefit basis.  No Termination Event has occurred.  All contributions required to be made by any Canadian Domiciled Loan Party or Subsidiary to any Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and the PBA.  No Lien has arisen, choate or inchoate, in respect of any Canadian Domiciled Loan Party or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

(c)           Foreign Plans.  All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect.  All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)           UK Pension Plan.

(i)           No UK Domiciled Loan Party is or has at any time been (A) is an employer (as defined for the purposes of sections 38 to 51 of the Pensions Act 2004(UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act (1993)(UK)) or (B) is or has at any time been “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004(UK)) of such an employer.

(ii)           No UK Domiciled Loan Party has been issued with a Financial Support Direction or Contribution Notice in respect of any pension scheme.

9.1.19.     Labor Relations.  Except as described on Schedule 9.1.19, as of the Closing Date, no Loan Party or Subsidiary is party to or bound by any collective bargaining agreement or management agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Loan Party’s or Restricted Subsidiary’s employees, or, to any Loan Party’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining except as could not reasonably be expected to have a Material Adverse Effect.

9.1.20.     Not a Regulated Entity.  No Loan Party is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.21.     Margin Stock.  No Loan Party nor any of its Restricted Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Loan Parties to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that does not comply with Regulations T, U or X of the Board of Governors.

9.1.22.     UK Charges. Under the law of each Loan Party’s jurisdiction of incorporation it is not necessary that any UK Security Agreement be filed, recorded on enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to any UK Security Agreement or the transactions contemplated by any UK Security Agreement, except (a) registration of particulars of each UK Security Agreement at the Companies Registration Office in England and Wales in accordance with Part 25 (Company Charges) of the Companies Act 2006 or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 (b) filing, registration or recordation on a voluntary basis or as required in order to perfect the security interest created by any UK Security Agreement in any relevant jurisdiction and (c) in each case, payment of associated fees, stamp Taxes or mortgage duties.

9.1.23.     Singapore Charges.  Under the law of each Loan Party’s jurisdiction of incorporation, it is not necessary that any Singapore Security Agreement be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any Singapore Security Agreement or the transactions contemplated by any Singapore Security Agreement, except (a) registration of particulars of each Singapore Security Agreement at the Accounting and Corporate Regulatory Authority in Singapore in accordance with Section 131 of the Singapore Companies Act and (b) payment of associated fees, stamp taxes or mortgage duties.

9.1.24.     Centre of Main Interests and Establishments.  For the purposes of The Council of the European Union regulation No. 1346/2000 on Insolvency proceedings (the “Regulation”), each of the UK Domiciled Loan Parties’ centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

9.1.25.     Pari Passu Ranking.  Each UK Borrower’s and each Singapore Borrower’s payment obligations under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

9.1.26.     Ranking.  Each UK Security Agreement and each Singapore Security Agreement has or will have the ranking in priority which it is expressed to have in the relevant UK Security Agreement or (as the case may be) the relevant Singapore Security Agreement and, other than as permitted under or contemplated by the Loan Documents, it is not subject to any prior ranking or pari passu ranking Lien.

9.1.27.     OFAC.  No Loan Party (a) is a Person whose Property or interest in Property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2, or (c) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

9.1.28.     Patriot Act.  Each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.1.29.     Eligible Inventory.  As to each item of Inventory that is identified as Eligible Inventory in a Borrowing Base Certificate submitted to the Agent, as of the date of such Borrowing Base Certificate, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any such criteria requiring Agent’s discretion) set forth in the relevant definitions of Eligible Inventory (in the case of Canadian Eligible In-Transit Inventory and U.S. Eligible In-Transit Inventory, after giving effect to any exclusions therefrom specified in the related definitions therefor).

9.2.     Complete Disclosure.  The factual information and data (taken as a whole) furnished by or on behalf of the Parent or its Subsidiaries in writing to the Agent and/or any Lender (including information and data included in the Loan Documents) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date any such information and data was furnished and as updated from time to time, it being understood and agreed that for purposes of this Section 9.2, such information and data shall not include any forecast or projection.  As of the Closing Date, each Loan Party has disclosed to the Agent (i) all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, the breach or violation of which could reasonably be expected to have a Material Adverse Effect and (ii) all other matters known to it that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.                COVENANTS AND CONTINUING AGREEMENTS

10.1.    Affirmative Covenants.  The Loan Parties, jointly and severally, hereby covenant and agree that on the Closing Date and thereafter until the Commitments have terminated and Full Payment of all Obligations:

10.1.1.     Inspections; Field Examinations and Appraisals.

(a)           The Loan Parties will permit the Agent (including, without limitation, the Agent’s employees, agents and designated representatives) from time to time at the Loan Parties’ expense, subject (except when a Default or Event of Default exists) to reasonable advance notice and during normal business hours, to visit and inspect the Properties of any Loan Party, inspect, audit and make extracts from any Loan Party’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Loan Party’s business, financial condition, assets, prospects and results of operations; provided, that (i) if no Default or Event of Default shall have occurred and be continuing, only one such visit and inspection per Fiscal Year shall be conducted at the Loan Parties’ expense, (ii) the Agent shall give the Loan Parties an opportunity to participate in any discussions with their independent accountants, and (iii) if no Default or Event of Default shall have occurred and be continuing, only the Agent (and its employees, agents and designated representatives) on behalf of the Lenders may exercise such rights.  The foregoing shall not limit the Agent’s ability to perform additional visits and inspections at the sole expense of the Loan Parties upon the occurrence and continuance of a Default or Event of Default (or if a Default or Event of Default was in existence at the time such visit or inspection was initiated).  Neither the Agent nor any Lender shall have any duty to any Loan Party to make any inspection, nor to share any results of any inspection, appraisal or report with any Loan Party.  Loan Parties acknowledge that all inspections, appraisals and reports are prepared by the Agent and Lenders for their purposes, and Loan Parties shall not be entitled to rely upon them.

(b)           The Borrowers will permit the Agent (including, without limitation, the Agent’s employees, agents and designated representatives) to conduct, and will reimburse the Agent for all charges, costs and expenses of the Agent in connection with, (i) examinations of any Loan Party’s books and records or any other financial or Collateral matters as the Agent deems appropriate; and (ii) appraisals of Inventory; provided, however, that if no Default or Event of Default shall have occurred and be continuing, only one such appraisal and one such examination per Fiscal Year shall be conducted at the Borrowers’ expense (exclusive of any appraisals and field examinations conducted pursuant to Section 10.1.9); provided, further, that that if Excess Availability is less than 25% of the Commitments, one additional appraisal and one additional examination per Fiscal Year may be conducted at the Borrowers’ expense (exclusive of any appraisals and field examinations conducted pursuant to Section 10.1.9).  The foregoing shall not limit the Agent’s ability to perform additional appraisals or examinations at the sole expense of the Borrowers upon the occurrence and continuance of a Default or Event of Default (or if a Default or Event of Default was in existence at the time such appraisal or examination was initiated).  Subject to the limitations set forth herein, Borrowers agree to pay the Agent’s then standard charges for examination and appraisal activities, including the standard charges of the Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

10.1.2.     Financial and Other Information.  Each Loan Party will, and will cause its Restricted Subsidiaries to, keep adequate records and books of account with respect to its business activities, in which proper entries are made in all material respects in accordance with GAAP reflecting all financial transactions; and will furnish to the Agent and Lenders:

(a)           as soon as available, and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such Fiscal Year), the balance sheet of Parent and its Restricted Subsidiaries as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated and consolidating basis for Parent and its Restricted Subsidiaries, which consolidated statements shall be audited and certified (without qualification other than a qualification with respect to Debt under this Agreement becoming due and payable by its terms within one year of such opinion with regard to the opinion for Fiscal Year 2016) by a firm of independent certified public accountants of recognized standing selected by Parent and acceptable to the Agent (provided that KPMG shall be deemed acceptable to the Agent), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to the Agent;

(b)           as soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of Parent, an unaudited balance sheet as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Parent and its Restricted Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Parent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes;

(c)           as soon as available, and in any event within 30 days (or 45 days with respect to the month ending December 31) after the end of each month (other than the third, sixth and ninth months of each Fiscal Year), unaudited balance sheets as of the end of such month and the related statement of income for such month and for the portion of the Fiscal Year then elapsed, for each Borrower and such Borrower’s Restricted Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year, which financial statements are not required to be in conformity with GAAP;

(d)           concurrently with delivery of financial statements under clauses (a) and (b) above, a Compliance Certificate executed by the chief financial officer of the North American Loan Party Agent;

(e)           concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Parent and any of its Restricted Subsidiaries by their accountants in connection with such financial statements;

(f)           not later than 30 days prior to the end of each Fiscal Year, projections of Parent’s and its Restricted Subsidiaries consolidated balance sheets, results of operations, cash flow, budgets and Availability for the next Fiscal Year, month by month;

(g)           promptly after the sending or filing thereof, copies of any regular, periodic and special reports or registration statements or prospectuses that Parent or any Restricted Subsidiary files with the SEC or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Parent or any Restricted Subsidiary to the public concerning material changes to or developments in the business of such entity;

(h)           promptly after the sending or filing thereof, copies of any annual information report (including all actuarial reports and other schedules and attachments thereto) required to be filed with a Governmental Authority in connection with each U.S. Employee Plan, any Foreign Plan that is required by Applicable Law to be funded or any Canadian Pension Plan; promptly upon receipt, copies of any notice, demand, inquiry or subpoena received in connection with any U.S. Employee Plan or Canadian Pension Plan from a Governmental Authority (other than routine inquiries in the course of application for a favorable IRS determination letter); and at the Agent’s request, copies of any annual report required to be filed with a Governmental Authority in connection with any other U.S. Employee Plan or Canadian Pension Plan;

(i)           promptly following receipt, a copy of any notice from the Pensions Regulator in which it proposes to take action which may result in the issuance of a Contribution Notice or Financial Support Direction in respect of any UK Pension Plan; and

(j)           such other reports and information (financial or otherwise) as the Agent may request from time to time in connection with any Collateral or Parent’s, any Loan Party’s or any Restricted Subsidiary’s financial condition or business.

10.1.3.     Notices.  The Loan Parties will notify the Agent in writing, promptly after a Loan Party’s obtaining knowledge thereof, of any of the following that affects a Loan Party:  (a) the threat or commencement of any proceeding, lawsuit or investigation, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $5,000,000; (f) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect; (g) any default notices received under or with respect to any material leased location or material public warehouse or storage yard where Collateral is located; (h) any opening of a new office or place of business where Collateral is located, at least 30 days prior to such opening; (h) any casualty or other loss of Collateral with a fair market value of $5,000,000 or more; and (i) any amendment or modification to any Senior Secured Notes Document.

10.1.4.     Landlord and Storage Agreements; Lien Waivers.  Each Loan Party will, upon request, provide the Agent with copies of all existing agreements, and promptly after execution thereof provide the Agent with copies of all future agreements, between such Loan Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.  Each Loan Party shall use commercially reasonable efforts to obtain a Lien Waiver with respect to Inventory which is located in any location leased by such Loan Party, located in any third-party warehouse or otherwise in the possession of a bailee or other third-party (including storage yards and mills), in each case, to the extent the cost of Inventory at such location, or held by such bailee or third person exceeds the lesser of (i) $1,000,000 and (ii) two and one half percent (2.5%) of the Borrower Group Commitments of the applicable Borrower Group.

10.1.5.     Compliance with Laws.  Each Loan Party will, and will cause each of its Restricted Subsidiaries to, comply with all Applicable Laws, including ERISA, PBA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws (in each case to the extent applicable), and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Loan Party or Restricted Subsidiary, it shall act promptly and diligently to investigate and report to all appropriate Governmental Authorities (and in the case of a material Environmental Release, the Agent), and to take appropriate remedial action to respond to, such Environmental Release to the extent required by Environmental Laws, whether or not directed to do so by any Governmental Authority.

10.1.6.     Taxes.  Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.     Insurance.  In addition to the insurance required hereunder with respect to Collateral, each Loan Party will, and will cause its Restricted Subsidiaries to, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by the Agent) reasonably satisfactory to the Agent, with respect to the Properties and business of Loan Parties and Restricted Subsidiaries of such type (including business interruption, product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.8.     Licenses.  Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of such Loan Party or its Restricted Subsidiaries in full force and effect (other than the expiration or termination of Licenses in the Ordinary Course of Business that do not adversely affect the manufacture, distribution or disposition of Inventory) and to pay all material Royalties when due with respect thereto except to the extent being contested by appropriate proceedings and for which adequate reserves have been set aside; and notify the Agent of any default or breach asserted by any Person to have occurred under any License that could reasonably be expected to have a Material Adverse Effect.

10.1.9.     Additional Loan Parties.

(a)           Subject to any applicable limitations set forth in the Security Documents and, with respect to any Singapore Subsidiary, financial assistance laws applicable to such Singapore Subsidiary, each Borrower will cause each direct or indirect Foreign Subsidiary of Parent (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the date hereof (including pursuant to a Permitted Acquisition) or that has ceased to be an Excluded Subsidiary pursuant to clauses (f) or (h) of the definition of Excluded Subsidiary, in each case within 30 days of such date, to guarantee the Secured Obligations pursuant to customary guarantee documentation in form and substance reasonably satisfactory to the applicable Loan Party Agent and the Agent; provided that any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and, to the extent an adverse Tax consequence would result, any direct or indirect Subsidiary of such Foreign Subsidiary, shall not be required to guarantee the U.S. Facility Secured Obligations if an adverse tax consequence to any Loan Party would result from such Foreign Subsidiary’s guarantee of the U.S. Facility Secured Obligations.  In case a Singapore Subsidiary (which is not an Excluded Subsidiary) formed or otherwise purchased or acquired after the date hereof (including pursuant to a Permitted Acquisition) or that has ceased to be an Excluded Subsidiary pursuant to clauses (f) or (h) of the definition of Excluded Subsidiary may be in contravention of Section 76 of the Singapore Companies Act, each Loan Party shall ensure that such Singapore Subsidiary shall, within 30 days of the date it is formed, purchased or (as the case may be) acquired, provide the Agent with a certificate issued to the Agent on behalf of the Singapore Facility Secured Parties, pursuant to and complying with the requirements of Section 76A(6) of the Singapore Companies Act, evidencing that the financial assistance whitewash procedures under Section 76(9A), Section 76(9B) or (as the case may be) Section 76(10) of the Singapore Companies Act have been satisfied.

(b)           Any Subsidiary organized under the laws of Canada, Singapore or the United Kingdom may, at the election of the North American Loan Party Agent, become a Foreign Borrower hereunder within the applicable Foreign Borrower Group for its jurisdiction of organization upon (i) the execution and delivery to the Agent and/or Security Trustees (A) by such Subsidiary of a supplement or joinder to this Agreement, substantially in the form of Exhibit G, (B) by such Subsidiary of Security Documents in form and substance reasonably satisfactory to the Agent and the relevant Security Trustee as may be required for the relevant jurisdiction (provided that any such new Security Document shall be in substantially the same form as the comparable Security Documents to which the existing Loan Parties of the Loan Party Group of the New Loan Party (if any) are party, (C) by a Senior Officer of the applicable Loan Party Agent for such Subsidiary of a (1) Borrowing Base Certificate for such Subsidiary effective as of not more than 30 days preceding the date on which such Subsidiary becomes a Foreign Borrower and (2) written notice of such Subsidiary’s Applicable Foreign Borrower Commitment and (D) by such Subsidiary of a certificate (including delivery of related attachments) of the type described in Section 6.1(h) and such other documents, instruments and agreements as Agent may reasonably require, and (ii) the completion of the Agent’s due diligence to its reasonable satisfaction and of compliance procedures for applicable “know your customer” and anti-money laundering rules; provided that, prior to permitting such Subsidiary to borrow any Revolver Loans or obtain the issuance of any Letters of Credit hereunder, the Agent, in its discretion, shall have the right to conduct an appraisal and field examination with respect to such Subsidiary, including, without limitation, of (x) such Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Agent and at the sole expense of such Subsidiary.

(c)           Each U.S. Borrower will cause each direct or indirect U.S. Subsidiary of Parent (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the date hereof (including pursuant to a Permitted Acquisition) or that has ceased to be an Excluded Subsidiary pursuant to clauses (e), (f) or (h) of the definition of Excluded Subsidiary, in each case within 30 days of such date, (i) to execute a supplement or joinder to this Agreement, substantially in the form of Exhibit G, in order for such Subsidiary to become a U.S. Borrower and/or a U.S. Facility Guarantor under Section 5.10 and a grantor under Section 7.1 or, to the extent requested by the Agent, enter into a new Security Document in form and substance reasonably satisfactory to the Agent and North American Loan Party Agent, (ii) with respect to a U.S. Subsidiary joining this Agreement as a Borrower, to deliver a Borrowing Base Certificate for such Subsidiary effective as of not more than 30 days preceding the date on which such Subsidiary becomes a Borrower and (iii) to execute and deliver a certificate (including delivery of related attachments) of the type described in Section 6.1(h) and such other documents, instruments and agreements as Agent may reasonably require.  Notwithstanding the foregoing, (A) no Subsidiary may be joined as a U.S. Borrower until completion of the Agent’s due diligence to its reasonable satisfaction and of compliance procedures for applicable “know your customer” and anti-money laundering rules and (B) prior to permitting such new U.S. Borrower to borrow any Revolver Loans or obtain the issuance of any Letters of Credit hereunder, the Agent, in its discretion, shall have the right to conduct an appraisal and field examination with respect to such Subsidiary, including, without limitation, of (x) such Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Agent and at the sole expense of such Subsidiary.

10.1.10.    Designations with Respect to Subsidiaries.

(a)           Subject to clause (c) below, any Subsidiary of Parent that is formed or acquired after the Closing Date shall be deemed a Restricted Subsidiary unless at such time (or promptly thereafter) the North American Loan Party Agent designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Agent.

(b)           Subject to clause (c) below, the North American Loan Party Agent may designate any Restricted Subsidiary (other than a Borrower or any parent company of a Borrower) as an Unrestricted Subsidiary by a written notice to the Agent.

(c)           Neither the Parent nor any Restricted Subsidiary may form or acquire any new Unrestricted Subsidiary after the Closing Date, nor may the North American Loan Party Agent designate any existing Restricted Subsidiary as an Unrestricted Subsidiary, unless each of the following conditions is satisfied in connection with such acquisition or formation or such designation (as applicable):

(i)              any Investment in such Unrestricted Subsidiary is permitted under Section10.2.4(u);

(ii)            except as permitted by Section 10.2.15, the Subsidiary being formed, acquired or designated as an Unrestricted Subsidiary, as applicable, is not a party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent;

(iii)           the Subsidiary being formed, acquired or designated as an Unrestricted Subsidiary, as applicable, is a Person with respect to which none of the Parent or any of the Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(iv)           No Default or Event of Default would result from such acquisition, formation or designation (as applicable).

(d)           Any designation or re-designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Investment on the date of such designation or re-designation in an Unrestricted Subsidiary in an amount equal to the Fair Market Value of the outstanding Investments of Parent and the Restricted Subsidiaries in such Unrestricted Subsidiary.

(e)            The North American Loan Party Agent may designate any Unrestricted Subsidiary as a Restricted Subsidiary by a written notice to the Agent, provided that no Default or Event of Default would result from such designation.  An Unrestricted Subsidiary which has been re-designated as a Restricted Subsidiary may not be subsequently redesignated as an Unrestricted Subsidiary.  The designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time.

(f)           On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Agent, provide for an appropriate allocation of tax liabilities and benefits; provided, however, that each Unrestricted Subsidiary shall only be required to enter into an agreement (i) with Parent or a Restricted Subsidiary that is a U.S. Person if the Unrestricted Subsidiary is (A) a U.S. Person (other than, to the extent an adverse tax consequence would result, a U.S. Person that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code), (B) a corporation (as defined under the Code) and (C) consolidated with Parent or such Restricted Subsidiary for U.S. federal income tax purposes or (ii) with a Restricted Subsidiary that is not a U.S. Person if the Unrestricted Subsidiary is (A) not a U.S. Person or is a direct or indirect Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and (B) consolidated with such Restricted Subsidiary for tax purposes.

(g)           All “Unrestricted Subsidiaries” designated under this Agreement and under the applicable provisions of the Senior Secured Notes Indenture must be the same Persons.

10.1.11.    ERISA.  The North American Loan Party Agent will deliver to each Lender (i) promptly upon becoming aware of the occurrence of any ERISA Event, a written notice signed by a Senior Officer of the North American Loan Party Agent specifying the nature thereof, what action the Loan Party or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the IRS, the Department of Labor, the PBGC or other Governmental Authority with respect thereto, and (ii) promptly upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any U.S. Employee Plan or Multiemployer Plan.

10.1.12.    Canadian Pension Plans and UK Pension Plans.

(a)           Promptly after any Canadian Domiciled Loan Party or any Affiliate knows or has reason to know of the occurrence of any of the following events, the applicable Canadian Domiciled Loan Party will deliver to the Agent a certificate of a Senior Officer of the applicable Canadian Domiciled Loan Party setting forth details as to such occurrence and the action, if any, that such Canadian Domiciled Loan Party or such Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Canadian Domiciled Loan Party, such Affiliate, the FSCO, a Canadian Employee Plan participant (other than notices relating to an individual participant’s benefits) or the Canadian Employee Plan administrator with respect thereto:  any violation or asserted violation of any Applicable Law (including PBA), for which there is a reasonable likelihood that there will be an adverse determination, and such adverse determination would have or could reasonably be expected to have a Material Adverse Effect; the occurrence of any Termination Event.

(b)           Each Canadian Domiciled Loan Party’s and its Subsidiaries’ Canadian Pension Plans shall be duly registered and administered in all respects in material compliance with, as applicable, the PBA, the Income Tax Act (Canada) and all other Applicable Law (including regulations, orders and directives), and the terms of the Canadian Pension Plans and any agreements relating thereto.  Each Canadian Domiciled Loan Party shall ensure that it and its Subsidiaries:  (i) have no Unfunded Current Liability in respect of any Canadian Pension Plan, including any Canadian Pension Plan to be established and administered by it or them; (ii) pay all amounts required to be paid by it or them in respect of such Canadian Pension Plan when due; (iii) have no Lien on any of its or their property that arises or exists in respect of any Canadian Pension Plan except as disclosed in Schedule 10.2.2; (iv) do not engage in a prohibited transaction or breach any applicable laws with respect to any Canadian Pension Plan that could reasonably be expected to result in a Material Adverse Effect in respect of such Canadian Pension Plan; (v) do not permit to occur or continue any Termination Event; and (vi) not maintain, contribute or have any liability in respect of a Canadian Pension Plan which provides benefits on a defined benefit basis during the term of this Agreement.

(c)           Each UK Domiciled Loan Party shall ensure that all pension schemes operated by or maintained for the benefit of members of the UK Domiciled Loan Parties and/or any of their employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (UK) and that no action or omission (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme) is taken by any UK Domiciled Loan Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect.

(d)           Each UK Domiciled Loan Party shall ensure that no UK Domiciled Loan Party is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (UK)) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 (UK)) such an employer.

(e)           Each UK Domiciled Loan Party shall deliver to the Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the UK Domiciled Loan Party), actuarial reports in relation to all pension schemes mentioned in paragraph (c) above.

(f)            Each UK Domiciled Loan Party shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in (c) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

10.1.13.    Use of Proceeds.  The Borrowers will use the proceeds of all Revolver Loans solely (a) to refinance the Existing Credit Agreements; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to issue Letters of Credit; (d) to finance Capital Expenditures and ongoing working capital needs; and (e) for other lawful corporate purposes of the Loan Parties and their Subsidiaries permitted hereunder.

10.1.14.    Preservation of Existence.  Each Loan Party will do, and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority; provided, however, that any Loan Party and its Restricted Subsidiaries may consummate any transaction permitted under Section 10.2.5 and 10.2.8.

10.1.15.    Maintenance of Properties.  Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

10.1.16.    Payment of Obligations.  Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all Material Debt and all other material liabilities and obligations, before the same shall become delinquent or in default, except where the validity or amount thereof is being Properly Contested.

10.1.17.    Material Contracts.  Each Loan Party will, and will cause each Restricted Subsidiary to, comply in all respects with each term, condition and provision of all Material Contracts, except as could not reasonably be expected to have a Material Adverse Effect.

10.1.18.    Singapore Financial Assistance.  Each Singapore Domiciled Loan Party shall ensure that it is not in any respect in contravention of the provisions of Section 76 of the Singapore Companies Act in relation to the execution of the Loan Documents and payment of amounts due under the Loan Documents.

10.1.19.    Post-Closing Matters.  Each Loan Party will, and will cause each Restricted Subsidiary to, complete each of the actions applicable to it that is described in Schedule 10.1.19 as soon as commercially reasonable, but in any event no later than the date set forth in Schedule 10.1.19 with respect to such action, or such later date as the Agent may agree.

10.2.    Negative Covenants.  The Loan Parties, jointly and severally, hereby covenant and agree that on the Closing Date and thereafter until the Commitments have terminated and Full Payment of all Obligations:

10.2.1.     Permitted Debt.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, create, incur, guarantee or suffer to exist any Debt, except:

(a)           the Obligations;

(b)           Debt owing pursuant to the Senior Secured Notes; provided that no Loan Party or  Restricted Subsidiary may issue Additional Notes (as defined in the Senior Secured Notes Indenture on the date hereof) or other Debt under the Senior Secured Notes Indenture after the date hereof unless the weighted average maturity of such Additional Notes or other Debt is at least six (6) months after the Facility Termination Date;

(c)           Debt existing on the date hereof and set forth in Schedule 10.2.1;

(d)           Permitted Purchase Money Debt and Capital Leases entered into in connection with sale and leaseback transactions permitted by Section 10.2.6;

(e)           Permitted Contingent Obligations;

(f)           without duplication, Refinancing Debt as long as each Refinancing Condition is satisfied;

(g)           Debt of any Loan Party and any Restricted Subsidiary to any other Loan Party or Restricted Subsidiary; provided that (i) all such Debt of any Loan Party owed to any other Loan Party shall be evidenced by the Global Intercompany Note, (ii) all such Debt of any Loan Party to any Restricted Subsidiary which is not a Loan Party shall be Subordinated Debt, (iii) all such Debt of a Restricted Subsidiary that is not a Loan Party to any Loan Party shall be evidenced by a promissory note pledged to the Agent or a Security Trustee and (iv) such Debt is permitted by Section 10.2.4;

(h)           Debt with respect to Bank Products incurred in the Ordinary Course of Business, including Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, but only to the extent such Debt on account of a check, draft or similar instrument drawn against insufficient funds is repaid within three (3) Business Days;

(i)            Contingent Obligations by any Loan Party or Restricted Subsidiary of Debt of any other Loan Party or Restricted Subsidiary that was permitted to be incurred under another clause of this Section 10.2.1 (both as to the obligor thereunder and as if the guarantor had incurred such Debt directly); provided that if the Debt being guaranteed is subordinated to or pari passu with the Obligations, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Debt guaranteed;

(j)            Debt constituting reimbursement obligations with respect to letters of credit, performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the Ordinary Course of Business;

(k)           Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person or insurance premium financing provided by such Person, in each case incurred in the Ordinary Course of Business;

(l)            Debt of Foreign Subsidiaries in an aggregate principal amount not to exceed the greater of (i) 20.0% of Consolidated Tangible Assets of such Foreign Subsidiaries and (ii) $50,000,000 at any time outstanding;

(m)          Debt in connection with the repurchase, redemption or other acquisition or retirement of Equity Interests held by any current or former officer, director or employee of a Loan Party or a Restricted Subsidiary; provided that such repurchase, redemption or other acquisition or retirement is permitted by 10.2.3;

(n)           Debt of Persons that are acquired by the Parent or a Restricted Subsidiary or merged into the Parent or a Restricted Subsidiary as part of a Permitted Acquisition in an aggregate principal amount, together with all Debt arising with respect to earnout or similar obligations permitted pursuant to clause (o) below, not to exceed $25,000,000 at any time outstanding; provided that (i) such Debt exists at the time such Person becomes a Subsidiary or is merged into the Parent or a Restricted Subsidiary and is not created in contemplation of or in connection with such merger or such Person becoming a Subsidiary and (ii) no other Loan Party becomes liable for any such Debt;

(o)           Debt arising from agreements providing for indemnification, adjustment of purchase price, earnout or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that Debt arising with respect to earnout or other similar obligations permitted pursuant to this clause (o), together with all Debt permitted pursuant to clause (n) above, shall not exceed $25,000,000 at any time outstanding;

(p)           all premiums (if any), fees, expenses, charges and interest on Debt incurred in compliance with Section 10.2.1;

(q)           Debt if the Total Debt to EBITDA Ratio at the time such additional Debt is incurred would have been no greater than 4.5 to 1.0 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.2; provided that such additional Debt shall not be secured Debt unless (i) the Secured Leverage Ratio at the time such additional Indebtedness is incurred would have been no greater than 4.0 to 1.0, determined on a Pro Forma Basis in the manner set forth above and (ii) the Liens securing such Debt shall not cover any property constituting Collateral unless the Agent, in its discretion, obtains a satisfactory intercreditor agreement with respect thereto; provided further that such Debt has a weighted average maturity of at least six (6) months after the Facility Termination Date;

(r)           Debt of Restricted Subsidiaries that are not Loan Parties arising under Hedge Agreements entered into in the Ordinary Course of Business; and

(s)           Debt that is not included in any of the preceding clauses of this Section 10.2.1 in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $50,000,000.

10.2.2.     Permitted Liens.  The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)           Liens created pursuant to any Loan Documents;

(b)           Liens securing Debt permitted pursuant to Section 10.2.1(b), provided that (i) on the date of incurrence of Additional Notes (as defined in the Senior Secured Notes Indenture on the date hereof) or other Debt under the Senior Secured Notes Indenture after giving pro forma effect to the incurrence thereof and the application of proceeds therefrom, the Secured Leverage Ratio (as defined in the Senior Secured Notes Indenture) would not be greater than 4.0 to 1.0 and (ii) such Liens, to the extent they relate to the Collateral, are subject to the Intercreditor Agreement;

(c)           Liens in favor of a Loan Party or any Restricted Subsidiary;

(d)           Liens on Property of a Person existing at the time such Person is merged with or into or consolidated with the Parent or any Restricted Subsidiary of Parent and securing Debt permitted under Section 10.2.1(n); provided that such Liens were in existence prior to the contemplation of, and were not incurred in contemplation of, such merger or consolidation and do not extend to any assets other than those the Person merged into or consolidated with the Parent or the Restricted Subsidiary;

(e)           Liens on Property existing at the time of acquisition of the Property by the Parent or any Restricted Subsidiary of Parent and securing Debt permitted under Section 10.2.1(n); provided that such Liens were in existence prior to, and were not incurred in contemplation of, such acquisition;

(f)           Liens in respect of performance bonds, surety bonds or like obligations in respect of performance guarantees or similar commitments of the Parent or Restricted Subsidiaries in the Ordinary Course of Business;

(g)           Purchase Money Liens securing Permitted Purchase Money Debt;

(h)           any Lien on any Property of any Loan Party or Restricted Subsidiary existing on the date hereof and set forth in Schedule 10.2.2; provided that (i) such Lien shall not apply to any other Property of such Loan Party or Restricted Subsidiary (or Property of any other Loan Party or Restricted Subsidiary) after the date hereof and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof and are otherwise permitted under Section 10.2.1(f);

(i)             Liens for Taxes not yet due or being Properly Contested;

(j)            statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the Ordinary Course of Business, but only if payment of the obligations secured thereby is not yet due or is being Properly Contested;

(k)           easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business and, with respect to any Real Estate located in Canada, the qualifications, limitations, reservations and provisos contained in the original grant from the Crown, as varied by statutes;

(l)             Liens arising by virtue of a judgment or judicial order against any Loan Party or Restricted Subsidiary, or any Property of a Loan Party or Restricted Subsidiary, not giving rise to an Event of Default;

(m)           Liens upon specific items of Inventory or other goods and proceeds of the Parent or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances and trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such Inventory or other goods;

(n)           Liens on the Properties of Foreign Subsidiaries securing Debt of such Foreign Subsidiaries permitted to be incurred pursuant to Section 10.2.1(l), provided that such Liens do not attach to any Collateral unless the Agent in its discretion obtains a satisfactory intercreditor agreement with respect thereto;

(o)           any provision for the retention of title to an asset by the vendor or transferor of such asset (including any lessor) which asset is acquired by the Parent or a Restricted Subsidiary in a transaction entered into in the Ordinary Course of Business;

(p)           any extension, renewal or replacement in whole or in part of any Lien described in clauses (d), (e), (f), (g) or (h); provided that (i) any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional Property and (ii) the Debt secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount of the Debt described under such clauses (d), (e), (f), (g) or (h) at such time the original Lien became a Permitted Lien;

(q)           leases, licenses, subleases or sublicenses granted to others in the Ordinary Course of Business that do not (i) interfere in any material respect with the business of the Parent or the Restricted Subsidiaries or (ii) secure any Debt;

(r)           Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, and (ii) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to sweep accounts of the Parent or any Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the Ordinary Course of Business (provided, that Foreign Borrowers shall not be permitted to enter into any cash pooling arrangements) or (C) relating to purchase orders and other agreements entered into with customers of the Parent or any Restricted Subsidiaries in the Ordinary Course of Business;

(s)           Liens arising from UCC or PPSA financing statements filed regarding (i) operating leases entered into by the Parent or a Restricted Subsidiary in the Ordinary Course of Business and (ii) goods consigned or entrusted to or bailed to a Person in connection with the processing, reprocessing, recycling or tolling of such goods;

(t)            Liens encumbering customary initial deposits and margin deposits and similar liens attaching to brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(u)           Liens securing reimbursement obligations with respect to letters of credit or bankers’ acceptances issued in the Ordinary Course of Business or pledges and deposits in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other similar reimbursement-type obligations permitted under Section 10.2.1(j) or (k) respectively; provided that upon the drawing of such letters of credit or bankers’ acceptances such obligations are reimbursed and extinguished within 30 days following such drawing;

(v)           Liens in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods;

(w)           Liens solely on any cash earnest money deposits made by the Parent or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted under this Agreement;

(x)            Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings or to secure liability to insurance carriers;

(y)            Liens on cash, cash equivalents or other Property arising in connection with the defeasance, discharge or redemption of Debt otherwise permitted under this Agreement;

(z)            Liens constituting customary restrictions on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets otherwise permitted under this Agreement for so long as such agreements are in effect;

(aa)          Liens arising on any Real Estate as a result of eminent domain, condemnation or similar proceedings against such Property;

(bb)           any provisions in joint venture agreements, partnership agreements, limited liability company operating agreements and other similar agreements which (i) are customary or (ii) do not adversely affect the Parent’s or the Restricted Subsidiaries’ ability to make payments with respect to the Obligations when due;

(cc)           ground leases in respect of Real Estate on which facilities owned or leased by Parent or any of its Restricted Subsidiaries are located;

(dd)          Liens securing Hedge Agreements permitted hereunder that do not attach to any Collateral;

(ee)           Liens arising out of sale and leaseback transactions permitted by Section 10.2.6;

(ff)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.2.4;

(gg)          Liens securing Debt permitted under Section 10.2.1(q) to the extent permitted in accordance with the first proviso of such Section 10.2.1(q); and

(hh)          Liens that are not included in any of the preceding clauses of this Section 10.2.2 securing Debt permitted under Section 10.2.1(s) and other obligations in an aggregate principal amount not to exceed the greater of (x) 3.0% of Consolidated Tangible Assets and (y) $25.0 million at any one time outstanding; provided that, to the extent such Liens relate to Collateral, the Agent, in its discretion, obtains a satisfactory intercreditor agreement with respect thereto.

10.2.3.     Limitation on Distributions.  The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, declare or pay any Distributions or redeem, retire, purchase or otherwise acquire, directly or indirectly, the Equity Interests or Equity Interest Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, except:

(a)           Parent or any Restricted Subsidiary may make Distributions payable solely in their respective Equity Interests (other than Disqualified Equity Interests);

(b)           Parent may make any Distribution (i) of Equity Interests (other than Disqualified Equity Interests) in exchange for Equity Interests of Parent (other than Disqualified Equity Interests) and (ii) out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent) of Equity Interests (other than Disqualified Equity Interests) or from the substantially concurrent cash contributions of common equity capital to Parent;

(c)           any Restricted Subsidiary of Parent may declare or pay any dividend (or in the case of any partnership or limited liability company, any similar distribution) to the holders (excluding Parent) of its Equity Interests (other than Disqualified Equity Interests) on a pro rata basis;

(d)           so long as no Default or Event of Default exists or would result therefrom, Parent or any Restricted Subsidiary may repurchase, redeem, acquire or retire for value any Equity Interests or Equity Interest Equivalents of the Parent or any Restricted Subsidiary held by any current or former officer, director or employee of the Parent or any Restricted Subsidiary pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement (or may make Distributions to permit any direct or indirect parent thereof to do so); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests and Equity Interest Equivalents may not exceed the sum of (i) $3,000,000 in any twelve-month period (plus the net cash proceeds from the issuance of Equity Interests to officers, directors or employees) (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods and added to such amount up to an aggregate amount not to exceed $6,000,000) and (ii) the net cash proceeds of “key-man” life insurance policies on officers, directors or employees received by the Parent and the Restricted Subsidiaries after the date hereof;

(e)           Parent or any Restricted Subsidiary may make Distributions constituting the payment of dividends or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, such Distribution would have complied with and been permitted pursuant to the other provisions of this Section 10.2.3;

(f)           Parent may make Distributions constituting the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other similar stock-based awards under equity plans of Parent to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other similar stock-based awards under equity plans of Parent or made in lieu of withholding taxes resulting from the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests or Equity Interest Equivalents;

(g)           Parent or any Restricted Subsidiary may make Distributions constituting cash payments in lieu of issuance of fractional shares in connection with the exercise of Equity Interest Equivalents;

(h)           Parent or any Restricted Subsidiary may make Permitted Payments;

(i)            B&L may repurchase its Equity Interests owned by EMC;

(j)            provided that the Payment Conditions are satisfied, Parent or any Restricted Subsidiary may declare and make other Distributions; and

(k)           so long as no Default or Event of Default exists or would result therefrom, Parent or any Restricted Subsidiary may declare and make Distributions not otherwise permitted pursuant to this Section 10.2.3 not to exceed $10,000,000 in the aggregate since the date of this Agreement.

10.2.4.     Limitation on Investments.  Each Loan Party will not, and will not permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other Investment in, any Person, except:

(a)           any Investment (i) by a U.S. Domiciled Loan Party in any other U.S. Domiciled Loan Party, (ii) by a U.S. Domiciled Loan Party in any Foreign Domiciled Loan Party if, immediately prior to and after giving effect to such Investment, U.S. Availability is at least 10% of the U.S. Commitments, (iii) by a Foreign Domiciled Loan Party in any other Loan Party, (iv) by a Loan Party in any Restricted Subsidiary that is not a Loan Party if, immediately prior to and after giving effect to such Investment, Availability of the investing Loan Party’s Borrower Group is at least 10% of the such Borrower Group’s Commitments or (v) by a Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary or a Loan Party; provided that at no time shall the sum of the Investments made under clauses (ii) and (iv) exceed $35,000,000 in the aggregate;

(b)           extensions of trade credit and asset purchases in the Ordinary Course of Business;

(c)           Permitted Investments;

(d)           loans and advances to officers, directors and employees of any Loan Party or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances) in the Ordinary Course of Business, (ii) in connection with such Person’s purchase of Equity Interests or Equity Interest Equivalents of the Parent to the extent that the amount of such loans and advances are contributed to Parent in cash, and (iii) for purposes not described in clauses (i) or (ii) above in an aggregate principal amount outstanding not to exceed $5,000,000;

(e)           Investments existing on, or contemplated as of, the date hereof and listed on Schedule 10.2.4 and any extensions, renewals or reinvestments thereof, so long as the amount of any such Investment pursuant to this clause (e) is not increased at any time above the amount of such Investment existing on the date hereof;

(f)            Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the Ordinary Course of Business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(g)           Investments to the extent that payment for such Investments is made solely with Equity Interests or Equity Interest Equivalents (other than Disqualified Equity Interests) of the Parent;

(h)           Permitted Acquisitions;

(i)            Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.2.5;

(j)            Investments permitted under Section 10.2.3;

(k)           Investments represented by Hedge Agreements entered into in compliance with Section 10.2.13;

(l)            loans and advances to any direct or indirect parent of any Loan Party in lieu of, and not in excess of the amount of, Distributions to the extent permitted to be made to such parent in accordance with Section 10.2.3;

(m)           Investments in the Ordinary Course of Business consisting of Article 3 endorsements for collection or deposit;

(n)           Contingent Obligations of any Loan Party or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Debt, in each case entered into in the Ordinary Course of Business;

(o)           Investments constituting Contingent Obligations in respect of Debt permitted under Section 10.2.1 that could have been incurred by such Loan Party or Restricted Subsidiary;

(p)           pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or letters of credit or guarantees issued in lieu thereof;

(q)           pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, utilities and other obligations of a like nature, in each case in the Ordinary Course of Business or letters of credit or guarantees issued in lieu thereof;

(r)           earnest money deposits required in connection with a purchase agreement, letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement;

(s)           any Investment to the extent that payment for such Investment is made solely with the proceeds of any equity investments in Parent by Persons who are not Loan Parties (other than Disqualified Equity Interests), provided that such proceeds are used substantially contemporaneously to make such Investment and designated as being for the purpose of making such Investment by written notice to the Agent;

(t)           Investments of any Person existing at such time such Person becomes a Restricted Subsidiary of a Loan Party or consolidates or merges with a Loan Party or any of the Restricted Subsidiaries so long as such Investments were not made in contemplation thereof;

(u)           provided that the Payment Conditions are satisfied, other Investments; and

(v)           Investments having an aggregate fair market value not to exceed the greater of (i) $40,000,000 and (ii) 5.0% of Consolidated Tangible Assets.

10.2.5.     Asset Sales.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any Property, including any Equity Interest owned by it, nor will any Loan Party permit any Restricted Subsidiary to issue any additional Equity Interest or Equity Interest Equivalent in such Restricted Subsidiary (other than to another Loan Party or another Restricted Subsidiary in compliance with Section 10.2.4), except:

(a)           sales, transfers and other dispositions of assets (other than (x) assets constituting Collateral and (y) Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold or are sold in compliance with Section 10.2.4) that are not permitted by any other paragraph of this Section (each a “Disposition”) for fair value, provided that (i) with respect to any Disposition pursuant to this clause (a) for a purchase price in excess of $10,000,000, Parent or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (i), (A) any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Parent and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and (C) any Designated Non-Cash Consideration received by Parent or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.2.5(a) that is at that time outstanding, not in excess of 5% of Consolidated Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case under this clause (i) be deemed to be cash; and (ii) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(b)           sales, transfers and dispositions of (i) Inventory in the Ordinary Course of Business, (ii) cash and Permitted Investments in the Ordinary Course of Business, and (iii) used, obsolete, worn out or surplus Property or the abandonment of intellectual property rights in the Ordinary Course of Business;

(c)           sales, transfers and dispositions to another Loan Party or Restricted Subsidiary; provided that any such sales, transfers or dispositions shall be made in compliance with Section 10.2.15 unless such transactions are solely among members of a Loan Party Group and no other Person; provided further that all such sales, transfers, leases and other dispositions shall be made for fair value and 75% of such consideration in the form of cash or Permitted Investments;

(d)           sales, transfers and dispositions of delinquent Accounts in connection with the compromise, settlement or collection thereof;

(e)           any transactions permitted by Sections 10.2.2, 10.2.3, 10.2.4, 10.2.6 or 10.2.8;

(f)           dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Loan Party or any Restricted Subsidiary;

(g)           sales, transfers and other dispositions of property (other than Accounts or Inventory) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(h)           sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(i)             non-exclusive licensing agreements for any intellectual property, leases or subleases, in each case in the Ordinary Course of Business.

10.2.6.     Sale and Leaseback Transactions.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred, except for any such sale of any fixed or capital assets by any Loan Party or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after such Loan Party or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset.

10.2.7.     Restrictions on Payment of Certain Debt.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other Property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt, except:

(a)           payment of Debt created under the Loan Documents;

(b)           payment of regularly scheduled interest and principal payments (including earnouts or similar obligations) and mandatory prepayments as and when due in respect of any Debt permitted by Section 10.2.1, other than payments in respect of Subordinated Debt prohibited by the subordination provisions thereof;

(c)           refinancings of Debt to the extent permitted by Section10.2.1(f);

(d)           payment of secured Debt that becomes due as a result of the voluntary sale or transfer of the Property securing such Debt;

(e)           optional prepayment of Debt (including the B&L Seller Note); provided that the Payment Conditions are satisfied with respect thereto;

(f)            payment of Debt of any Loan Party or Restricted Subsidiary to any other Loan Party or Restricted Subsidiary; provided that, if such Debt is owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party, no Default or Event of Default has occurred which is continuing or would result after giving effect to such payment; and

(g)           optional prepayment of Debt (in addition to any prepayment permitted by clause (e)) from the proceeds of Equity Interests of Parent (other than Disqualified Equity Interests) from Persons who are not Loan Parties or Restricted Subsidiaries; provided that (i) no Default has occurred which is continuing or would result after giving effect to such prepayment, (ii) both immediately prior to and after giving effect to such prepayment, no FCCR Test Event shall be in effect, and (iii) such prepayment is made substantially simultaneous with the receipt of the proceeds of such Equity Interests.

10.2.8.     Fundamental Changes.  Each Loan Party will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that:

(a)           so long as no Default or Event of Default would result therefrom, any Subsidiary of Parent or any other Person may be merged or consolidated with or into a Borrower, provided that (i) a Borrower shall be the continuing or surviving entity or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not a Borrower (such Person, the “Successor Borrower”), (A)the Successor Borrower shall be an entity organized or existing under the laws of the country in which the non-surviving Borrower was organized or existing or the laws of any state or province thereof, (B) the Successor Borrower shall expressly assume all the obligations of a Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent, (C) each applicable Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement hereto confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each U.S. Domiciled Loan Party and each Foreign Domiciled Loan Party, as applicable, unless it is the other party to such merger or consolidation, shall have by a supplement to this Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (E) such Borrower shall have delivered to the Agent (1) an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to this Agreement and the other Loan Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (2) if reasonably requested by the Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document, and provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement;

(b)           any Subsidiary of Parent (other than a Borrower) or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of Parent, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving entity or (B) Parent shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving entity or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement or joinder to this Agreement, substantially in the form of Exhibit G, in order to become a Guarantor under Section 5.10 and a grantor under Section 7.1 (or in the case of a Guarantor not organized in the U.S. enter into other Security Documents) to the extent required under Section 10.1.9, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation and (iv) such Guarantor(s) shall have delivered to the Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements and/or joinders to any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents;

(c)           any merger, consolidation or amalgamation in connection with a Permitted Acquisition;

(d)           any Disposition of a Restricted Subsidiary permitted pursuant to Section 10.2.5; and

(e)           any Restricted Subsidiary (other than EMC) may liquidate or dissolve if (i) the North American Loan Party Agent determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Section 10.2.4 or 10.2.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Loan Party after giving effect to such liquidation or dissolution.

To the extent necessary to effectuate any liquidation or dissolution of a Restricted Subsidiary that is a Loan Party permitted under Section 10.2.8(e), the North American Loan Party Agent may request that the Agent and any applicable Security Trustee release such Loan Party from all of its obligations under the Loan Documents, and the Agent and such Security Trustee shall release such Loan Party, provided that each of the following conditions is satisfied: (i) the North American Loan Party Agent certifies in writing that such liquidation or dissolution is permitted under the terms of this Agreement and the other Loan Documents and that no Event of Default exists or would result therefrom; (ii) such Loan Party shall have made Full Payment of all Secured Obligations (other than contingent Guarantee Obligations in respect of the Secured Obligations of the other Loan Parties) incurred directly by such Loan Party prior to its release; and (iii) the Loan Parties shall have provided such further documentation, agreements and certifications relating to the proposed liquidation or dissolution of such Loan Party as the Agent or such Security Trustee may reasonably request.

10.2.9.     Amendment of Material Documents.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Debt except as permitted below, (b) its Organic Documents to the extent any such amendment, modification or waiver would be adverse to the Lenders, (c) the Senior Secured Notes Documents except as permitted below, (d) the Tax Receivables Agreements to the extent any such amendment, modification or waiver would be adverse to the Lenders in any material respect or (e) the Reorganization Agreement to the extent any such amendment, modification or waiver would be adverse to the Lenders in any material respect.  Notwithstanding the foregoing, amendments and modifications of the Senior Secured Notes Documents and agreements related to such Subordinated Debt shall be permitted to the extent that such amendment or modification does not (i) shorten the scheduled maturity, add amortization, accelerate the dates upon which any amortization or other mandatory prepayments or interest payments are due, or add additional redemption, put or prepayment provisions, (ii) add any events of default, (iii) revise any subordination or collateral provisions in a manner materially adverse to the Agent or Lenders, or (iv) collectively with all other amendments, increase materially the obligations of the obligors thereunder or confer additional rights on the holders of such Debt which are materially adverse to the rights of the Agent or Lenders.  For the avoidance of doubt, the preceding sentence shall not prohibit an amendment or modification to the Senior Secured Notes Documents or agreements related to Subordinated Debt entered into to effectuate a repayment or increase thereof otherwise permitted under this Agreement and the terms of which (other than those necessary to effectuate such repayment or increase) are not otherwise prohibited under clauses (i) through (iv) of the preceding sentence.

10.2.10.    Tax Consolidation.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with JCP or, in the absence of the Agent’s and Required Lenders’ consent, any Affiliate of JCP (other than Parent and its Subsidiaries).

10.2.11.    Accounting Changes.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, (a) make any material change in accounting treatment or reporting practices, except (i) as required by GAAP and in accordance with Section 1.2 or (ii) pursuant to any Applicable Law; or (b) change its Fiscal Year.

10.2.12.    Restrictive Agreements.  The Loan Parties will not, and will not permit any Restricted Subsidiary to, become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date (or any agreement evidencing any permitted renewal, extension or refinancing of an agreement relating to Debt in effect on the Closing Date); (b) relating to Debt permitted hereunder, so long as if such Debt is secured Debt the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; (d) which is binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; (e) which represents Debt of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 10.2.1, (f) which arises in connection with any Disposition permitted by Section 10.2.5 with respect to the assets subject to such Disposition, (g) which are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.2.4 and applicable solely to such joint venture entered into in the Ordinary Course of Business, and (h) which are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business.

10.2.13.    Hedge Agreements.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, enter into any Hedge Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.14.    Conduct of Business.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, engage in any business, other than its business as conducted on the Closing Date and any activities substantially similar, reasonably related, or ancillary, complimentary or incidental thereto.

10.2.15.    Transactions with Affiliates.  The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates (other than transactions solely among Loan Parties), except (a) transactions the consideration for which consists solely of Equity Interests of Parent, (b) transactions that are at prices and on terms and conditions not less favorable to such Loan Party or Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (c) management, monitoring, consulting and advisory fees and related expenses paid to the JCP Parties in an aggregate amount not to exceed $2,500,000 in any calendar year, (d) any Investment permitted by Section 10.2.4, (e) any Debt permitted under Section 10.2.1(g) or (i), (f) any Distributions permitted by Section 10.2.3, (g) the payment of reasonable fees to directors of any Loan Party or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Loan Parties or their Restricted Subsidiaries in the Ordinary Course of Business, (h) any issuances of securities of Parent or other payments, awards or grants in cash, securities of Parent or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Loan Party’s board of directors, (i) any contribution to the capital of Parent by any holder of its Equity Interests or any purchase of Equity Interests of Parent, (j) transactions contemplated by the Tax Receivables Agreement, the Exchange Agreements and the Reorganization Agreement, and (k) transactions among Loan Parties and Restricted Subsidiaries that are based on a reasonable allocation of overhead and administrative expenses or transfers in accordance with tax transfer pricing rules.

10.3.    Financial Covenants.  Until the Commitments have terminated and Full Payment of all Obligations has occurred:

10.3.1.     Fixed Charge Coverage Ratio.  Parent and its Restricted Subsidiaries shall maintain, for each Test Period while a FCCR Test Event is in effect, a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 commencing with the most recent Fiscal Quarter for which financial statements were, or were required to be, delivered hereunder prior to the occurrence of the FCCR Test Event.

SECTION 11.               EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.    Events of Default.  Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)           Payments.  Any Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default in the payment when due of any interest on the Loans or any fees or any other amounts owing hereunder or under any other Loan Document and, so long as no Cash Dominion Event exists, such default shall continue for five or more days;

(b)           Representations, etc.  Any representation, warranty or statement made or deemed made by any Loan Party herein or in any other Loan Document or any certificate, statement, report or other document delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

(c)           Covenants.  Any Loan Party shall:

(i)             breach or fail to perform any covenant applicable to it and contained in Section 8.1, 8.2.4, 8.2.5, 8.5.2, 10.1.1, 10.1.2(d), 10.1.13, 10.1.14 (with respect to preservation of existence of a Borrower), 10.1.19, 10.2 or 10.3;

(ii)            breach or fail to perform any covenant contained in Section 10.1.2(b) or (c), and such breach or failure is not cured within 5 days;

(iii)           breach or fail to perform any covenant contained in Section 8.5.3, 10.1.2(a) or 10.1.7, and such breach or failure is not cured within 15 days; or

(iv)           breach or fail to perform any other covenant applicable to it and contained in any Loan Document, and such breach or failure is not cured within 30 days after a Senior Officer of such Loan Party has knowledge thereof or receives notice thereof from the Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by a Loan Party;

(d)           Repudiation, etc.  A Guarantor repudiates, revokes or attempts to revoke its Guarantee; a Loan Party or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to the Agent or any Security Trustee; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by the Agent and Lenders or as a result of a transaction permitted under Section 10.2.5 and 10.2.8);

(e)           Default Under Other Agreements.  Any breach or default of a Loan Party occurs under any Material Debt or the Senior Secured Notes Indenture, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(f)           Judgments.  (i)  Any judgment or order for the payment of money is entered against any of the Loan Parties or any Restricted Subsidiary  in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Loan Parties and Restricted Subsidiaries, $15,000,000 (net of insurance coverage therefor that has not been denied by the insurer) or (ii) any other judgment or order is entered against any Loan Party or Restricted Subsidiary that will or would be reasonably likely to have a Material Adverse Effect, and any such judgments or orders shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

(g)           Bankruptcy, etc.  Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall commence a voluntary Insolvency Proceeding; any Foreign Subsidiary that is a Loan Party or Restricted Subsidiary (other than an Immaterial Subsidiary) shall commence a voluntary case, proceeding or action under domestic or foreign law relating to bankruptcy, judicial management, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto; an involuntary Insolvency Proceeding is commenced against any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) and the petition is not controverted within 10 days after commencement thereof; an involuntary Insolvency Proceeding is commenced against any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) and the petition is not dismissed within 60 days after commencement thereof; a Creditor Representative or similar Person is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary); any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary); there is commenced against any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) any such proceeding or action that remains undismissed for a period of 60 days; any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) is adjudicated insolvent or bankrupt; any order of relief or other order approving any such case or proceeding or action is entered; any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) suffers any appointment of any Creditor Representative or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) makes a general assignment for the benefit of creditors; any corporate action is taken by any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) for the purpose of effecting any of the foregoing; any Loan Party (i) is unable or admits inability to pay its debts as they fall due or (ii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Debt; or in respect of any UK Borrower or Singapore Borrower, (1) the value of its assets is less than that of its liabilities (taking into account contingent and prospective liabilities) or (2) a moratorium or other protection from its creditors is declared or imposed in respect of any its Debt;

(h)           ERISA.  An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and the ERISA Affiliates in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $15,000,000 for all periods;

(i)           Canadian Pension Plan and UK Pensions Regulator.

(i)           (A) A Termination Event shall occur or any Canadian Multi-Employer Plan shall be terminated, in each case, in circumstances which would result or could reasonably be expected to result in a Canadian Facility Loan Party being required to make a contribution to or in respect of a Canadian Pension Plan or a Canadian Multi-Employer Plan or results in the appointment, by FSCO, of an administrator to wind up a Canadian Pension Plan, (B) any Canadian Domiciled Loan Party is in default with respect to any required contributions to a Canadian Pension Plan, or (C) any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan, provided the events set forth in clauses (A), (B) and (C), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (it being acknowledged that, for purposes of this Section, funding deficiencies and other benefit liabilities existing as of the Closing Date shall be included in the determination of whether a Material Adverse Effect has occurred or exists); or

(ii)           The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any UK Domiciled Loan Party.

(j)           Change of Control.  A Change of Control occurs;

(k)           Intercreditor Agreement; Subordination.  The Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the Notes Collateral Agent and Notes Claimholders (as each such term is defined therein), enforceable in accordance with its terms or the Notes Collateral Agent or Notes Claimholders deny or contest the validity or enforceability of the Intercreditor Agreement (in each case, to the extent that any Debt held by such parties remains outstanding) or the subordination provisions of any document or instrument evidencing any Subordinated Debt having a principal amount in excess of $15,000,000 shall be invalidated or otherwise cease to be legal, valid and binding obligations of the holders of such Subordinated Debt, enforceable in accordance with their terms; or

(l)           Declared Company.  Any Loan Party is declared by the Minister of Finance to be a company to which Part IX of the Singapore Companies Act applies.

11.2.    Remedies upon Default.  If an Event of Default described in Section 11.1(g) occurs with respect to any Loan Party or Restricted Subsidiary, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by the Agent or notice of any kind.  In addition, or if any other Event of Default exists, the Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)           declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)           terminate, reduce or condition any Commitment, or make any adjustment to any Borrowing Base;

(c)           require Loan Parties to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Loan Parties fail promptly to deposit such Cash Collateral, the Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)           together with the Security Trustees (as applicable), exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC, PPSA or other similar domestic or foreign statutes.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Loan Parties to assemble Collateral, at Loan Parties’ expense, and make it available to the Agent and Security Trustees at a place designated by any of them; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Loan Party, the Loan Parties agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as the Agent and the Security Trustees, in their discretion, deem advisable.  Each Loan Party agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by the Agent or Security Trustees shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable.  The Agent and Security Trustees may conduct sales on any Loan Party’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law.  The Agent and Security Trustees shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Agent and Security Trustees may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Secured Obligations.

11.3.    License.  The Agent and the Security Trustees are hereby granted an irrevocable, non-exclusive license or other right, effective only upon and during an Event of Default, to use, license or sub-license (without payment of Royalty or other compensation to any Loan Party) any or all Intellectual Property of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Loan Party’s rights and interests under Intellectual Property shall inure to the Agent’s and Security Trustees’ benefit.

11.4.    Setoff.  At any time during an Event of Default, each of the Agent, any Security Trustee, any Fronting Bank, any Lender, and any of their Affiliates is authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Agent, such Security Trustee, such Fronting Bank, such Lender or such Affiliate to or for the credit or the account of a Loan Party against any Secured Obligations, irrespective of whether or not the Agent, such Security Trustee, such Fronting Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such Secured Obligations may be contingent or unmatured or are owed to a branch or office of the Agent, such Security Trustee, such Fronting Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of the Agent, each Security Trustee, each Fronting Bank, each Lender and each such Affiliate under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5.    Remedies Cumulative; No Waiver.

11.5.1.     Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Loan Parties under the Credit Documents are cumulative and not in derogation of each other.  The rights and remedies of the Agent, Security Trustees and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Secured Obligations.

11.5.2.     Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of the Agent, any Security Trustee or any Lender to require strict performance by Loan Parties with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by the Agent or any Lender of any payment or performance by a Loan Party under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Loan Parties that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.6.    Judgment Currency.  If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement or any other Loan Document in any a currency (hereinafter in this Section 11.6 called the “first currency”) into any other currency (hereinafter in this Section 11.6 called the “second currency”), then the conversion shall be made at the Agent’s spot rate of exchange for buying the first currency with the second currency prevailing at the Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made.  Any payment made by an Loan Party to any Credit Party or any Security Trustee pursuant to this Agreement or any other Loan Document in the second currency shall constitute a discharge of the obligations of any applicable Loan Parties to pay to such Credit Party or such Security Trustee any amount originally due to the Credit Party or Security Trustee in the first currency under this Agreement or any other Loan Document only to the extent of the amount of the first currency which such Credit Party or such Security Trustee is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with such Credit Party’s or such Security Trustee’s normal banking procedures, with the amount of such second currency so received.  If the amount of the first currency falls short of the amount originally due to such Credit Party or such Security Trustee in the first currency under this Agreement or any other Loan Document, Loan Parties agree that they will indemnify each Credit Party and each Security Trustee against and save such Credit Party and such Security Trustee harmless from any shortfall so arising.  This indemnity shall constitute an obligation of each such Loan Party separate and independent from the other obligations contained in this Agreement or any other Loan Document, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to any Credit Party or any Security Trustee under any Loan Documents or under any such judgment or order.  Any such shortfall shall be deemed to constitute a loss suffered by such Credit Party or such Security Trustee and Loan Parties shall not be entitled to require any proof or evidence of any actual loss.  If the amount of the first currency exceeds the amount originally due to a Credit Party or a Security Trustee in the first currency under this Agreement or any other Loan Document, such Credit Party or such Security Trustee shall promptly remit such excess to Loan Parties.  The covenants contained in this Section 11.6 shall survive the Full Payment of the Secured Obligations.

SECTION 12.                AGENT AND SECURITY TRUSTEES

12.1.    Appointment, Authority and Duties of Agent.

12.1.1.     Appointment and Authority.

(a)           Each Secured Party appoints and designates Bank of America as the Agent under all Loan Documents.  The Agent may, and each Secured Party authorizes the Agent to, enter into all Loan Documents to which the Agent is intended to be a party and accept all Security Documents, for the Agent’s benefit and the Pro Rata benefit of the Secured Parties.  Each Secured Party agrees that any action taken by the Agent, Super-Majority Lenders or Required Lenders (as applicable) in accordance with the provisions of the Loan Documents, and the exercise by the Agent, Super-Majority Lenders or Required Lenders (as applicable) of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, the Agent, together with the Security Trustees, as applicable, shall have the sole and exclusive authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (ii) execute and deliver as the Agent each Loan Document, including any intercreditor or subordination agreement (or joinder thereto), and accept delivery of each Loan Document from any Loan Party or other Person; (iii) act as collateral agent and security trustee, as applicable, for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (iv) manage, supervise or otherwise deal with Collateral; and (v) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of the Agent shall be ministerial and administrative in nature only, and the Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  The Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate the Agent from liability to any Lender or other Person for any error in judgment.

(b)           For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec between each Secured Party, taken individually, on the one hand, and the Agent, on the other hand, each Loan Party and each such Secured Party acknowledge and agree with the Agent that such Secured Party and the Agent are hereby conferred the legal status of solidary creditors of each such Loan Party in respect of all Secured Obligations owed by each such Loan Party to the Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Loan Party is irrevocably bound towards the Agent and each Secured Party in respect of the entire Solidary Claim of the Agent and such Secured Party.  As a result of the foregoing, the parties hereto acknowledge that the Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Secured Party and the right to give full acquittance for it.  Accordingly, and without limiting the generality of the foregoing, the Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same.  By its execution of the Loan Documents to which it is a party, each such Loan Party not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided.  The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Loan Documents shall be granted to the Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

12.1.2.     Duties.  The Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon the Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3.     Agent Professionals.  The Agent may perform its duties through agents and employees.  The Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  The Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4.     Instructions of Lenders.  The rights and remedies conferred upon the Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  The Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from the Secured Parties of their indemnification obligations against all Claims that could be incurred by the Agent in connection with any act.  The Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and the Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1.  In no event shall the Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2.    Security Trustees.

12.2.1.     Appointment.

(a)           The UK Facility Secured Parties appoint the UK Security Trustee to hold (i) any security interest created by any UK Security Agreement; and (ii) the covenants and undertakings of the relevant UK Security Agreements, with respect to any jurisdiction where the concept of trust is appropriate, on trust for the UK Facility Secured Parties and with respect to any jurisdiction where the concept of trust is not appropriate, as security agent for the UK Facility Secured Parties, and, in each case, the UK Security Trustee accepts that appointment.

(b)           The Singapore Facility Secured Parties appoint the Singapore Security Trustee to hold (i) any security interest created by any Singapore Security Agreement; and (ii) the covenants and undertakings of the relevant Singapore Security Agreements, with respect to any jurisdiction where the concept of trust is appropriate, on trust for the Singapore Facility Secured Parties and with respect to any jurisdiction where the concept of trust is not appropriate, as security agent for the Singapore Facility Secured Parties, and, in each case, the Singapore Security Trustee accepts that appointment.

(c)           Each Security Trustee, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents and (ii) its engagement in any kind of banking or other business with any Loan Party.

12.2.2.     Delegation.  Each Security Trustee may delegate to any Person on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, all or any of the rights, powers, authorities and discretions vested in it by any of the Loan Documents.

12.2.3.     Separate Security Trustees.

(a)           Each Security Trustee may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint any Person to act jointly with such Security Trustee either as a separate trustee or as a co-trustee (each an “Appointee”) on such terms and subject to such conditions as such Security Trustee thinks fit and with such of the rights, powers, authorities and discretions vested in such Security Trustee by any Loan Document as may be conferred by the instrument of appointment of the Appointee.

(b)           Each Security Trustee may pay reasonable remuneration to any Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Appointee in connection with its appointment.  All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the applicable Security Trustee.

12.2.4.     The UK Security Agreements.

(a)           Each UK Facility Secured Party confirms its approval of the relevant UK Security Agreements and of any security interest intended to be created under it, and authorizes and instructs the UK Security Trustee to execute and deliver the relevant UK Security Agreements.

(b)           The UK Security Trustee may accept without enquiry the title (if any) which any Person may have to any assets over which security interest is intended to be created by the relevant UK Security Agreements, and shall not be liable to any other party for any defect in or failure of any such title.

(c)           The UK Security Trustee shall not be (i) liable or responsible to any UK Facility Secured Party for any failure to perfect, protect, register, make any filing or give notice in respect of the security interest intended to be created by the relevant UK Security Agreements, unless that failure arises directly from its own gross negligence or willful misconduct; (ii) obliged to insure any assets over which security interest is intended to be created by the relevant UK Security Agreements, to require any other person to maintain any such insurance, or to make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over any such asset; or (iii) obliged to hold in its own possession the relevant UK Security Agreements, title deed or other document relating to any assets over which security interest is intended to be created by the relevant UK Security Agreements.

12.2.5.     Security Trustee as Proprietor.  Each UK Facility Secured Party confirms that it does not wish to be registered as a joint proprietor of any mortgage or charge created pursuant to the relevant UK Security Agreements and accordingly (a) authorizes the UK Security Trustee to hold such mortgages and charges in its sole name as trustee for the UK Facility Secured Parties; and (b) requests the Land Registry (or other relevant registry) to register the UK Security Trustee as a sole proprietor (or heritable creditor, as the case may be) of any such mortgage or charge.

12.2.6.     Investments.  Except to the extent that a UK Security Agreement otherwise requires, any moneys received by the UK Security Trustee under or pursuant to a UK Security Agreement may be (a) invested in any investments which it may select and which are authorized by Applicable Law; or (b) placed on deposit at any bank or institution (including itself) on such terms as it may think fit, in each case in the name or under the control of the UK Security Trustee, and those moneys, together with any accrued income (net of any applicable Tax) shall be held by the UK Security Trustee to the order of the Agent, and shall be payable to the Agent on demand.

12.2.7.     UK Facility Secured Parties’ Indemnity to the UK Security Trustee.  Each UK Facility Secured Party shall indemnify the UK Security Trustee, its delegates and sub-delegates and Appointees (each an “Indemnified Party”), within three (3) Business Days of demand, against any cost, loss or liability incurred by the UK Security Trustee or the relevant Indemnified Party (otherwise than by reason of the gross negligence or willful misconduct of the UK Security Trustee or that Indemnified Party) in acting as UK Security Trustee or its delegate, sub-delegate or Appointee under the relevant UK Security Agreements (except to the extent that the UK Security Trustee, or the relevant Indemnified Party has been reimbursed by any Loan Party pursuant to the relevant UK Security Agreements).

12.2.8.     Conduct of business by the UK Security Trustee.  No provision of this Agreement will (a) interfere with the right of the UK Security Trustee to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige the UK Security Trustee to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige the UK Security Trustee to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of tax.

12.2.9.     Liability of UK Security Trustee.

(a)           The UK Security Trustee shall not nor shall any of its officers, employees or agents from time to time be responsible for:  (i) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Loan Party or any other person given in or in connection with the relevant UK Security Agreements; or (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the relevant UK Security Agreements.

(b)           Without limiting Section 12.2.9(a), the UK Security Trustee shall not be liable for any action taken by it or not taken by it under or in connection with the relevant UK Security Agreements, unless directly caused by its gross negligence or willful misconduct.

(c)           No party (other than the UK Security Trustee) may take any proceedings against any officer, employee or agent of the UK Security Trustee in respect of any claim it might have against the UK Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to the relevant UK Security Agreements and any officer, employee or agent of the UK Security Trustee may rely on this Section 12.2.9 and the provisions of the Contracts (Rights of Third Parties) Act 1999.

(d)           The UK Security Trustee shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the UK Security Trustee, if the UK Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the UK Security Trustee for that purpose.

(e)           Without affecting the responsibility of the Loan Parties for information supplied by them or on their behalf in connection with any Loan Document, each UK Facility Secured Party confirms to the UK Security Trustee that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the relevant UK Security Agreements including but not limited to:  (i) the financial condition, status and nature of the Loan Parties; (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant UK Security Agreements and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements; (iii) whether such UK Facility Secured Party has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements; and (iv) the adequacy, accuracy and/or completeness of any information provided by any person under or in connection with the relevant UK Security Agreements, the transactions contemplated by the relevant UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements.

12.2.10.    Other UK Security Agreement Matters.

(a)           The UK Security Trustee shall accept without investigation, requisition or objection, such title as any person may have to the assets which are subject to the relevant UK Security Agreements and shall not (i) be bound or concerned to examine or enquire into the title of any person; (ii) be liable for any defect or failure in the title of any person, whether that defect or failure was known to the UK Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not; or (iii) be liable for any failure on its part to give notice of the relevant UK Security Agreements to any third party or otherwise perfect or register the security interests created by the relevant UK Security Agreements (unless such failure arises directly from the UK Security Trustee’s gross negligence or willful misconduct).

(b)           The UK Security Trustee shall hold the relevant UK Security Agreements and all proceeds of enforcement of them on trust for the UK Facility Secured Parties on the terms and conditions of this Agreement.

(c)           The relevant UK Security Agreements shall rank as continuing security interest for the discharge of the liabilities secured by it.

12.2.11.    Disposals.

(a)           Subject to Section 12.3.1, the Security Trustee is authorized by each of the UK Facility Secured Parties to execute on behalf of itself and each such UK Facility Secured Party without the need for any further referral to or authority from such UK Facility Secured Party, any release of the security interests created by the relevant UK Security Agreements over that asset and, if such asset comprises all of the shares in any Loan Party, the UK Security Trustee is further authorized, without the need for any further referral to or authority from such UK Facility Secured Party, to execute a release of any security interests granted by such Loan Party over its assets pursuant to any of the UK Security Agreements provided that in each such case the proceeds are applied in the manner provided for in this Agreement as if they were realizations pursuant to the relevant UK Security Agreements.

(b)           Each UK Facility Secured Party undertakes to execute such releases and other documents as may be necessary to give effect to the releases specified in Section 12.2.11(a).

12.2.12.    Trust.  The perpetuity period for each trust created by this Agreement shall be 80 years.

12.2.13.    Appointment and Retirement of UK Security Trustee.  The UK Security Trustee (a) subject to the appointment of a successor (in consultation with the UK Loan Party Agent) may, and must if the Agent requires, retire at any time from its position as UK Security Trustee under the Loan Documents without assigning any reason, and (b) must give notice of its intention to retire by giving to the other UK Facility Secured Parties and the UK Loan Party Agent not less than 30 days’ nor more than 60 days’ notice.

12.2.14.    Appointment of Successor.  The Agent may, with the approval of the UK Loan Party Agent (such approval not to be unreasonably withheld) other than during the continuation of an Event of Default, appoint a successor to the UK Security Trustee, during the period of notice in Section 12.2.13.  If no successor is appointed by the Agent, the UK Security Trustee may appoint (after consultation with the Agent and the UK Loan Party Agent) its successor.  The UK Facility Secured Parties shall promptly enter into any agreements that the successor may reasonably require to effect its appointment.

12.2.15.    Discharge of UK Security Trustee.  From the date that the appointment of a successor is effected under Section 12.2.13, the retiring UK Security Trustee must be discharged from any further obligations under the Loan Documents as UK Security Trustee, and the successor to the UK Security Trustee and each of the other UK Facility Secured Parties have the same rights and obligations between themselves as they would have had if the successor had been a party to those Loan Documents.

12.2.16.    Appointment and Retirement of Singapore Security Trustee.  The Singapore Security Trustee (a) subject to the appointment of a successor (in consultation with the Singapore Loan Party Agent) may, and must if the Agent requires, retire at any time from its position as Singapore Security Trustee under the Loan Documents without assigning any reason, and (b) must give notice of its intention to retire by giving to the other Singapore Facility Secured Parties and the Singapore Loan Party Agent not less than 30 days’ nor more than 60 days’ notice.

12.2.17.    Appointment of Successor.  The Agent may, with the approval of the Singapore Loan Party Agent (such approval not to be unreasonably withheld) other than during the continuation of an Event of Default, appoint a successor to the Singapore Security Trustee, during the period of notice in Section 12.2.16.  If no successor is appointed by the Agent, the Singapore Security Trustee may appoint (after consultation with the Agent and the Singapore Loan Party Agent) its successor.  The Singapore Facility Secured Parties shall promptly enter into any agreements that the successor may reasonably require to effect its appointment.

12.2.18.    Discharge of Singapore Security Trustee.  From the date that the appointment of a successor is effected under Section 12.2.16, the retiring Singapore Security Trustee must be discharged from any further obligations under the Loan Documents as Singapore Security Trustee, and the successor to the Singapore Security Trustee and each of the other Singapore Facility Secured Parties have the same rights and obligations between themselves as they would have had if the successor had been a party to those Loan Documents.

12.3.    Agreements Regarding Collateral and Field Examination Reports.

12.3.1.     Lien Releases; Care of Collateral.

(a)           Canadian Facility Secured Parties authorize the Agent to release any Lien with respect to any Canadian Facility Collateral (i) upon Full Payment of the Canadian Facility Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.8(e); (ii) that the North American Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.5 or a Lien which the North American Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s Liens (and the Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Canadian Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Canadian Facility Collateral; or (v) with the written consent of all Canadian Lenders.

(b)           Singapore Facility Secured Parties authorize the Agent and Singapore Security Trustee to release any Lien with respect to any Singapore Facility Collateral (i) upon Full Payment of the Singapore Facility Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.8(e); (ii) that the Singapore Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.5 or a Lien which the Singapore Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and Singapore Security Trustee’s Liens (and the Agent or the Singapore Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Singapore Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Singapore Facility Collateral; (v) that constitutes non-working capital assets that a Singapore Domiciled Loan Party will use as collateral in connection with an additional financing permitted hereunder (whether as stand-alone financing or as part of a financing using the non-working capital assets of Parent and its Subsidiaries as primary collateral therefor); or (vi) with the written consent of all Singapore Lenders.

(c)           UK Facility Secured Parties authorize the Agent and UK Security Trustee to release any Lien with respect to any UK Facility Collateral (i) upon Full Payment of the UK Facility Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.8(e); (ii) that the UK Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.5 or a Lien which the UK Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and UK Security Trustee’s Liens (and the Agent or the UK Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the UK Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on UK Facility Collateral; (v) that constitutes non-working capital assets that a UK Domiciled Loan Party will use as collateral in connection with an additional financing permitted hereunder (whether as stand-alone financing or as part of a financing using the non-working capital assets of Parent and its Subsidiaries as primary collateral therefor); or (vi) with the written consent of all UK Lenders.

(d)           U.S. Facility Secured Parties authorize the Agent to release any Lien with respect to any U.S. Facility Collateral (i) upon Full Payment of the U.S. Facility Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.8(e); (ii) that the North American Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.5 or a Lien which the North American Loan Party Agent certifies is permitted to be sold under Section 10.2.2 and entitled to priority over the Agent’s Liens (and the Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the U.S. Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on U.S. Facility Collateral; or (v) with the written consent of all U.S. Lenders.

(e)           The Agent shall have no obligation to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected or insured, nor to assure that the Agent’s or any Security Trustee’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.3.2.     Possession of Collateral.

(a)           The Agent and Canadian Facility Secured Parties appoint each Canadian Lender as agent (for the benefit of Canadian Facility Secured Parties) for the purpose of perfecting Liens in any Canadian Facility Collateral held or controlled by such Canadian Lender, to the extent such Liens are perfected by possession or control.

(b)           The Agent and Singapore Facility Secured Parties appoint each Singapore Lender as agent (for the benefit of Singapore Facility Secured Parties) for the purpose of perfecting Liens in any Singapore Facility Collateral held or controlled by such Singapore Lender, to the extent such Liens are perfected by possession or control.

(c)           The Agent and UK Facility Secured Parties appoint each UK Lender as agent (for the benefit of UK Facility Secured Parties) for the purpose of perfecting Liens in any UK Facility Collateral held or controlled by such UK Lender, to the extent such Liens are perfected by possession or control.

(d)           The Agent and U.S. Facility Secured Parties appoint each U.S. Lender as agent (for the benefit of U.S. Facility Secured Parties) for the purpose of perfecting Liens in any U.S. Facility Collateral held or controlled by such U.S. Lender, to the extent such Liens are perfected by possession or control.

(e)           If any Lender obtains possession or control of any Collateral, it shall notify the Agent thereof and, promptly upon the Agent’s request, deliver such Collateral to the Agent or the applicable Security Trustee or otherwise deal with it in accordance with the Agent’s instructions.

12.3.3.     Reports.  The Agent shall promptly provide to each Applicable Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for the Agent with respect to any Loan Party or Collateral (“Report”).  Each Lender agrees (a) that neither Bank of America nor the Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Agent or any other Person performing any audit or examination will inspect only specific information regarding the Obligations or Collateral and will rely significantly upon the applicable Loan Parties’ books and records as well as upon representations of the applicable Loan Parties’ officers and employees; and (c) to keep all Reports and Borrower Materials confidential and strictly for such Lender’s internal use, and not to distribute any Report or Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants, provided such persons are informed of the confidential nature of such Reports and Borrower Materials and instructed to keep it confidential and strictly for such Lender’s use) or use any Report in any manner other than administration of the Loans and other Obligations.  Each Lender shall indemnify and hold harmless the Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report or other Borrower Materials, as well as from any Claims arising as a direct or indirect result of the Agent furnishing a Report or any Borrower Materials to such Lender.

12.4.    Reliance By Agent.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.  The Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.5.    Action Upon Default.  The Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Loan Party Agent or Required Lenders specifying the occurrence and nature thereof.  Each Secured Party agrees that, except as otherwise provided in any Credit Documents or with the written consent of the Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC or PPSA sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

12.6.    Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Secured Obligation, whether through set-off or otherwise, in excess of its share of such Secured Obligation, determined on a Pro Rata basis or in accordance with Section 5.5.1, as applicable, such Lender shall forthwith purchase from the Agent, any Fronting Bank and the other Applicable Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to the Agent for application under Section 4.2 and it shall provide a written statement to the Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against any Dominion Account without the prior consent of the Agent.

12.7.    Indemnification.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND FRONTING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY LOAN PARTIES (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF LOAN PARTIES UNDER ANY CREDIT DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR THE AGENT (IN THE CAPACITY OF THE AGENT).  In no event shall any Lender have any obligation hereunder to indemnify or hold harmless an Agent Indemnitee or a Fronting Bank Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, willful misconduct or bad faith of such Agent Indemnitee or Fronting Bank Indemnitee (as applicable).  In the Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Fronting Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to the Secured Parties.  If the Agent is sued by any Creditor Representative, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by the Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to the Agent by each Lender to the extent of its Pro Rata share.

12.8.    Limitation on Responsibilities of Agent.  The Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Credit Documents, except for losses directly and solely caused by the Agent’s gross negligence or willful misconduct.  The Agent does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party, Lender or other Secured Party of any obligations under the Credit Documents.  The Agent does not make any express or implied representation, warranty or guarantee to the Secured Parties with respect to any Secured Obligations, Collateral, Credit Documents or Loan Party.  No Agent Indemnitee shall be responsible to the Secured Parties for any recitals, statements, information, representations or warranties contained in any Credit Documents; the execution, validity, genuineness, effectiveness or enforceability of any Credit Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Secured Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Loan Party of any terms of the Credit Documents, or the satisfaction of any conditions precedent contained in any Credit Documents.

12.9.    Successor Agent and Co-Agents.

12.9.1.     Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and the Loan Party Agents.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a U.S. Lender or an Affiliate of a U.S. Lender; or (b) a financial institution that is organized under the laws of the United States or any state or district thereof reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) the Loan Party Agents.  If no successor Agent is appointed prior to the effective date of the Agent’s resignation, then the Agent may appoint a financial institution that is organized under the laws of the United States or any state or district thereof acceptable to it, which shall be a Lender unless no Lender accepts the role.  Upon acceptance by a successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.7, 12.15 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while the Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be the Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.9.2.     Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If the Agent believes that it may be limited in the exercise of any rights or remedies under the Credit Documents due to any Applicable Law, the Agent may appoint an additional Person who is not so limited, as a separate security trustee, collateral agent or co-collateral agent.  If the Agent so appoints a security trustee, collateral agent or co-collateral agent, each right and remedy intended to be available to the Agent under the Credit Documents shall also be vested in such separate agent.  The Secured Parties shall execute and deliver such documents as the Agent deems appropriate to vest any rights or remedies in such agent.  If any security trustee, collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the Agent until appointment of a new agent.

12.10.   Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it deems necessary concerning the Credit Documents, the Collateral and each Loan Party.  Each Secured Party further acknowledges and agrees that the other Secured Parties and the Agent have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Credit Documents or Secured Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party or the Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Credit Documents.  Except for notices, reports and other information expressly requested by a Lender, the Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to the Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or Properties of any Loan Party (or any of its Affiliates) which may come into possession of the Agent or any of the Agent’s Affiliates.

12.11.   Remittance of Payments and Collections.

12.11.1.    Remittances Generally.  All payments by any Lender to the Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by the Agent and request for payment is made by the Agent by 11:00 a.m. (Local Time) on a Business Day, payment shall be made by Lender not later than 2:00 p.m. (Local Time) on such day, and if request is made after 11:00 a.m. (Local Time), then payment shall be made by 11:00 a.m. (Local Time) on the next Business Day.  Payment by the Agent to any Secured Party shall be made by wire transfer, in the type of funds received by the Agent.  Any such payment shall be subject to the Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.11.2.    Failure to Pay.  If any Secured Party fails to pay any amount when due by it to the Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by the Agent as customary for interbank compensation for two (2) Business Days and thereafter at the Default Rate for U.S. Base Rate Loans.  In no event shall Loan Parties be entitled to receive credit for any interest paid by a Secured Party to the Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by the Agent pursuant to Section 4.2.

12.11.3.    Recovery of Payments.  If the Agent pays any amount to a Secured Party in the expectation that a related payment will be received by the Agent from a Loan Party and such related payment is not received, then the Agent may recover such amount from each Secured Party that received it.  If the Agent determines at any time that an amount received under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by the Agent to any Secured Obligations are later required to be returned by the Agent pursuant to Applicable Law, each Lender shall pay to the Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12.   Agent in its Individual Capacity.  As a Lender, Bank of America shall have the same rights and remedies under the other Credit Documents as any other Lender, and the terms “Lenders,” “Required Lenders”, “Super-Majority Lenders” or any similar term shall include Bank of America and its Affiliates in their capacities as Lenders.  Each of Bank of America and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, the Loan Parties and their Affiliates, as if Bank of America was not the Agent hereunder, without any duty to account therefor to Lenders.  In their individual capacities, Bank of America and its Affiliates may receive information regarding the Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

12.13.   Agent Titles.  Each Lender or Affiliate thereof, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent”, “Arranger”, “Joint Lead Arranger”, “Book Manager”, “Syndication Agent” or “Documentation Agent” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14.   Bank Product Providers.  Each Secured Bank Product Provider that is not a Lender, by delivery of a joinder agreement in form and substance reasonably satisfactory to the Agent and the applicable Loan Party Agent, or as otherwise agreed by the Agent and such Loan Party Agent, shall agree to be bound by Section 5.5 and this Section 12.  Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Loan Parties, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations (except those Claims determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee).

12.15.   Withholding Taxes.  To the extent required by any Applicable Law, the Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because (a) the appropriate form was not delivered or was not properly executed by such Lender, (b) such Lender failed to notify the Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason or (c) such Lender otherwise failed to comply with Section 5.9, or if the Agent reasonably determined that a payment was made to a Lender pursuant to this Agreement without deduction or applicable withholding Tax from such payment, such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including any expenses (including legal expenses) incurred.

12.16.   No Third Party Beneficiaries.  This Section 12 is an agreement solely among the Secured Parties and the Agent, and shall survive Full Payment of the Secured Obligations.  This Section 12 does not confer any rights or benefits upon Loan Parties or any other Person.  As between Loan Parties and the Agent, any action that the Agent may take under any Credit Documents or with respect to any Secured Obligations shall be conclusively presumed to have been authorized and directed by the Secured Parties.

SECTION 13.                 BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Loan Parties, the Agent, Secured Parties, and their respective successors and assigns, except that (a) no Loan Party shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  The Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.  The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and Fronting Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans, Letters of Credit and other obligations owing to, each Lender or Fronting Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error (provided that a failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans, Letters of Credit or other obligations), and the Borrowers, the Agent, the Lenders and the Fronting Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the Commitments, Loans, Letters of Credit and other obligations recorded in the Register as owing to such Person, for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender or Fronting Bank, at any reasonable time and from time to time upon reasonable prior notice.

13.2.    Participations.

13.2.1.     Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents without notice to or consent of the Agent or any Loan Party.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Borrower Group Commitments for all purposes, all amounts payable by Loan Parties within the applicable Loan Party Group shall be determined as if such Lender had not sold such participating interests, and Loan Parties within the applicable Loan Party Group and the Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and the Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 or Section 5.8 unless Loan Party Agent agrees otherwise in writing to the grant of such participating interest.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Letters of Credit or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103 1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

13.2.2.     Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents; provided that a Lender may agree with its Participant that such Lender will not, without the consent of such Participant, consent to any amendment, waiver or other modification which (a) forgives principal, interest or fees, (b) reduces the stated interest rate or fees payable with respect to any Loan or Borrower Group Commitment in which such Participant has an interest, (c) postpones the Revolver Commitment Termination Date in respect of a Borrower Group in which such Participant has an interest, or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or (d) releases any Loan Party, Guarantor or substantial portion of the Collateral.

13.2.3.     Benefit of Set-Off.  Loan Parties agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.6 as if such Participant were a Lender.

13.3.    Assignments.

13.3.1.     Permitted Assignments.  Subject to Section 13.3.3 below, a Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by the Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by the Agent in its discretion); (c) (i) with respect to Canadian Revolver Loans and Canadian LC Obligations, each Canadian Fronting Bank and Canadian Swingline Lender have consented thereto (which consent shall not otherwise be unreasonably withheld or delayed), (ii) with respect to Singapore Revolver Loans and Singapore LC Obligations, each Singapore Fronting Bank and Singapore Swingline Lender have consented thereto (which consent shall not otherwise be unreasonably withheld or delayed), (iii) with respect to UK Revolver Loans and UK LC Obligations, each UK Fronting Bank and UK Swingline Lender have consented thereto (which consent shall not otherwise be unreasonably withheld or delayed), and (iv) with respect to U.S. Revolver Loans and U.S. LC Obligations, each U.S. Fronting Bank and U.S. Swingline Lender have consented thereto (which consent shall not otherwise be unreasonably withheld or delayed); and (d) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents as collateral security including, without limitation, to any Federal Reserve Bank or the United States Treasury pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided, however, (1) such Lender shall remain the holder of its Loans and owner of its interest in any Letter of Credit for all purposes hereunder, (2) Borrowers, the Agent, the other Lenders and Fronting Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (3) any payment by Loan Parties to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Loan Parties’ obligations hereunder to the extent of such payment, and (4) no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2.     Effect; Effective Date.  Upon delivery to the Agent of an assignment notice in the form of Exhibit A-2 and a processing fee of $3,500 (unless otherwise agreed by the Agent in its sole discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, the Agent and Loan Parties shall make appropriate arrangements for issuance of replacement and/or new Revolver Notes, as applicable.  The transferee Lender shall comply with Sections 5.8 and 5.9 and deliver, upon request, an administrative questionnaire satisfactory to the Agent.

13.3.3.     Certain Assignees.  No assignment or participation may be made to any Borrower, Affiliate of any Borrower, Defaulting Lender or natural person, other than Jefferies Finance; provided that Jefferies Finance may not hold more than 15% of the Commitments at any time.  In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to the Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as the Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata share of all Loans and LC Obligations.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.3.4.     Replacement of Certain Lenders.  If (a) a Lender (i) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (ii) is a Defaulting Lender, or (iii) gives a notice under Section 3.5 or requests compensation under Section 3.7 or 3.8, or (b) if any Borrower is required to pay additional amounts or indemnity payments with respect to a Lender under Section 5.8, then, in addition to any other rights and remedies that any Person may have, the Agent or a Loan Party Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to one or more Eligible Assignees, pursuant to appropriate Assignment and Acceptances, within 20 days after the notice.  The Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents at par, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

SECTION 14.                MISCELLANEOUS

14.1.    Consents, Amendments and Waivers.

14.1.1.     Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of the Agent (with the consent of Required Lenders) and each Loan Party party to such Loan Document; provided, however, that:

(a)           without the prior written consent of the Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of the Agent;

(b)           (i) without the prior written consent of each U.S. Fronting Bank, no modification shall be effective with respect to any U.S. LC Obligations or Sections 2.5.1, 2.5.2 or 2.5.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of any U.S. Fronting Bank, (ii) without the prior written consent of each Canadian Fronting Bank, no modification shall be effective with respect to any Canadian LC Obligations or Sections 2.2.1, 2.2.2 or 2.2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Canadian Fronting Bank, (iii) without the prior written consent of each Singapore Fronting Bank, no modification shall be effective with respect to any Singapore LC Obligations or Sections 2.3.1, 2.3.2 or 2.3.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Singapore Fronting Bank, and (iv) without the prior written consent of each UK Fronting Bank, no modification shall be effective with respect to any UK LC Obligations or Sections 2.4.1, 2.4.2 or 2.4.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the UK Fronting Bank;

(c)           without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Borrower Group Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); or (iii) extend any Revolver Commitment Termination Date or the Facility Termination Date;

(d)           without the prior written consent of all (i) Lenders (except any Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (A) alter Section 5.5 or waive any condition in Section 6.1; (B) amend the definitions of Pro Rata, Required Lenders or Super-Majority Lenders; (C) amend this Section 14.1.1; (D) increase the Maximum Facility Amount; (E) increase the advance rates applicable to any of the Borrowing Bases; or (F) except as permitted under Section 10.2.2, subordinate the Agent’s Lien on any Collateral or subordinate any Obligations in right of payment to any other Debt; and (ii) U.S. Lenders and all Canadian Lenders (in each case except any Defaulting Lender as provided in Section 4.2), no modification shall be effective that would alter Section 7.1 (except to add Collateral); and

(e)           without the prior written consent of the Super-Majority Lenders, no amendment or waiver shall be effective that would (i) amend any definition of a Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to make more credit available or to add new types of Collateral thereunder, (ii) release a material portion (but less than all or substantially all) of the Collateral, except as contemplated by Section 12.3.1, provided that a release of all or substantially all of the Collateral requires the prior written consent of all Lenders, (iii) release any Loan Party from liability for any Obligations except in connection with a merger, consolidation, amalgamation or dissolution expressly permitted in this Agreement or as otherwise provided in this Agreement or (iv) amend the definition of Excess Availability or any definition of Availability.

Notwithstanding anything in this Section 14.1.1 to the contrary, (1) if the Agent and the North American Loan Party Agent shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Agent and the North American Loan Party Agent shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Agent within ten (10) Business Days following receipt of notice thereof and (2) this Agreement may be amended (or amended and restated) with the written consent of only the Agent, the North American Loan Party Agent and each Lender participating in such additional credit facility to add one or more additional credit facilities to this Agreement for a new jurisdiction and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents, provided, that the consent of all Lenders is required for an increase in the Maximum Facility Amount.

14.1.2.     Limitations.  The agreement of Loan Parties shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, the Agent, the Security Trustees and/or any Fronting Bank as among themselves.  Only the consent of the parties to the Fee Letters or any agreement relating to a Bank Product shall be required for any modification of such agreement.  No party to a Bank Product Document that is not a Lender shall have any right to participate in any manner in modification of any Loan Document.  The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing.  Any waiver or consent granted by the Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3.     Payment for Consents.  After the Closing Date, no Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2.    Indemnity.  IN ADDITION TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 5.8 OR ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, EACH LOAN PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY LOAN PARTY OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, willful misconduct or bad faith of such Indemnitee, and no Loan Party shall have any obligation to indemnify or hold harmless an Indemnitee for disputes solely among Indemnitees and not relating to any act or omission of any Loan Party or its Affiliates (other than any action involving the Agent, any Security Trustee, any Fronting Bank or any Swingline Lender, in each case in its capacity as such, in which case this indemnity shall apply with respect to each such Person, as applicable, to the extent otherwise available). The indemnity under this Section 14.2 shall not apply to any Taxes, other than Taxes arising with respect to a non-Tax Claim.

14.3.    Notices and Communications

14.3.1.     Notice Address.  Subject to Section 4.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Loan Party, at the applicable Loan Party Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three (3) Business Days after deposit in the local mail system of the recipient, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery (including overnight and courier service), when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to the Agent pursuant to Sections 2.1.4, 2.2, 2.3, 2.4, 2.5, 3.1.1, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at the Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by North American Loan Party Agent shall be deemed received by all Loan Parties.

14.3.2.     Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as Borrower Materials, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.3.  The Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic mail and voice mail may not be used as effective notice under the Loan Documents.

14.3.3.     Platform.  Borrower Materials shall be delivered pursuant to procedures approved by the Agent, including electronic delivery (if possible) upon request by the Agent to an electronic system maintained by the Agent (the “Platform”).  A Loan Party Agent shall notify the Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by the Agent only upon its receipt of such notice.  Borrower Materials and other information relating to this Agreement may be made available to Lenders on the Platform.  The Platform is provided “as is” and “as available.”  The Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM.  Lenders acknowledge that Borrower Materials may include material non-public information of Loan Parties and their Restricted Subsidiaries and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Loan Party’s or Restricted Subsidiary’s securities.  No Agent Indemnitee shall have any liability to Loan Parties, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform, except for such losses, claims, damages, liabilities or expenses that are determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, willful misconduct or bad faith of such Agent Indemnitee.

14.3.4.     Non-Conforming Communications.  The Agent and Lenders may rely upon any communications or notices purportedly given by or on behalf of any Loan Party even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Loan Party shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Loan Party.

14.4.    Performance of Loan Parties’ Obligations.  The Agent may, in its discretion at any time and from time to time, at the expense of the Loan Parties of the applicable Loan Party Group, pay any amount or do any act required of a Loan Party under any Loan Documents or otherwise lawfully requested by the Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of the Agent’s or any Security Trustee’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of the Agent under this Section 14.4 shall be reimbursed to the Agent by Loan Parties, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to U.S. Base Rate Loans.  Any payment made or action taken by the Agent under this Section 14.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5.    Credit Inquiries.  The Agent and Lenders may (but shall have no obligation to) respond to usual and customary credit inquiries from third parties concerning any Loan Party or Subsidiary.

14.6.    Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7.    Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8.    Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto and Section 6.1 is satisfied.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9.    Entire Agreement.  Time is of the essence with respect to all Loan Documents and Obligations.  The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, oral or written, among the parties relating to the subject matter thereof.

14.10.   Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for the Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of the Agent, Lenders or any other Secured Party pursuant to the Credit Documents or otherwise shall be deemed to constitute the Agent and any Secured Party to be a partnership, association, joint venture or similar arrangement, nor to constitute control of any Loan Party.

14.11.   No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Credit Document, Loan Parties acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Agent, any Lender, any of their Affiliates or any Joint Lead Arranger or other agent are arm’s-length commercial transactions between Loan Parties and such Person; (ii) Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Credit Documents; (b) each of the Agent, Lenders, their Affiliates and any Joint Lead Arranger or other agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Loan Parties, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Credit Documents except as expressly set forth therein; and (c) the Agent, Lenders, their Affiliates and any Joint Lead Arranger or other agent may be engaged in a broad range of transactions that involve interests that differ from those of Loan Parties and their Affiliates, and have no obligation to disclose any of such interests to Loan Parties or their Affiliates.  To the fullest extent permitted by Applicable Law, each Loan Party hereby waives and releases any claims that it may have against the Agent, Lenders, their Affiliates and any Joint Lead Arranger or other agent with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12.   Confidentiality.  Each of the Agent, Lenders and each Fronting Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, members, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Secured Obligations; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as this Section 14.12, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of a Loan Party Agent; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 14.12 or (ii) is available to the Agent, any Lender, Fronting Bank or any of their Affiliates on a nonconfidential basis from a source other than Loan Parties or (i) on a confidential basis to any rating agency in connection with rating any Loan Party or its Subsidiaries.  Notwithstanding the foregoing, the Agent and Lenders may publish or disseminate general information concerning this credit facility, including the names and addresses of Loan Parties and a general description of Loan Parties’ businesses, and may use Loan Parties’ logos, trademarks or product photographs in advertising materials.  As used herein, “Information” means all information received from a Loan Party or Subsidiary relating to it or its business.  Any Person required to maintain the confidentiality of Information pursuant to this Section 14.12 shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information.  Each of the Agent, Lenders and each Fronting Bank acknowledges that (A) Information may include material non-public information concerning a Loan Party or Subsidiary; (B) it has developed compliance procedures regarding the use of material non-public information; (C) it will handle such material non-public information in accordance with Applicable Law, including federal, state, provincial and territorial securities laws; and (D) nothing herein, for purposes of the Singapore Domiciled Loan Parties, shall be deemed to constitute an agreement by them, with such Singapore Domiciled Loan Parties, to prescribe a higher degree of confidentiality than that contained in the Singapore Banking Act.

14.13.   Certifications Regarding Senior Secured Notes Indenture and B&L Seller Note.  Borrowers certify to the Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrowers violates the Senior Secured Notes Indenture.  Borrowers further certify that the Commitments and Obligations constitute “Permitted Debt” under the Senior Secured Notes Indenture and “Senior Debt” under the B&L Seller Note.  The Secured Obligations are hereby designated as senior in right of payment to the B&L Seller Note.

14.14.   GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15.   Consent to Forum.

14.15.1.    Forum.  EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE COUNTY OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND EACH LOAN PARTY AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of the Agent, any Security Trustee or any Lender to bring proceedings against any Loan Party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by the Agent or any Security Trustee of any judgment or order obtained in any forum or jurisdiction.  Final judgment against a Loan Party in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the country in which such Loan Party is domiciled, by suit on the judgment.

14.15.2.    Process Agent.  Without prejudice to any other mode of service allowed under any relevant law, each Foreign Borrower and each other Loan Party organized outside the U.S. (a) irrevocably appoints Corporation Service Company located at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its agent for service of process in relation to any action or proceeding arising out of or relating to any Loan Documents, and (b) agrees that failure by a process agent to notify such Borrower or such Loan Party of any process will not invalidate the proceedings concerned.  For purposes of clarity, nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

14.15.3.    Waivers by Loan Parties.  To the fullest extent permitted by Applicable Law, each Loan Party waives (a) the right to trial by jury (which the Agent, each Security Trustee and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by the Agent on which a Loan Party may in any way be liable, and hereby ratifies anything the Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Agent or a Security Trustee to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Loan Party acknowledges that the foregoing waivers are a material inducement to the Agent, each Security Trustee, each Fronting Bank and Lenders entering into this Agreement and that the Agent, Security Trustees, each Fronting Bank and Lenders are relying upon the foregoing in their dealings with Loan Parties.  Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16.   Patriot Act Notice.  The Agent and Lenders hereby notify Loan Parties that pursuant to the requirements of the Patriot Act, the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), the Agent and Lenders are required to obtain, verify and record certain information that identifies each Loan Party, including its legal name, address, tax ID number and other similar information that will allow the Agent and Lenders to identify it in accordance with the Patriot Act and the AML Legislation.  The Agent and Lenders may require information regarding Loan Parties’ management and owners, such as legal name, address, social security number and date of birth.  Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, in order to comply with the Patriot Act and/or the AML Legislation.

14.17.   Canadian Anti-Money Laundering Legislation.  If the Agent has ascertained the identity of any Canadian Facility Loan Party or any authorized signatories of any Canadian Facility Loan Party for the purposes of applicable AML Legislation, then the Agent:

(a)           shall be deemed to have done so as an agent for each Canadian Lender, and this Agreement shall constitute a “written agreement” in such regard between each Canadian Lender and the Agent within the meaning of the applicable AML Legislation; and

(b)           shall provide to each Canadian Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Canadian Lenders agrees that the Agent has no obligation to ascertain the identity of the Canadian Facility Loan Parties or any authorized signatories of the Canadian Facility Loan Parties on behalf of any Canadian Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Facility Loan Party or any such authorized signatory in doing so.

14.18.   Know Your Customer.  At the request of the Agent, the Borrowers shall promptly supply or procure the supply of documentation and other evidence as is reasonably requested by the Agent (on its behalf or for any Credit Party or prospective Credit Party) in order for a Credit Party to comply with all necessary AML Legislation in connection with the transactions contemplated in the Loan Documents.

14.19.   Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14.20.   Nonliability of Lenders.  Neither the Agent, any Fronting Bank nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations.  Each Loan Party agrees, on behalf of itself and each other Loan Party, that neither the Agent, any Fronting Bank nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence, willful misconduct or bad faith of the party from which recovery is sought.  NO LENDER SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS, SYNDTRAK OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT.

14.21.   NO ORAL AGREEMENTS.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

EDGEN MURRAY CORPORATION, as a U.S. Borrower and a Guarantor

By:   /s/ Dan Keaton
Name:   Dan Keaton
Title:   Chief Accounting Officer

Edgen Murray Corporation
18444 Highland Road
Baton Rouge, Louisiana 70809
Attn:
Telecopy:

BOURLAND & LEVERICH SUPPLY CO. LLC, as a U.S. Borrower and a
Guarantor

By:    /s/ Robert Dvorak
Name:    Robert Dvorak
Title:    President and Chief Executive Officer

EDGEN GROUP INC., as a Guarantor

By:  /s/ David L. Laxton, III
Name:  David L. Laxton, III
Title:  Executive Vice President, Chief Financial Officer and Secretary

EDG HOLDCO LLC, as a Guarantor

By: /s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President, Chief Financial Officer and Secretary

EM HOLDINGS LLC, as a Guarantor

By: /s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President, Chief Financial Officer and Secretary

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

EDGEN MURRAY CANADA INC., as a Canadian Borrower and a Guarantor

By:  /s/ Dan Keaton
Name:  Dan Keaton
Title:  Authorized Signatory

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

EDGEN MURRAY PTE. LTD., as a Singapore Borrower and a Guarantor

By:  /s/ Lynne Nelson
Name:  Lynne Nelson
Title:  Authorized Signatory

Edgen Murray Pte. Ltd.
Turas South St. 5
Tuas, Singapore
Attn:
Telecopy:

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

EDGEN MURRAY EUROPE LIMITED, as a UK Borrower and a Guarantor

By:  /s/ Lynne Nelson
Name:  Lynne Nelson
Title:  Authorized Signatory

Edgen Murray Europe Limited
Newbridge Industrial Estate
Newbridge, Midlothian UK EH28 8PJ
Attn:
Telecopy:

EMGH LIMITED, as a Guarantor

By: /s/ Lynne Nelson
Name: Lynne Nelson
Title: Authorized Signatory

PIPE ACQUISITION LIMITED, as a Guarantor
By:  /s/ Nicholas Daraviras
Name: Nicholas Daraviras
Title:  Authorized Signatory

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

HSP GROUP LIMITED, as a UK Borrower and a Guarantor

By:  /s/ Lynne Nelson
Name:  Lynne Nelson
Title:  Authorized Signatory

HS PIPEQUIPMENT (HOLDINGS) LIMITED, as a UK Borrower and a
Guarantor

By:  /s/ Lynne Nelson
Name:  Lynne Nelson
Title:  Authorized Signatory

H.S. PIPEQUIPMENT LIMITED, as a UK Borrower and a Guarantor

By:  /s/ Lynne Nelson
Name:  Lynne Nelson
Title:  Authorized Signatory

H.S. PIPEQUIPMENT (ABERDEEN) LIMITED, as a UK Borrower and a
Guarantor

By:  /s/ Lynne Nelson
Name:  Lynne Nelson
Title:  Authorized Signatory

H.S. PIPEQUIPMENT (NORTHERN) LIMITED, as a UK Borrower and a
Guarantor

By:  /s/ Lynne Nelson
Name:  Lynne Nelson
Title:  Authorized Signatory

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

HSP VALVES LIMITED, INCORPORATED, as a UK Borrower and a
Guarantor

By:  /s/ Lynne Nelson
Name:  Lynne Nelson
Title:  Authorized Signatory

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a U.S. Lender

By:  /s/ H. Michael Willis
Name:  H. Michael Willis
Title: Senior Vice President

Bank of America, N.A.
901 Main Street, 11th Floor
TX1-492-11-23
Dallas, TX 75202-3714
Attn:  Michael Wills
Telecopy:  (214) 209-4766

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a
Canadian Lender

By:  /s/ Medina Sales De Andrade
Name:  Medina Sales De Andrade
Title:  Vice President

BANK OF AMERICA, N.A. (acting through its London Branch), as UK
Security Trustee and as a UK Lender

By: /s/ H. Michael Willis
Name: H. Michael Willis
Title: Senior Vice President

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

BANK OF AMERICA, N.A. (acting through its Singapore Branch), as
Singapore Security Trustee and as a Singapore Lender

By: /s/ H. Michael Willis
Name: H. Michael Willis
Title: Senior Vice President

With a copy to:

Bank of America, N.A.
(acting through its Hong Kong branch)
979 King’s Road
Level 14 Devon House
Quarry Bay
Hong Kong
Attn:  Loan Agency

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:  /s/ Kevin S. Fong
Name:  Kevin S. Fong
Title:  Vice President

Wells Fargo Bank, N.A.
2450 Colorado Ave.
3rd Floor, Suite 3000W
Santa Monica, CA 90404
Attn: Kevin Fong
Telecopy: (866) 349-8858

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as
a Canadian Lender

By:  /s/ Domenic Cosentino
Name: Domenic Cosentino
Title:  Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
LONDON BRANCH, as a UK Lender

By:  /s/ Colleen McCullam
Name: Colleen McCullam
Title:  CRO

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION, as a U.S. Lender

By:  /s/ Rafael De Paoli
Name: Rafael De Paoli
Title: Authorized Signatory

HSBC Bank USA, National Association
452 Fifth Avenue, 4th Fl.
New York, NY 10018
Attn: Veronica Lubczenko
Telecopy: (212) 525-2520

HSBC BANK PLC, as a UK Lender

By:  /s/ Kyle Boas
Name: Kyle Boas
Title: Global Relationship Manager

THE HONG KONG AND SHANGHAI BANKING CORPORATION
LIMITED, as a Singapore Lender

By:  NA
Name:
Title:

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

CAPITAL ONE LEVERAGE FINANCE CORP., as a U.S. Lender

By:  /s/ Lawrence J. Cannariato
Name: Lawrence J. Cannariato
Title: Vice President

Capital One Leverage Finance Corp.
5420 LBJ Freeway, Suite 630
Dallas, TX 75240
Attn: John Wattinger
Telecopy: (972) 770-2671

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

MORGAN STANLEY BANK, N.A., as a U.S. Lender

By:  /s/ Lisa Hanson
Name:  Lisa Hanson
Title:  Authorized Signatory

Morgan Stanley Bank, N.A.
1 Pierrepont Plaze
Brooklyn, NY 11201
Attn: Ryan Cobo
Telecopy: (718) 754-2889

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

REGIONS BANK, as a U.S. Lender and a UK Lender

By:  /s/ Andrew S. Bae
Name:  Andrew S. Bae
Title:  Vice President

Regions Bank
5001 Spring Valley Rd. St. 225-E
Dallas, TX 75244
Attn: Andrew Bae
Telecopy: (972) 383-7505

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT

UNION BANK, N.A., as a U.S. Lender, a Singapore Lender and a UK Lender

By:  /s/ Michele Scafani
Name: Michele Scafani
Title: Senior Vice President

Union Bank, N.A.
445 So. Figueroa St.m G13-3
Los Angeles, CA 90074
Attn: Albert Joseph
Telecopy: ___________________________________________

UNION BANK, CANADA BRANCH, as a Canadian Lender

By:  /s/ Anne Collins
Name: Anne Collins
Title:  Vice President

SIGNATURE PAGE TO LOAN, SECURITY AND GUARANTEE AGREEMENT